Exhibit 10.100

Dated 22 December 2023

ADVANTEDGE LIMITED
as Existing Borrower
ROYAL CARIBBEAN CRUISES LTD.
as New Borrower

CITIBANK EUROPE PLC, UK BRANCH
as Facility Agent

CITICORP TRUSTEE COMPANY LIMITED
as Security Trustee

CITIBANK N.A., LONDON BRANCH
as Global Coordinator

HSBC CONTINENTAL EUROPE
as French Authorities Coordinator

SMBC BANK INTERNATIONAL PLC, PARIS BRANCH
as ECA Agent

CITIBANK EUROPE PLC, HSBC CONTINENTAL EUROPE, BANCO SANTANDER, S.A., J.P. MORGAN SE, CAIXABANK, SOCIETE GENERALE and SMBC BANK EU AG
as Mandated Lead Arrangers AND
THE BANKS AND FINANCIAL INSTITUTIONS LISTED IN SCHEDULE 1
as Original Lenders

NOVATION AGREEMENT
relating to a secured credit facility agreement for Hull No. N34 at Chantiers de l’Atlantique S.A.

Contents

Clause    Page
1Definitions    2
2Consent and agreement of the Finance Parties    4
3Assumption of liability and obligations    4
4Amendment and restatement of Principal Agreement    6
5Loan currency, Additional Advances and undrawn Commitments under the Principal Agreement        6
6    Conditions    10

7Fixed rate    11
8Representations and warranties    11
9Covenants    12
10Commitment and cancellation by the New Borrower    13
11Satisfaction of Receivable, releases and BpiFAE Insurance Policy    15
12Assignment and transfers    16
13Miscellaneous and notices    16
14Governing law and jurisdiction    17
Schedule 1 The Original Lenders    19
Schedule 2 Conditions precedent    24
Schedule 3 Form of Novated Credit Agreement    28

THIS NOVATION AGREEMENT is dated 22 December 2023 and made BETWEEN:

(1)ADVANTEDGE LIMITED as transferor (the Existing Borrower);

(2)ROYAL CARIBBEAN CRUISES LTD. as transferee (the New Borrower);

(3)CITIBANK EUROPE PLC, UK BRANCH as facility agent for the other Finance Parties (the
Facility Agent);

(4)CITICORP TRUSTEE COMPANY LIMITED as security trustee for the other Finance Parties (the Security Trustee);

(5)CITIBANK N.A. LONDON BRANCH as global coordinator (the Global Coordinator);

(6)HSBC CONTINENTAL EUROPE as French Authorities Coordinator (the French Authorities Coordinator);

(7)SMBC BANK INTERNATIONAL PLC, PARIS BRANCH as ECA agent (the ECA Agent);

(8)CITIBANK EUROPE PLC, UK BRANCH, HSBC CONTINENTAL EUROPE, BANCO SANTANDER, S.A., J.P. MORGAN SE, CAIXABANK, SOCIETE GENERALE and SMBC BANK EU AG as Mandated Lead Arrangers; and

(9)THE BANKS AND FINANCIAL INSTITUTIONS listed in Schedule 1 as Original Lenders.

WHEREAS:

(A)By a facility agreement dated on or about the date of this Agreement (the Principal Agreement) and made between (1) the Existing Borrower as borrower, (2) the banks and financial institutions named therein as original lenders, (3) the Mandated Lead Arrangers as mandated lead arrangers, (4) the Facility Agent as facility agent, (5) the Security Trustee as security trustee (6) the Global Coordinator as global coordinator, (7) the French Authorities Coordinator as French authorities coordinator and (8) the ECA Agent as ECA agent, the Lenders have agreed to make available a loan of up to €748,432,000 to the Existing Borrower in connection with the purchase by the Existing Borrower of the Receivable from the Seller pursuant to the Receivable Purchase Agreement.

(B)It is intended that on the Actual Delivery Date, and subject to the delivery of the Vessel to, and acceptance of the Vessel by, the New Borrower (or the Nominated Owner (as defined below) on its behalf) under the Building Contract and by way of satisfying the obligation of the New Borrower to pay the Receivable to the Existing Borrower (as purchaser of the Receivable from the Seller pursuant to the Receivable Purchase Agreement), all of the rights and obligations of the Existing Borrower in respect of the Principal Agreement shall be transferred by novation by the Existing Borrower to the New Borrower.

(C)The parties have also agreed that on the date of the novation contemplated in Recital (B) the Novated Loan Balance at such date shall be converted into Dollars, certain additional advances shall be made to the New Borrower and the Principal Agreement shall be amended and restated (in the form of the Novated Credit Agreement) pursuant to the terms of this Agreement.

(D)This Agreement sets out the terms and conditions upon which (i) the parties hereto shall agree to such novation, amendment and restatement of the Principal Agreement and (ii) the Lenders shall agree to make additional advances to the New Borrower.

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NOW IT IS HEREBY AGREED as follows:

1Definitions

1.1Definitions

Words and expressions defined in the Principal Agreement shall have the same meaning when used in this Agreement, except insofar as the context otherwise requires or as otherwise defined in this Agreement:

Additional Advances has the meaning given to it in clause 5.2.

Agreed BpiFAE USD-EUR Exchange Rate means 1 (USD):0.89033 (EUR), and being the inverse of the “Agreed Exchange Rate” (as such term is defined in addendum no. 26 to the Building Contract).

Change Orders has the meaning given to it in the Receivable Purchase Agreement.

BpiFAE Premium has the meaning given to it in the Novated Credit Agreement.

Bpifrance Notice to Builder has the meaning given to it in addendum no. 26 to the Building Contract.

Dollars has the meaning given to it in the Novated Credit Agreement.

Fixed Rate has the meaning given to it in the Novated Credit Agreement.

Floating Rate has the meaning given to it in the Novated Credit Agreement.

Initial Effective Date has the meaning given to it in the Receivable Purchase Agreement.

Maximum Loan Amount has the meaning given to it in the Novated Credit Agreement.

Mortgage means the first ranking ship construction mortgage over the Vessel granted or, as the case may be, to be granted by the New Borrower in favour of the Security Trustee and certain other parties in the form scheduled to the Buyer Consent Agreement.

Nominated Owner has the meaning given to it in the Novated Credit Agreement.

Non-Yard Costs has the meaning given to it in the Novated Credit Agreement.

Novated Credit Agreement means the Principal Agreement as novated, amended and restated by this Agreement.

Novated Loan Balance means, subject to clause 10.2 and subject to the approval of the New Borrower pursuant to clause 3.5, the outstanding principal amount of the Loan owing by the Existing Borrower on the Novation Effective Date (and reflecting the amount of any Advances drawndown or deemed drawndown by the Existing Borrower in accordance with the terms of the Principal Agreement on such date but excluding any Unsecured Advances) up to the amount not exceeding the lower of:

(a)the amount of the Final Payment after any deductions permitted under the Buyer Consent Agreement;

(b) €748,432,000; and

(c)    the amount referred to in clause 2.1(c) of the Principal Agreement.

Novation Effective Date means, when the Novation Effective Time has occurred, the date on which the Novation Effective Time so occurs.

Novation Effective Time means the time at which the Vessel is delivered to, and accepted by, the New Borrower (or the Nominated Owner on its behalf) as buyer under the Building Contract (as evidenced by the protocol of delivery and acceptance for the Vessel), save that the “Novation Effective Time” shall not occur hereunder unless:

(a)the Facility Agent has notified the parties in writing that it has received all of the documents and other evidence referred to in clause 6; and

(b)such time falls before the Back Stop Date (as defined in the Receivable Purchase Agreement (and subject to clause 10.2)).

NYC Applicable Rate means the USD-to-EUR rate used by the New Borrower to convert the relevant Dollar amount of the Non-Yard Costs into euro for the purpose of the Seller invoicing the same to the New Borrower in euro in accordance with the Building Contract.

Other Basic Contract Price Increases means any increase in the Basic Contract Price pursuant to paragraphs 5.7 and 5.8 of Article I (choice of suppliers), paragraph 2.3 of Article III (speed bonus), paragraph 6.2 of Article III (extra cabins) of the Building Contract, in each such case the amount provided for in the Building Contract or as reasonably determined by the New Borrower and, in each case, evidenced to the reasonable satisfaction of the Facility Agent, but (for the purpose of calculating the Maximum Loan Amount and the Additional Advance in respect of such items) in an aggregate amount not exceeding €2,100,000.

Signing Date means the date of this Agreement.

Spot Rate of Exchange means, for the purposes of determining an equivalent amount in EUR of Dollars on any relevant date, the mid FX Rate EUR/USD (published on the basis of the 1:00pm London Bloomberg BFIX rate) two (2) Banking Days before that date.

Unsecured Advances has the meaning given to it in the Buyer Consent Agreement.

US Dollar Equivalent has the meaning given to it in the Novated Credit Agreement.

Weighted Average Rate of Exchange means the weighted average rate of exchange which results from the following:

(a)the rates of exchange the New Borrower has agreed, either in the spot or forward currency markets, to pay its counterparties for the purchase of the relevant amounts of euro with Dollars for the payment of the euro amount of the Contract Price (excluding for this purpose the third to seventh (inclusive) instalments of the Basic Contract Price but including the portion of the Contract Price comprising the Change Orders, any Other Basic Contract Price Increases and the Non-Yard Costs); and

(b)in the case of the third to seventh (inclusive) instalments of the Basic Contract Price, the Agreed BpiFAE USD-EUR Exchange Rate,

and including in such weighted average calculation (a) the NYC Applicable Rate in relation to the portion of the Contract Price comprising the Non-Yard Costs and (b) the spot rates for any other euro amounts that have not been hedged by the New Borrower.

1.2Headings

Clause headings and the table of contents are inserted for convenience of reference only and shall be ignored in the interpretation of this Agreement.

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1.3Construction

Clause 1.4 of the Principal Agreement shall apply to this Agreement as if set out herein.

1.4References to Novated Credit Agreement

Unless a contrary indication appears, any reference in this Agreement to a term defined in, or an article or section of, or an exhibit to, the Novated Credit Agreement, shall refer to such term defined in, or article or section of, or exhibit to, the agreement set out in Schedule 3 notwithstanding that such agreement is not yet effective, it being agreed that articles and sections of the Novated Credit Agreement, where so incorporated into, or which are to apply for the purpose of, this Agreement, shall be effective and apply under this Agreement notwithstanding that for the purpose of the Novated Credit Agreement they shall only apply from the Novation Effective Time.

1.5References to Security Trustee and Finance Parties

It is agreed that as the Security Trustee will not be a party to the Novated Credit Agreement and accordingly have no responsibilities thereunder, the Security Trustee is a party to this Agreement for the purpose of approving the novation and allowing the Novation Effective Date to occur but it shall have no responsibilities in respect of the Novated Credit Agreement or have rights or obligations under this Agreement in respect of the Novated Credit Agreement. Accordingly, references to parties or the Finance Parties in clauses 3.2, 5.3, 5.4, 5.5 and 8.3 shall not include the Security Trustee.

2Consent and agreement of the Finance Parties

Subject to the other provisions of this Agreement and upon reliance of each of the representations and warranties in clause 8, the Facility Agent, the Security Trustee, the Global Coordinator, the French Authorities Coordinator, the ECA Agent, the Mandated Lead Arrangers, the Arrangers and the Lenders agree with the Existing Borrower and the New Borrower on the Novation Effective Date (and at the Novation Effective Time), that they consent to the novation, amendment and restatement of the Principal Agreement on the terms set out in clauses 3 and 4 and to the conversion of the currency of the Loan and to the making of the Additional Advances in accordance with clause 5.

3Assumption of liability and obligations

3.1Substitution

It is hereby agreed that, as and with effect from the Novation Effective Time:

(a)the New Borrower shall be, and is hereby made, a party to the Principal Agreement in substitution for the Existing Borrower; and

(b)the Principal Agreement shall be amended and restated as set out in clause 4.

3.2Assumption of liability

The New Borrower hereby agrees with the Finance Parties that, as and with effect from the Novation Effective Time, it shall be indebted to the Finance Parties for the full amount of the Novated Loan Balance and, when drawn pursuant to clause 5.2 (and as adjusted pursuant to clause 5.3), the Additional Advances and the New Borrower further agrees that from the Novation Effective Time it shall duly and punctually perform all the liabilities and obligations to be performed or discharged in respect of the Novated Loan Balance and the Additional Advances under the Novated Credit Agreement and shall be bound by the terms of the Novated Credit Agreement from the Novation Effective Time as the “Borrower” thereunder.

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3.3Release

The Existing Borrower and the Finance Parties hereby agree that, as and with effect from the Novation Effective Time, they shall each mutually release and discharge each other from all liabilities, obligations, claims and demands whatsoever under or touching or concerning the Principal Agreement and in respect of anything done or omitted to be done under or in connection therewith except that if at the Novation Effective Time there are any outstanding liabilities of the Existing Borrower under the Principal Agreement which are the subject of an indemnity claim against the Seller pursuant to clause 7 of the Receivable Purchase Agreement, to prevent the Finance Parties losing the ability to recover those claims against the Seller, such liabilities shall be preserved against the Existing Borrower until such claims are satisfied.

3.4No liability

The Finance Parties hereby confirm to the New Borrower, that except for the obligations in respect of the Novated Loan Balance which are, with effect from the Novation Effective Time, to be assumed by the New Borrower pursuant to clause 3.2, the New Borrower shall have no liability, and the Finance Parties shall have no recourse whatsoever to the New Borrower or any of its assets, in respect of any liabilities, obligations, claims and demands whatsoever under or touching or concerning the Principal Agreement or in respect of anything done or omitted to be done under or in connection therewith.

3.5Novated Loan Balance

The Facility Agent agrees that:

(a)following each Drawdown Date (and at any other time upon reasonable request), it will provide the New Borrower with an update in relation to the amount of the outstanding Loan;

(b)not less than ten Banking Days prior to the anticipated Actual Delivery Date, it will consult with the New Borrower regarding the anticipated amount of the Novated Loan Balance as at the anticipated Novation Effective Time to enable the New Borrower to confirm and verify this amount (having regard to paragraphs (a) and (b) of the definition of Novated Loan Balance) and satisfy itself that it is an amount which reflects the expected drawdown of the Loan during the period prior to the Actual Delivery Date and that the same does not include any Unsecured Advances. The New Borrower shall promptly confirm its acceptance of the amount or, if applicable, raise any questions as to the calculation of this amount with the Facility Agent so that the amount can be approved prior to the Novation Effective Time; and

(c)as part of the process of agreeing the Novated Loan Balance it will participate in the preparation of the delivery funds flow agreement referred to in clause 13.6 of the Buyer Consent Agreement.

3.6Prepayment in respect of overpaid Purchase Price

If at the Novation Effective Time the Seller has become liable to make a refund of the Purchase Price pursuant to clause 2.5 of the Receivable Purchase Agreement and has not made payment of that refund such that a partial prepayment of the Loan in an amount equal to that refund (the Refund Prepayment Amount) has not been made, the New Borrower shall prepay an amount of the Novated Loan Balance corresponding to that Refund Prepayment Amount on the Novation Effective Date, such prepayment to be without premium, penalty or breakage costs, and shall be by way of a regularly scheduled required prepayment (and not a requirement to make payment prior to the scheduled maturity thereof).

Where any such prepayment is required by the New Borrower pursuant to this clause 3.6:

(a)the relevant amount of such prepayment may, if requested by the New Borrower, be deducted from the amount of the Additional Advances to be made available to the New

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Borrower on the Novation Effective Date and, where the New Borrower has requested that the prepayment required under this clause 3.6 be deducted from the Additional Advances, an actual payment shall only be required by the New Borrower if the prepayment amount exceeds the aggregate amount of the Additional Advances which would, but for the application of this clause 3.6, be advanced to the New Borrower; and

(b)the New Borrower shall be entitled to exercise its rights under clause 13.2(b) of the Buyer Consent Agreement.

It is agreed that the liability of the New Borrower in respect of the Refund Prepayment Amount under this clause shall not exceed the amounts referred to in clause 13.2(a) of the Buyer Consent Agreement.

3.7Notification of set-off

Where clause 7.5 of the Receivable Purchase Agreement applies and an amount is to be deducted from the Payment Amount due to the Seller in relation to any amount due and owing by the Seller to the Existing Borrower or the Finance Parties under the Transaction Documents which remains unpaid at the Drawdown Date for an Advance (an unpaid amount) and that unpaid amount will consequently be retained from the relevant Advance under clause 2.2(d) of the Principal Agreement, the Facility Agent shall notify the New Borrower before the relevant Drawdown Date of the unpaid amount (together with reasonable details of the type, amount and the manner in which such amount, and all components thereof, have been calculated).

4Amendment and restatement of Principal Agreement

The Principal Agreement shall, with effect on and from the Novation Effective Time, be (and it is hereby) amended and restated so as to read in accordance with the form of the Novated Credit Agreement set out in Schedule 3 and (as so amended and restated) will be binding upon each of the parties thereto in accordance with its terms as so amended and restated.

5Loan currency, Additional Advances and undrawn Commitments under the Principal Agreement

5.1Currency conversion

On the Novation Effective Date the Additional Advances to be drawndown by the New Borrower on the Novation Effective Date shall be made available in Dollars in accordance with the following provisions of this clause 5 and the Novated Credit Agreement and thereafter the Novated Loan Balance shall be converted from euro to Dollars by reference to the US Dollar Equivalent (as defined in the Novated Credit Agreement) of the euro amount of the Novated Loan Balance.

5.2Additional Advances

Subject to the terms and conditions of this Agreement, on the Novation Effective Date, the New Borrower shall be entitled to borrow further advances (the Additional Advances) in Dollars in respect of the following amounts:

(a)an amount of up to:

(i)80% of the incurred Non-Yard Costs of up to €90,000,000 (being €72,000,000); and

(ii)80% of the Other Basic Contract Price Increases paid or to be paid by the New Borrower under the Building Contract of up to €2,100,000 (being €1,680,000),

provided that the aggregate amount of the Additional Advances referred to in this sub- paragraph (a) shall not, when aggregated with the actual Change Order Amount financed

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pursuant to the Loan made available to the Existing Borrower under the Principal Agreement (and which will therefore form part of the Novated Loan Balance), exceed
€159,489,200; and

(b)an amount equal to 100% of the BpiFAE Premium as calculated in accordance with Section 11.13.1(b) (Terms of the BpiFAE Insurance Policy) of the Novated Credit Agreement as at the Novation Effective Time, which amount shall be divided into two parts:

(i)the amount payable by the New Borrower to BpiFAE in respect of such part of the BpiFAE Premium which remains payable to BpiFAE at the Novation Effective Date; and

(ii)the balance, which shall, subject to the New Borrower’s set-off rights referred to in clause 13.3 of the Buyer Consent Agreement, be payable by the New Borrower to the Seller in reimbursement of the amounts which have been deducted from the Payment Amounts in respect of the BpiFAE Premium pursuant to the Receivable Purchase Agreement, provided, however (and without prejudice to the proviso to paragraph (a) above), that the aggregate amount of the Additional Advances (as adjusted, where relevant, under clause 5.3), when added to the Novated Loan Balance (or, if different and to the extent applicable, the aggregate of any amounts advanced in respect of the Facility (and not of the Additional Advances) in the manner contemplated by clause 5.4), shall not exceed the Maximum Loan Amount.

The Weighted Average Rate of Exchange shall be used to calculate the Dollar amount of the Additional Advance referred to in clause 5.2(a) and the Spot Rate of Exchange shall be used to calculate the Dollar amount of the Additional Advance referred to in clause 5.2(b).

The Additional Advance referred to in clause 5.2(b)(i) shall be paid directly to BpiFAE in the manner described in Section 2.3(d) (Borrowing Procedure) of the Novated Credit Agreement.

5.3Adjustment of Additional Advances

On the Novation Effective Date, the parties hereby agree that the aggregate amount of the Additional Advances (other than the amount referred to in clause 5.2(b)(i)) shall be adjusted, as applicable, by a Dollar amount (the Adjustment Amount) equal to the product of:

(a)the difference obtained by subtracting the Spot Rate of Exchange on the Actual Delivery Date from the Weighted Average Rate of Exchange; and

(b)the Novated Loan Balance.

If the Adjustment Amount is a positive number, the aggregate amount of the Additional Advances to be drawn in Dollars shall be increased by such Adjustment Amount.

Conversely, if the Adjustment Amount is a negative number, the aggregate amount of the Additional Advances to be drawn in Dollars shall be decreased by such Adjustment Amount, provided however, if such Adjustment Amount exceeds the amount of the Additional Advances that would have been advanced in Dollars but for the operation of this clause (and subject to any agreement reached to the contrary in the delivery funds flow agreement referred to in clause 3.5(c)), no Dollar Additional Advances will be made and the New Borrower shall prepay (in Dollars) an amount of the Novated Loan Balance corresponding to that excess amount on the Novation Effective Date (a Section 5.3 Prepayment), such prepayment to be without premium, penalty or breakage costs, and shall be by way of a regularly scheduled required prepayment (and not a requirement to make payment prior to the scheduled maturity thereof). Any failure by the New Borrower to make the Section 5.3 Prepayment on the Novation Effective Date shall be capable of giving rise to an Event of Default under Section 8.1.1 (Non-Payment of Obligations) of the Novated Credit Agreement unless waived by, or alternative arrangements

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are agreed with, the Required Lenders (as defined in the Novated Credit Agreement) acting on the instructions of BpiFAE.

5.4Undrawn Commitments under the Principal Agreement

In the event that either:

(a)the Existing Borrower has not drawn the full amount of the Total Commitments under the Principal Agreement at the Novation Effective Date; or

(b)the Total Commitments under the Principal Agreement have been cancelled or reduced before the Novation Effective Date and this is not as a result of a cancellation of the Building Contract by the Seller due to a Buyer Specified Event; or

(c)it is not possible for the Facility to be made available to the Existing Borrower to the satisfaction of the Seller and the New Borrower,

the Finance Parties agree that if the Vessel continues to be constructed by the Seller in France and the BpiFAE Insurance Policy continues to be maintained (or, if applicable, reinstated or reissued) then, if required by the New Borrower, the Facility will continue to be available to the New Borrower on the Actual Delivery Date or (with the prior consent of BpiFAE, not to be unreasonably withheld (having regard to the provisions relating to BpiFAE below)) before the Actual Delivery Date. The amount of the Facility to be made available to the New Borrower in these circumstances shall be the amount that it would otherwise have been but for the occurrence of the events referred to in (a) to (c) above and such Facility shall include, without limitation, amounts to finance or refinance any reasonable completion expenses (the Completion Expenses) incurred by the New Borrower in completing the Vessel (of the type contemplated by Article XI 5 of the Building Contract and, where applicable, up to the amount of such Completion Expenses agreed pursuant to clause 10.2 of the Buyer Consent Agreement).

If this clause applies and the New Borrower exercises its rights to continue to have the Facility made available to it on the Actual Delivery Date or (with the prior consent of BpiFAE, not to be unreasonably withheld and (having regard to the provisions relating to BpiFAE below)) before the Actual Delivery Date this will either be through a novation, amendment and restatement of the Principal Agreement in the manner contemplated by clauses 3 and 4 or through the execution of a new credit agreement based substantially on the terms of the Novated Credit Agreement, but in each case updated to the extent necessary to reflect the additional amounts which would need to be made available thereunder in addition to the Additional Advances and, when applicable, in respect of the Completion Expenses, to allow the New Borrower to draw and/or assume by way of novation an amount in aggregate up to the Maximum Loan Amount and to reflect any agreed changes related to the New Borrower’s hedging arrangements in respect of the Contract Price. In these circumstances the Finance Parties and the New Borrower shall, in good faith, agree such changes to this Agreement and/or the Novated Credit Agreement or agree and thereafter enter into a new credit agreement of the type referred to above, so as to place the New Borrower in all material respects in the same position it would have been had the Facility been fully available during the pre-delivery period in the manner set out in the Transaction Documents.

Where this clause applies, the amount of the Facility available to the New Borrower shall not exceed the Maximum Loan Amount and the amount of the indebtedness of the Existing Borrower under the Principal Agreement which the New Borrower may be required to assume by way of novation shall not exceed an amount equal to the Novated Loan Balance at the relevant time.

It is acknowledged that BpiFAE has confirmed that it will agree to continue, reinstate or reissue the BpiFAE cover in circumstances where this clause applies and the New Borrower is to draw the Facility on the Actual Delivery Date. Formal consent of BpiFAE will be required in relation to
(i)any availability of the Facility to the New Borrower before the Actual Delivery Date and (ii) the arrangements and the terms of any new or novated facility agreement, such consent not to be

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unreasonably withheld. The New Borrower and the Finance Parties agree to co-operate in good faith and use reasonable efforts to procure such consent.

In addition, where this clause applies, the New Borrower agrees that:

(A)the amounts payable to the Lenders in respect of arrangement fees in respect of the Facility (as set out in the relevant Fee Letter attached to any Fee Letter signed by the New Borrower) and the BpiFAE Premium payable to BpiFAE, shall continue to be payable in full and the New Borrower shall be required, where it does not currently have responsibility for the full payment of all those amounts, to assume responsibility for the payment of such amounts (it being acknowledged that the New Borrower shall not have any responsibility for payment of amounts of BpiFAE Premium already paid to BpiFAE pursuant to the Receivable Purchase Agreement where these amounts have not been (or will not be) refunded due to the cancellation of the Facility); and

(B)it shall be liable to pay commitment fees on the basis set out in Section 3.4 (Commitment Fees) of the Novated Credit Agreement (but without double counting in relation to any amounts due under clause 10.1).

The Finance Parties agree that this clause 5.4 shall apply notwithstanding that the Initial Effective Date may not occur.

5.5Borrowing procedure for Additional Advances

The New Borrower and the Finance Parties agree that the procedures set out in Article II of the Novated Credit Agreement shall apply in relation to the borrowing of the Additional Advances and, if applicable (and subject to any agreed amendments arising pursuant to clause 5.4), any amounts under clause 5.4.

5.6Notification of New Borrower’s hedging arrangements

(a)In connection with the calculation of the Weighted Average Rate of Exchange, the New Borrower agrees (having regard to paragraph (d) below) to provide the Facility Agent with the information referred to in this clause 5.6. The New Borrower and the Facility Agent agree to have an initial discussion in relation to the calculation by no later than the date falling 60 days before the anticipated Actual Delivery Date and thereafter, following the invoicing of the Non-Yard Costs to the Builder (on or about the date falling 30 days before the anticipated Actual Delivery Date), the New Borrower and the Facility Agent will further discuss the calculation of the Weighted Average Rate of Exchange during the period up to the Novation Effective Time.

(b)The New Borrower shall deliver to the Facility Agent (who shall promptly forward the same to the Lenders and BpiFAE), on a quarterly basis following the Signing Date, a schedule of the Weighted Average Rate of Exchange, accompanied by copies of confirmations or screen shots evidencing the entry into, termination or modification of any trades or fixings effected during such quarter (or, in respect of the first quarter, during the period falling prior to the end of that first quarter) under any agreements entered into by the New Borrower from time to time in spot or forward currency markets for the purchase of euros with Dollars in order to pay the Contract Price or fix the NYC Applicable Rate.

(c)Notwithstanding paragraph (b) above, on or between the tenth and second Banking Days prior to the date on which the New Borrower intends to deliver the Loan Request (as defined in the Novated Credit Agreement) to the Facility Agent, the New Borrower shall deliver to the Facility Agent (who shall promptly forward the same to the Lenders and BpiFAE) the New Borrower's preliminary written calculation in reasonable detail of the Weighted Average Rate of Exchange (to the extent not previously provided) and the New Borrower shall also provide copies or other evidence of such currency hedges as the Facility Agent may reasonably require.

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(d)It is acknowledged and agreed that prior to the date of this Agreement, the New Borrower provided to the Facility Agent the Bpifrance Notice to Builder, evidencing the Agreed BpiFAE USD-EUR Exchange Rate applicable for the purposes of the third to seventh (inclusive) instalments of Basic Contract Price (and which BpiFAE USD-EUR Exchange Rate shall be taken into account for the purposes of determining the Weighted Average Rate of Exchange).

6Conditions

6.1Documents and evidence

The agreement of the Finance Parties referred to in clause 2 and the obligation of the Lenders to contribute to any advances in respect of the Facility to be made in accordance with this Agreement shall be subject to the condition that:

(a)by no later than the Signing Date, the Facility Agent, or its duly authorised representative, shall have received the documents and evidence specified in Part 1 of Schedule 2 in form and substance satisfactory to the Facility Agent (acting on the instructions of the Lenders and BpiFAE);

(b)by no later than the Initial Effective Date, the Facility Agent, or its duly authorised representative, shall have received the documents and evidence specified in Part 2 of Schedule 2 in form and substance satisfactory to the Facility Agent (acting on the instructions of the Lenders and BpiFAE);

(c)by no later than the Novation Effective Time, the Facility Agent, or its duly authorised representative, shall have received each of the documents and evidence set out in Section 5.1 (Advance of the Loan) of the Novated Credit Agreement (but, if the Fixed Rate is to apply to the Loan (having regard to clause 7), subject to the proviso to Section
5.1.10 (Interest Stabilisation) of the Novated Credit Agreement) and confirmation in writing from the New Borrower to the Facility Agent that it (or the Nominated Owner on its behalf) will take delivery of the Vessel under the Building Contract and the actual date on which delivery shall occur, which confirmation shall be given immediately prior to the occurrence of the Novation Effective Time; and

(d)by no later than the Novation Effective Time, the Facility Agent, or its duly authorised representative, shall have received the documents and evidence specified in Part 3 of Schedule 2 in form and substance satisfactory to the Facility Agent (acting on the instructions of the Lenders and BpiFAE).

6.2General conditions precedent

The agreement of the Finance Parties referred to in clause 2 and the obligation of each Lender to contribute to any advances in respect of the Facility to be made under this Agreement shall be subject to the further conditions that on the Novation Effective Date:

(a)the representations and warranties of the New Borrower contained in clause 8 are true and correct in all material respects (except for such representations and warranties that are qualified by materiality or non-existence of a material adverse effect which shall be accurate in all respects) on and as of each such time as if each was made with respect to the facts and circumstances existing at such time; and

(b)no Event of Default and no Prepayment Event (each as defined in the Novated Credit Agreement) shall have occurred and be continuing or would result from the novation of the Principal Agreement or the making of the Additional Advances pursuant to this Agreement.

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6.3Waiver of conditions precedent

The conditions specified in this clause 6 are inserted solely for the benefit of the Lenders and may be waived on their behalf in whole or in part and with or without conditions by the Facility Agent acting on the instructions of the Majority Lenders and BpiFAE.

6.4Confirmation of conditions precedent

Once the conditions set out in this clause 6 have been satisfied (or waived) as provided above, the Facility Agent shall confirm the same by written notice to the other parties to this Agreement.

7Fixed rate

The New Borrower shall, on the date of this Agreement, exercise its rights under Section 3.3.2 (Election of Floating Rate or Fixed Rate) of the Novated Credit Agreement (as if such Section was effective at the date of this Agreement) by serving written notice on the Facility Agent, the Builder and the Existing Borrower pursuant to this clause 7 and the New Borrower and the Finance Parties acknowledge and agree that the procedures set out in Section 3.3.2 of the Novated Credit Agreement shall then apply in relation to any such election by the New Borrower as if Section 3.3.2 of the Novated Credit Agreement was, as contemplated above, effective at the time of election.

8Representations and warranties

8.1Existing Borrower representations and warranties

The Existing Borrower shall be deemed to repeat the representations and warranties:

(a)in clause 7.1 of the Principal Agreement on (i) the date of this Agreement and (ii) the Initial Effective Date; and

(b)in clauses 7.1(a), 7.1(b), 7.1(c), 7.1(d) and 7.1(j) of the Principal Agreement on the Novation Effective Date,

in each case, as if made with reference to the facts and circumstances existing on such dates.

8.2New Borrower representations and warranties

(a)The New Borrower represents and warrants to the Finance Parties that the representations and warranties set out in Sections 6.1 (Organization, etc.), 6.2 (Due Authorization, Non-Contravention, etc.), 6.3 (Government Approval, Regulation, etc.), 6.5. (Validity, etc.), 6.9(a) (Obligations rank pari passu), 6.10 (Withholding, etc.), 6.11 (No Filing, etc. Required), 6.12 (No Immunity) and 6.13 (Investment Company Act) of Article VI of the Novated Credit Agreement are true and correct as if made on (a) the date of this Agreement and (b) the Initial Effective Date with reference to the facts and circumstances existing on such day (and as if references therein to “this Agreement” were to this Agreement and to “the Novation Effective Date” were references to (i) the Signing Date and (ii) the Initial Effective Date).

(b)The New Borrower shall be deemed to make the representations and warranties set out in the said Article VI of the Novated Credit Agreement (and including the representations and warranties set out in Exhibit N of the Novated Credit Agreement) on the Novation Effective Date in accordance with the terms of the Novated Credit Agreement (and as if references therein to “this Agreement” were to this Agreement and the Novated Credit Agreement).

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8.3Novation Effective Date representations by existing parties

On the Novation Effective Date, each of the Existing Borrower and the Finance Parties shall be deemed to represent to each other party to this Agreement that:

(a)it has not transferred (whether by way of security or otherwise) any of its rights or obligations under the Principal Agreement (other than (i) any transfers or assignments by a Lender in accordance with the provisions of clause 14 (Assignment, transfer and Facility Office) of the Principal Agreement or (ii) any replacement of the Facility Agent, Security Trustee, the French Authorities Coordinator or the ECA Agent in accordance with the applicable provisions of the Agency and Trust Deed and the Security Trust Deed, which in each case, have previously been disclosed to the New Borrower where consent or approval of the New Borrower is not otherwise required in relation to any such assignments or transfers); and

(b)it has duly performed all of its obligations under the Principal Agreement.

9Covenants

9.1New Borrower covenants

(a)The New Borrower undertakes with each of the Finance Parties that, from the date of this Agreement, the New Borrower will comply with its obligations under the following Sections of the Novated Credit Agreement (as if references in those Sections to the “Novation Effective Date” referred to the Signing Date):

(i)Section 7.1.2 (Approvals and other consents);

(ii)Section 7.1.3 (Compliance with laws, etc.); and

(iii)the first sentence of Section 7.1.7 (BpiFAE insurance policy/French authority requirements).

(b)In connection with the conditions referred to in clause 9.2(b) of the Principal Agreement, the New Borrower also undertakes with each of the Finance Parties that, from the date of this Agreement, it will also comply with its obligations, and deliver all information required pursuant to, paragraphs a), b), f) and (to the extent it is required by the Lenders to enable them to comply with the requirements of the BpiFAE Insurance Policy or is otherwise required to ensure the BpiFAE Insurance Policy remains in full force and effect) h) of Section 7.1.1 (Financial Information, Reports, Notices, etc.) of the Novated Credit Agreement (but in the case of the information referred to in such paragraph h) excluding for this purpose the certificates, statements, notices, reports and other information listed in paragraphs c) to e) and g) of Section 7.1.1 (Financial Information, Reports, Notices, etc.) of the Novated Credit Agreement) as if such provisions were effective from the date of this Agreement.

9.2Notification of increased costs, etc.

Each Lender shall (through the Facility Agent) notify the New Borrower at least three months before the anticipated Novation Effective Date if:

(a)it intends to claim for any increased cost under Sections 4.3 (Increased Loan Costs, etc.) or 4.5 (Increased capital costs) or for any Covered Taxes (as defined in the Novated Credit Agreement) under Section 4.6 (Taxes) or reserve costs under Section 4.7 (Reserve costs) of the Novated Credit Agreement for the period falling after the Novation Effective Date; or

(b)any of the circumstances referred to in Sections 4.1 (Floating Rate lending unlawful) of the Novated Credit Agreement or (if interest is to accrue under the Novated Credit Agreement by reference to the Reference Rate (and not the Compounded Reference

12

Rate)) clause 6 of Exhibit M (Floating Rate Provisions) to the Novated Credit Agreement apply to it,

it being acknowledged that the New Borrower shall have no liability in respect of any such increased costs or amounts incurred or arising in respect of the period prior to the Novation Effective Time. Such notice shall include the relevant details referred to in those Sections.

9.3Notification of anticipated buffer claims

Following completion of sea trials for the Vessel, each Lender shall (through the Facility Agent) notify the New Borrower if there are any accrued claims outstanding against the Seller or other amounts that it anticipates will or may be deducted from the Pre-delivery Buffer on the Actual Delivery Date and shall (if reasonably requested by the New Borrower) provide the New Borrower with a notice of such anticipated amounts at any other time.

9.4Interest stabilisation

Each Lender agrees with the New Borrower that it will, from the date of this Agreement, comply with its obligations under Section 3.3.3 (Interest stabilisation) of the Novated Credit Agreement.

10Commitment and cancellation by the New Borrower

10.1Commitment Fees

The New Borrower agrees to pay to the Facility Agent for the account of each Lender a commitment fee on its daily unused portion of the Maximum Loan Amount (as such amount may be adjusted from time to time) on the basis of and at the times set out in Section 3.4 (Commitment Fees) of the Novated Credit Agreement. In calculating the amount of commitment fee due to each Lender on each Commitment Fee Payment Date (as defined in the said Section 3.4), the Facility Agent shall take into account whether any Lender was a Defaulting Lender at any time during the period since the previous Commitment Fee Payment Date. For this purpose, each Lender agrees that it will notify the Facility Agent, the other Lenders and the New Borrower if it becomes a Defaulting Lender. In the event that a Lender becomes a Defaulting Lender and the other Lenders have not confirmed to the New Borrower within five Banking Days of receiving the notice referred to above that they will honour the commitment of any Defaulting Lender, no commitment fee shall be payable to the Facility Agent for the account of that Defaulting Lender on any unused portion of the Maximum Loan Amount of that Defaulting Lender for any day on which that Lender was a Defaulting Lender. If the other Lenders (or any of them) have confirmed within such five Banking Day period that they will honour all or part of a Defaulting Lender’s commitment, the commitment fee shall continue to be payable in respect of the relevant portion of the Defaulting Lender’s commitment so honoured.

10.2Cancellation

The New Borrower may, by written notice to the Facility Agent at any time prior to the date falling not less than ten days prior to the anticipated Actual Delivery Date (and which shall also be a minimum period of not less than 10 Banking Days prior to the proposed date of cancellation set out in the New Borrower’s notice, the Notified Cancellation Date), without premium or penalty (except as may be required by clause 10.5), terminate, or from time to time reduce, the Commitment (as defined in the Novated Credit Agreement). Any such termination or reduction of the Commitment shall be applied to the respective Commitments of the Lenders, pro rata according to the amounts of their respective Commitments. Where the Commitment is cancelled in full or in part the New Borrower shall pay on the date of such cancellation all amounts, including any fees and commissions which have accrued but remain unpaid at such date and any breakage costs payable pursuant to clause 10.5, which are due and owing by the New Borrower to the Finance Parties at such date pursuant to this Agreement or any Fee Letter or any mandate letter entered into in connection with the Transaction Documents to which the New Borrower is a party to the extent that such amounts are the subject of invoices from the Facility Agent to the New Borrower received by the New Borrower not less than two Banking Days prior to the date of such cancellation (the Invoiced Amounts). It is acknowledged and

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agreed that where the Commitment is cancelled in full the effectiveness of any such proposed cancellation shall be conditional on the payment of the Invoiced Amounts (but on the basis that commitment fees under clause 10.1 shall cease on the Notified Cancellation Date). The ECA Agent (in relation to any break costs of the type referred to in paragraph (a) of the definition of Fixed Rate Break Costs) and/or the Facility Agent (in relation to any break costs of the type referred to in paragraph (b) of the definition of Fixed Rate Break Costs, together with any Floating Rate Break Costs payable pursuant to clause 4.2 and/or Schedule 5 of the Principal Agreement) shall (respectively) in such circumstances use reasonable endeavours to provide the New Borrower with both an indicative calculation of any such potential breakage costs arising from the proposed cancellation as soon as practicable following receipt of the cancellation notice and an invoice in respect of any actual breakage amounts as soon as practicable prior to the Notified Cancellation Date. If no invoices have been issued for any such amounts (the Non-Invoiced Amounts), such Non-Invoiced Amounts shall be payable by the New Borrower following the Notified Cancellation Date upon the second Banking Day following receipt of the relevant invoices. Where the Commitment is cancelled in part, the allocation of such cancellation between the Novated Loan Balance and the Additional Advances shall be determined at the relevant time of cancellation at the New Borrower’s election made in its discretion after consultation with the other parties concerned including BpiFAE (but on the basis that any allocation of any such partial cancellation cannot cause the Novated Loan Balance to be reduced to zero and will be subject to BpiFAE confirming it has no objection to such allocation). In addition, where the Commitment is cancelled in part, any amounts required to be paid by the New Borrower under this clause in respect of such cancellation which remain outstanding at the Novation Effective Time shall be treated as a liability on the New Borrower under the Novated Credit Agreement.

10.3Prepayment of Loan under the Principal Agreement

Where a cancellation notice in respect of the full amount of the Commitment is given by the New Borrower in accordance with 10.2:

(a)the provisions of clause 3 shall not apply and accordingly the Novation Effective Time shall not be capable of occurring; and

(b)the Existing Borrower and the Finance Parties hereby acknowledge that the Loan will be prepaid in full on the Actual Delivery Date in accordance with clause 4.3(e) of the Principal Agreement but that the Principal Agreement shall otherwise continue in force in accordance with its terms and the Facility will continue to be available to the Existing Borrower pursuant to the terms of the Principal Agreement.

10.4BpiFAE Premium

It is acknowledged by the parties that if the New Borrower voluntarily cancels all or any of the Commitment under clause 10.2, the New Borrower shall not be obliged to pay (or reimburse the Existing Borrower or the Seller for) all or any part of the BpiFAE Premium.

10.5Breakage costs

If, having regard to the election referred to in clause 7 and Section 3.3.2 (Election of Floating Rate or Fixed Rate) of the Novated Credit Agreement, the Fixed Rate shall apply to the Loan and, after such election, the New Borrower subsequently:

(a)voluntarily cancels all or any of the Commitment under clause 10.2;

(b)voluntarily cancels all or any of the Commitment after it has exercised its rights under clause 4.3 of the Buyer Consent Agreement; or

(c)subject to the proviso below, does not borrow the Maximum Loan Amount as a result of the Contract Price being reduced in accordance with Article III of the Building Contract (resulting in a corresponding cancellation of part of the Commitment),

14

the New Borrower shall pay to the Facility Agent breakage costs in the amount notified to it following a calculation of such breakage costs based on the methodology referred to in Section 4.4.1c) (Indemnity) of the Novated Credit Agreement and on the basis that for this purpose references in such clause to prepayment and prepay shall be treated as references to cancellation and the basis for the calculation of any breakage costs shall be determined by reference to:

(i)if:

(A)the Commitment is cancelled in full, 80% of €800,540,000; or

(B)the Commitment is partially cancelled, the amount which is 80% of
€800,540,000 minus the un-cancelled Commitment; and

(ii)24 assumed semi-annual repayment instalments starting from the Expected Delivery Date at the Signing Date.

Provided however that no breakage costs will be charged under clauses 10.5(a), 10.5(b) or 10.5(c) above if the Loan (as defined in the Novated Credit Agreement) assumed by and/or advanced to the New Borrower on the Novation Effective Date or otherwise pursuant to any restated or new credit agreement entered into in accordance with clause 5.4 equals or exceeds the US Dollar Equivalent of €640,432,000 (being 80% of €800,540,000).

For the purpose of calculating the Dollar amount of the breakage costs under this clause, the notional amount of the Loan shall be converted to a corresponding Dollar amount on the basis of the Spot Rate of Exchange on the date which is two Banking Days prior to the date of effective cancellation.

It is acknowledged and agreed for all purposes of this Agreement and the Novated Credit Agreement that:

(a)this clause 10.5 shall not apply if, having regard to clause 7 and Section 3.3.2 (Election of Floating Rate or Fixed Rate) of the Novated Credit Agreement, the Floating Rate shall apply to the Loan; and

(b)if, having regard to clause 7 and Section 3.3.2 (Election of Floating Rate or Fixed Rate) of the Novated Credit Agreement, the Fixed Rate is to apply to the Loan, the New Borrower shall not be liable to pay (or indemnify any Indemnified Party under Section 11.4 (Indemnification) of the Novated Credit Agreement in respect of) any breakage costs related to the Fixed Rate in the event the Fixed Rate is not available as a result of any of the conditions precedent set forth in Section 5.1.10 (Interest Stabilisation) of the Novated Credit Agreement not being satisfied for any reason other than due to the New Borrower’s own breach of the terms of this Agreement.

11Satisfaction of Receivable, releases and BpiFAE Insurance Policy

11.1Receivable

The Existing Borrower and the New Borrower agree that the assumption by the New Borrower of the Existing Borrower’s obligation to repay the Novated Loan Balance on the Novation Effective Date shall satisfy the obligation of the New Borrower to pay the Receivable to the Existing Borrower (as purchaser of the Receivable from the Seller pursuant to the Receivable Purchase Agreement).

11.2Release of Security Documents on Novation Effective Date

It is acknowledged that on the Novation Effective Date (and subject to satisfaction of the conditions precedent referred to in this Agreement and the other Transaction Documents):

15

(a)the Mortgage will be released (but without prejudice to the Finance Parties’ obligation to release the Mortgage in accordance with clause 11.1 of the Buyer Consent Agreement);

(b)the Borrower Assignment (and any security assigned thereunder) and the Share Security will be released;

(c)the Security Trustee will be released from its obligations under the Security Trust Deed and the Agency and Trust Deed (but without prejudice to the obligations of the Security Trustee under the Escrow Agency and Trust Deed (as defined in the Novated Credit Agreement));

(d)the Facility Agent, the French Authorities Coordinator and the ECA Agent will be released from their respective obligations under the Agency and Trust Deed (on the basis that the provisions of Article X of the Novated Credit Agreement will then apply) ; and

(e)the Facility Guarantors shall be released from their obligations under the Facility Guarantees,

and the parties to such documents agree to enter into such documentation as the Facility Agent or any other party may reasonably require in order to effect such releases and discharges.

11.3BpiFAE Insurance Policy

It is acknowledged that the BpiFAE Insurance Policy will remain in full force and effect notwithstanding the occurrence of the Novation Effective Date.

12Assignment and transfers

The provisions of clause 14 of the Principal Agreement shall apply with equal effect to the Existing Borrower and the Finance Parties in relation to this Agreement as if the same were expressly stated herein and references therein to “the Agreement” shall be construed as references to this Agreement. Except to the extent permitted under section 7.2.6 (Consolidation, Merger, etc.) of the Novated Credit Agreement, the New Borrower may not assign or transfer any of its rights or obligations under this Agreement.

13Miscellaneous and notices

13.1Notices

The provisions of clauses 17.1 and 17.2 (Notices) of the Principal Agreement shall extend and apply to the giving or making of notices or demands hereunder as if the same were expressly stated herein and for this purpose notices to the New Borrower shall be sent to it at:

1050 Caribbean Way Miami
Florida 33132

Email:    agibson@rccl.com and alake@rccl.com Attn:    Vice President, Treasurer
Copy to:    General Counsel

13.2Counterparts

This Agreement may be executed in any number of original counterparts and by facsimile provided that original signed copies are provided within a reasonable period of time thereafter. All such counterparts shall, once executed, constitute a single document.

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13.3Contracts (Rights of Third Parties) Act 1999

(a)With the exception of BpiFAE, no term of this Agreement is enforceable under the Contracts (Rights of Third Parties) Act 1999 by a person who is not a party to this Agreement.

(b)Notwithstanding any term of this Agreement, the consent of any person who is not a party to this Agreement is not required to amend or vary this Agreement at any time.

13.4Rights of New Borrower under the Principal Agreement

It is agreed where any rights are expressed to be conferred on the New Borrower (as Buyer) under the Principal Agreement, the New Borrower shall be entitled to the benefit of such rights as if it were a party to the Principal Agreement for the sole purpose of those rights (and clause
17.8 of the Principal Agreement shall be deemed to be modified accordingly).

13.5New Borrower payments

The provisions of sections 3.3.4 (Post-Maturity Rates) and 4.6 (Taxes) of the Novated Credit Agreement shall be deemed to apply in relation to any non-payment or, as the case may be, payments of amounts required to be made by the New Borrower to any of the Finance Parties under this Agreement as if the same was expressly incorporated herein and references therein to “the Agreement” shall be construed as references to this Agreement.

13.6Confidentiality

The Lenders agree to be bound by the terms of clause 24 of the Buyer Consent Agreement as if the same were set out in full herein and as if references to a Party in that clause included a Lender.

14Governing law and jurisdiction

14.1Law

This Agreement and any non-contractual obligations connected with it are governed by and shall be construed in accordance with English law.

14.2Submission to jurisdiction

The Existing Borrower and the New Borrower agree, for the benefit of the Finance Parties, that any legal action or proceedings arising out of or in connection with this Agreement against the Existing Borrower and/or the New Borrower or any of its assets (including any non-contractual obligations) may be brought in the English courts. Each of the Existing Borrower and the New Borrower irrevocably and unconditionally submits to the jurisdiction of such courts and irrevocably designates, appoints and empowers the following person to receive for it and on its behalf, service of process issued out of the English courts in any such legal action or proceedings:

Existing Borrower    Walkers London office at present of 52 Lime Street, London,
EC3M 7AF

New Borrower    RCL Cruises Ltd., 7 The Heights, Brooklands, Weybridge,
Surrey KT13 0XW, United Kingdom, Attention: General Counsel

The submission to such jurisdiction shall not (and shall not be construed so as to) limit the right of the Finance Parties to take proceedings against the Existing Borrower and/or the New Borrower in the courts of any other competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not.

17

The parties further agree that only the courts of England and not those of any other country shall have jurisdiction to determine any claim which the Existing Borrower and/or the New Borrower may have against any of the Finance Parties arising out of or in connection with this Agreement.

14.3Waiver of immunity

To the extent that the Existing Borrower or the New Borrower has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its assets, each of the Existing Borrower and the New Borrower hereby irrevocably waives such immunity in respect of its obligations under this Agreement.

IN WITNESS whereof the parties to this Agreement have caused this Agreement to be duly executed on the date first above written.

18

Schedule 1
The Original Lenders

Original Lender	Facility Office and contact details	Commitment €	Commitment %
Citibank Europe plc	1 North Wall Quay	200,316,433	23.61%
	Dublin 1
	D01T8Y1
	Ireland
	Attention: Wei-Fong Chan
	Kara Catt
	Claire Crawford Rob Attreed
	Kelly Wess
	Tel No: +44 20 7986 3036 /
	+44 20 7508 0344 /
	+44 20 7508 8949 /
	+44 20 7500 2107
	E-mail:
	weifong.chan@citi.com
	kara.catt@citi.com
	claire.crawford@citi.com
	robert.attreed@citi.com
	kelly.wess@citi.com
HSBC Continental Europe	HSBC Continental Europe Wholesale Banking Agency & Operations (WBAO) 38 avenue Kléber 75116, Paris France	60,000,000	7.07%
	Attention: Audrey Girbes Humai Chmunirul
	Tel No: +33 1 40 70 28 49 +33 1 40 70 24 57
	Email: audrey.girbes@hsbc.fr humai.chmunirul@hsbc.fr
	Copy to:
	HSBC Continental Europe 38 avenue Kléber 75116, Paris France
	Attention: Julie Bellais Guillaume Perrot Graham D Meek
	Tel No: +33 1 40 70 28 59 +33 1 40 70 24 08

19

Original Lender	Facility Office and contact details	Commitment €	Commitment %
+44 207 992 2344 Email: julie.bellais@hsbc.fr guillaume.perrot@hsbc.fr graham.d.meek@hsbc.com

Original Lender	Facility Office and contact details	Commitment €	Commitment %
Banco Santander,	Ciudad Grupo Santander.	173,360,000	20.44%
S.A.
	Avda. Cantabria s/n 28660 Boadilla del
	Monte
	SPAIN
	For Operational / Servicing matters
	Attention: Ana Sanz Gómez / Maite Adamuz
	Tel No: +34 615 900 521 / +34 615 437 551
	Email:
	anasanz@gruposantander.com
	matadamuz@gruposantander.com
	exportfinancebo@gruposantander.com
	For Credit matters
	Attention: Sanâ El Foukali / Rocio
	Toledano
	Tel No: +34 652 632 878 / +34 653 819 217
	Email:
	sana.foukali@gruposantander.com
	rocio.toledano@gruposantander.com
	Attention: Angela Rabanal / Tomas
	Sandoval
	Tel No: +1 929-810-5196 / +1 505-310-
	9137
	Email:
	arabanal@santander.us

20

Original Lender	Facility Office and contact details	Commitment €	Commitment %
	tomas.sandoval@santander.us Attention: Filip Juricev / Ecaterina Mucuta Tel No: +33 6 25 20 50 11 / +33 7 76 04 97 30 Email: filip.juricev@gruposantander.com ecaterina.mucuta@gruposantander.com
J.P. Morgan SE	Taunustor 1, 60310 Frankfurt am Main Germany For client relationship Attention: François Turpault / Harrison Moskowitz / Amanda LaVersa / Gonçalo Cabral Email: francois.turpault@jpmorgan.com Harrison.moskowitz@jpmorgan.com amanda.m.laversa@jpmorgan.com goncalo.cabral@jpmorgan.com For Operational / Servicing matters Attention: Romina Coates / Lewis Giugliano Tel No: +44 203 493 4168 / Email: romina.coates@jpmorgan.com; lewis.giugliano@jpmorgan.com; TSD Export Finance EMEA tsd.export.finance.emea@jpmchase.com For Credit matters Attention: Vignaesh Sivakumar / Nadeige	138,640,000	16.34%

21

Original Lender	Facility Office and contact details	Commitment €	Commitment %
	Dang / Jordan Santora / Lindy Gearon Tel No: +44 203 493 7525 / +1 626 432 3958 Email: vignaesh.sivakumar@jpmorgan.com; nadeige.dang@jpmorgan.com jordan.santora@jpmchase.com lindy.gearon@jpmorgan.com
CaixaBank
Calle Pintor Sorolla, 2-4 46002 VALENCIA,- SPAIN

Syndicated Loans Department Sabino Arana 54, 1 Floor
08028 Barcelona

JUAN CARLOS CALLE LLORENTE
jccalle@caixabank.com ROGER TORRELLA JOSA
rtorrella@caixabank.com
DAVID FERNANDEZ GALISTEO
david.fernandez.galisteo@caixabank.com FRANCISCO GIL MESINO
fgil@caixabank.com Isabel MARQUEZ BUEY
imarquez@caixabank.com
ANA MARIA DEL MAR GUTIERREZ CASADO
ana.mariadelmar.gutierrez@caixabank.com JAVIER URRUTIA DEL POZO
jurrutia@caixabank.com
SOFIA BARALLAT BOURGEOIS
sofia.barallat.bourgeois@caixabank.com CREDITOS SINDICADOS SF
creditos.sindicados@ffee.caixabank.com soporte.ffee@caixabank.com SEGUIMIENTO CONTRATOS FFEE
seguimiento.contratos.ffee@caixabank.com
		96,000,000	11.32%
Société Générale	29 Boulevard Haussmann 75009 Paris France MILOT Hanna and MEROUANE Mohamed +33.1.41.45.96.50. // Hanna.milot@sgcib.com // mohamed.merouane@sgcib.com par-oper-fin-smo-ext@sgcib.com	120,000,000	14.15%

22

Original Lender	Facility Office and contact details	Commitment €	Commitment %
	LAJNEF Dhouha and SAHIR Ouassila +33 1 57 29 14 26 par-oper-caf-dmt6@sgcib.com dhouha.lajnef-ext@socgen.com // ouassila.sahir@sgcib.com
SMBC Bank EU AG	Main Tower, Neue Mainzer Str. 52-58 60311 Frankfurt am Main, Germany Credit Related Matters: Jean-Edouard Ferrier / Abdelmalek Boushaba / Victor Chavany +33144904950 / +33144904875 / +33144904878 jean-edouard_ferrier@fr.smbcgroup.com abdelmalek_boushaba@fr.smbcgroup.com victor_chavany@fr.smbcgroup.com Operations (Inquiries Only) 100 Liverpool Street, London, EC2M 2AT, United Kingdom Fax: +44 (0)20 7786 1569 Email: GBLOOADLOANELO@gb.smbcgroup.com	60,000,000	7.07%
	Total:	848,316,433	100%

23

Schedule 2 Conditions precedent

Part 1

Documents and evidence to be delivered to the Facility Agent not later than the Signing Date

1Evidence that the conditions precedent set out in clause 9.1(a) of, and Schedule 3 Part 1 to, the Principal Agreement have been satisfied in full or waived in accordance with clause 9.4 of the Principal Agreement.

2Documents equivalent to those referred to in Section 5.1.1 (Resolutions etc.) of the Novated Credit Agreement in relation to the New Borrower and its execution of this Agreement, the Buyer Consent Agreement and any other Transaction Documents to which it is a party.

24

Part 2

Documents and evidence to be delivered to the Facility Agent not later than the Initial Effective Date

1 Evidence that the conditions precedent set out in clause 9.1(b) of, and Schedule 3 Part 2 to, the Principal Agreement have been satisfied in full or waived in accordance with clause 9.4 of the Principal Agreement.

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Part 3

Documents and evidence to relating to the Guarantees to be delivered to the Facility Agent not later than the Novation Effective Time

Words and expressions defined in the Novated Credit Agreement shall have the same meaning when used in this Part 3, except insofar as the context otherwise requires or as otherwise defined in this Part 3.

Guarantors

1A certificate of each Guarantor’s Secretary or Assistant Secretary as to the incumbency and signatures of those of its officers authorised to act with respect to the relevant Guarantee (as applicable) and as to the truth and completeness of the attached resolutions of its Board of Directors then in full force and effect authorising the execution, delivery and performance of such Guarantee.

2A Certificate of Good Standing issued by the relevant authorities in respect of (to the extent applicable) each Guarantor.

3A certificate from the Borrower confirming that guaranteeing the obligations guaranteed pursuant to a particular Guarantee would not cause any borrowing, guaranteeing or similar limit binding on the relevant Guarantor to be exceeded.

4To the extent applicable, the requirements of Section 7.2.5(d)(i) of the Novated Credit Agreement shall have been, or at the Novation Effective Time will be, satisfied.

Legal opinions relating to the Guarantees and the Guarantors

5The Facility Agent shall have received opinions, addressed to the Facility Agent and each Lender from:

(a)Watson Farley & Williams LLP, counsel to the New Borrower as to Liberian law (as to matters relating to any Liberian Guarantor);

(b)Norton Rose Fulbright LLP, counsel to the Facility Agent as to matters of English law; provided that such opinion shall not be required to address any matters with respect to RCL Investments Ltd.;

(c)Norton Rose Fulbright US LLP, counsel to the Facility Agent as to matters of New York law; and

(d)Campbells, counsel to the New Borrower as to matters of Cayman Islands law.

Other documents and evidence

6Unless a First Priority Release Event, a Second Priority Release Event or a Third Priority Release Event has occurred with respect to any applicable Guarantor, evidence that such Guarantor has executed and delivered each of the Guarantees to which it is to be a party in accordance with the terms of this Agreement.

7A copy of the Guarantor Side Letter, duly executed by each Guarantor, the New Borrower and the Facility Agent.

8Unless a Second Priority Release Event or a Third Priority Release Event has occurred, evidence that each of the Facility Agent, the Senior Parties, and the Other Senior Parties have executed and delivered the Subordination Agreements (or, if applicable, a joinder to each relevant Subordination Agreement) required to be executed by such Person as a condition to the execution of the Second Priority Guarantee and the Third Priority Guarantee (as applicable).

26

9Such documentation and information as any Lender may reasonably request through the Facility Agent to comply with "know your customer" or similar identification procedures under all laws and regulations applicable to that Lender in connection with the execution by the Facility Agent of the Guarantees and the related Subordination Agreements.

27

Schedule 3
Form of Novated Credit Agreement

28

HULL NO. N34 CREDIT AGREEMENT

Dated 22 December 2023 as novated, amended and restated on the Actual Delivery Date pursuant to a novation agreement dated 22 December 2023

BETWEEN

Royal Caribbean Cruises Ltd. as the Borrower,

the Lenders from time to time party hereto,

Citibank N.A., London Branch as Global Coordinator

SMBC Bank International plc, Paris Branch
as ECA Agent and
Citibank Europe plc, UK Branch as Facility Agent and
Citibank Europe plc, HSBC Continental Europe, Banco Santander, S.A, J.P. Morgan SE, CaixaBank, Société Générale and SMBC Bank EU AG as Mandated Lead Arrangers

PAGE

ARTICLE I DEFINITIONS AND ACCOUNTING TERMS
SECTION 1.1. Defined Terms    2
SECTION 1.2. Use of Defined Terms    28
SECTION 1.3. Cross-References    28
SECTION 1.4. Accounting and Financial Determinations    28
SECTION 1.5. Construction of certain provisions relating to the Floating Rate Loan    29
ARTICLE II COMMITMENTS AND BORROWING PROCEDURES
SECTION 2.1. Commitment    30
SECTION 2.2. Commitment of the Lenders; Termination and Reduction of Commitments 30 SECTION 2.3. Borrowing Procedure    30
SECTION 2.4. Funding    33
ARTICLE III REPAYMENTS, PREPAYMENTS, INTEREST AND FEES SECTION 3.1. Repayments    33
SECTION 3.2. Prepayment    33
SECTION 3.3. Interest Provisions.    34
SECTION 3.3.1. Rates.    34
SECTION 3.3.2. Election of Floating Rate or Fixed Rate    35
SECTION 3.3.3. Interest stabilisation.    35
SECTION 3.3.4. Post-Maturity Rates.    35
SECTION 3.3.5. Payment Dates.    35
SECTION 3.3.6. Interest Rate Determination; Floating    36
SECTION 3.3.7. Payments on demand.    36
SECTION 3.4. Commitment Fees.    36
1

SECTION 3.4.1. Payment.    36
SECTION 3.5. Other Fees.    36
ARTICLE IV CERTAIN FLOATING RATE AND OTHER PROVISIONS SECTION 4.1. Floating Rate Lending Unlawful.    37
SECTION 4.2. [Intentionally Omitted].    37
SECTION 4.3. Increased Loan Costs, etc.    37
SECTION 4.4. Funding Losses    38
SECTION 4.4.1. Indemnity.    39
SECTION 4.4.2. Exclusion    40
SECTION 4.5. Increased Capital Costs    40
SECTION 4.6. Taxes    41
SECTION 4.7. Reserve Costs    43
SECTION 4.8. Payments, Computations, etc.    44
SECTION 4.9. Replacement Lenders, etc.    45
SECTION 4.10. Sharing of Payments    45
SECTION 4.10.1. Payments to Lenders    45
SECTION 4.10.2. Redistribution of payments.    46
SECTION 4.10.3. Recovering Lender's rights.    46
SECTION 4.10.4. Reversal of redistribution    46
SECTION 4.10.5. Exceptions.    46
SECTION 4.11. Set-off    47
SECTION 4.12. Use of Proceeds    47
SECTION 4.13. FATCA Information.    47
SECTION 4.14. Resignation of the Facility Agent    48
ARTICLE V CONDITIONS TO BORROWING
SECTION 5.1. Advance of the Loan    49
SECTION 5.1.1. Resolutions, etc.    49

SECTION 5.1.2. Opinions of Counsel.    49
SECTION 5.1.3. BpiFAE Insurance Policy.    49
SECTION 5.1.4. Closing Fees, Expenses, etc.    50
SECTION 5.1.5. Compliance with Warranties, No Default, etc    50
SECTION 5.1.6. Loan Request    50
SECTION 5.1.7. Foreign Exchange Counterparty Confirmations.    51
SECTION 5.1.8. Protocol of delivery.    51
SECTION 5.1.9. Title to Purchased Vessel.    51
SECTION 5.1.10. Interest Stabilisation.    51
SECTION 5.1.11. Escrow Account Security.    52
ARTICLE VI REPRESENTATIONS AND WARRANTIES
SECTION 6.1. Organization, etc.    52
SECTION 6.2. Due Authorization, Non-Contravention, etc.    53
SECTION 6.3. Government Approval, Regulation, etc.    53
SECTION 6.4. Compliance with Environmental Laws    53
SECTION 6.5. Validity, etc.    53
SECTION 6.6. No Default, Event of Default or Prepayment Event    53
SECTION 6.7. Litigation    54
SECTION 6.8. The Purchased Vessel    54
SECTION 6.9. Obligations rank pari passu; Liens    54
SECTION 6.10. Withholding, etc.    54
SECTION 6.11. No Filing, etc. Required    54
SECTION 6.12. No Immunity    55
SECTION 6.13. Investment Company Act    55
SECTION 6.14. Regulation U    55
SECTION 6.15. Accuracy of Information    55
SECTION 6.16. Compliance with Laws.    55

SECTION 6.17. Guarantor matters.    56
ARTICLE VII COVENANTS
SECTION 7.1. Affirmative Covenants    56
SECTION 7.1.1. Financial Information, Reports, Notices, etc.    56
SECTION 7.1.2. Approvals and Other Consents.    59
SECTION 7.1.3. Compliance with Laws, etc.    59
SECTION 7.1.4. The Purchased Vessel.    59
SECTION 7.1.5. Insurance    60
SECTION 7.1.6. Books and Records    60
SECTION 7.1.7. BpiFAE Insurance Policy/French Authority Requirements    61
SECTION 7.1.8. Equal Treatment with Pari Passu Creditors    61
SECTION 7.2. Negative Covenants    61
SECTION 7.2.1. Business Activities    62
SECTION 7.2.2. Indebtedness    62
SECTION 7.2.3. Liens    62
SECTION 7.2.4. Financial Condition    65
SECTION 7.2.5. Additional Undertakings.    67
SECTION 7.2.6. Consolidation, Merger, etc.    74
SECTION 7.2.7. Asset Dispositions, etc.    75
SECTION 7.2.8. Borrower’s Procurement Undertaking.    75
SECTION 7.2.9. Lien and Guarantee Restriction.    75
SECTION 7.2.10. Minimum Liquidity.    78
SECTION 7.3. Covenant Replacement    78
SECTION 7.4. Lender incorporated in the Federal Republic of Germany    78
ARTICLE VIII EVENTS OF DEFAULT
SECTION 8.1. Listing of Events of Default    79
SECTION 8.1.1. Non-Payment of Obligations    79

SECTION 8.1.2. Breach of Warranty    79
SECTION 8.1.3. Non-Performance of Certain Covenants and Obligations    79
SECTION 8.1.4. Default on Other Indebtedness    79
SECTION 8.1.5. Bankruptcy, Insolvency, etc.    80
SECTION 8.2. Action if Bankruptcy    81
SECTION 8.3. Action if Other Event of Default    81
ARTICLE IX PREPAYMENT EVENTS
SECTION 9.1. Listing of Prepayment Events    81
SECTION 9.1.1. Change of Control    81
SECTION 9.1.2. Unenforceability    81
SECTION 9.1.3. Approvals    82
SECTION 9.1.4. Non-Performance of Certain Covenants and Obligations    82
SECTION 9.1.5. Judgments    82
SECTION 9.1.6. Condemnation, etc.    82
SECTION 9.1.7. Arrest    82
SECTION 9.1.8. Sale/Disposal of the Purchased Vessel    82
SECTION 9.1.9. BpiFAE Insurance Policy    82
SECTION 9.1.10. Illegality.    82
SECTION 9.2. Mandatory Prepayment    83
SECTION 9.3. Mitigation    83
ARTICLE X THE FACILITY AGENT AND THE ECA AGENT
SECTION 10.1. Actions    83
SECTION 10.2. Indemnity    84
SECTION 10.3. Funding Reliance, etc    84
SECTION 10.4. Exculpation    86
SECTION 10.5. Successor    87
SECTION 10.6. Loans by the Facility Agent    88

SECTION 10.7. Credit Decisions    88
SECTION 10.8. Copies, etc    88
SECTION 10.9. The Agents’ Rights    88
SECTION 10.10. The Facility Agent’s Duties    89
SECTION 10.11. Employment of Agents    89
SECTION 10.12. Distribution of Payments    89
SECTION 10.13. Reimbursement    89
SECTION 10.14. Instructions    90
SECTION 10.15. Payments    90
SECTION 10.16. “Know your customer” Checks    90
SECTION 10.17. No Fiduciary Relationship    90
SECTION 10.18. Illegality    90
ARTICLE XI MISCELLANEOUS PROVISIONS
SECTION 11.1. Waivers, Amendments, etc.    91
SECTION 11.2. Notices    92
SECTION 11.3. Payment of Costs and Expenses    93
SECTION 11.4. Indemnification    94
SECTION 11.5. Survival    95
SECTION 11.6. Severability    95
SECTION 11.7. Headings    96
SECTION 11.8. Execution in Counterparts, Effectiveness, etc.    96
SECTION 11.9. Third Party Rights    96
SECTION 11.10. Successors and Assigns    96
SECTION 11.11. Sale and Transfer of the Loan; Participations in the Loan    96
SECTION 11.11.1. Assignments    96
SECTION 11.11.2. Participations    99
SECTION 11.11.3. Register    99

SECTION 11.11.4. Rights of BpiFAE to payments    99
SECTION 11.12. Other Transactions    100
SECTION 11.13. BpiFAE Insurance Policy.    100
SECTION 11.13.1. Terms of BpiFAE Insurance Policy    100
SECTION 11.13.2. Obligations of the Borrower.    100
SECTION 11.13.3. Obligations of the ECA Agent and the Lenders.    101
SECTION 11.14. Law and Jurisdiction    101
SECTION 11.14.1. Governing Law    101
SECTION 11.14.2. Jurisdiction    102
SECTION 11.14.3. Alternative Jurisdiction    102
SECTION 11.14.4. Service of Process    102
SECTION 11.15. Confidentiality    102
SECTION 11.16. French Authority Requirements.    103
SECTION 11.17. Waiver of immunity.    103
SECTION 11.18. Acknowledgement and Consent to Bail-In of EEA Financial Institutions.
................................................................................................................................................ 104

EXHIBITS

Exhibit A    -    Form of Loan Request

Exhibit B-1    -    Form of Opinion of Liberian Counsel to Borrower

Exhibit B-2    -    Form of Opinion of English Counsel to the Facility Agent and the Lenders

Exhibit B-3    -    Form of Opinion of French Counsel to the Facility Agent and the Lenders

Exhibit B-4    -    Form of Opinion of US Tax Counsel to the Lenders Exhibit C    -    Form of Lender Assignment Agreement
Exhibit D    -    Form of Certificate of French Content Exhibit E-1    -    Form of Delivery Non-Yard Costs Certificate Exhibit E-2    -    Form of Final Non-Yard Costs Certificate Exhibit F    -    Silversea Indebtedness and Liens
Exhibit G    -    Form of First Priority Guarantee Exhibit H    -    Form of Second Priority Guarantee Exhibit I    -    Form of Third Priority Guarantee
Exhibit J    -    Form of Senior Parties Subordination Agreement Exhibit K    -    Form of Other Senior Parties Subordination Agreement
Exhibit L    -    Replacement covenants with effect from the Guarantee Release Date Exhibit M    -    Floating Rate Provisions
Exhibit N    -    Guarantor Representations Exhibit O    -    Form of Guarantor Side Letter
Exhibit P    Debt Deferral Extension Regular Monitoring Requirements

CREDIT AGREEMENT

HULL NO. N34 CREDIT AGREEMENT, dated 22 December 2023 as novated, amended and restated on the Actual Delivery Date (as defined below), is among Royal Caribbean Cruises Ltd., a Liberian corporation (the “Borrower”), SMBC Bank International plc, Paris Branch in its capacity as agent for the Lenders referred to below in respect of BpiFAE- related matters (in such capacity, the “ECA Agent”), Citibank Europe plc, UK Branch in its capacity as facility agent (in such capacity, the “Facility Agent”) and the financial institutions listed in Schedule 1 to the Novation Agreement (as defined below) as lenders (in such capacity, together with each of the other Persons that shall become a “Lender” in accordance with clause 12 of the Novation Agreement or Section 11.11.1 hereof, each of them individually a “Lender” and, collectively, the “Lenders”).

W I T N E S S E T H:

WHEREAS,

(A)The Borrower and Chantiers de l’Atlantique S.A. (the “Builder”) have entered on 30 September 2016 into a Contract for the Construction and Sale of Hull No. N34 (as amended from time to time, including, as at the date of this Agreement, by way of addenda respectively numbered 1 to 27, the “Construction Contract”) pursuant to which the Builder has agreed to design , construct, equip, complete, sell and deliver the passenger cruise vessel bearing Builder’s hull number N34 and which shall be owned by the Nominated Owner (the “Purchased Vessel”).

(B)The Lenders have agreed to make available to the Borrower, upon the terms and conditions contained herein, a US dollar loan facility calculated on the amount (subject to the proviso below, the “Maximum Loan Amount”) equal to the EUR sum of:

(i)eighty per cent (80%) of the Fixed Basic Contract Price (as defined below) of the Purchased Vessel of up to EUR 800,540,000;

(ii)eighty per cent (80%) of (a) the Non-Yard Costs (as defined below) of up to EUR 90,000,000 (the “Maximum Non-Yard Costs Amount”) and (b) the Other Basic Contract Price Increases (as defined below) of up to EUR 2,100,000;

(iii)eighty per cent (80%) of the Change Orders (as defined below) of up to EUR 135,000,000 effected in accordance with the Construction Contract; and

(iv)100% of the BpiFAE Premium (as defined below), provided that:
(1)the aggregate of the amount of the Loan made available, or to be made available, pursuant to sub-paragraphs (ii) and (iii) shall not exceed EUR 159,489,200, and the amounts referred to in sub- paragraph (ii) above (and the definition of “Maximum Non-Yard Costs Amount”) shall be construed accordingly; and

(2)the Maximum Loan Amount shall in no event exceed in aggregate EUR 848,316,433.00.

(C)The Loan shall be made available in the US Dollar Equivalent of that Maximum Loan Amount (as such Dollar amount may be adjusted pursuant to clause 5.3 of the Novation Agreement).

(D)The Lenders have made the amounts referred to in recital (B)(i) and (B)(iii) available to the Original Borrower during the period prior to the Actual Delivery Date pursuant to this Agreement (the liability for which amount has been assumed by the Borrower following the novation of this Agreement pursuant to the Novation Agreement). The amounts referred to in recital (B)(ii) and (B)(iv) have been, or shall be, made available to the Borrower as Additional Advances pursuant to the Novation Agreement and this Agreement.

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.1. Defined Terms. The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall, when capitalized, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

“2.875% Converted Debt” means the aggregate amount of debt securities issued by the Borrower pursuant to the 2.875% Convertible Notes Indenture which are, in accordance with the provisions of the said 2.875% Convertible Notes Indenture, converted, or remain to be converted, into equity securities of the Borrower on the 2.875% Maturity Date.

“2.875% Convertible Notes Indenture” means that certain Indenture, dated as of October 16, 2020, (as amended, supplemented, extended and/or otherwise modified from time to time) in respect of the $575,000,000 2.875% convertible senior notes due 2023, by and among the Borrower as issuer and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as trustee.

“2.875% Maturity Date” has the meaning given to the term Maturity Date in the 2.875% Convertible Notes Indentures (and being, as of July 21, 2022, November 15, 2023).

“4.25% Converted Debt” means the aggregate amount of debt securities issued by the Borrower pursuant to the 4.25% Convertible Notes Indenture which are, in accordance with the provisions of the said 4.25% Convertible Notes Indenture, converted, or remain to be converted, into equity securities of the Borrower on the 4.25% Maturity Date.

“4.25% Convertible Notes Indenture” means that certain Indenture, dated as of June 9, 2020, (as amended, supplemented, extended and/or otherwise modified from time to time) in respect of the $1,150,000,000 4.250% convertible senior notes due 2023, by and among the Borrower as issuer and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as trustee.

2

“4.25% Maturity Date” has the meaning given to the term Maturity Date in the 4.25% Convertible Notes Indenture (and being, as of July 21, 2022, June 15, 2023).

“Accumulated Other Comprehensive Income (Loss)” means at any date the Borrower’s accumulated other comprehensive income (loss) on such date, determined in accordance with GAAP.

“Actual Delivery Date” means the date on which the Purchased Vessel is delivered by the Builder to, and accepted by, the Borrower under the Construction Contract, being also the date on which the final balance of the Loan is advanced by way of the Additional Advances.

“Add Back End Date” means the date falling 30 days after the end of the Fiscal Quarter ending June 30, 2025.

“Additional Advances” is defined in the Novation Agreement.

“Additional Guarantee” means a guarantee of the Obligations provided by a New Guarantor in a form and substance substantially the same as the other Guarantees (reflecting any necessary logical and factual changes), with such changes, or otherwise in a form and substance, reasonably acceptable to the Facility Agent and acceptable to BpiFAE.

“Additional Subordination Agreement” means any subordination agreement with respect to the Second Priority Guarantee or the Third Priority Guarantee, as applicable, in a form and substance substantially the same as the other Subordination Agreements (reflecting any necessary logical and factual changes), with such changes, or otherwise in a form and substance, reasonably acceptable to the Facility Agent and the beneficiaries of any Indebtedness incurred by the relevant Guarantor, as applicable, and acceptable to BpiFAE.

“Adjustable Amount” means, as of any time of determination, $500,000,000; provided if the aggregate amount of New Capital is equal to or greater than $500,000,000, then the Adjustable Amount shall be $350,000,000.

“Affiliate” of any Person means any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person. A Person shall be deemed to be “controlled by” any other Person if such other Person possesses, directly or indirectly, power to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

“Agent” means either the ECA Agent or the Facility Agent and “Agents” means both of them.

“Agreed BpiFAE USD-EUR Exchange Rate” has the meaning given to it in the Novation Agreement.

“Agreement” means, on any date, this credit agreement as originally in effect on the Signing Date and as novated, amended and restated by the Novation Agreement and as thereafter from time to time amended, supplemented, amended and restated, or otherwise modified and in effect on such date.

“Annex VI” means Annex VI of the Protocol of 1997 (as subsequently amended from time to time) to amend the International Convention for the Prevention of Pollution from Ships 1973 (Marpol), as modified by the Protocol of 1978 relating thereto.

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“Annualized Net Cash from Operating Activities” means, with respect to any calculation of net cash from operating activities for any period:

(a)in the case of the period of four consecutive Fiscal Quarters ending with the first Fiscal Quarter ending after the last day of the Fiscal Quarter ending on September 30, 2022, the product of (i) net cash from operating activities for such first Fiscal Quarter and (ii) four;

(b)in the case of the period of four consecutive Fiscal Quarters ending with the second Fiscal Quarter ending after the last day of the Fiscal Quarter ending on September 30, 2022, the product of (i) the sum of net cash from operating activities for such second Fiscal Quarter and the immediately preceding Fiscal Quarter and (ii) two; and

(c)in the case of the period of four consecutive Fiscal Quarters ending with the third Fiscal Quarter ending after the last day of the Fiscal Quarter ending on September 30, 2022, the product of (i) the sum of net cash from operating activities for such third Fiscal Quarter and the two immediately preceding Fiscal Quarters and (ii) four- thirds, in each case determined in accordance with GAAP as shown in the Borrower’s consolidated statements of cash flows for such period.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or any of its Affiliates from time to time concerning or relating to bribery or corruption.

“Anticipated Delivery Date” means the Expected Delivery Date (as defined in the Receivable Purchase Agreement) as at the Signing Date, namely 23 October 2025.

“Applicable Commitment Rate” means (x) from the Signing Date up to and including the date falling two years prior to the Anticipated Delivery Date, 0.15% per annum, (y) from the day following the date falling two years prior to the Anticipated Delivery Date up to and including the date falling one year prior to the Anticipated Delivery Date, 0.28% per annum, and (z) from the day following the date falling one year prior to the Anticipated Delivery Date until the Commitment Fee Termination Date, 0.33% per annum.

“Applicable Jurisdiction” means the jurisdiction or jurisdictions under which the Borrower is organized, domiciled or resident or from which any of its business activities are conducted or in which any of its properties are located and which has jurisdiction over the subject matter being addressed.

“Article 55 BRRD” means Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.

“Assignee Lender” is defined in Section 11.11.1.

“Authorized Officer” means those officers of the Borrower authorized to act with respect to the Loan Documents and whose signatures and incumbency shall have been certified to the Facility Agent by the Secretary or an Assistant Secretary of the Borrower.

“Bail-In Action” means the exercise of any Write-down and Conversion Powers.

4

“Bail-In Legislation” means:

(a)in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 BRRD, the relevant implementing law or regulation as described in the EU Bail-In Legislation Schedule from time to time;

(b)in relation to the United Kingdom, the UK Bail-In Legislation; and

(c)in relation to any other state other than such an EEA Member Country and the United Kingdom, any analogous law or regulation from time to time which requires contractual recognition of any Write-down and Conversion Powers contained in that law or regulation.

“Bank Indebtedness” means the Borrower’s Indebtedness up to a maximum aggregate principal amount of $5,300,000,000 under the following agreements (as amended, restated, supplemented, extended, refinanced, replaced or otherwise modified from time to time (and regardless of whether such amendment, restatement, supplement, extension, refinancing, replacement or other modification is prior to, as of, or subsequent to the Actual Delivery Date)):
(a)the USD1,550,000,000 revolving credit facility maturing in 2022 with Nordea Bank AB (publ), New York Branch as agent, (b) the USD1,925,000,000 revolving credit facility maturing in 2024 with The Bank of Nova Scotia as agent, (c) the USD1,000,000,000 term loan maturing on 5 April 2022 with Bank of America, N.A. as agent, (d) the USD300,000,000 term loan maturing on 7 June 2028 with Nordea Bank ABP, New York Branch as agent, (e) the USD55,827,065 term loan maturing on 5 December 2022 with Sumitomo Mitsui Banking Corporation as agent, (f) the €80,000,000 term loan maturing in November 2024 with Skandinaviska Enskilda Banken AB (publ) as agent, (g) the USD130,000,000 term loan maturing on 2 February 2023 with Industrial and Commercial Bank of China Limited, New York Branch as agent, (h) that certain guarantee dated 18 July 2016 with SMBC Leasing and Finance, Inc. as agent in connection with liabilities relating to the “Lease”, the “Construction Agency Agreement”, the “Participation Agreement” and any other “Operative Document” (as each term is defined in such guarantee) and (i) any other agreement (other than in connection with Credit Card Obligations) as to which the Second Priority Guarantors provide a first priority guarantee package.

“Basic Contract Price” is as defined in the Construction Contract. “Borrower” is defined in the preamble.
“BpiFAE” means BpiFrance Assurance Export, the French export credit agency, a French société par action simplifiée à associé unique with its registered office at 27-31, avenue du Général Leclerc, 94710 Maisons-Alfort Cedex, France, registered at the trade and companies registry of Créteil under number 815 276 308 and includes its successors in title or any other person succeeding to BpiFrance Assurance Export in the role as export credit agency of the Republic of France to manage and provide under its control, on its behalf and in its name the public export guarantees as provided by article L 432-1 of the French insurance code.

“BpiFAE Enhanced Guarantee” means the enhanced guarantee (garantie rehaussée) issued or to be issued by BpiFAE to the benefit of CAFFIL in accordance with article 84 of the French Amending Finance Law 2012 (as amended) in relation to the refinancing of SFIL’s participation and Commitments under the Loan, and any other documents (including any

5

security) entered into or to be entered into by SFIL with CAFFIL and/or BpiFAE in relation thereto.

“BpiFAE Insurance Policy” means the export credit insurance policy in respect of the Loan issued by BpiFAE for the benefit of the Lenders.

“BpiFAE Premium” means the premium payable to BpiFAE under and in respect of the BpiFAE Insurance Policy.

“Builder” is defined in the preamble.

“Business Day” means any day which is neither a Saturday or Sunday nor a legal holiday on which banks are authorized or required to be closed in New York City, London, Frankfurt, Madrid or Paris and in relation to:

(a)an advance of all or part of the Loan, an Interest Period, prepayment or conversion, in each case with respect to the Loan bearing interest by reference to the Floating Rate;

(b)any date for payment or purchase of an amount relating to the Compounded Reference Rate (if applicable); or

(c)the determination of the first day or the last day of an Interest Period for the Compounded Reference Rate (if applicable) or otherwise in relation to the determination of the length of such Interest Period, which is a US Government Securities Business Day.

“B34 Facility Amendment Date” means 20 March 2018, the effective date of the third supplemental agreement dated 16 March 2018 to (among other things) a credit facility supported by BpiFAE (pertaining to Hull No. B34) reflecting the alignment of certain provisions and covenants with the Borrower’s revolving credit facility refinanced on 12 October 2017.

“CAFFIL” means Caisse Française de Financement Local, a French société anonyme, with its registered office at 112-114 avenue Emile Zola, 75015 Paris, France, registered at the trade and companies registry of Paris under number 421 318 064.

“Capital Lease Obligations” means obligations of the Borrower or any Subsidiary of the Borrower under any leasing or similar arrangement which, in accordance with GAAP, would be classified as capitalized leases.

“Capitalization” means, at any date, the sum of (a) Net Debt on such date, plus (b) Stockholders’ Equity on such date.

“Capitalized Lease Liabilities” means the principal portion of all monetary obligations of the Borrower or any of its Subsidiaries under any leasing or similar arrangement which, in accordance with GAAP, would be classified as capitalized leases, and, for purposes of this Agreement and each other Loan Document, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

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“Cash Equivalents” means all amounts other than cash that are included in the “cash and cash equivalents” shown on the Borrower’s balance sheet prepared in accordance with GAAP.

“Change of Control” means an event or series of events by which (a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of 50% or more of the equity securities of the Borrower entitled to vote for members of the board of directors or equivalent governing body of the Borrower on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right); or (b) during any period of 24 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Borrower cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and
(ii)above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body.
“Change Orders” has the meaning given to it in the Receivable Purchase Agreement. “Code” means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

“Commitment” is defined in Section 2.2 and means, relative to any Lender, such Lender’s obligation to make the Loan pursuant to Section 2.1.

“Commitment Fee” is defined in Section 3.4.

“Commitment Fee Termination Date” is defined in Section 3.4.

“Commitment Termination Date” means the Back Stop Date (as defined in the Receivable Purchase Agreement) (or such later date as the Lenders and BpiFAE may agree).

“Compounded Reference Rate” has the meaning given to it in, and is determined in accordance with, Exhibit M.

“Compounded Reference Rate Supplement” has the meaning given to it in Exhibit M. “Compounding Methodology Supplement” has the meaning given to it in Exhibit M. “Construction Contract” is defined in the preamble.
“Contract Price” is as defined in the Construction Contract and which includes a lump sum amount in respect of the Non-Yard Costs.

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“Covered Taxes” is defined in Section 4.6.

“Credit Card Obligations” means any obligations of the Borrower under credit card processing arrangements or other similar payment processing arrangements entered into in the ordinary course of business of the Borrower.

“Credit Enhancement Application Date” means October 30, 2020.

“Cumulative Compounded RFR Rate” has the meaning given to it in, and is determined in accordance with, Exhibit M.

“Daily Non-Cumulative Compounded RFR Rate” has the meaning given to it in, and is determined in accordance with, Exhibit M.

“Debt Deferral Extension Regular Monitoring Requirements" means the general test scheme/reporting package in the forms set out in Part A and Part B of Exhibit P to this Agreement, the relevant part of which is to be submitted by the Borrower in accordance with Section 7.1.1.(l).

“Debt Holiday Two Application Date” means July 6, 2021.

“Debt Incurrence” means any incurrence of Indebtedness for borrowed money by any Group Member, whether pursuant to a public offering or a Rule 144A or other private placement of debt securities (including any secured debt securities (but excluding any unsecured debt securities) convertible into equity securities) or an incurrence of loans under any loan or credit facility, or any issuance of bonds, other than:

(a)any Indebtedness (but having regard, in respect of any secured and/or guaranteed Indebtedness, to the restrictions set out in Section 7.2.9(b)) incurred by a Group Member between 1 April 2020 and 31 December 2023 (or such later date as may, with the prior consent of BpiFAE, be agreed between the Borrower and the Lenders) (the “Debt Incurrence Trigger Date”);

(b)Indebtedness incurred by a Group Member pursuant to an intra-Group loan from another Group Member, provided that no Group Member shall be permitted to incur any such Indebtedness at any time where an Event of Default or a Prepayment Event has occurred and is continuing;

(c)Indebtedness incurred to refinance (and for this purpose having regard to the applicable provisions of Section 7.2.9) a maturity payment under any existing loan or credit facility (including any crisis and/or recovery-related Indebtedness incurred by a Group Member prior to the Debt Incurrence Trigger Date) or issued bonds of a Group Member, provided that;

(i)in the case of any such refinancing, the amount of such Indebtedness being used in connection with that refinancing does not increase the aggregate principal amount of such Indebtedness or the commitments outstanding at the time of that refinancing and is otherwise incurred on a basis permitted pursuant to this Agreement (including, without limitation, in relation to the provision of any Liens or guarantees that may be provided to support the relevant refinancing arrangement); and

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(ii)in the case of the refinancing of crisis and/or recovery-related Indebtedness of the type referred to above, that refinancing shall either (A) reduce the interest burden of the Borrower (and for such purposes the interest rate of any floating rate debt shall be determined based on reference rates then in effect at the time of the new debt incurrence) or (B) replace the existing secured and/or guaranteed Indebtedness with unsecured and unguaranteed debt;

(d)Indebtedness provided by banks or other financial institutions under the Borrower’s senior unsecured revolving credit facilities in an aggregate amount not greater than the commitments thereunder as in effect on February 19, 2021 plus the amount of any existing uncommitted incremental facilities (i.e. any unused accordion) on such facilities;

(e)any of the following types of indebtedness in each case incurred in the ordinary course of business of any Group Member and with the prior written consent of BpiFAE:

(i)the issuances of commercial paper;
(ii)Capitalized Lease Liabilities;
(iii)purchase money indebtedness;
(iv)indebtedness under overdraft facilities; and
(v)financial obligations in connection with repurchase agreements and/or securities lending arrangements; and

(f)vessel financings (including the financing of pre-delivery contract installments, change orders, owner furnished equipment costs or other such similar arrangements) in respect of vessels for which shipbuilding contracts have been executed on or prior to April 28, 2020 (provided, however, that a refinancing of a vessel financing shall not be included in this carve-out (f)).

“Default” means any Event of Default or any condition, occurrence or event which, after notice or lapse of time or both, would constitute an Event of Default.

“Delivery Non-Yard Costs Certificate” means the certificate to be provided to the Facility Agent in the form of Exhibit E-1 on or prior to the Actual Delivery Date certifying the amount in EUR of the Paid Non-Yard Costs and the Unpaid Non-Yard Costs as at the Actual Delivery Date, duly signed by the Borrower and endorsed by the Builder.

“Dispose” means to sell, transfer, license, lease, distribute or otherwise transfer, and “Disposition” shall have a correlative meaning.

"Disruption Event" means either or both of:

(a)a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Loan (or otherwise in order for the transactions contemplated

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by the Loan Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the parties; or

(b)the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a party preventing that, or any other, party:

(i)from performing its payment obligations under the Loan Documents; or

(ii)from communicating with other parties or in accordance with the terms of the Loan Documents,

and which (in either such case) is not caused by, and is beyond the control of, the party whose operations are disrupted.

“Dollar” and the sign “$” mean lawful money of the United States. “ECA Agent” is defined in the preamble.
“ECA Financed Vessel” means any Vessel subject to any ECA Financing.

“ECA Financing” means any financing arrangement pursuant to which one or more ECA Guarantor provides guarantees or other credit support (including but not limited to a sale and leaseback transaction or bareboat charter or lease or an arrangement whereby a Vessel under construction is pledged as collateral to secure the indebtedness of a shipbuilder, and, for the avoidance of doubt, committed but undrawn export credit agency facilities), entered into by the Borrower or a Subsidiary for the purpose of financing or refinancing all or any part of the purchase price, cost of design or construction of a Vessel or Vessels or the acquisition of Equity Interests of entities owning, or to own, Vessels.

“ECA Guarantor” means BpiFrance Assurance Export, Finnvera plc or Euler Hermes Aktiengesellschaft (or, in each case, any successor thereof).

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of a Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or
(b)of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“Effective Date” means the date this Agreement becomes effective pursuant to Section
11.8.

“Effective Time” means the Novation Effective Time as defined in the Novation
Agreement.

“Environmental Laws” means all applicable federal, state, local or foreign statutes, laws, ordinances, codes, rules and regulations (including consent decrees and administrative orders) relating to the protection of the environment.

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“Equity Interests” means, with respect to any Person, all of the shares, interests, rights, participations or other equivalents (however designated) of capital stock of (or other ownership or profit interests or units in) such Person and all of the warrants, options or other rights for the purchase, acquisition or exchange from such Person of any of the foregoing (including through convertible securities) but excluding any debt securities convertible into such Equity Interests.

“Escrow Account” means the Dollar escrow account of the Borrower opened or to be opened with the Escrow Account Bank for the purpose of receiving the relevant amount of the Additional Advances in respect of Unpaid Non-Yard Costs in accordance with Section 2.3f).

“Escrow Account Bank” means Citibank N.A., London Branch of Citigroup Centre, Canada Square, Canary Wharf, London E14 5LB.

“Escrow Account Security” means the account security in respect of the Escrow Account executed or, as the context may require, to be executed by the Borrower in favour of the Security Trustee prior to the Actual Delivery Date in the form agreed by the Lenders and the Borrower on or about the Signing Date.

“Escrow Agency and Trust Deed” means the agency and trust deed executed or, as the context may require, to be executed by, amongst others, the Borrower, the parties to this Agreement and the Security Trustee.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“EUR”, “Euro” and the sign “€” mean the currency of participating member states of the European Monetary Union pursuant to Council Regulation (EC) 974/98 of 3 May 1998, as amended from time to time.

“Event of Default” is defined in Section 8.1.

“Existing Principal Subsidiaries” means each Subsidiary of the Borrower that is a Principal Subsidiary on the Signing Date.

“Facility Agent” is defined in the preamble and includes each other Person as shall have subsequently been appointed as the successor Facility Agent, and as shall have accepted such appointment, pursuant to Section 10.5.

“FATCA” means (a) Sections 1471 through 1474 of the Code, as in effect at the date hereof, and any current or future regulations promulgated thereunder or official interpretations thereof, (b) any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in paragraph (a) above; or
(c)any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraphs (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction.

“FATCA Deduction” means a deduction or withholding from a payment under a Loan Document required by FATCA.

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“FATCA Exempt Party” means a party to this Agreement that is entitled to receive payments free from any FATCA Deduction.

“Fee Letter” means any letter entered into by reference to this Agreement between any or all of the Facility Agent, the ECA Agent, the Mandated Lead Arrangers, the Arrangers, the Lenders and/or the Borrower setting out the amount of certain fees referred to in, or payable in connection with, this Agreement.

“Final Maturity” means twelve (12) years after the Actual Delivery Date.

“Final Non-Yard Costs Certificate” means the certificate to be provided to the Facility Agent in the form of Exhibit E-2 on or prior to the NYC Cut Off Date certifying the amount in Euro of the Paid Non-Yard Costs as at the date of that certificate, duly signed by the Borrower.

“First Priority Assets” means the Vessels known on the Credit Enhancement Application Date as, or that sailed under the name, (i) Celebrity Constellation, (ii) Celebrity Equinox, (iii) Celebrity Millennium, (iv) Celebrity Silhouette, (v) Celebrity Summit, (vi) Celebrity Eclipse, (vii) Celebrity Infinity, (viii) Celebrity Reflection and (ix) Celebrity Solstice (it being understood that such Vessels shall remain “First Priority Assets” regardless of any change in name or ownership after such date).

“First Priority Guarantee” means, where the same is required to be provided pursuant to clause 6.1(d) of the Novation Agreement, the first priority guarantee granted by the First Priority Guarantor prior to the Novation Effective Time (and any other first priority guarantee granted by a First Priority Holdco Subsidiary in connection with becoming a First Priority Guarantor) in favor of the Facility Agent for the benefit of the Agents and the Lenders, in each case substantially in the form attached hereto as Exhibit G.

“First Priority Guarantor” means Celebrity Cruise Lines Inc. (and any of its successors) and any other First Priority Holdco Subsidiary that has granted or, prior to that entity becoming a First Priority Holdco Subsidiary pursuant to a Disposal of a First Priority Asset in accordance with Section 7.2.5(a)(v)(A), will grant a First Priority Guarantee.

“First Priority Holdco Subsidiaries” means one or more Subsidiaries of the Borrower that directly own any of the Equity Interests issued by any other Subsidiary of the Borrower that owns any First Priority Assets.

“First Priority Release Event” means the occurrence of any event or other circumstance that results in either (x) 80% of the aggregate principal amount of Bank Indebtedness outstanding as of the Credit Enhancement Application Date (being $5,300,000,000 (and 80% of which is $4,240,000,000)) or (y) 100% of the aggregate principal amount of Secured Note Indebtedness outstanding as of the effectiveness of the Credit Enhancement Application Date (being $3,320,000,000):

a)no longer remaining outstanding (whether as a result of repayment, redemption or otherwise (but excluding in connection with any enforcement action taken by the relevant creditors in respect of that Indebtedness)); and

b)not having been refinanced (whether initially or through subsequent refinancings) with Indebtedness that is (i) secured by a Lien or (ii) incurred or guaranteed by any one or more Subsidiaries of the Borrower.

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Notwithstanding the foregoing, a First Priority Release Event shall in no case occur if the Borrower has failed to pay any Indebtedness that is outstanding under any ECA Financing (including this Agreement) when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise). For the avoidance of doubt, if a First Priority Release Event would have occurred but for the continuance of the payment default described above, then a First Priority Release Event will occur immediately upon that payment default being remedied.

“Fiscal Quarter” means any quarter of a Fiscal Year.

“Fiscal Year” means any annual fiscal reporting period of the Borrower.

“Fixed Basic Contract Price” has the meaning given to it in the Receivable Purchase Agreement.

“Fixed Charge Coverage Ratio” means, as of the end of any Fiscal Quarter, the ratio computed for the period of four consecutive Fiscal Quarters ending on the close of such Fiscal Quarter of:

a)

i)save as provided in a)ii) below, net cash from operating activities (determined in accordance with GAAP) for such period; or

ii)in the case of the end of each of the first three Fiscal Quarters ending after the last day of the Fiscal Quarter ending on September 30, 2022, the Annualized Net Cash from Operating Activities for such relevant Fiscal Quarter; to

b)the sum of:

i)dividends actually paid by the Borrower during such period (including, without limitation, dividends in respect of preferred stock of the Borrower); plus

ii)scheduled cash payments of principal of all debt less New Financings (determined in accordance with GAAP, but in any event including Capitalized Lease Liabilities) of the Borrower and its Subsidiaries for such period.

“Fixed Rate” means a rate of 6.20% per annum (reflecting a stabilisation based funding rate of 5.53% per annum and a margin of 0.67% per annum).

“Fixed Rate Loan” means the Loan (or any part of it) which is accruing, or is to accrue, interest at the Fixed Rate.

“Floating Rate” means a rate per annum equal to the sum of the Reference Rate (or, if applicable at the relevant time of determination, the Compounded Reference Rate) plus, in each case, the Floating Rate Margin.

“Floating Rate Loan” means the Loan (or any part of it) which is accruing, or is to accrue, interest at the Floating Rate.

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“Floating Rate Margin” means, for each Interest Period 1.45% per annum.

“F.R.S. Board” means the Board of Governors of the Federal Reserve System or any successor thereto.

“French Authorities” means the Direction Générale du Trésor of the French Ministry of Economy and Finance, any successors thereto, or any other governmental authority in or of France involved in the provision, management or regulation of the terms, conditions and issuance of export credits including, among others, such entities to whom authority in respect of the extension or administration of export financing matters have been delegated, such as BpiFAE (in any of its capacities).

“Funding Losses Event” is defined in Section 4.4.1. “GAAP” is defined in Section 1.4.
“Government-related Obligations” means obligations of the Borrower or any Subsidiary of the Borrower under, or Indebtedness incurred by the Borrower or any Subsidiary of the Borrower to satisfy obligations under, any governmental requirement imposed by any Applicable Jurisdiction that must be complied with to enable the Borrower and its Subsidiaries to continue their business in such Applicable Jurisdiction, excluding, in any event, any taxes imposed on the Borrower or any Subsidiary of the Borrower.

“Group” means the Borrower and its Subsidiaries from time to time. “Group Member” means any entity that is a member of the Group.
“Group Member Guarantee” means any guarantee or other similar or analogous credit support arrangement granted by a Group Member (other than the Borrower) in support of the Indebtedness of another Group Member or any other Person.

“Guarantee” means the First Priority Guarantee, the Second Priority Guarantee, the Third Priority Guarantee and (if applicable) any Additional Guarantee and “Guarantees” means any or all of them.

“Guarantee Release Date” means the date upon which the First Priority Release Event, the Second Priority Release Event and the Third Priority Release Event have all occurred and accordingly, subject to Section 7.2.5(g) (and in particular proviso (2) to such Section 7.2.5(g)) each of the Guarantees has, where such Guarantees are required to be provided pursuant to clause 6.1(d) of the Novation Agreement, been released by the Facility Agent, and also being the date upon which, in accordance with Section 7.3, certain provisions of this Agreement shall be replaced by the provisions set out in Exhibit L, and if such date falls prior to the Novation Effective Time, the Guarantee Release Date shall be deemed to occur at the Novation Effective Time.

“Guarantor” means the provider of any Guarantee from time to time and “Guarantors” means any or all of them.

“Guarantor Side Letter” means the letter, substantially in the form attached to this Agreement as Exhibit O, to be entered into (if required pursuant to clause 6.1(d) of the Novation Agreement) prior to the Novation Effective Time between each Guarantor, the Borrower and

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the Facility Agent, pursuant to which the Guarantors shall agree to be bound by certain provisions of this Agreement (as more particularly set out therein).

“Hedging Instruments” means options, caps, floors, collars, swaps, forwards, futures and any other agreements, options or instruments substantially similar thereto or any series or combination thereof used to hedge interest, foreign currency and commodity exposures.

“herein”, “hereof”, “hereto”, “hereunder” and similar terms contained in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular Section, paragraph or provision of this Agreement or such other Loan Document.

“Illegality Notice” is defined in Section 3.2(b).

“Indebtedness” means, for any Person: (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of property or services, other than (i) trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within 180 days of the date the respective goods are delivered or the respective services are rendered and
(ii) any purchase price adjustment, earnout or deferred payment of a similar nature incurred in connection with an acquisition (but only to the extent that no payment has at the time accrued pursuant to such purchase price adjustment, earnout or deferred payment obligation); (c) Indebtedness of others secured by a Lien on the property of such Person, whether or not the respective Indebtedness so secured has been assumed by such Person; (d) obligations of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for the account of such Person; (e) Capital Lease Obligations of such Person; (f) guarantees by such Person of Indebtedness of others, up to the amount of Indebtedness so guaranteed; (g) obligations of such Person in respect of surety bonds and similar obligations; and (h) liabilities arising under Hedging Instruments.

“Indemnified Liabilities” is defined in Section 11.4. “Indemnified Parties” is defined in Section 11.4. “Interest Payment Date” means each Repayment Date.
“Interest Period” means the period between the Actual Delivery Date and the first Repayment Date, and subsequently each succeeding period between two consecutive Repayment Dates.

“Interest Stabilisation Agreement” means, in relation to the Fixed Rate Loan, an agreement on interest stabilisation entered into between BpiFAE and each Lender (other than BpiFAE or CAFFIL as assignee of all or any of SFIL’s rights as Lender following the enforcement of any security granted pursuant to paragraph (iv) of Section 11.11.1 in connection with the BpiFAE Enhanced Guarantee, subject as provided in Section 11.11.1) in connection with the Loan.

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“Investment Grade” means, with respect to Moody’s, a Senior Debt Rating of Baa3 or better and, with respect to S&P, a Senior Debt Rating of BBB- or better.

“JPM Agreements” means those certain Amended and Restated Credit Agreements, each dated as of October 4, 2023, among the Borrower, the various financial institutions parties thereto, as lenders, and JPMorgan Chase Bank, N.A. (as successor to The Bank of Nova Scotia), as administrative agent, as amended, restated, supplemented or otherwise modified from time to time.

“Last Reported Fiscal Quarter(s)” means the most recently completed Fiscal Quarter(s) for which the Borrower has filed financial statements with the SEC as part of an annual report on Form 10-K or a quarterly report on Form 10-Q.

“Lender” and “Lenders” are defined in the preamble.

“Lender Assignment Agreement” means any Lender Assignment Agreement substantially in the form of Exhibit C.

“Lending Office” means, relative to any Lender, the office of such Lender designated as such below its signature hereto or designated in a Lender Assignment Agreement or such other office of a Lender as designated from time to time by notice from such Lender to the Borrower and the Facility Agent, whether or not outside the United States but subject in all cases to the agreement of BpiFAE in relation to the Fixed Rate, which shall be making or maintaining the Loan of such Lender hereunder.

“Lien” means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property to secure payment of a debt or performance of an obligation or other priority or preferential arrangement of any kind or nature whatsoever.

“Lien Basket Amount” is defined in SECTION 7.2.3.b).

“Loan” means the advances made by the Lenders under this Agreement from time to time or, as the case may be, the aggregate outstanding amount of such advances from time to time.

“Loan Documents” means this Agreement, the Novation Agreement, the Escrow Agency and Trust Deed, the First Priority Guarantee, the Second Priority Guarantee, the Third Priority Guarantee, any Additional Guarantee, the Subordination Agreements, any Additional Subordination Agreement, any New Guarantor Subordination Agreement, the Guarantor Side Letter, the Fee Letters, the Escrow Account Security, any Compounded Reference Rate Supplement, any Compounding Methodology Supplement and any other document designated as a Loan Document by the Borrower and the Facility Agent.

“Loan Request” means the loan request and certificate duly executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit A hereto.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations or financial condition of the Borrower and its Subsidiaries taken as a whole, (b) the rights and remedies of the Facility Agent or any Lender under the Loan Documents or (c) the ability of the Borrower to perform its payment Obligations under the Loan Documents to which it is a party.

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“Material Guarantor” means (i) each of Celebrity Cruise Lines Inc., RCI Holdings LLC, RCL Cruise Holdings LLC and RCL Cruises Ltd (and each of their respective successors) and
(ii)any other entity that is, or becomes, a First Priority Guarantor, a Second Priority Guarantor or a Third Priority Guarantor.

“Material Litigation” is defined in Section 6.7. “Maximum Loan Amount” is defined in the preamble.
“Maximum Non-Yard Costs Amount” is defined in the preamble. “Moody's” means Moody's Investors Service, Inc.
“Net Debt” means, at any time, the aggregate outstanding principal amount of all debt (including, without limitation, the principal portion of all capitalized leases) of the Borrower and its Subsidiaries (determined on a consolidated basis in accordance with GAAP) less the sum of (without duplication);

a)all cash on hand of the Borrower and its Subsidiaries; plus

b)all Cash Equivalents.

“Net Debt to Capitalization Ratio” means, as at any date, the ratio of (a) Net Debt on such date to (b) Capitalization on such date.

“New Capital” means the aggregate gross amount of proceeds from any capital (whether in the form of debt, equity or otherwise) raised by the Borrower or any of its Subsidiaries in one or a series of financings after January 1, 2021 (including (a) amounts borrowed (that were previously undrawn) under committed term loan facilities existing as of such date and (b) Indebtedness borrowed in lieu of the committed term loan facilities described in the foregoing clause (a) if the incurrence of such Indebtedness results in a reduction or termination of such commitments); provided that proceeds of any capital raise which are used substantially concurrently for (i) the purchase price of a new Vessel or (ii) repayment of existing Indebtedness (other than Indebtedness (A) maturing no later than the end of the first full calendar year following the date of such repayment or (B) under any revolving credit agreement the repayment of which is not accompanied by a corresponding permanent reduction in the related revolving credit commitments), in each case, shall not constitute New Capital.

“New Financings” means proceeds from:

a)borrowed money (whether by loan or issuance and sale of debt securities), including drawings under this Agreement and any revolving credit facilities of the Borrower, and

b)the issuance and sale of equity securities.

“New Guarantor” means, with respect to any Vessel delivered after the Credit Enhancement Application Date, the Subsidiary of the Borrower that (a) directly owns the Equity Interests of the Principal Subsidiary that acquired such Vessel and (b) delivers an Additional Guarantee.

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“New Guarantor Subordination Agreement” means a subordination agreement pursuant to which the Lenders’ rights under the applicable Additional Guarantee will be fully subordinated in right of payment to the rights of the beneficiaries of the applicable Senior Guarantee, which subordination agreement shall be in a form and substance substantially the same as the other Subordination Agreements (reflecting any necessary logical and factual changes), with such changes, or otherwise in a form and substance, reasonably acceptable to the Facility Agent and the agent, trustee or other representative for such Senior Guarantee.

“Nominated Owner” means a Subsidiary of the Borrower to be nominated by the Borrower prior to the Actual Delivery Date to take delivery of the Vessel under the Construction Contract.

“Non-Yard Costs” has the meaning assigned to “NYC Allowance” in paragraph 1.5 of Article II of the Construction Contract and, when such expression is prefaced by the word “incurred”, shall mean such amount of the Non-Yard Costs, not exceeding EUR 90,000,000 (and having regard for this purpose to the proviso to Recital (B) and, if applicable, any required reduction in the Maximum Non-Yard Costs Amount as a result of such proviso), as shall at the relevant time have been paid, or become payable, to the Builder by the Borrower under the Construction Contract as part of the Contract Price.

“Novated Loan Balance” is as defined in the Novation Agreement.
“Novation Agreement” means the novation agreement dated 22 December 2023
(as amended from time to time) and made between the Original Borrower and the parties hereto pursuant to which (amongst other things) this Agreement was novated, amended and restated.
“Novation Effective Time” is as defined in the Novation Agreement. “NYC Applicable Rate” is as defined in the Novation Agreement.
“NYC Cut Off Date” means the date falling 60 days after the Actual Delivery Date or such later date as the Lenders (with the approval of BpiFAE) may agree.

“Obligations” means all obligations (payment or otherwise) of the Borrower arising under or in connection with this Agreement.

“Obligors” means, together, the Borrower and the Guarantors and “Obligor” means any of them.

"Option Period" is defined in Section 3.2(c).

“Organic Document” means, relative to the Borrower, its articles of incorporation (inclusive of any articles of amendment to its articles of incorporation) and its by-laws.

“Original Borrower” means Advantedge Limited of 190 Elgin Avenue, George Town, Grand Cayman KY1-9008, Cayman Islands.

“Other Basic Contract Price Increases” is defined in the Novation Agreement.

“Other ECA Parties” means the facility agents acting on behalf of the creditors under any ECA Financing in existence from time to time (excluding the Facility Agent acting in any representative capacity in connection with this Agreement).

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“Other Guarantees” means the guarantees issued, or to be issued, by any of the First Priority Guarantor, the Second Priority Guarantors, the Third Priority Guarantor or any New Guarantor in favor of any Other ECA Party; provided that any Other Guarantee issued by (a) the First Priority Guarantor shall be pari passu in right of payment with the First Priority Guarantee, (b) any Second Priority Guarantor shall be pari passu (or junior) in right of payment with the Second Priority Guarantee, (c) the Third Priority Guarantor shall be pari passu (or junior) in right of payment with the Third Priority Guarantee and (d) any New Guarantor shall be pari passu in right of payment with each Additional Guarantee issued by such New Guarantor.

“Other Senior Parties” means each agent, trustee or other representative in respect of Bank Indebtedness or Credit Card Obligations.

“Paid Non-Yard Costs” means as at any relevant date, the amount in Euro of the Non- Yard Costs which have been paid for by the Borrower and, where applicable, supplied, installed and completed on the Purchased Vessel and as determined in accordance with the relevant amounts certified in the Delivery Non-Yard Costs Certificate or, as the case may be, the Final Non-Yard Costs Certificate as at such time.

“Pari Passu Creditor” means with respect to any Group Member, any creditor under or in respect of any Indebtedness incurred by such Group Member (including in respect of any ECA Financing) which is not, as at December 31, 2020, secured by a Lien over a Vessel or which, at any time (whether pursuant to the operation of Section 7.1.8(b) or otherwise), shares in the same security and/or guarantee package as the Lenders.

“Participant” is defined in Section 11.11.2. “Participant Register” is defined in Section 11.11.2.
“Percentage” means, relative to any Lender, the percentage set forth opposite its signature hereto or as set out in the applicable Lender Assignment Agreement, as such percentage may be adjusted from time to time pursuant to Section 4.9 or pursuant to Lender Assignment Agreement(s) executed by such Lender and its Assignee Lender(s) and delivered pursuant to Section 11.11.1.

“Permitted Refinancing” means, in respect of any Indebtedness or commitments, any amendment, restatement, extension, renewal, refinancing or replacement that does not increase the aggregate principal amount of such Indebtedness or commitments outstanding at the time of such Permitted Refinancing other than by the amount of unpaid accrued interest and premium thereon and underwriting discounts, fees, commissions and expenses associated with such amendment, restatement, supplement, refinancing or other modification.

“Person” means any natural person, corporation, limited liability company, partnership, firm, association, trust, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

“Poseidon Principles” means the financial industry framework for assessing and disclosing the climate alignment of ship finance portfolios published in June 2019 as the same may be amended or replaced to reflect changes in applicable law or regulation or the introduction of or changes to mandatory requirements of the International Maritime Organisation from time to time.

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“Prepayment Event” is defined in Section 9.1.
“Principal Subsidiary” means any Subsidiary of the Borrower that owns a Vessel. “Purchase Price” means, with respect to any Vessel, the book value of such Vessel at the time initially acquired by a Principal Subsidiary. “Purchased Vessel” is defined in the preamble.
“Receivable Purchase Agreement” is as defined in the Novation Agreement.

“Reference Rate” has the meaning given to it in, and is determined in accordance with, Exhibit M.

“Register” is defined in Section 11.11.3.

“Repayment Date” means, subject to Section 4.8(c), each of the dates for payment of the repayment installments of the Loan pursuant to Section 3.1.

“Required Lenders” means (a) at any time when SFIL is a Lender, SFIL and at least one other Lender that in the aggregate with SFIL hold more than 50% of the aggregate unpaid principal amount of the Loan or (b) or at any other time, Lenders that in the aggregate hold more than 50% of the aggregate unpaid principal amount of the Loan, and in each case, if no such principal amount is then outstanding, Lenders that in the aggregate have more than 50% of the Commitments.

“Resolution Authority” means any body which has authority to exercise any Write- down and Conversion Powers.

“Restricted Credit Enhancement” means any Group Member Guarantee, Lien or other security or other similar or analogous credit support arrangement granted by a Group Member in respect of any Indebtedness of a Group Member.

“S&P” means Standard & Poor's Financial Services LLC, a wholly-owned subsidiary of The McGraw-Hill Financial Inc.

“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions.

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, or by the United Nations Security Council, the European Union or any European Union member state, or any person owned or controlled by any such Person or Persons, or (b) any Person operating, organized or resident in a Sanctioned Country.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any European Union member state or Her Majesty’s Treasury of the United Kingdom.

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“SEC” means the United States Securities and Exchange Commission and any successor thereto.

“Second Priority Assets” means the Vessels known on the Credit Enhancement Application Date as, or that sailed under the name, (i) Azamara Quest, (ii) Azamara Pursuit,
(iii)Azamara Journey, (iv) Celebrity Edge, (v) Celebrity Apex, (vi) Celebrity Flora, (vii) Celebrity Xpedition, (viii) Celebrity Xperience, (ix) Celebrity Xploration, (x) Monarch, (xi) Horizon and (xii) Sovereign (it being understood that such Vessels shall remain “Second Priority Assets” regardless of any change in name or ownership after such date).

“Second Priority Guarantee” means, where the same is required to be provided pursuant to clause 6.1(d) of the Novation Agreement, the second priority guarantee granted by the Second Priority Guarantors prior to the Novation Effective Time (and any other second priority guarantee granted by a Second Priority Holdco Subsidiary in connection with becoming a Second Priority Guarantor) in favor of the Facility Agent for the benefit of the Agents and the Lenders, in each case substantially in the form attached hereto as Exhibit H.

“Second Priority Guarantors” means RCL Cruise Holdings LLC, Torcatt Enterprises S.A., RCL Holdings Cooperatief UA, RCL Cruises Ltd and RCL Investments Ltd (and any of their respective successors) and any other Second Priority Holdco Subsidiary that has granted or, prior to that entity becoming a Second Priority Holdco Subsidiary pursuant to a Disposal of a Second Priority Asset in accordance with Section 7.2.5(b)(iii)(A), will grant a Second Priority Guarantee.

“Second Priority Holdco Subsidiaries” means (a) RCL Cruises Ltd. or any other Subsidiaries of the Borrower that directly own all of the equity interests in (i) RCL TUI Cruises German Verwaltungs GmbH and (ii) RCL TUI Cruises German Holding GmbH & Co. KG and
(b)one or more Subsidiaries of the Borrower that directly own any of the Equity Interests issued by any other Subsidiary of the Borrower that owns any Second Priority Asset. For the avoidance of doubt, Second Priority Holdco Subsidiaries shall not include any Principal Subsidiary.

“Second Priority Release Event” means the occurrence of any event or other circumstance that results in either (x) 80% of the aggregate principal amount of Bank Indebtedness outstanding as of the Credit Enhancement Application Date (being
$5,300,000,000 (and 80% of which is $4,240,000,000)) or (y) 100% of the aggregate principal amount of Secured Note Indebtedness outstanding as of the effectiveness of the Credit Enhancement Application Date (being $3,320,000,000):

a)no longer remaining outstanding (whether as a result of repayment, redemption or otherwise (but excluding in connection with any enforcement action taken by the relevant creditors in respect of that Indebtedness)); and

b)not having been refinanced (whether initially or through subsequent refinancings) with Indebtedness that is (i) secured by a Lien or (ii) incurred or guaranteed by any one or more Subsidiaries of the Borrower, and which, in the case of (y) above, has resulted in the release of (or will result in the substantially simultaneous release of) each guarantee granted by the Second Priority Guarantors in respect of the Bank Indebtedness.

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Notwithstanding the foregoing, a Second Priority Release Event shall in no case occur if the Borrower has failed to pay any Indebtedness that is outstanding under any ECA Financing (including this Agreement) when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise). For the avoidance of doubt, if a Second Priority Release Event would have occurred but for the continuance of the payment default described above, then a Second Priority Release Event will occur immediately upon that payment default being remedied.

“Secured Note Indebtedness” means the aggregate amount from time to time of the Borrower’s Indebtedness under the Secured Note Indentures.

“Secured Note Indentures” means, together, (i) that certain Indenture dated as of May 19, 2020 (as amended, supplemented, extended, refinanced, replaced and/or otherwise modified from time to time) in respect of the 11.500% Senior Secured Notes due 2025, among the Borrower, as issuer, guarantors party thereto and The Bank of New York Trust Company,
N.A. as trustee, principal paying agent, transfer agent, registrar and security agent, and (ii) that certain Indenture dated as of October 6, 2022 (as amended, supplemented, extended, refinanced, replaced and/or otherwise modified from time to time) in respect of the 8.250% Senior Secured Notes due 2029, among the Borrower, as issuer, guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee, principal paying agent, transfer agent, registrar and security agent.

“Security Trustee” means Citicorp Trustee Company Limited of Citigroup Centre, Canada Square, London E14 5LB in its capacity as security trustee for the purpose of the Escrow Account Security.

“Senior Debt Rating” means, as of any date, (a) the implied senior debt rating of the Borrower for debt pari passu in right of payment and in right of collateral security with the Obligations as given by Moody's and S&P or (b) in the event the Borrower receives an actual unsecured senior debt rating (apart from an implied rating) from Moody's and/or S&P, such actual rating or ratings, as the case may be (and in such case the Senior Debt Rating shall not be determined by reference to any implied senior debt rating from either agency).

“Senior Guarantee” means any guarantee by a New Guarantor of Indebtedness incurred by the Borrower or any of its Subsidiaries after the Credit Enhancement Application Date; provided that the aggregate principal amount of Indebtedness guaranteed under any Senior Guarantee shall in no case exceed 10.0% of the Purchase Price of the relevant Vessel owned by the Principal Subsidiary of such New Guarantor that acquired such Vessel.

“Senior Parties” means each agent, trustee or other representative in respect of Unsecured Note Indebtedness.

“SFIL” means SFIL, a French société anonyme with is registered office at 112-114 avenue Emile Zola, 75015 Paris, France, registered at the trade and companies registry of Paris under number 428 782 585.

“Signing Date” means the date of the Novation Agreement.

“Spot Rate of Exchange” is as defined in the Novation Agreement.

“Statement of Compliance” means a Statement of Compliance related to fuel oil consumption pursuant to regulations 6.6 and 6.7 of Annex VI.

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“Stockholders’ Equity” means, as at any date, the Borrower’s stockholders’ equity on such date, excluding Accumulated Other Comprehensive Income (Loss), determined in accordance with GAAP and which shall, for the purposes of determining the level of Stockholders’ Equity for the purposes of assessing compliance with the financial covenants contained in Section 7.2.4.:

1)for the Fiscal Quarter ended March 31, 2023 (or, if later, the last full Fiscal Quarter to end prior to the 4.25% Maturity Date), also include the 4.25% Converted Debt in the amount of $1,150,000,000 as reduced by (i) the value of the 4.25% Converted Debt that the Borrower has elected to settle in cash (rather than equity) in accordance with section 14.02 of the 4.25% Convertible Notes Indenture and (ii) the value of any new equity the Borrower issues in order to settle in equity that 4.25% Converted Debt obligation;

2)for the Fiscal Quarter ended September 30, 2023 (or, if later, the last full Fiscal Quarter to end prior to the 2.875% Maturity Date), also include the 2.875% Converted Debt in the amount of $575,000,000 as reduced by (i) the value of the 2.875% Converted Debt that the Borrower has elected to settle in cash (rather than equity) in accordance with section 14.02 of the 2.875% Convertible Notes Indenture and (ii) the value of any new equity the Borrower issues in order to settle in equity that 2.875% Converted Debt obligation; and

3)for all periods starting after September 30, 2022, the outstanding amount of the 4.25% Converted Debt and 2.875% Converted Debt (as applicable) will be accounted for as equity (and, in the case of the 4.25% Converted Debt for the Fiscal Quarter ended March 31, 2023 (or, if later, the last full Fiscal Quarter to end prior to the 4.25% Maturity Date), in accordance with calculations set out in paragraph
1)above and, in the case of the 2.875% Converted Debt for the Fiscal Quarter ended September 30, 2023 (or, if later, the last full Fiscal Quarter to end prior to the 2.875% Maturity Date), in accordance with calculations set out in paragraph 2)) and accordingly shall be added to Stockholders’ Equity; provided that, on and after (i) the 4.25% Maturity Date, only such part of the 4.25% Converted Debt as has actually been converted into equity securities and (ii) the 2.875% Maturity Date, only such part of the 2.875% Converted Debt as has actually been converted into equity securities, shall, in each case, be added to Stockholders’ Equity, provided that:

a)any non-cash charge to Stockholders’ Equity resulting (directly or indirectly) from a change after the Signing Date in GAAP or in the interpretation thereof shall be disregarded in the computation of Stockholders’ Equity such that the amount of any reduction thereof resulting from such change shall be added back to Stockholders’ Equity;

b)any non-cash write-off to Stockholders’ Equity with respect to the Fiscal Year ended December 31, 2020 shall be disregarded in the computation of Stockholders’ Equity such that the amount of any reduction thereof resulting from such write-offs shall be added back to Stockholders’ Equity;

c)any non-cash write-off to Stockholders’ Equity with respect to the Fiscal Year ended December 31, 2021 or December 31, 2022 (excluding any such

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write-offs to goodwill with respect to either such Fiscal Year) shall be disregarded in the computation of Stockholders’ Equity such that the amount of any reduction thereof resulting from such write-off shall be added back to Stockholders’ Equity; provided that the aggregate amount of such write-offs added back to Stockholders’ Equity pursuant to this clause
(c)shall not exceed the greater of (i) 10.0% of the total assets of the Borrower and its Subsidiaries taken as a whole as determined in accordance with GAAP as at the last day of the most recently ended Fiscal Quarter and (ii) $3,000,000,000;

d)any non-cash write-off to such part of the Borrower’s goodwill as existed on the Borrower’s balance sheet as of December 31, 2020 (namely
$809,480,000) in respect of the Fiscal Years ended December 31, 2021, December 31, 2022, December 31, 2023 and December 31, 2024, shall be disregarded in the computation of Stockholders’ Equity such that the amount of any reduction thereof resulting from such write-offs shall be added back to Stockholders’ Equity;

e)the impact, as determined in accordance with GAAP, on the computation of Stockholders’ Equity of one-time expenses (including, without limitation, prepayment penalties) related to the refinancing of secured or guaranteed Debt Incurrence in respect of the Fiscal Quarters commencing on and from March 31, 2020 shall be disregarded in the computation of Stockholders’ Equity such that the amount of any reduction thereof resulting from such expenses shall be added back to Stockholders’ Equity; and

f)“net loss attributable to Royal Caribbean Cruises Ltd.” (but excluding any net loss associated with an impairment or write-off added back pursuant to clause (b), clause (c), clause (d) or clause (e) above), determined in accordance with GAAP as shown in the Borrower’s consolidated statement of comprehensive (loss) income, attributable to the Fiscal Years ending December 31, 2021 and December 31, 2022 shall be added back to Stockholders’ Equity; provided that the aggregate amount added back to Stockholders’ Equity pursuant to clause (c) above and this clause (f) shall not exceed $4,500,000,000, and provided further that unless the Borrower, the Facility Agent and the ECA Agent (acting upon the instructions of BpiFAE) have agreed otherwise in writing, the aggregate amount of the add backs made pursuant to paragraphs (b) to (f) above shall automatically be reduced successively by 25 per cent of such aggregate amount in the last Fiscal Quarter of each of the four (4) Fiscal Years commencing January 1, 2025 so as to reduce to zero any such add backs by, and in the assessment of, the Fiscal Year ended December 31, 2028.

For the avoidance of doubt:

(A)no item added back to Stockholders’ Equity pursuant to paragraphs (b) to (f) above shall be added back pursuant to any other clause, section or paragraph of this Agreement; and

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(B)for the purposes of this Agreement, and notwithstanding any amendment, supplement or other modification to the 4.25% Convertible Notes Indenture or the 2.875% Convertible Notes Indenture the maximum amount of 4.25% Converted Debt and 2.875% Converted Debt shall, subject to the reductions referred to in paragraphs 1) and 2) above, at no time exceed
$1,150,000,000 and $575,000,000 (respectively).

“Subordination Agreement” means any subordination agreement with respect to the Second Priority Guarantee or the Third Priority Guarantee executed by the Facility Agent and any of the Senior Parties or Other Senior Parties.

“Subsidiary” means, with respect to any Person, any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person.

“Third Priority Assets” means the Vessels known on the Credit Enhancement Application Date as, or that sailed under the name, (i) Symphony of the Seas, (ii) Oasis of the Seas, (iii) Harmony of the Seas, (iv) Spectrum of the Seas, (v) Quantum of the Seas, (vi) Ovation of the Seas and (vii) Anthem of the Seas (it being understood that such Vessels shall remain “Third Priority Assets” regardless of any change in name or ownership after the such date).

“Third Priority Guarantee” means, where the same is required to be provided pursuant to clause 6.1(d) of the Novation Agreement, the third priority guarantee granted by RCI Holdings LLC prior to the Novation Effective Time (and any other third priority guarantee granted by a Third Priority Holdco Subsidiary in connection with becoming a Third Priority Guarantor) in favor of the Facility Agent for the benefit of the Agents and the Lenders, in each case substantially in the form attached hereto as Exhibit I.

“Third Priority Guarantor” means RCI Holdings LLC (and any of its successors) and any other Third Priority Holdco Subsidiary that has granted or, prior to that entity becoming a Third Priority Holdco Subsidiary pursuant to a Disposal of a Third Priority Asset in accordance with Section 7.2.5(c)(iii)(A), will grant a Third Priority Guarantee.

“Third Priority Holdco Subsidiaries” means one or more Subsidiaries of the Borrower that directly own any of the Equity Interests issued by any other Subsidiary of the Borrower that owns any Third Priority Asset.

“Third Priority Release Event” means the occurrence of any event or other circumstance that results in either (x) 80% of the aggregate principal amount of Bank Indebtedness outstanding as of the Credit Enhancement Application Date (being
$5,300,000,000 (and 80% of which is $4,240,000,000)) or (y) 100% of the aggregate principal amount of Unsecured Note Indebtedness outstanding as of the Credit Enhancement Application Date (being, in aggregate, $1,700,000,000):

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a)no longer remaining outstanding (whether as a result of repayment, redemption or otherwise (but excluding in connection with any enforcement action taken by the relevant creditors in respect of that Indebtedness)); and

b)not having been refinanced (whether initially or through subsequent refinancings) with Indebtedness that is (i) secured by a Lien or (ii) incurred or guaranteed by any one or more Subsidiaries of the Borrower, and which, in the case of (y) above, has resulted in the release of (or will result in the substantially simultaneous release of) each guarantee granted by the Third Priority Guarantor in respect of the Unsecured Note Indebtedness and the Bank Indebtedness.

Notwithstanding the foregoing, a Third Priority Release Event shall in no case occur if the Borrower has failed to pay any Indebtedness that is outstanding under any ECA Financing (including this Agreement) when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise). For the avoidance of doubt, if a Third Priority Release Event would have occurred but for the continuance of the payment default described above, then a Third Priority Release Event will occur immediately upon that payment default being remedied.

“UK Bail-In Legislation” means Part I of the United Kingdom Banking Act 2009 and any other law or regulation applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings).

“United States” or “U.S.” means the United States of America, its fifty States and the District of Columbia.

“Unpaid Non-Yard Costs” means, as at the Actual Delivery Date, the amount in Euro of the Non-Yard Costs which have not been paid for by the Borrower and/or where applicable, supplied, installed and completed on the Purchased Vessel as at the Actual Delivery Date and as determined in accordance with the relevant amounts certified in the Delivery Non-Yard Costs Certificate.

“Unsecured Note Indebtedness” means the aggregate amount from time to time of the Borrower’s Indebtedness under the Unsecured Note Indentures.

“Unsecured Note Indentures” means, together, (i) that certain Indenture dated as of October 6, 2022 (as amended, supplemented, extended, refinanced, replaced and/or otherwise modified from time to time) in respect of the 9.250% Senior Notes due 2029, among the Borrower, as issuer, RCI Holdings LLC, as guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee, principal paying agent, transfer agent and registrar, and (ii) that certain Indenture dated as of February 13, 2023 (as amended, supplemented, extended, refinanced, replaced and/or otherwise modified from time to time) in respect of the 7.250% Senior Notes due 2030, among the Borrower, as issuer, RCI Holdings LLC, as guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee, principal paying agent, transfer agent and registrar.

“US Dollar Equivalent” means (i) for all EUR amounts payable in respect of the Additional Advances for the amount of the Non-Yard Costs or the Other Basic Contract Price Increases referred to in clause 5.2(a) of the Novation Agreement (and disregarding for the

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purposes of this definition that the Additional Advance in respect of such amounts shall be drawn in Dollars), such EUR amounts converted to a corresponding Dollar amount at the Weighted Average Rate of Exchange and (ii) for the EUR amount payable in respect of the Additional Advance for the BpiFAE Premium referred to in clause 5.2(b) of the Novation Agreement and for the calculation and payment of the Novated Loan Balance (as defined in the Novation Agreement), the amount thereof in EUR converted to a corresponding Dollar amount as determined by the Facility Agent on the basis of the Spot Rate of Exchange. Such rate of exchange under (i) above shall be evidenced by foreign exchange counterparty confirmations to the extent applicable. The US Dollar Equivalent of the Maximum Loan Amount shall be calculated by the Borrower in consultation with the Facility Agent no less than two (2) Business Days prior to the proposed Actual Delivery Date.

“US Government Securities Business Day” has the meaning given to it in Exhibit M. “Vessel” means a passenger cruise vessel owned by a Group Member.
“Weighted Average Rate of Exchange” means the weighted average rate of exchange which results from the following:

a)the rates of exchange the Borrower has agreed, either in the spot or forward currency markets, to pay its counterparties for the purchase of the relevant amounts of Euro with Dollars for the payment of the Euro amount of the Contract Price (excluding for this purpose the third to seventh (inclusive) instalments of the Basic Contract Price but including the portion of the Contract Price comprising the Change Orders, any Other Basic Contract Price Increases and the Non-Yard Costs); and

b)in the case of the third to seventh (inclusive) instalments of the Basic Contract Price, the Agreed BpiFAE USD-EUR Exchange Rate,

and including in such weighted average calculation (i) the NYC Applicable Rate in relation to the portion of the Contract Price comprising the Non-Yard Costs and (ii) the spot rates for any other Euro amounts that have not been hedged by the Borrower.

“Write-down and Conversion Powers” means:

(a)in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule;

(b)in relation to any UK Bail-In Legislation, any powers under that UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that UK Bail-In Legislation that are related to or ancillary to any of those powers; and

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(c)in relation to any other applicable Bail-In Legislation (excluding the UK Bail-In Legislation and the Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time):

(i)any powers under that Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers; and

(ii)any similar or analogous powers under that Bail-In Legislation.

SECTION 1.2. Use of Defined Terms. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall, when capitalized, have such meanings when used in the Loan Request and each notice and other communication delivered from time to time in connection with this Agreement or any other Loan Document.

SECTION 1.3. Cross-References. Unless otherwise specified, references in this Agreement and in each other Loan Document to any Article or Section are references to such Article or Section of this Agreement or such other Loan Document, as the case may be, and, unless otherwise specified, references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.

SECTION 1.4. Accounting and Financial Determinations. Unless otherwise specified, all accounting terms used herein or in any other Loan Document shall be interpreted, all accounting determinations and computations hereunder or thereunder (including under Section 7.2.4) shall be made, and all financial statements required to be delivered hereunder or thereunder shall be prepared, in accordance with United States generally accepted accounting principles (“GAAP”) consistently applied (or, if not consistently applied, accompanied by details of the inconsistencies); provided that if the Borrower elects to apply or is required to apply International Financial Reporting Standards (“IFRS”) accounting principles in lieu of GAAP, upon any such election and notice to the Facility Agent, references herein to GAAP shall thereafter be construed to mean IFRS (except as otherwise provided in this Agreement); provided further that if, as a result of (i) any change in GAAP or IFRS or in the interpretation thereof or (ii) the application by the Borrower of IFRS in lieu of GAAP, in each case, after the date of the financial statements referred to in Section 6.15, there is a change in the manner of determining any of the items referred to herein or thereunder that are to be determined by reference to GAAP, and the effect of such change would (in the reasonable opinion of the Borrower or the Facility Agent) be such as to affect the basis or efficacy of the

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financial covenants contained in Section 7.2.4 in ascertaining the consolidated financial condition of the Borrower and its Subsidiaries and the Borrower notifies the Facility Agent that the Borrower requests an amendment to any provision hereof to eliminate such change occurring after the date hereof in GAAP or the application thereof on the operation of such provision (or if the Facility Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), then such item shall for the purposes of Section 7.2.4 continue to be determined in accordance with GAAP relating thereto as if GAAP were applied immediately prior to such change in GAAP or in the interpretation thereof until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding the foregoing, all obligations of any person that are or would be characterized as operating lease obligations in accordance with GAAP on the B34 Facility Amendment Date (whether or not such operating lease obligations were in effect on such date) shall continue to be accounted for as operating lease obligations for the purposes of this Agreement regardless of any change in GAAP following the B34 Facility Amendment Date that would otherwise require such obligations to be recharacterized (on a prospective or retroactive basis or otherwise) as capital leases, provided that, for clarification purposes, operating leases recorded as liabilities on the balance sheet due to a change in accounting treatment, or otherwise, shall for all purposes not be treated as Indebtedness, Capital Lease Obligations or Capitalized Lease Liabilities.

SECTION 1.5. Construction of certain provisions relating to the Floating Rate Loan

(a)A Lender's "cost of funds" in relation to its participation in the Floating Rate Loan (or any part of it) is a reference to the average cost (determined either on an actual or a notional basis) which that Lender would incur if it were to fund, from whatever source(s) it may reasonably select, an amount equal to the amount of that participation in the Floating Rate Loan or that part of it for a period equal in length to the Interest Period of the Floating Rate Loan or that part of it.

(b)A reference in this Agreement (including Exhibit M) to a page or screen of an information service displaying a rate shall include:

(i)any replacement page of that information service which displays that rate; and
(ii)the appropriate page of such other information service which displays that rate from time to time in place of that information service, and, if such page or service ceases to be available, shall include any other page or service displaying that rate specified by the Facility Agent after consultation with the Borrower.
(c)Any Compounded Reference Rate Supplement overrides anything in:

(i)Schedule 1 to Exhibit M; or
(ii)any earlier Compounded Reference Rate Supplement.

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(d)A Compounding Methodology Supplement relating to the Daily Non-Cumulative Compounded RFR Rate or the Cumulative Compounded RFR Rate overrides anything relating to that rate in:

(i)Schedule 2 or Schedule 3 (as applicable) to Exhibit M; and
(ii)any earlier Compounding Methodology Supplement.
ARTICLE II

COMMITMENTS AND BORROWING PROCEDURES

SECTION 2.1. Commitment. On the terms and subject to the conditions of this Agreement (including Article V), each Lender severally agrees to make its portion of the Loan pursuant to its Commitment described in Section 2.2. No Lender’s obligation to make its portion of the Loan shall be affected by any other Lender’s failure to make its portion of the Loan.

SECTION 2.2. Commitment of the Lenders; Termination and Reduction of Commitments.

a)Each Lender will make its portion of the Loan available to the Borrower in accordance with Section 2.3 on the Actual Delivery Date. The commitment of each Lender described in this Section 2.2 (herein referred to as its “Commitment”) shall be the commitment of such Lender to make available to the Borrower its portion of the Loan hereunder expressed as the initial amount set forth opposite such Lender’s name on its signature page attached hereto or, in the case of any Lender that becomes a Lender pursuant to an assignment pursuant to Section 11.11.1, the amount set forth as such Lender’s Commitment in the related Lender Assignment Agreement, in each case as such amount may be reduced from time to time pursuant clause 10.2 of the Novation Agreement or reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 11.11.1. Notwithstanding the foregoing, each Lender’s Commitment shall terminate on the earlier of (i) the Commitment Termination Date if the Purchased Vessel is not delivered prior to such date and (ii) the Actual Delivery Date.

b)If any Lender shall default in its obligations under Section 2.1, the Facility Agent shall, at the request of the Borrower, use reasonable efforts to assist the Borrower in finding a bank or financial institution acceptable to the Borrower to replace such Lender.

SECTION 2.3. Borrowing Procedure.

a)Part of the Loan in an amount equal to the Novated Loan Balance shall be assumed by the Borrower and be deemed to be advanced to, and borrowed by the Borrower, pursuant to the provisions of clause 3 of the Novation Agreement and thereafter converted into Dollars pursuant to clause 5.1 of the Novation Agreement.

b)In relation to the amount of the Loan comprised by the Additional Advances, the Borrower shall deliver a Loan Request and the documents required to be delivered pursuant to Section 5.1.1(a) to the Facility Agent on or before 3:00 p.m., London time, not less than two (2) Business Days prior to the anticipated Actual Delivery Date. The Additional Advances shall be drawn in Dollars.

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c)The Facility Agent shall promptly notify each Lender of the Loan Request in respect of the Additional Advances by forwarding a copy thereof to each Lender, together with its attachments. On the terms and subject to the conditions of this Agreement, the portion of the Loan in respect of the Additional Advances shall be made on the Actual Delivery Date. On or before 11:00 a.m., London time, on the Actual Delivery Date, the Lenders shall, without any set-off or counterclaim, deposit with the Facility Agent same day funds in an amount equal to such Lender’s Percentage of the requested portion of the Additional Advances in Dollars. Such deposits will be made to such account which the Facility Agent shall specify from time to time by notice to the Lenders. To the extent funds are so received from the Lenders (and having regard, where applicable, to Sections 2.3d), e) and f) below), the Facility Agent shall, without any set-off or counterclaim, make such funds available to the Borrower on the Actual Delivery Date by wire transfer of same day funds to the accounts the Borrower shall have specified in its Loan Request.

d)If the Borrower elects to finance that part of the BpiFAE Premium payable by the Borrower with an Additional Advance under clause 5.2(b)(i) of the Novation Agreement, the Borrower shall indicate such election in the Loan Request. The amount of the advance in Dollars (the “US Dollar BpiFAE Advance Amount”) that will fund the BpiFAE Premium shall be equal to the Dollar amount that corresponds to the EUR amount of the BpiFAE Premium to be financed with such advance, which amount shall be determined by the Facility Agent based on the Spot Rate of Exchange. The Facility Agent shall notify the Borrower and the Lenders of the US Dollar BpiFAE Advance Amount on the date such Loan Request is delivered, and the Lenders shall deposit such US Dollar BpiFAE Advance Amount with the Facility Agent in accordance with Section 2.3.c). The Facility Agent shall furnish a certificate to the Borrower on the date such Loan Request is delivered setting forth such Spot Rate of Exchange, its derivation and the calculation of the US Dollar BpiFAE Advance Amount. If the Borrower elects to so finance the BpiFAE Premium, the Borrower will be deemed to have directed the Facility Agent to pay over directly to BpiFAE on behalf of the Borrower that portion of the EUR amount of the BpiFAE Premium to be financed with the proceeds of the advance on the Actual Delivery Date and to retain for its own account deposits made by the Lenders in Dollars in an amount equal to the portion of the US Dollar BpiFAE Advance Amount attributable to the BpiFAE Premium paid by the Facility Agent to BpiFAE on behalf of the Borrower.

e)If the Borrower elects to finance that part of the BpiFAE Premium payable by the Borrower with an Additional Advance under clause 5.2(b)(ii) of the Novation Agreement, the Borrower shall indicate such election in the Loan Request (and whether it wishes to receive such amount in EUR or in Dollars). The amount of the advance in Dollars (the “US Dollar BpiFAE Balance Amount”) that will fund the BpiFAE Premium shall be equal to the Dollar amount that corresponds to the EUR amount of the BpiFAE Premium to be financed with such advance, which amount shall be determined by the Facility Agent based on the Spot Rate of Exchange. The Facility Agent shall notify the Borrower and the Lenders of the US Dollar BpiFAE Balance Amount on the date such Loan Request is delivered, and the Lenders shall deposit such US Dollar BpiFAE Balance Amount with the Facility Agent in accordance with Section
2.3 c). The Facility Agent shall furnish a certificate to the Borrower on the date such Loan Request is delivered setting forth such Spot Rate of Exchange, its derivation and the calculation of the US Dollar BpiFAE Balance Amount. If the Borrower elects to so

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finance the BpiFAE Premium and receive the proceeds in EUR, the Borrower will be deemed to have directed the Facility Agent to pay over to the Borrower (or, if applicable, the Builder) that portion of the EUR amount of the BpiFAE Premium to be financed with the proceeds of the advance on the Actual Delivery Date and to retain for its own account deposits made by the Lenders in Dollars in an amount equal to the US Dollar BpiFAE Balance Amount.

f)In relation to any Additional Advance that is to be advanced to the Borrower in respect of the Non-Yard Costs it is agreed that:

i)an amount equal to the US Dollar Equivalent of eighty per cent (80%) of the Paid Non-Yard Costs shall be advanced to the Borrower on the Actual Delivery Date in accordance with the provisions of Section 2.3 c), which amount shall be determined by the Facility Agent based on the amounts contained in the Delivery Non-Yard Costs Certificate; and

ii)an amount equal to the US Dollar Equivalent of eighty per cent (80%) of the Unpaid Non-Yard Costs, which amount shall be determined by the Facility Agent based on the amounts contained in the Delivery Non-Yard Costs Certificate (the “Escrow Amount”), shall be remitted by the Facility Agent (and the Borrower hereby instructs the Facility Agent to make such remittance) to the Escrow Account and such amount shall be regulated in accordance with the following provisions of this Section 2.3 f) and the Escrow Account Security, subject to the aggregate of the amounts referred to in i) and ii) above not exceeding the Maximum Non-Yard Costs Amount (as such amount may be reduced as result of the proviso to Recital (B)).

Where an Escrow Amount payment is made to the Escrow Account pursuant to ii) above, the Borrower shall be entitled at any time prior to the NYC Cut Off Date to provide the Facility Agent with the Final Non-Yard Cost Certificate setting out the final amount of the Paid Non-Yard Costs. Where the Final Non-Yard Costs Certificate is so received by the Facility Agent, the Facility Agent shall determine promptly the US Dollar Equivalent of the EUR amount of the Paid Non-Yard Costs and within one Business Day thereafter shall authorize the release of the Escrow Amount (or, if less, an amount equal to the US Dollar Equivalent of eighty per cent of the final amount of the Paid Non-Yard Costs (as determined above) less the amount previously advanced to the Borrower under i) above) to the Borrower. Any interest accruing on the Escrow Account shall be released to the Borrower at the same time as the release of the Escrow Amount (or, if applicable, part thereof) to the Borrower pursuant to this provision.

If any amount of the Escrow Amount remains on the Escrow Account on the day falling immediately after the NYC Cut Off Date (having regard to any applicable permitted release of moneys from the Escrow Account to the Borrower referred to above) then on the Business Day thereafter the Facility Agent shall be entitled to request (and, promptly upon the written instruction of the Borrower, shall request) the withdrawal of that amount from the Escrow Account and shall apply the amount so received, on behalf of the Borrower, in or towards prepayment of the Loan.

The basis on which the Escrow Account Security is held by the Security Trustee for the benefit of the Lenders is regulated under the Escrow Agency and Trust Deed.

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SECTION 2.4. Funding. Each Lender may, if it so elects, fulfill its obligation to make or continue its portion of the Loan hereunder by causing a branch or Affiliate (or an international banking facility created by such Lender) other than that indicated next to its signature to this Agreement or, as the case may be, in the relevant Lender Assignment Agreement, to make or maintain such portion of the Loan; provided that such portion of the Loan shall nonetheless be deemed to have been made and to be held by such Lender, and the obligation of the Borrower to repay such portion of the Loan shall nevertheless be to such Lender for the account of such foreign branch, Affiliate or international banking facility; provided, further, that the Borrower shall not be required to pay any amount under Clause 6 of Exhibit M or Sections 4.3, 4.4, 4.5, 4.6 and 4.7 that is greater than the amount which it would have been required to pay had the Lender not caused such branch or Affiliate (or international banking facility) to make or maintain such portion of the Loan.

ARTICLE III

REPAYMENTS, PREPAYMENTS, INTEREST AND FEES

SECTION 3.1. Repayments.

a)The Borrower shall repay the Loan in 24 equal semi-annual installments, with the first installment to fall due on the date falling six (6) months after the Actual Delivery Date and the final installment to fall due on the date of Final Maturity.

b)No such amounts repaid by the Borrower pursuant to this Section 3.1 may be re- borrowed under the terms of this Agreement.

SECTION 3.2. Prepayment.

a)The Borrower

i)may, from time to time on any Business Day, make a voluntary prepayment, in whole or in part, of the outstanding principal amount of the Loan; provided that:

(A)all such voluntary prepayments shall require at least five (5) Business Days’ prior written notice to the Facility Agent; and

(B)all such voluntary partial prepayments shall be in an aggregate minimum amount of $10,000,000 and a multiple of $1,000,000 (or in the remaining amount of the Loan) and shall be applied in inverse order of maturity or ratably among all remaining installments, as the Borrower shall designate to the Facility Agent, in satisfaction of the remaining repayment installments of the Loan; and

ii)shall, immediately upon any acceleration of the repayment of the installments of the Loan pursuant to Section 8.2 or 8.3 or the mandatory prepayment of the Loan pursuant to Section 9.2, repay the Loan.

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b)If it becomes unlawful in any jurisdiction for any Lender to perform any of its obligations under the Loan Documents or to maintain or fund its portion of the Loan, the affected Lender may give written notice (the "Illegality Notice") to the Borrower and the Facility Agent of such event, including reasonable details of the relevant circumstances.

c)If an affected Lender delivers an Illegality Notice, the Borrower, the Facility Agent and the affected Lender shall discuss in good faith (but without obligation) what steps may be open to the relevant Lender to mitigate or remove such circumstances but, if they are unable to agree such steps within 20 Business Days or if the Borrower so elects, the Borrower shall have the right, but not the obligation, exercisable at any time within 50 days after receipt of such Illegality Notice or, if earlier, the date upon which the unlawful event referred to in (b) above will apply (but not being a date falling earlier than the end of the 20 Business Day period referred to above) (the "Option Period"), either (1) to prepay the portion of the Loan held by such Lender in full on or before the expiry of the Option Period, together with all unpaid interest and fees thereon accrued to but excluding the date of such prepayment, or (2) to replace such Lender on or before the expiry of the Option Period with one or more financial institutions (I) acceptable to the Facility Agent (such consent not to be unreasonably withheld or delayed) and (II) where relevant (but only if the Fixed Rate applies), eligible to benefit from an Interest Stabilisation Agreement, pursuant to assignment(s) notified to and consented in writing by BpiFAE provided that (x) in the case of a single assignment, any such assignment shall be either an assignment of all of the rights and obligations of the assigning Lender under this Agreement or, in the case of more than one assignment, an assignment of a portion of such rights and obligations made concurrently with another such assignment or other such assignments that collectively cover all of the rights and obligations of the assigning Lender under this Agreement and (y) no Lender shall be obliged to make any such assignment as a result of an election by the Borrower pursuant to this Section 3.2(c) unless and until such Lender shall have received one or more payments from one or more Assignee Lenders and/or the Borrower in an aggregate amount at least equal to the portion of the Loan held by such Lender, together with all unpaid interest and fees thereon accrued to but excluding the date of such assignment (and all other amounts then owing to such Lender under this Agreement).

Each prepayment of the Loan made pursuant to this Section shall be without premium or penalty, except as may be required by Section 4.4. No amounts prepaid by the Borrower may be re-borrowed under the terms of this Agreement.

SECTION 3.3. Interest Provisions. Interest on the outstanding principal amount of the Loan shall accrue and be payable in accordance with this Section 3.3 and, in the case of the Floating Rate, Exhibit M.

SECTION 3.3.1. Rates. The Loan shall accrue interest from the Actual Delivery Date to the date of repayment or prepayment of the Loan in full to the Lenders at either the Fixed Rate or the Floating Rate (as elected by the Borrower pursuant to Section 3.3.2) and, in the case of the Floating Rate, as determined in accordance with the provisions set out in Exhibit M. Interest calculated at the Fixed Rate or the Floating Rate shall (having regard in the case of a Defaulting Lender to Section 10.3(b)) be payable in arrears on each Repayment Date. The Loan shall bear interest from and including the first day of the applicable Interest Period to (but not including) the last day of such Interest Period at the interest rate determined

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as applicable to the Loan. All interest shall be calculated on the basis of the actual number of days elapsed over a year comprised of 360 days.

SECTION 3.3.2. Election of Floating Rate or Fixed Rate

a)By written notice to the Facility Agent, the Original Borrower and the Builder and delivered on the Signing Date in accordance with clause 7 of the Novation Agreement, the Borrower shall elect whether to pay interest on the Loan at the Floating Rate or the Fixed Rate.

b)The election made under Section 3.3.2.a) and clause 7 of the Novation Agreement may only be made on one occasion and shall be irrevocable.

c)If the Borrower fails to make an election under Section 3.3.2.a) on the Signing Date, it shall be deemed to have elected to pay interest on the Loan at the Floating Rate.

SECTION 3.3.3. Interest stabilisation. Each Lender who is a party hereto on the Signing Date represents and warrants to the Borrower that it is in all respects eligible and authorised to enter into and, if pursuant to Section 3.3.2 the Borrower elects for the Fixed Rate to apply to the Loan, that Lender shall, promptly after the Signing Date, enter into an Interest Stabilisation Agreement and by no later than the Initial Effective Date (as defined in the Receivable Purchase Agreement), and any Lender not a party hereto on the Signing Date (other than BpiFAE or CAFFIL as assignee of all or any of SFIL’s rights as Lender following the enforcement of the security granted pursuant to paragraph (iv) of Section
11.11.1in connection with the BpiFAE Enhanced Guarantee, subject as provided in Section 11.11.1(iv)) represents and warrants to the Borrower on the date that such Lender becomes a party hereto that, unless the Loan is a Floating Rate Loan (in which case there shall be no requirement to enter into any such Interest Stabilisation Agreement or to provide such representation), it has entered into an Interest Stabilisation Agreement on or prior to becoming a party hereto.

SECTION 3.3.4. Post-Maturity Rates. After the date any principal amount of the Loan is due and payable (whether on any Repayment Date, upon acceleration or otherwise), or after any other monetary Obligation of the Borrower shall have become due and payable, the Borrower shall pay, but only to the extent permitted by law, interest (after as well as before judgment) on such amounts for each day during the period of such default at a rate per annum certified by the Facility Agent to the Borrower (which certification shall be conclusive in the absence of manifest error) to be equal to the sum of the Floating Rate plus 1.5% per annum.

SECTION 3.3.5. Payment Dates. Interest accrued on the Loan shall be payable, without duplication, on the earliest of:

a)each Interest Payment Date;

b)each Repayment Date;

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c)the date of any prepayment, in whole or in part, of principal outstanding on the Loan (but only on the principal so prepaid); and

d)on that portion of the Loan the repayment of which is accelerated pursuant to Section 8.2 or Section 8.3, immediately upon such acceleration.

SECTION 3.3.6. Interest Rate Determination; Floating Rate. If the Floating Rate applies, or is to apply, to the Loan or (as contemplated by Section 3.3.4, any unpaid sum), the Floating Rate for each Interest Period (or, in the case of Section 3.3.4, any relevant period) shall be determined in accordance with the provisions set out in Exhibit M.

SECTION 3.3.7. Payments on demand. Interest accrued on the Loan or other monetary Obligations arising under this Agreement or any other Loan Document after the date such amount is due and payable (whether upon acceleration or otherwise) shall be payable upon demand.

SECTION 3.4. Commitment Fees. Subject to clause 10.1 of the Novation Agreement, the Borrower agrees to pay to the Facility Agent for the account of each Lender a commitment fee (the “Commitment Fee”) on its daily unused portion of Maximum Loan Amount (as such amount may be adjusted from time to time), for the period commencing on the Signing Date and continuing through the earliest to occur (the “Commitment Fee Termination Date”) of (i) the Actual Delivery Date, (ii) the date upon which the Facility Agent has provided the Borrower with written notice that the Lenders will not advance the Loan because the Commitments have been terminated pursuant to Section 8.2 or 8.3, (iii) the Commitment Termination Date and (iv) the date the Commitments shall have been terminated in full pursuant to clause 10.2 of the Novation Agreement.

SECTION 3.4.1. Payment. The Commitment Fee shall be payable by the Borrower to the Facility Agent for the account of each Lender six-monthly in arrears, with the first such payment (the “First Commitment Fee Payment”) to be made on the day falling six months following the Signing Date and the final such payment to be made on the Commitment Fee Termination Date (each date on which a Commitment Fee payment is required to be made in accordance with this Section
3.4.1 referred to herein as a “Commitment Fee Payment Date”). The Commitment Fee shall be in the amount in EUR equal to the product of the Applicable Commitment Rate, multiplied by, for each day elapsed since the preceding Commitment Fee Payment Date (or, in the case of the First Commitment Fee Payment, the Signing Date), 75% of the daily unused portion of Maximum Loan Amount (as such amount may be adjusted from time to time), divided by 360 days.

SECTION 3.5. Other Fees. The Borrower agrees to pay to the Facility Agent and the ECA Agent the agreed-upon fees set forth in the Fee Letters on the dates and in the amounts set forth therein.

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ARTICLE IV

CERTAIN FLOATING RATE AND OTHER PROVISIONS

SECTION 4.1. Floating Rate Lending Unlawful. If after the Signing Date the introduction of or any change in or in the interpretation of any law makes it unlawful, or any central bank or other governmental authority having jurisdiction over such Lender asserts that it is unlawful for such Lender to make, continue or maintain its portion of the Floating Rate Loan (where interest is payable at the Floating Rate), the obligation of such Lender to make, continue or maintain its portion of the Floating Rate Loan shall, upon notice thereof to the Borrower, the Facility Agent and each other Lender, forthwith be suspended until the circumstances causing such suspension no longer exist, provided that such Lender’s obligation to make, continue and maintain its portion of the Floating Rate Loan hereunder shall be automatically converted into an obligation to make, continue and maintain its portion of the Floating Rate Loan bearing interest at a rate to be negotiated between such Lender and the Borrower that is the equivalent of the sum of the Reference Rate (or, if applicable at such time, the Compounded Reference Rate) for the relevant Interest Period plus the Floating Rate Margin.

SECTION 4.2. [Intentionally Omitted].

SECTION 4.3. Increased Loan Costs, etc. If after the Signing Date a change in any applicable treaty, law, regulation or regulatory requirement or in the interpretation thereof or in its application to the Borrower, or if compliance by any Lender with any applicable direction, request, requirement or guideline (whether or not having the force of law) of any governmental or other authority including, without limitation, any agency of the European Union or similar monetary or multinational authority insofar as it may be changed or imposed after the date hereof, shall:

a)subject any Lender to any taxes, levies, duties, charges, fees, deductions or withholdings of any nature with respect to its portion of the Loan or any part thereof imposed, levied, collected, withheld or assessed by any jurisdiction or any political subdivision or taxing authority thereof (other than taxation on overall net income and, to the extent such taxes are described in Section 4.6, withholding taxes); or

b)change the basis of taxation to any Lender (other than a change in taxation on the overall net income of any Lender) of payments of principal or interest or any other payment due or to become due pursuant to this Agreement; or

c)impose, modify or deem applicable any reserve or capital adequacy requirements (other than the increased capital costs described in Section 4.5 and the reserve costs described in Section 4.7) or other banking or monetary controls or requirements which affect the manner in which a Lender shall allocate its capital resources to its obligations hereunder or require the making of any special deposits against or in respect of any assets or liabilities of, deposits with or for the account of, or loans by, any Lender (provided that such Lender shall, unless prohibited by law, allocate

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its capital resources to its obligations hereunder in a manner which is consistent with its present treatment of the allocation of its capital resources); or

d)impose on any Lender any other condition affecting its portion of the Loan or any part thereof,

and the result of any of the foregoing is either (i) to increase the cost to such Lender of making its portion of the Loan or maintaining its portion of the Loan or any part thereof, (ii) to reduce the amount of any payment received by such Lender or its effective return hereunder or on its capital or (iii) to cause such Lender to make any payment or to forego any return based on any amount received or receivable by such Lender hereunder, then and in any such case if such increase or reduction in the opinion of such Lender materially affects the interests of such Lender, (A) such Lender shall (through the Facility Agent) notify the Borrower of the occurrence of such event and use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and the terms of the BpiFAE Insurance Policy and (if the Fixed Rate applies) the arrangements with BpiFAE relating to the Fixed Rate) to designate a different Lending Office if the making of such a designation would avoid the effects of such law, regulation or regulatory requirement or any change therein or in the interpretation thereof and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender and (B) the Borrower shall forthwith upon such demand pay to the Facility Agent for the account of such Lender such amount as is necessary to compensate such Lender for such additional cost or such reduction and ancillary expenses, including taxes, incurred as a result of such adjustment. Such notice shall (i) describe in reasonable detail the event leading to such additional cost, together with the approximate date of the effectiveness thereof, (ii) set forth the amount of such additional cost, (iii) describe the manner in which such amount has been calculated, (iv) certify that the method used to calculate such amount is such Lender’s standard method of calculating such amount, (v) certify that such request is consistent with its treatment of other borrowers that are subject to similar provisions, and (vi) certify that, to the best of its knowledge, such change in circumstance is of general application to the commercial banking industry in such Lender’s jurisdiction of organization or in the relevant jurisdiction in which such Lender does business. Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that in relation to increased costs or reductions arising after the Effective Date the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than three months prior to the date that such Lender notifies the Borrower of the circumstance giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided further that, if the circumstance giving rise to such increased costs or reductions is retroactive, then the three-month period referred to above shall be extended to include the period of retroactive effect thereof, but not more than six months prior to the date that such Lender notifies the Borrower of the circumstance giving rise to such cost or reductions and of such Lender’s intention to claim compensation therefor.

It is acknowledged that the Borrower shall have no liability to compensate any Lender under this Section for amounts of increased costs that accrue before the Effective Time on the Actual Delivery Date (with any such amounts arising before the Effective Time being the responsibility of the Original Borrower).

SECTION 4.4. Funding Losses

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SECTION 4.4.1. Indemnity. In the event any Lender shall incur any loss or expense (for the avoidance of doubt excluding loss of profit) by reason of the liquidation or re-employment (at not less than the market rate) of deposits or other funds acquired by such Lender, to make, continue or maintain any portion of the principal amount of its portion of the Loan as a result of:

i)any repayment or prepayment or acceleration of the principal amount of such Lender’s portion of the Loan, other than any repayment made on the date scheduled for such repayment or (if the Floating Rate applies) any repayment or prepayment or acceleration on a date other than the scheduled last day of an Interest Period or otherwise scheduled date for repayment or payment; or

ii)the relevant portion of the Loan not being made in accordance with the Loan Request therefor due to the fault of the Borrower or as a result of any of the conditions precedent set forth in clause 6.1(c) of the Novation Agreement and Article V not being satisfied,

(a “Funding Losses Event”) then, upon the written notice of such Lender to the Borrower (with a copy to the Facility Agent), the Borrower shall, within three (3) days of its receipt thereof:

a)if at that time interest is calculated by reference to the Reference Rate on such Lender’s portion of the Loan, pay directly to the Facility Agent for the account of such Lender an amount equal to the amount by which:

(i)interest calculated by reference to the Reference Rate which such Lender would have received on its share of the amount of the Loan subject to such Funding Losses Event for the period from the date of receipt of any part of its share in the Loan to the last day of the applicable Interest Period, exceeds:

(ii)the amount which such Lender would be able to obtain by placing an amount equal to the amount received by it on deposit with a leading bank in the appropriate interbank market for a period starting on the Business Day following receipt and ending on the last day of the applicable Interest Period;

b)if at that time interest is calculated by reference to the Compounded Reference Rate on such Lender’s portion of the Loan, pay directly to the Facility Agent for the account of such Lender any amount specified as “Break Costs” (if any) in the Compounded Reference Rate Terms; or

c)if at that time interest is calculated at the Fixed Rate on such Lender’s portion of the Loan, pay to the Facility Agent the amount notified to it following the calculation referred to in the next paragraph.

Since the Lenders commit themselves irrevocably to the French Authorities in charge of monitoring the Fixed Rate mechanism, any prepayment (whether voluntary, involuntary or mandatory, including following the acceleration of the Loan) will be subject to the mandatory payment by the Borrower of the amount calculated in liaison with the French Authorities two (2) Business Days prior to the

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prepayment date by taking into account the differential (the “Rate Differential”) between the Fixed Rate (but, for this purpose, not including the margin element of 0.67%) and the prevailing market yield (currently ISDAFIX) for each installment to be prepaid and applying such Rate Differential to the remaining residual period of such installment and discounting to the net present value as described below. Each of these Rate Differentials will be applied to the corresponding installment to be prepaid during the period starting on the date on which such prepayment is required to be made and ending on the original Repayment Date (as adjusted following any previous prepayments) for such installment and:

(A)the net present value of each corresponding amount resulting from the above calculation will be determined at the corresponding market yield; and

(B)if the cumulated amount of such present values is negative, no amount shall be due to the Borrower or from the Borrower.

Such written notice shall include calculations in reasonable detail setting forth the loss or expense to such Lender.

SECTION 4.4.2. Exclusion In the event that a Lender’s wilful misconduct or gross negligence has caused the loss or cancellation of the BpiFAE Insurance Policy, the Borrower shall not be liable to indemnify that Lender under Section 4.4.1 for its loss or expense arising due to the occurrence of the Prepayment Event referred to in Section 9.1.9.

SECTION 4.5. Increased Capital Costs. If after the Signing Date any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other governmental authority increases the amount of capital required to be maintained by any Lender or any Person controlling such Lender, and the rate of return on its or such controlling Person’s capital as a consequence of its Commitment or its portion of the Loan made by such Lender is reduced to a level below that which such Lender or such controlling Person would have achieved but for the occurrence of any such change in circumstance, then, in any such case upon notice from time to time by such Lender to the Borrower, the Borrower shall immediately pay directly to such Lender additional amounts sufficient to compensate such Lender or such controlling Person for such reduction in rate of return. Any such notice shall (i) describe in reasonable detail the capital adequacy requirements which have been imposed, together with the approximate date of the effectiveness thereof, (ii) set forth the amount of such lowered return, (iii) describe the manner in which such amount has been calculated, (iv) certify that the method used to calculate such amount is such Lender’s standard method of calculating such amount, (v) certify that such request for such additional amounts is consistent with its treatment of other borrowers that are subject to similar provisions and (vi) certify that, to the best of its knowledge, such change in circumstances is of general application to the commercial banking industry in the jurisdictions in which such Lender does business. In determining such amount, such Lender may

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use any method of averaging and attribution that it shall, subject to the foregoing sentence, deem applicable. Each Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and the terms of the BpiFAE Insurance Policy and (if the Fixed Rate applies) the arrangements with BpiFAE relating to the Fixed Rate) to designate a different Lending Office if the making of such a designation would avoid such reduction in such rate of return and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender. Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that in relation to increased costs or reductions arising after the Effective Date the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than three months prior to the date that such Lender notifies the Borrower of the circumstance giving rise to such reductions and of such Lender’s intention to claim compensation therefor; provided further that, if the circumstance giving rise to such reductions is retroactive, then the three-month period referred to above shall be extended to include the period of retroactive effect thereof, but not more than six months prior to the date that such Lender notifies the Borrower of the circumstance giving rise to such reductions and of such Lender’s intention to claim compensation therefor.

It is acknowledged that the Borrower shall have no liability to compensate any Lender under this Section for reduced returns that accrue before the Effective Time on the Actual Delivery Date (with any compensation liability to the Lenders arising before the Effective Time being the responsibility of the Original Borrower).

SECTION 4.6. Taxes. All payments by any Obligor of principal of, and interest on, the Loan and all other amounts payable under any Loan Document shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding franchise taxes and taxes imposed on or measured by any Lender’s net income or receipts of such Lender and franchise taxes imposed in lieu of net income taxes or taxes on receipts, by the jurisdiction under the laws of which such Lender is organized or any political subdivision thereof or the jurisdiction of such Lender’s Lending Office or any political subdivision thereof or any other jurisdiction unless such net income taxes are imposed solely as a result of the applicable Obligor’s activities in such other jurisdiction, and any taxes imposed under FATCA (such non-excluded items being called “Covered Taxes”). In the event that any withholding or deduction from any payment to be made by an Obligor under any Loan Document is required in respect of any Covered Taxes pursuant to any applicable law, rule or regulation, then the Borrower will:

a)pay directly to the relevant authority the full amount required to be so withheld or deducted;

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b)promptly forward to the Facility Agent an official receipt or other documentation satisfactory to the Facility Agent evidencing such payment to such authority; and

c)pay to the Facility Agent for the account of the Lenders such additional amount or amounts as is necessary to ensure that the net amount actually received by each Lender will equal the full amount such Lender would have received had no such withholding or deduction been required.

Moreover, if any Covered Taxes are directly asserted against the Facility Agent or any Lender with respect to any payment received or paid by the Facility Agent or such Lender hereunder, the Facility Agent or such Lender may pay such Covered Taxes and the Borrower will promptly pay such additional amounts (including any penalties, interest or expenses) as is necessary in order that the net amount received by such person after the payment of such Covered Taxes (including any Covered Taxes on such additional amount) shall equal the amount such person would have received had no such Covered Taxes been asserted.

Any Lender claiming any additional amounts payable pursuant to this Section agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and the terms of the BpiFAE Insurance Policy and (if the Fixed Rate applies) the arrangements with BpiFAE relating to the Fixed Rate) to change the jurisdiction of its Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender.

If the Borrower fails to pay any Covered Taxes when due to the appropriate taxing authority or fails to remit to the Facility Agent for the account of the respective Lenders the required receipts or other required documentary evidence, the Borrower shall indemnify the Lenders for any incremental withholding Covered Taxes, interest or penalties that may become payable by any Lender as a result of any such failure (so long as such amount did not become payable as a result of the failure of such Lender to provide timely notice to the Borrower of the assertion of a liability related to the payment of Covered Taxes). For purposes of this Section 4.6, a distribution hereunder by the Facility Agent or any Lender to or for the account of any Lender shall be deemed a payment by the Borrower.

If any Lender is entitled to any refund, credit, deduction or other reduction in tax by reason of any payment made by the Borrower in respect of any Covered Tax under this Section
4.6 or by reason of any payment made by the Borrower pursuant to Section 4.3, such Lender shall use reasonable efforts to obtain such refund, credit, deduction or other reduction and, promptly after receipt thereof, will pay to the Borrower such amount (plus any interest received by such Lender in connection with such refund, credit, deduction or reduction) as is equal to the net after-tax value to such Lender of such part of such refund, credit, deduction or reduction as such Lender reasonably determines is allocable to such Covered Tax or such payment (less out-of-pocket expenses incurred by such Lender), provided that no Lender shall be obligated to disclose to the Borrower any information regarding its tax affairs or tax computations.

Each Lender (and each Participant) agrees with the Borrower and the Facility Agent that it will (i) in the case of a Lender or a Participant organized under the laws of a jurisdiction other than the United States (a) provide to the Facility Agent and the Borrower an appropriately executed copy of Internal Revenue Service Form W-8ECI certifying that any payments made to or for the benefit of such Lender or such Participant are effectively connected with a trade or business in the United States (or alternatively, an Internal Revenue Service Form W-8BEN

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claiming the benefits of a tax treaty, but only if the applicable treaty described in such form provides for a complete exemption from U.S. federal income tax withholding), or any successor form, on or prior to the date hereof (or, in the case of any Assignee Lender or Participant, on or prior to the date of the relevant assignment or participation), in each case attached to an Internal Revenue Service Form W-8IMY, if appropriate, (b) notify the Facility Agent and the Borrower if the certifications made on any form provided pursuant to this paragraph are no longer accurate and true in all material respects and (c) without prejudice to its obligations under Section 4.13, provide such other tax forms or other documents as shall be prescribed by applicable law, if any, or as otherwise reasonably requested, to demonstrate, to the extent applicable, that payments to such Lender (or Participant) hereunder are exempt from withholding under FATCA, and (ii) in all cases, provide such forms, certificates or other documents, as and when reasonably requested by the Borrower, necessary to claim any applicable exemption from, or reduction of, Covered Taxes or any payments made to or for benefit of such Lender or such Participant, provided that the Lender or Participant is legally able to deliver such forms, certificates or other documents. For any period with respect to which a Lender (or Assignee Lender or Participant) has failed to provide the Borrower with the foregoing forms (other than if such failure is due to a change in law occurring after the date on which a form originally was required to be provided (which, in the case of an Assignee Lender, would be the date on which the original assignor was required to provide such form) or if such form otherwise is not required hereunder) such Lender (or Assignee Lender or Participant) shall not be entitled to the benefits of this Section 4.6 with respect to Covered Taxes imposed by reason of such failure.

All fees and expenses payable pursuant to Section 11.3 shall be paid together with value added tax or any similar tax (if any) properly chargeable thereon. Any value added tax chargeable in respect of any services supplied by a Lender or an Agent under this Agreement shall, on delivery of the value added tax invoice, be paid in addition to any sum agreed to be paid hereunder.

SECTION 4.7. Reserve Costs. Without in any way limiting the Borrower’s obligations under Section 4.3, the Borrower shall, with effect from the Effective Time, pay to the Facility Agent for the account of each Lender on the last day of each Interest Period, so long as the relevant Lending Office of such Lender is required to maintain reserves against “Eurocurrency liabilities” under Regulation D of the F.R.S. Board, upon notice from such Lender, an additional amount equal to the product of the following for the Loan for each day during such Interest Period:

(i)the principal amount of the Loan outstanding on such day; and

(ii)the remainder of (x) a fraction the numerator of which is the rate (expressed as a decimal) at which interest accrues on the Loan for such Interest Period as provided in this Agreement (less, if applicable, the Floating Rate Margin) and the denominator of which is one minus any increase after the Signing Date in the effective rate (expressed as a decimal) at which such reserve requirements are imposed on such Lender minus (y) such numerator; and

(iii)1/360.

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Such notice shall (i) describe in reasonable detail the reserve requirement that has been imposed, together with the approximate date of the effectiveness thereof, (ii) set forth the applicable reserve percentage, (iii) certify that such request is consistent with such Lender’s treatment of other borrowers that are subject to similar provisions and (iv) certify that, to the best of its knowledge, such requirements are of general application in the commercial banking industry in the United States.

Each Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and the terms of the BpiFAE Insurance Policy and (if the Fixed Rate applies) the arrangements with BpiFAE relating to the Fixed Rate) to avoid the requirement of maintaining such reserves (including by designating a different Lending Office) if such efforts would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender.

SECTION 4.8. Payments, Computations, etc.

a)Unless otherwise expressly provided, all payments by an Obligor pursuant to any Loan Document shall be made by such Obligor to the Facility Agent for the pro rata account of the Lenders entitled to receive such payment. All such payments required to be made to the Facility Agent shall be made, without set-off, deduction or counterclaim, not later than 11:00 a.m., New York time, on the date due, in same day or immediately available funds through the New York Clearing House Interbank Payments System (or such other funds as may be customary for the settlement of international banking transactions in Dollars), to such account as the Facility Agent shall specify from time to time by notice to the Borrower. Funds received after that time shall be deemed to have been received by the Lenders on the next succeeding Business Day.

b)Each Lender hereby instructs the Facility Agent, with respect to any portion of the Loan held by such Lender, to pay directly to such Lender interest thereon at the Fixed Rate (in the case of a Fixed Rate Loan) or the Floating Rate (in the case of a Floating Rate Loan), on the basis that (if the Fixed Rate applies) such Lender will, where amounts are payable to BpiFAE by that Lender under the Interest Stabilisation Agreement, account directly to BpiFAE for any such amounts payable by that Lender under the Interest Stabilisation Agreement to which such Lender is a party.

c)The Facility Agent shall promptly (but in any event on the same Business Day that the same are received or, as contemplated in clause (a) of this Section, deemed received) remit in same day funds to each Lender its share, if any, of such payments received by the Facility Agent for the account of such Lender without any set-off, deduction or counterclaim. All interest and fees shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such interest or fee is payable over a year comprised of 360 days. Whenever any payment to be made shall otherwise be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in computing interest and fees, if any, in connection with such payment.

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d)The aggregate amount of any accrued interest, commission or fee which is, or becomes, payable by an Obligor under a Loan Document shall be rounded to 2 decimal places.

SECTION 4.9. Replacement Lenders, etc. If the Borrower shall be required to make any payment to any Lender pursuant to Clause 6 of Exhibit M or Sections 4.3, 4.4, 4.5, 4.6 or 4.7, the Borrower shall be entitled at any time (so long as no Default and no Prepayment Event shall have occurred and be continuing) within 180 days after receipt of notice from such Lender of such required payment to (a) terminate such Lender’s Commitment (where upon the Percentage of each other Lender shall automatically be adjusted to an amount equal to such Lender’s ratable share of the remaining Commitments), (b) prepay the affected portion of such Lender’s Loan in full, together with accrued interest thereon through the date of such prepayment (provided that the Borrower shall not terminate any Lender’s Commitment pursuant to clause (a) or prepay any such Lender pursuant to this clause (b) without replacing such Lender pursuant to the following clause (c) until a 30-day period shall have elapsed during which the Borrower and the Facility Agent shall have attempted in good faith to replace such Lender), and/or (c) replace such Lender with another financial institution reasonably acceptable to the Facility Agent and (if the Fixed Rate applies) BpiFAE, provided that (i) each such transfer shall be either a transfer of all of the rights and obligations of the transferring Lender under this Agreement or a transfer of a portion of such rights and obligations made concurrently with another such transfer or other such transfers that together cover all of the rights and obligations of the transferring Lender under this Agreement and (ii) no Lender shall be obligated to make any such transfer as a result of a demand by the Borrower pursuant to this Section unless and until such Lender shall have received one or more payments from either the Borrower or one or more Assignee Lenders in an aggregate amount at least equal to the aggregate outstanding principal amount of the Loan owing to such Lender, together with accrued interest thereon to the date of payment of such principal amount and all other amounts payable to such Lender under this Agreement. Each Lender represents and warrants to the Borrower that, as of the Signing Date (or, with respect to any Lender not a party hereto on the Signing Date, on the date that such Lender becomes a party hereto), there is no existing treaty, law, regulation, regulatory requirement, interpretation, directive, guideline, decision or request pursuant to which such Lender would be entitled to request any payments under any of Clause 6 of Exhibit M or Sections 4.3, 4.4, 4.5, 4.6 and 4.7 to or for account of such Lender.

SECTION 4.10. Sharing of Payments.

SECTION 4.10.1. Payments to Lenders. If a Lender (a "Recovering Lender") receives or recovers any amount from an Obligor other than in accordance with Section 4.8 (Payments, Computations, etc.) (a "Recovered Amount") and applies that amount to a payment due under the Loan Documents then:

a)the Recovering Lender shall, within three (3) Business Days, notify details of the receipt or recovery to the Facility Agent;

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b)the Facility Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Lender would have been paid had the receipt or recovery been received or made by the Facility Agent and distributed in accordance with the said Section 4.8, without taking account of any taxes which would be imposed on the Facility Agent in relation to the receipt, recovery or distribution; and

c)the Recovering Lender shall, within three (3) Business Days of demand by the Facility Agent, pay to the Facility Agent an amount (the "Sharing Payment") equal to such receipt or recovery less any amount which the Facility Agent determines may be retained by the Recovering Lender as its share of any payment to be made, in accordance with any applicable provisions of this Agreement.

SECTION 4.10.2. Redistribution of payments. The Facility Agent shall treat the Sharing Payment as if it had been paid by the Borrower and distribute it between the Lenders (other than the Recovering Lender) (the "Sharing Lenders") in accordance with the provisions of this Agreement towards the obligations of the Borrower to the Sharing Lenders.

SECTION 4.10.3. Recovering Lender's rights. On a distribution by the Facility Agent under Section 4.10.2 of a payment received by a Recovering Lender from the relevant Obligor, as between that Obligor and the Recovering Lender, an amount of the Recovered Amount equal to the Sharing Payment will be treated as not having been paid by the relevant Obligor.

SECTION 4.10.4. Reversal of redistribution If any part of the Sharing Payment received or recovered by a Recovering Lender becomes repayable and is repaid by that Recovering Lender, then:

a)each Sharing Lender shall, upon request of the Facility Agent, pay to the Facility Agent for the account of that Recovering Lender an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Lender for its proportion of any interest on the Sharing Payment which that Recovering Lender is required to pay) (the "Redistributed Amount"); and

b)as between the relevant Obligor and each relevant Sharing Lender, an amount equal to the relevant Redistributed Amount will be treated as not having been paid by the relevant Obligor.

SECTION 4.10.5. Exceptions.

a)This Section 4.10 shall not apply to the extent that the Recovering Lender would not, after making any payment pursuant to this Section 4.10, have a valid and enforceable claim against the relevant Obligor.

b)A Recovering Lender is not obliged to share with any other Lender any amount which the Recovering Lender has received or recovered as a result of taking legal or arbitration proceedings, if:

(i)it notified the other Lender of the legal or arbitration proceedings; and

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(ii)the other Lender had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

SECTION 4.11. Set-off. Upon the occurrence and during the continuance of an Event of Default or a Prepayment Event, each Lender shall have, to the extent permitted by applicable law, the right to appropriate and apply to the payment of the Obligations then due and owing to it any and all balances, credits, deposits, accounts or moneys of any Obligor then or thereafter maintained with such Lender; provided that any such appropriation and application shall be subject to the provisions of Section
4.10. Each Lender agrees promptly to notify the applicable Obligor and the Facility Agent after any such set-off and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of set-off under applicable law or otherwise) which such Lender may have.

SECTION 4.12. Use of Proceeds. The Borrower shall apply the proceeds of the Loan made available to the Borrower in respect of the Additional Advances for the purpose of making payments of, or reimbursing the Borrower for payments already made for, the amounts referred to in clauses 5.2, 5.3 and/or 5.4 of the Novation Agreement and, without limiting the foregoing, no proceeds of the Loan will be used to acquire any equity security of a class which is registered pursuant to Section 12 of the Securities Exchange Act of 1934 or any “margin stock”, as defined in F.R.S. Board Regulation U.

SECTION 4.13. FATCA Information.

a)Subject to paragraph c) below, each party (other than the Borrower) shall, within ten Business Days of a reasonable request by another party (other than the Borrower):

(i)confirm to that other party whether it is:

(A)a FATCA Exempt Party; or

(B)not a FATCA Exempt Party;

(ii)supply to that other party such forms, documentation and other information relating to its status under FATCA as that other party reasonably requests for the purposes of that other party's compliance with FATCA;

(iii)supply to that other party such forms, documentation and other information relating to its status as that other party reasonably requests for the purposes of that other party's compliance with any other law, regulation, or exchange of information regime.

b)If a party confirms to another party pursuant to paragraph (a)(i) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not or has ceased

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to be a FATCA Exempt Party, that party shall notify that other party reasonably promptly.

c)Paragraph a) above shall not oblige any Lender or the Facility Agent to do anything, and paragraph a)(iii) above shall not oblige any other party to do anything, which would or might in its reasonable opinion constitute a breach of:

(i)any law or regulation;

(ii)any fiduciary duty; or

(iii)any duty of confidentiality.

d)If a party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with paragraph (a)(i) or (ii) above (including, for the avoidance of doubt, where paragraph (c) above applies), then such party shall be treated for the purposes of the Loan Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the party in question provides the requested confirmation, forms, documentation or other information.

e)Each party may make a FATCA Deduction from a payment under this Agreement that it is required to be made by FATCA, and any payment required in connection with that FATCA Deduction, and no party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction.

SECTION 4.14. Resignation of the Facility Agent. The Facility Agent shall resign (and, to the extent applicable, shall use reasonable endeavours to appoint a successor Facility Agent) if, either:

a)the Facility Agent fails to respond to a request under Section 4.13 and a Lender reasonably believes that the Facility Agent will not be (or will have ceased to be) a FATCA Exempt Party;

b)the information supplied by the Facility Agent pursuant to Section 4.13 indicates that the Facility Agent will not be (or will have ceased to be) a FATCA Exempt Party; or

c)the Facility Agent notifies the Lenders that the Facility Agent will not be (or will have ceased to be) a FATCA Exempt Party;

and (in each case) a Lender reasonably believes that a party to this Agreement will be required to make a FATCA Deduction that would not be required if the Facility Agent were a FATCA Exempt Party, and that Lender, by notice to the Facility Agent, requires it to resign.

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ARTICLE V CONDITIONS TO BORROWING
SECTION 5.1. Advance of the Loan. The obligation of the Lenders to fund the relevant portion of the Loan to be made available on the Actual Delivery Date shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this Section 5.1. The Facility Agent shall advise the Lenders of the satisfaction of the conditions precedent set forth in this Section 5.1 prior to funding on the Actual Delivery Date.

SECTION 5.1.1. Resolutions, etc. The Facility Agent shall have received from the Borrower:

a)a certificate of its Secretary or Assistant Secretary as to the incumbency and signatures of those of its officers authorized to act with respect to this Agreement and each other Loan Document and as to the truth and completeness of the attached:

(x)resolutions of its Board of Directors then in full force and effect authorizing the execution, delivery and performance of this Agreement and each other Loan Document, and

(y)Organic Documents of the Borrower,

and upon which certificate the Lenders may conclusively rely until the Facility Agent shall have received a further certificate of the Secretary or Assistant Secretary of the Borrower canceling or amending such prior certificate; and

b)a Certificate of Good Standing issued by the relevant Liberian authorities in respect of the Borrower.

SECTION 5.1.2. Opinions of Counsel. The Facility Agent shall have received opinions, addressed to the Facility Agent, the Security Trustee (in relation to a) and b) below) and each Lender from:

a)Watson Farley & Williams LLP, counsel to the Borrower, as to Liberian Law, covering the matters set forth in Exhibit B-1 hereto;

b)Norton Rose Fulbright LLP, counsel to the Facility Agent and the Lenders, covering the matters set forth in Exhibit B-2 hereto and, if the BpiFAE Insurance Policy is to be re-issued or replaced on or about the Actual Delivery Date, Exhibit B-3 hereto; and

c)Clifford Chance US LLP, United States tax counsel to the Facility Agent for the benefit of the Lenders, covering the matters set forth in Exhibit B-4 hereto,

each such opinion to be updated to take into account all relevant and applicable Loan Documents at the time of issue thereof.

SECTION 5.1.3. BpiFAE Insurance Policy. The Facility Agent or the ECA Agent shall have received the BpiFAE Insurance Policy duly issued and BpiFAE shall not have, prior to the advance of the Loan, delivered to the Facility

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Agent or the ECA Agent any notice seeking the cancellation, suspension or termination of the BpiFAE Insurance Policy or the suspension of the drawing of the Additional Advances under this Agreement.

SECTION 5.1.4. Closing Fees, Expenses, etc. The Facility Agent shall have received for its own account, or for the account of each Lender or BpiFAE, as the case may be, all fees that the Borrower shall have agreed in writing to pay to the Facility Agent (whether for its own account or for the account of any of the Lenders) that are due and owing as of the date of such funding and all invoiced expenses of the Facility Agent (including the agreed fees and expenses of counsel to the Facility Agent and the BpiFAE Premium) required to be paid by the Borrower pursuant to Section 11.3 or that the Borrower has otherwise agreed in writing to pay to the Facility Agent, in each case on or prior to the date of such funding.

SECTION 5.1.5. Compliance with Warranties, No Default, etc. Both before and after giving effect to the funding of the Loan the following statements shall be true and correct:

a)the representations and warranties set forth in Article VI (excluding, however, those set forth in Section 6.10) shall be true and correct in all material respects except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct, with the same effect as if then made; and

b)no Default and no Prepayment Event and no event which (with notice or lapse of time or both) would become a Prepayment Event shall have then occurred and be continuing.

SECTION 5.1.6. Loan Request.    The Facility Agent shall have received a Loan Request duly executed by the Borrower together with:

a)where an Additional Advance is requested in respect of the Non-Yard Costs, the Delivery Non-Yard Costs Certificate;

b)certified as true (by the Builder) copies of the invoice and supporting documents received by the Builder from the Borrower pursuant to Appendix C of the Construction Contract in relation to the Paid Non-Yard Costs to be financed as at the time of issue and a declaration from the Borrower in substantially the form set forth in Exhibit D hereto that the requirements for a minimum 10% French content in respect of Non-Yard Costs have been fulfilled;

c)a copy of the final commercial invoice from the Builder showing the amount of the Contract Price (including the Non-Yard Costs and the Other Basic Contract Price Increases) and the portion thereof payable to the Builder on the Actual Delivery Date under the Construction Contract; and

d)copies of the wire transfers for all payments by the Borrower to the Builder under the Construction Contract in respect of the Basic Contract Price to the extent not already provided as part of the drawdown conditions for drawdowns made by the Original Borrower.

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SECTION 5.1.7. Foreign Exchange Counterparty Confirmations. The Facility Agent shall have received the documentation and other information referred to in clause 5.6 of the Novation Agreement.

SECTION 5.1.8. Protocol of delivery. The Facility Agent shall have received a copy of the protocol of delivery and acceptance under the Construction Contract duly signed by the Builder and the Borrower or the Nominated Owner to be notified to the Facility Agent.

SECTION 5.1.9. Title to Purchased Vessel. The Facility Agent shall have received evidence that the Purchased Vessel is legally and beneficially owned by the Borrower or the Nominated Owner (as the case may be), free of all recorded Liens, other than Liens permitted by Section 7.2.3 and, to the extent not yet discharged, the Mortgage (as defined in the Novation Agreement).

SECTION 5.1.10. Interest Stabilisation. If (having regard to Section 3.3.2) it is intended that the Fixed Rate is to apply to the Loan, the ECA Agent shall have received a duly executed fixed rate approval from BpiFAE issued to the Lenders in respect of the Fixed Rate applicable to the Loan and shall have been informed by the French Authorities of the conditions of the interest make-up mechanisms (stabilisation du taux d'intérêt) applicable to the Loan under the applicable Interest Stabilisation Agreement in respect of the Lenders, such conditions to specify, among other things, that the Fixed Rate has been retained under the interest make-up mechanisms applicable to the Loan.

In relation to Section 5.1.10, if the Fixed Rate is to apply to the Loan and a Lender (an “Ineligible Lender”) becomes ineligible or otherwise ceases to be a party to an Interest Stabilisation Agreement, it shall promptly upon becoming aware thereof (and by no later than 15 Business Days before the anticipated Actual Delivery Date) notify the Borrower, the ECA Agent and the Facility Agent.

Following receipt of such a notice, the ECA Agent (through the Facility Agent) shall give to the Borrower at least 10 Business Days’ prior notice stating if the condition precedent in Section 5.1.10 will not be satisfied due to the Ineligible Lender but would be satisfied by the replacement of the Ineligible Lender as set out below, with such replacement to take effect for the purpose of this Section on the Actual Delivery Date.

On its receipt of such notice from the ECA Agent, the Borrower shall be entitled, at any time thereafter and without prejudice to any rights and remedies it may have against such Ineligible Lender pursuant to Section 3.3.3, to replace such Ineligible Lender with another bank or financial institution reasonably acceptable to the Facility Agent and BpiFAE with effect from the Actual Delivery Date, provided that (i) each such transfer shall be either a transfer of all of the rights and obligations of the Ineligible Lender under this Agreement or a transfer of a portion of such rights and obligations made concurrently with another such transfer or other such transfers that together cover all of the rights and obligations of the Ineligible Lender under this Agreement and (ii) no Lender shall be obligated to make effective any such transfer as a result of a demand by the Borrower pursuant to this Section unless and until such Lender shall have received one or more payments from one or more Assignee Lenders in an aggregate amount equal to the aggregate outstanding principal amount of the portion of the Novated Loan Balance which, immediately following the Effective Time, would have been owing to such Lender pursuant to Section 2.3(a) had that Lender not been replaced prior to the Effective Time.

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The ECA Agent and the Facility Agent shall, at the request of the Borrower, use reasonable efforts to assist the Borrower in finding a bank or financial institution acceptable to the Borrower to replace such Ineligible Lender, and taking such other steps that may be reasonably required and which are within the control of the ECA Agent and the Facility Agent to assist with the satisfaction of the condition precedent in Section 5.1.10 prior to funding on the Actual Delivery Date.

Provided however the Borrower shall be entitled, without prejudice to its rights and remedies pursuant to Section 3.3.3, to elect that if at the Actual Delivery Date the condition precedent in Section 5.1.10 is not satisfied the Floating Rate should apply to the Loan, such election to be made by notice in writing to the Facility Agent not less than five (5) Business Days prior to the anticipated Actual Delivery Date in which event, subject to the approval of BpiFAE, the Loan shall bear interest at the Floating Rate and the condition set out in Section
5.1.10 shall be deemed waived by the Lenders.

The ECA Agent (through the Facility Agent) shall, promptly after the Borrower’s request, advise the Borrower whether it is aware (based solely on information obtained from BpiFAE and other French Authorities and/or received from the Lenders at the time of any such request and without any liability on the ECA Agent for the accuracy of that information) that the condition precedent in Section 5.1.10 will not or may not be satisfied as required by Section 5.1.10.

SECTION 5.1.11. Escrow Account Security and Escrow Agency and Trust Agreement. The Facility Agent shall have received:

a)the Escrow Account Security duly executed by the Borrower together with a duly executed notice of charge and acknowledgement thereto executed by the Borrower and the Escrow Account Bank respectively; and

b)the Escrow Agency and Trust Deed duly executed by the parties thereto.

ARTICLE VI REPRESENTATIONS AND WARRANTIES
To induce the Lenders and the Facility Agent to enter into this Agreement and to make the Loan hereunder, the Borrower represents and warrants to the Facility Agent and each Lender as set forth in this Article VI as of the Actual Delivery Date and, other than in the case of Section 6.17, on the Guarantee Release Date (in each case except as otherwise stated).

SECTION 6.1. Organization, etc. The Borrower is a corporation validly organized and existing and in good standing under the laws of its jurisdiction of incorporation; the Borrower is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the nature of its business requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect; and the Borrower has full power and authority, has taken all corporate action and holds all governmental and creditors’ licenses, permits, consents and other approvals necessary to enter into each Loan Document to which it is a party and to perform the Obligations.

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SECTION 6.2. Due Authorization, Non-Contravention, etc. The execution, delivery and performance by the Borrower of this Agreement and each other Loan Document, are within the Borrower’s corporate powers, have been duly authorized by all necessary corporate action, and do not:

a)contravene the Borrower’s Organic Documents;

b)contravene any law or governmental regulation of any Applicable Jurisdiction except as would not reasonably be expected to result in a Material Adverse Effect;

c)contravene any court decree or order binding on the Borrower or any of its property except as would not reasonably be expected to result in a Material Adverse Effect;

d)contravene any contractual restriction binding on the Borrower or any of its property except as would not reasonably be expected to result in a Material Adverse Effect; or

e)result in, or require the creation or imposition of, any Lien on any of the Borrower’s properties except as would not reasonably be expected to result in a Material Adverse Effect.

SECTION 6.3. Government Approval, Regulation, etc. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other Person is required for the due execution, delivery or performance by the Borrower of this Agreement or any other Loan Document (except for authorizations or approvals not required to be obtained on or prior to the Actual Delivery Date or that have been obtained or actions not required to be taken on or prior to the Actual Delivery Date or that have been taken). The Borrower holds all governmental licenses, permits and other approvals required to conduct its business as conducted by it on the Actual Delivery Date, except to the extent the failure to hold any such licenses, permits or other approvals would not have a Material Adverse Effect.

SECTION 6.4. Compliance with Environmental Laws. The Borrower is in compliance with all applicable Environmental Laws, except to the extent that the failure to so comply would not have a Material Adverse Effect.

SECTION 6.5. Validity, etc. This Agreement constitutes the legal, valid and binding obligation of the Borrower enforceable in accordance with its terms, except as the enforceability hereof may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by general equitable principles.

SECTION 6.6. No Default, Event of Default or Prepayment Event. No Default, Event of Default or Prepayment Event has occurred and is continuing.

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SECTION 6.7. Litigation. There is no action, suit, litigation, investigation or proceeding pending or, to the knowledge of the Borrower, threatened against the Borrower, that (i) except as set forth in filings made by the Borrower with the SEC in the Borrower’s reasonable opinion might reasonably be expected to materially adversely affect the business, operations or financial condition of the Borrower and its Subsidiaries (taken as a whole) (collectively, “Material Litigation”) or (ii) purports to affect the legality, validity or enforceability of the Loan Documents or the consummation of the transactions contemplated hereby.

SECTION 6.8. The Purchased Vessel. Immediately following the delivery of the Purchased Vessel to the Borrower under the Construction Contract, the Purchased Vessel will be:

a)legally and beneficially owned by the Borrower or one of the Borrower’s wholly owned Subsidiaries,

b)registered in the name of the Borrower or one of the Borrower’s wholly owned Subsidiaries under the Bahamian or Maltese flag or such other flag as the parties may mutually agree,

c)classed as required by Section 7.1.4(b),

d)free of all recorded Liens, other than Liens permitted by Section 7.2.3,

e)insured against loss or damage in compliance with Section 7.1.5, and

f)exclusively operated by or chartered to the Borrower or one of the Borrower’s wholly owned Subsidiaries.

SECTION 6.9. Obligations rank pari passu; Liens.

a)The Obligations rank at least pari passu in right of payment and in all other respects with all other unsecured unsubordinated Indebtedness of the Borrower other than Indebtedness preferred as a matter of law.

b)As at the date of this Agreement, the provisions of this Agreement which permit or restrict the granting of Liens are no less favorable than the provisions permitting or restricting the granting of Liens in any other agreement entered into by the Borrower with any other person providing financing or credit to the Borrower.

SECTION 6.10. Withholding, etc.. As of the Signing Date, no payment to be made by the Borrower under any Loan Document is subject to any withholding or like tax imposed by any Applicable Jurisdiction.

SECTION 6.11. No Filing, etc. Required. No filing, recording or registration and no payment of any stamp, registration or similar tax is necessary under the laws of any Applicable Jurisdiction to ensure the legality, validity, enforceability, priority or admissibility in evidence of this Agreement or the other Loan Documents (except for filings, recordings, registrations or payments not required to be made on or prior to the Actual Delivery Date or that have been made).

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SECTION 6.12. No Immunity. The Borrower is subject to civil and commercial law with respect to the Obligations. Neither the Borrower nor any of its properties or revenues is entitled to any right of immunity in any Applicable Jurisdiction from suit, court jurisdiction, judgment, attachment (whether before or after judgment), set-off or execution of a judgment or from any other legal process or remedy relating to the Obligations (to the extent such suit, court jurisdiction, judgment, attachment, set-off, execution, legal process or remedy would otherwise be permitted or exist).

SECTION 6.13. Investment Company Act. The Borrower is not required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

SECTION 6.14. Regulation U. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of the Loan will be used for a purpose which violates, or would be inconsistent with, F.R.S. Board Regulation U. Terms for which meanings are provided in F.R.S. Board Regulation U or any regulations substituted therefor, as from time to time in effect, are used in this Section with such meanings.

SECTION 6.15. Accuracy of Information. The financial and other information (other than financial projections or other forward looking information) furnished to the Facility Agent and the Lenders in writing by or on behalf of the Borrower by its chief financial officer, treasurer or corporate controller in connection with the negotiation of this Agreement is, when taken as a whole, to the best knowledge and belief of the Borrower, true and correct and contains no misstatement of a fact of a material nature. All financial projections, if any, that have been furnished to the Facility Agent and the Lenders in writing by or on behalf of the Borrower by its chief financial officer, treasurer or corporate controller in connection with this Agreement have been or will be prepared in good faith based upon assumptions believed by the Borrower to be reasonable at the time made (it being understood that such projections are subject to significant uncertainties and contingencies, many of which are beyond the Borrower’s control, and that no assurance can be given that the projections will be realized). All financial and other information furnished to the Facility Agent and the Lenders in writing by or on behalf of the Borrower by its chief financial officer, treasurer or corporate controller after the date of this Agreement shall have been prepared by the Borrower in good faith.

SECTION 6.16. Compliance with Laws. The Borrower is in compliance with all applicable laws, rules, regulations and orders, except to the extent that the failure to so comply does not and could not reasonably be expected to have a Material Adverse Effect, and the Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions. The Borrower and its Subsidiaries and, to the knowledge of the Borrower, their respective officers, employees, directors and agents, are in compliance with Anti-Corruption Laws and applicable

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Sanctions, in all material respects and are not knowingly engaged in any activity that would reasonably be expected to result in Borrower being designated as a Sanctioned Person. None of (a) the Borrower, any Subsidiary or to the knowledge of the Borrower or such Subsidiary any of their respective directors, officers or employees, or (b) to the knowledge of the Borrower, any agent of the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person.

SECTION 6.17. Guarantor matters. Each of the representations and warranties set out in Exhibit N in respect of a Guarantor that has issued, or is required to issue, a Guarantee in accordance with clause 6.1(d) of the Novation Agreement is true and accurate as at the Novation Effective Time.

ARTICLE VII COVENANTS
SECTION 7.1. Affirmative Covenants. The Borrower agrees with the Facility Agent and each Lender that, from the Effective Date (or, where applicable, from such time as may be stated in any applicable provision below) until all Commitments have terminated and all Obligations have been paid in full, the Borrower will perform the obligations set forth in this Section 7.1.

SECTION 7.1.1. Financial Information, Reports, Notices, etc. The Borrower will furnish, or will cause to be furnished, to the Facility Agent (with sufficient copies for distribution to each Lender) the following financial statements, reports, notices and information:

a)as soon as available and in any event within 60 days after the end of each of the first three Fiscal Quarters of each Fiscal Year of the Borrower, a copy of the Borrower’s report on Form 10-Q (or any successor form) as filed by the Borrower with the SEC for such Fiscal Quarter, containing unaudited consolidated financial statements of the Borrower for such Fiscal Quarter (including a balance sheet and profit and loss statement) prepared in accordance with GAAP, subject to normal year-end audit adjustments;

b)as soon as available and in any event within 120 days after the end of each Fiscal Year of the Borrower, a copy of the Borrower’s annual report on Form 10-K (or any successor form) as filed by the Borrower with the SEC for such Fiscal Year, containing audited consolidated financial statements of the Borrower for such Fiscal Year prepared in accordance with GAAP (including a balance sheet and profit and loss statement) and audited by PricewaterhouseCoopers LLP or another firm of independent public accountants of similar standing;

c)together with each of the statements delivered pursuant to the foregoing paragraph
(a)or (b), a certificate, executed by the chief financial officer, the treasurer or the corporate controller of the Borrower, setting out, as of the last day of the relevant Fiscal Quarter or Fiscal Year, computations as to compliance with the covenants set

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forth in Section 7.2.4 (in reasonable detail and with appropriate calculations and computations in all respects reasonably satisfactory to the Facility Agent);

d)as soon as possible after the occurrence of a Default or Prepayment Event, a statement of the chief financial officer of the Borrower setting forth details of such Default or Prepayment Event (as the case may be) and the action which the Borrower has taken and proposes to take with respect thereto;

e)as soon as the Borrower becomes aware thereof, notice of any Material Litigation except to the extent that such Material Litigation is disclosed by the Borrower in filings with the SEC;

f)as soon as the Borrower becomes aware thereof, notice of any event which, in its reasonable opinion, would be expected to materially adversely affect the business, operations or financial condition of the Borrower and its Subsidiaries taken as a whole;

g)promptly after the sending or filing thereof, copies of all reports which the Borrower sends to all holders of each security issued by the Borrower, and all registration statements which the Borrower or any of its Subsidiaries files with the SEC or any national securities exchange;

h)such other information respecting the condition or operations, financial or otherwise, of the Borrower and its Subsidiaries taken as a whole as any Lender through the Facility Agent may from time to time reasonably request (including an update to any information and projections previously provided to the Lenders where these have been prepared and are available);

i)during the period from the Signing Date until the Minimum Liquidity Cut-off Date (as defined in Section 7.2.10), within sixty (60) days after the end of each Fiscal Quarter (save that the period in respect of the final Fiscal Quarter for each Fiscal Year shall be one hundred twenty (120) days), a certificate, executed by the chief financial officer, the treasurer or the corporate controller of the Borrower:

i.showing, as of the last day of the relevant Fiscal Quarter, compliance with the covenant set forth in Section 7.2.10; and

ii.evidencing whether there has been a net operating loss (determined in accordance with GAAP) in respect of the relevant Fiscal Quarter (and, if applicable, whether that would result in two consecutive Fiscal Quarters of net operating loss), provided that if, during such period, the Borrower is not in compliance with the covenant set forth in Section 7.2.10 as of the last day of such Fiscal Quarter, the Borrower shall show compliance with such covenant as of the date such certificate is delivered.

It is acknowledged and agreed that if the Borrower reports a net operating loss for two consecutive Fiscal Quarters (as notified to the Facility Agent pursuant to sub- paragraph ii above), the Borrower shall, until the Minimum Liquidity Cut-off Date,

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provide the certificate referred to above on a monthly basis (rather than a quarterly basis) and within 5 Business Days of the end of each such month (and showing, as of the last day of the relevant month, compliance with the covenant set forth in Section 7.2.10, provided that if, during such monthly period, the Borrower is not in compliance with the covenant set forth in Section 7.2.10 as of the last day of such month, the Borrower shall show compliance with such covenant as of the date such certificate is delivered);

j)on one occasion during each calendar year from the Novation Effective Time, the environmental plan of the Borrower (and including the Group’s carbon emissions for the past two years (calculated according to methodologies defined by the IMO or any other public methodology specified by the Borrower);

k)following the repayment of all sums described as 'Deferred Tranches’ in each ECA Financing of the Borrower and its Subsidiaries for which “Deferred Tranches” exist, within 5 Business Days of any Group Member agreeing to any new, modified or substitute financial covenants of the type or similar to the financial covenants set out in Section 7.2.4 in respect of any of its Indebtedness for borrowed money, the Borrower shall provide written notice to the Facility Agent of such agreement (and setting out full details of the relevant new, modified or substitute financial covenants) and, if requested by the Facility Agent (acting upon the instructions of the Required Lenders), the Borrower and the Lenders shall discuss in good faith whether or not such new, modified or substitute financial covenants shall be incorporated into this Agreement and, if agreed, the parties shall promptly enter into an amendment agreement to reflect such agreement; and

l)until the repayment of all sums described as 'Deferred Tranches’ in each ECA Financing of the Borrower and its Subsidiaries for which “Deferred Tranches” exist, as soon as available and in any event within respectively five (5) Business Days, ten (10) and forty (40) days (or such other period as BpiFAE or the Lenders may require from time to time) after the end of each monthly, bi-monthly and quarterly period (save that the period in respect of the final quarter of each Fiscal Year shall be sixty (60) days), the information required under Part B (but not Part A) of the Debt Deferral Extension Regular Monitoring Requirements (as such information requirements may be amended on the basis set out in the Debt Deferral Extension Regular Monitoring Requirements) (in reasonable detail and with appropriate calculations and computations in all respects reasonably satisfactory to the Facility Agent).

It is acknowledged and agreed that if the Borrower reports a net operating loss (determined in accordance with GAAP) for two consecutive Fiscal Quarters (as notified to the Facility Agent pursuant to Section 7.1.1.(i)ii) above), the Borrower shall, until repayment of all sums described as 'Deferred Tranches’ in each ECA Financing of the Borrower and its Subsidiaries for which “Deferred Tranches” exist, supply to the Facility Agent the information required under Part A (but not Part B) of the Debt Deferral Extension Regular Monitoring Requirements on the basis referred to in the above paragraph, provided that information required to be furnished to the Facility Agent under subsections (a), (b), (g) and (j) of this Section 7.1.1 shall be deemed furnished to the Facility

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Agent when available free of charge on the Borrower’s website at http://www.rclinvestor.com or the SEC’s website at http://www.sec.gov.

SECTION 7.1.2. Approvals and Other Consents. The Borrower will obtain (or cause to be obtained) all such governmental licenses, authorizations, consents, permits and approvals as may be required for (a) each Obligor to perform its obligations under the Loan Documents to which it is a party and (b) the operation of the Purchased Vessel in compliance with all applicable laws, except, in each case, to the extent that failure to obtain (or cause to be obtained) such governmental licenses, authorizations, consents, permits and approvals would not be expected to have a Material Adverse Effect.

SECTION 7.1.3. Compliance with Laws, etc. The Borrower will, and will cause each of its Subsidiaries to, comply in all material respects with all applicable laws, rules, regulations and orders, except (other than as described in clauses (a) and (f) below) to the extent that the failure to so comply would not have a Material Adverse Effect, which compliance shall in any case include (but not be limited to):

a)in the case of the Borrower, the maintenance and preservation of its corporate existence (subject to the provisions of Section 7.2.6);

b)in the case of the Borrower, maintenance of its qualification as a foreign corporation in the State of Florida;

c)the payment, before the same become delinquent, of all taxes, assessments and governmental charges imposed upon it or upon its property, except to the extent being diligently contested in good faith by appropriate proceedings;

d)compliance with all applicable Environmental Laws;

e)compliance with all anti-money laundering and anti-corrupt practices laws applicable to the Borrower, including by not making or causing to be made any offer, gift or payment, consideration or benefit of any kind to anyone, either directly or indirectly, as an inducement or reward for the performance of any of the transactions contemplated by this agreement to the extent the same would be in contravention of such applicable laws; and

f)the Borrower will maintain in effect policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers and employees with Anti-Corruption Laws and applicable Sanctions.

SECTION 7.1.4. The Purchased Vessel. The Borrower will:

a)cause the Purchased Vessel to be exclusively operated by or chartered to the Borrower or one of the Borrower’s wholly owned Subsidiaries, provided that the Borrower or such Subsidiary may charter out the Purchased Vessel (i) to entities other than the Borrower and the Borrower’s wholly owned Subsidiaries and (ii) on a time charter with a stated duration not in excess of one year;

b)cause the Purchased Vessel to be kept in such condition as will entitle her to classification by a classification society of recognized standing;

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c)provide the following to the Facility Agent with respect to the Purchased Vessel:

(i)evidence as to the ownership of the Purchased Vessel by the Borrower, the Nominated Owner or one of the Borrower’s wholly owned Subsidiaries; and

(ii)evidence of no recorded Liens on the Purchased Vessel, other than Liens permitted pursuant to Section 7.2.3;

d)within seven days after the Actual Delivery Date, provide the following to the Facility Agent with respect to the Purchased Vessel:

(i)evidence of the class of the Purchased Vessel; and

(ii)evidence as to all required insurance being in effect with respect to the Purchased Vessel; and

e)on or before the later of (i) 31 July and (ii) 30 days after its own receipt of a Statement of Compliance in each calendar year, supply, or procure the supply, to the Facility Agent (for distribution to BpiFAE and the Lenders) (in each case at the cost of the Borrower) of all information necessary in order for any Lender to comply with its obligations under the Poseidon Principles in respect of the preceding year, including, without limitation, all ship fuel oil consumption data required to be collected and reported in accordance with Regulation 22A of Annex VI (as collated and reported to the Purchased Vessel’s flag state using the verification report submitted to that flag state) and any Statement of Compliance, in each case relating to the Purchased Vessel for the preceding calendar year, provided always that such information shall be confidential information for the purposes of Section 11.15 and, accordingly, no Lender shall publicly disclose such information with the identity of the Purchased Vessel or the Borrower (or, if applicable, the Borrower’s wholly owned Subsidiary that then owns the Purchased Vessel) without the prior written consent of the Borrower (it being expressly agreed however that, in accordance with the Poseidon Principles, such information will form part of the information published regarding the relevant Lender’s portfolio climate alignment).

SECTION 7.1.5. Insurance. The Borrower will maintain or cause to be maintained with responsible insurance companies insurance with respect to the Purchased Vessel against such casualties, third-party liabilities and contingencies and in such amounts, in each case, as is customary for other businesses of similar size in the passenger cruise line industry (provided that in no event will the Borrower or any Subsidiary be required to obtain any business interruption, loss of hire or delay in delivery insurance) and will, upon request of the Facility Agent, furnish to the Facility Agent (with sufficient copies for distribution to each Lender) at reasonable intervals a certificate of a senior officer of the Borrower setting forth the nature and extent of all insurance maintained by the Borrower and certifying as to compliance with this Section.

SECTION 7.1.6. Books and Records. The Borrower will keep books and records that accurately reflect all of its business affairs and transactions and permit the Facility Agent and each Lender or any of their respective

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representatives, at reasonable times and intervals and upon reasonable prior notice, to visit each of its offices, to discuss its financial matters with its officers and to examine any of its books or other corporate records.

SECTION 7.1.7. BpiFAE Insurance Policy/French Authority Requirements. The Borrower shall, on the reasonable request of the ECA Agent or the Facility Agent, provide such other information as required under the BpiFAE Insurance Policy and/or, if the Fixed Rate applies, an Interest Stabilisation Agreement as necessary to enable the ECA Agent or the Facility Agent to obtain the full support of the relevant French Authority pursuant to the BpiFAE Insurance Policy and/or (if applicable) the relevant Interest Stabilisation Agreement (as the case may be). The Borrower must pay to the ECA Agent or the Facility Agent the amount of all reasonable costs and expenses reasonably incurred by the ECA Agent or the Facility Agent in connection with complying with a request by any French Authority for any additional information necessary or desirable in connection with the BpiFAE Insurance Policy or, if the Fixed Rate applies, the Interest Stabilisation Agreement (as the case may be); provided that the Borrower is consulted before the ECA Agent or BpiFAE incurs any such cost or expense.

SECTION 7.1.8. Equal Treatment with Pari Passu Creditors . The Borrower undertakes with the Facility Agent that it shall ensure (and shall procure that each other Group Member shall ensure) that the Lenders are treated equally in all respects with all other Pari Passu Creditors, and accordingly:

a)prior to any Group Member entering into any Restricted Credit Enhancement with a Pari Passu Creditor (other than a Restricted Credit Enhancement granted in accordance with Section 7.2.9(a)(ii)), the Borrower shall promptly notify the Facility Agent (and such notification shall include details of the new Lien or Group Member Guarantee and shall otherwise be in form and substance reasonably satisfactory to the Facility Agent); and

b)at the same time as any relevant Restricted Credit Enhancement is provided to the relevant Pari Passu Creditor (other than a Restricted Credit Enhancement granted in accordance with Section 7.2.9(a)(ii)), the Borrower, any relevant Group Member and the Lenders shall enter into such documentation as may be necessary in the reasonable opinion of the Facility Agent to ensure that the Lenders benefit from that Restricted Credit Enhancement on the same terms as the relevant Pari Passu Creditor(s) and, where that Restricted Credit Enhancement is a Lien or a Group Member Guarantee, to share in that Lien or Group Member Guarantee on a pari passu basis (and the Lenders agree to enter into such intercreditor documentation to reflect such pari passu ranking (in a form and substance satisfactory to the Lenders (acting reasonably)) as may be required in connection with such arrangements).

SECTION 7.2. Negative Covenants. The Borrower agrees with the Facility Agent and each Lender that, from the Effective Date (or, in the case of Section 7.2.5, the Credit Enhancement Application Date) until all Commitments have terminated and all Obligations have been paid and performed in full (or until such earlier date as may be referred to in this

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Section 7.2), the Borrower will perform the obligations set forth in this Section 7.2.

SECTION 7.2.1. Business Activities. The Borrower will not, and will not permit any of its Subsidiaries to, engage in any principal business activity other than those engaged in by the Borrower and its Subsidiaries on the date hereof and other business activities reasonably related, ancillary or complimentary thereto or that are reasonable extensions thereof.

SECTION 7.2.2. Indebtedness. Until the occurrence of the Guarantee Release Date (whereupon Section 7.2.2 of Exhibit L shall apply in accordance with Section 7.3), the Borrower will not permit any of the Existing Principal Subsidiaries to create, incur, assume or suffer to exist or otherwise become or be liable in respect of any Indebtedness, other than, without duplication, the following:

a)Indebtedness secured by Liens of the type described in Section 7.2.3;

b)Indebtedness owing to the Borrower or a direct or indirect Subsidiary of the Borrower;

c)Indebtedness incurred to finance, refinance or refund the cost (including the cost of construction) of assets acquired after the Effective Date;

d)Indebtedness in an aggregate principal amount, together with (but without duplication of) Indebtedness permitted to be secured under Section 7.2.3(b), at any one time outstanding not exceeding (determined at the time of creation of such Lien or the incurrence by any Existing Principal Subsidiary of such Indebtedness, as applicable) 10% of the total assets of the Borrower and its Subsidiaries taken as a whole as determined in accordance with GAAP as at the last day of the most recent ended Fiscal Quarter;

e)obligations in respect of Hedging Instruments entered into for the purpose of managing interest rate, foreign currency exchange or commodity exposure risk and not for speculative purposes; and

f)Indebtedness of Silversea Cruise Holding Ltd. and its Subsidiaries (“Silversea”) identified in Section 1 of Exhibit F hereto.

SECTION 7.2.3. Liens. Until the occurrence of the Guarantee Release Date (whereupon Section 7.2.2 of Exhibit L shall apply in accordance with Section 7.3) the Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its property, revenues or assets, whether now owned or hereafter acquired, except:

a)Liens on assets (including, without limitation, shares of capital stock of corporations and assets owned by any corporation that becomes a Subsidiary of the Borrower after the Effective Date) acquired after the Effective Date (whether by purchase, construction or otherwise) by the Borrower or any of its Subsidiaries (other than (x) an Existing Principal Subsidiary or (y) any other Principal Subsidiary which, at any time, after three months after the acquisition of a Vessel, owns a Vessel free of any

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mortgage Lien), which Liens were created solely for the purpose of securing Indebtedness representing, or incurred to finance, refinance or refund, the cost (including the cost of construction) of such assets, so long as (i) the acquisition of such assets is not otherwise prohibited by the terms of this Agreement and (ii) each such Lien is created within three months after the acquisition of the relevant assets;

b)in addition to other Liens permitted under this Section 7.2.3, Liens securing Indebtedness in an aggregate principal amount, together with (but without duplication of) Indebtedness permitted under Section 7.2.2(d), at any one time outstanding not exceeding (determined at the time of creation of such Lien or the incurrence by any Existing Principal Subsidiary of such Indebtedness, as applicable) 10% of the total assets of the Borrower and its Subsidiaries (the “Lien Basket Amount”) taken as a whole as determined in accordance with GAAP as at the last day of the most recent ended Fiscal Quarter; provided, however that, if, at any time, the Senior Debt Rating of the Borrower is less than Investment Grade as given by both Moody’s and S&P, the Lien Basket Amount shall be the greater of
(x) 5.0% of the total assets of the Borrower and its Subsidiaries taken as a whole as determined in accordance with GAAP as at the last day of the most recent ended Fiscal Quarter and (y) $735,000,000;

c)Liens on assets acquired after the Effective Date by the Borrower or any of its Subsidiaries (other than by (x) any Subsidiary that is an Existing Principal Subsidiary or (y) any other Principal Subsidiary which, at any time, owns a Vessel free of any mortgage Lien) so long as (i) the acquisition of such assets is not otherwise prohibited by the terms of this Agreement and (ii) each of such Liens existed on such assets before the time of its acquisition and was not created by the Borrower or any of its Subsidiaries in anticipation thereof;

d)Liens on any asset of any corporation that becomes a Subsidiary of the Borrower (other than a corporation that also becomes a Subsidiary of an Existing Principal Subsidiary) after the Effective Date so long as (i) the acquisition or creation of such corporation by the Borrower is not otherwise prohibited by the terms of this Agreement and (ii) such Liens are in existence at the time such corporation becomes a Subsidiary of the Borrower and were not created by the Borrower or any of its Subsidiaries in anticipation thereof;

e)Liens securing Government-related Obligations;

f)Liens for taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or being diligently contested in good faith by appropriate proceedings;

g)Liens of carriers, warehousemen, mechanics, material-men and landlords incurred in the ordinary course of business for sums not overdue by more than 60 days or being diligently contested in good faith by appropriate proceedings;

h)Liens incurred in the ordinary course of business in connection with workers’ compensation, unemployment insurance or other forms of governmental insurance or benefits;

i)Liens for current crew’s wages and salvage;

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j)Liens arising by operation of law as the result of the furnishing of necessaries for any Vessel so long as the same are discharged in the ordinary course of business or are being diligently contested in good faith by appropriate proceedings;

k)Liens on Vessels that:

(i)secure obligations covered (or reasonably expected to be covered) by insurance;

(ii)were incurred in the course of or incidental to trading such Vessel in connection with repairs or other work to such Vessel; or

(iii)were incurred in connection with work to such Vessel that is required to be performed pursuant to applicable law, rule, regulation or order;

provided that, in each case described in this clause (k), such Liens are either (x) discharged in the ordinary course of business or (y) being diligently contested in good faith by appropriate proceedings;

l)normal and customary rights of set-off upon deposits of cash or other Liens originating solely by virtue of any statutory or common law provision relating to bankers’ liens, rights of set-off or similar rights in favor of banks or other depository institutions;

m)Liens in respect of rights of set-off, recoupment and holdback in favor of credit card processors securing obligations in connection with credit card processing services incurred in the ordinary course of business;

n)Liens on cash or Cash Equivalents or marketable securities securing obligations in respect of Hedging Instruments not incurred for speculative purposes or securing letters of credit that support such obligations;

o)deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business and deposits securing liabilities to insurance carriers under insurance or self-insurance arrangements;

p)easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Subsidiary;

q)licenses, sublicenses, leases or subleases granted to other Persons not materially interfering with the conduct of the business of the Borrower or any of its Subsidiaries; and

r)Liens on any property of Silversea identified in Section 2 of Exhibit F hereto,

provided, however that from the Debt Holiday Two Application Date until the Guarantee Release Date, no Group Member shall be entitled to grant any Lien of the type referred to in paragraphs (a) to (d) above over any ECA Financed Vessel.

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SECTION 7.2.4. Financial Condition.    The Borrower will not
permit:

a)Net Debt to Capitalization Ratio, as at the end of any Fiscal Quarter, to be greater than the applicable level set forth in the table below (the “NDCR Table”) opposite such Fiscal Quarter under the below heading “Net Debt to Capitalization Ratio”;

Fiscal Quarter Ending	Net Debt to Capitalization Ratio*
December 31, 2022	0.750 to 1 (for financial reporting purposes only)
March 31, 2023	0.725 to 1
June 30, 2023	0.725 to 1
September 30, 2023	0.700 to 1
December 31, 2023	0.700 to 1
March 31, 2024	0.700 to 1
June 30, 2024	0.700 to 1
September 30, 2024	0.675 to 1
December 31, 2024	0.650 to 1
March 31, 2025 and thereafter	0.625 to 1

provided however that unless the Borrower, the Facility Agent and the ECA Agent (acting upon the instructions of BpiFAE) have agreed otherwise in writing, if BpiFAE has issued its written consent (the “NDCR Adjustment Consent”) to the adjustment of the figures in the NDCR Table as set out below, the figures in the NDCR Table shall automatically be adjusted and replaced with effect from the date of the NDCR Adjustment Consent so as to read as follows as set out in the table below (the “Further Revised NDCR Table”):

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Fiscal Quarter Ending	Net Debt to Capitalization Ratio
December 31, 2022	0.750 to 1 (for financial reporting purposes only)
March 31, 2023	0.750 to 1
June 30, 2023	0.750 to 1
September 30, 2023	0.750 to 1
December 31, 2023	0.750 to 1
March 31, 2024	0.725 to 1
June 30, 2024	0.700 to 1
September 30, 2024	0.675 to 1
December 31, 2024	0.650 to 1
March 31, 2025 and thereafter	0.625 to 1

and accordingly with effect from the date of the NDCR Adjustment Consent the Borrower will instead not permit the Net Debt to Capitalization Ratio, as at the end of any Fiscal Quarter, to be greater than the applicable level set forth in the Further Revised NDCR Table. Where BpiFAE issues the NDCR Adjustment Consent the ECA Agent shall communicate such consent promptly to the other parties to this Agreement;

b)Fixed Charge Coverage Ratio to be less than 1.25 to 1 as at the last day of any Fiscal Quarter; and

c)if, at any time, the Senior Debt Rating of the Borrower is less than Investment Grade as given by both Moody's and S&P, Stockholders' Equity to be less than, as at the last day of any Fiscal Quarter, the sum of (i) the applicable Starting Threshold plus
(ii) 50% of the consolidated net income of the Borrower and its Subsidiaries for the period commencing on January 1, 2007 and ending on the last day of the Fiscal Quarter most recently ended (treated for these purposes as a single accounting period, but in any event excluding any Fiscal Quarters for which the Borrower and its Subsidiaries have a consolidated net loss).

For the purposes of this paragraph c), “Starting Threshold” shall mean, for the Fiscal Quarter:

i.    up to and ending on March 31, 2023, $3,000,000,000; ii.    ending on June 30, 2023, $3,250,000,000;
iii.ending on September 30, 2023, $3,500,000,000;

iv.    ending on December 31, 2023, $3,750,000,000;

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v.    ending on March 31, 2024, $4,000,000,000; and

vi.    ending on June 30, 2024 and for each Fiscal Quarter falling after June 30, 2024, $4,150,000,000.

In connection with the determination of Stockholders’ Equity for the Fiscal Quarter ended March 31, 2023 or, if later, the last full Fiscal Quarter to end prior to the 4.25% Maturity Date, the Borrower hereby undertakes that it will act in good faith and will provide to the Facility Agent no later than March 25, 2023 or, if later, no later than 6 days prior to the end of the last full Fiscal Quarter to end prior to the 4.25% Maturity Date written confirmation of the actual amount of 4.25% Converted Debt it has elected to settle (i) in equity, (ii) in cash and (iii) in cash generated from equity issued for the purpose of settling the 4.25% Converted Debt obligation in cash, together with copies of all notices of conversion provided to the noteholders pursuant to section 14.02 of the 4.25% Convertible Notes Indenture.

In connection with the determination of Stockholders’ Equity for the Fiscal Quarter ended September 30, 2023 or, if later, the last full Fiscal Quarter to end prior to the 2.875% Maturity Date, the Borrower hereby undertakes that it will act in good faith and will provide to the Facility Agent no later than September 24, 2023 or, if later, no later than 6 days prior to the end of the last full Fiscal Quarter to end prior to the 2.875% Maturity Date written confirmation of the actual amount of 2.875% Converted Debt it has elected to settle (i) in equity, (ii) in cash and (iii) in cash generated from equity issued for the purpose of settling the 2.875% Converted Debt obligation in cash, together with copies of all notices of conversion provided to the noteholders pursuant to section 14.02 of the 2.875% Convertible Notes Indenture.

SECTION 7.2.5. Additional Undertakings.From the Credit Enhancement Application Date, and notwithstanding anything to the contrary set out in this Agreement or any other Loan Document:

a)First Priority Guarantee Matters. Until the occurrence of a First Priority Release Event:

(i)the Borrower will not form, create, acquire or otherwise establish any new Subsidiaries that own, directly or indirectly, the Equity Interests of the First Priority Guarantor (and will not permit any such new Subsidiary to own, directly or indirectly, any such Equity Interests);

(ii)the First Priority Guarantor will not form, create, acquire or otherwise establish any new Subsidiaries that own, directly or indirectly, the Equity Interests of any Principal Subsidiary (and will not permit any such new Subsidiary to own, directly or indirectly, any such Equity Interests);

(iii)the First Priority Guarantor will not incur any additional Indebtedness for borrowed money (including any guarantees in respect of Indebtedness), except in connection with any Other Guarantees;

(iv)neither Celebrity Cruises Holdings Inc. nor Celebrity Cruises Inc will incur any additional Indebtedness for borrowed money (including any

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guarantees in respect of Indebtedness), except in connection with the Secured Note Indebtedness or any Permitted Refinancing thereof; and

(v)the Borrower shall not, and shall procure that each other Subsidiary will not, Dispose of any First Priority Assets or any Equity Interests in a Subsidiary that owns, directly or indirectly, any First Priority Assets, other than

(A)to any other entity that is a First Priority Guarantor;

(B)if the fair market value thereof, together with the fair market value of all other Dispositions of First Priority Assets made after the Credit Enhancement Application Date (but for this purpose excluding any Disposition of the type referred to in the foregoing clause (A) and any Disposition, the net proceeds of which are applied in accordance with the following clause (C)) is less than the sum of:

(1)    $250,000,000 plus

(2) the fair market value of any asset (other than (1) current assets, intercompany debt or equity instruments and (2) First Priority Assets or other assets owned by another First Priority Guarantor immediately prior to acquisition) acquired by any First Priority Guarantor after the Credit Enhancement Application Date; or

(C)if the net proceeds therefrom are applied in accordance with Section 4.09(b)(i) or 4.09(b)(iii) of the relevant Secured Note Indenture, to the extent applicable at such time; provided, however, that if, within 450 days of such Disposition, any net proceeds of such Disposition have not been utilized in accordance with such provisions and are retained by the Borrower or any Subsidiary after such application (such retained net proceeds, “Excess Proceeds”), then:

(1)if not already held by a First Priority Guarantor, such Excess Proceeds shall be promptly transferred to a First Priority Guarantor to be (x) retained in an account and on the balance sheet of that First Priority Guarantor and (y) used solely (i) for capital expenditures for the benefit of

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the remaining First Priority Assets or for the purposes of any asset purchase by that First Priority Guarantor or (ii) to make an offer to each ECA Guarantor in accordance with the following sub-clause (2); or

(2)where the Borrower has elected to utilize the Excess Proceeds in the manner referred to in (ii) above, the Borrower shall make a written offer contemporaneously to each ECA Guarantor to apply such Excess Proceeds as a pro rata prepayment of the Loan and the Indebtedness under each other ECA Financing that is pari passu in right of payment to the Obligations. If any ECA Guarantor provides written notice to the Borrower within 90 days of such offer accepting such offer, the Borrower shall prepay the relevant Indebtedness notified to it within 10 Business Days (or such longer period as may be agreed with the lenders under each relevant ECA Financing being prepaid) of the date of receipt of such notice. If any ECA Guarantor fails to accept such offer within the said 90 days referred to above, then the pro rata portion of such Excess Proceeds that would have been applied to prepay the ECA Financings with respect to such ECA Guarantor if such offer was accepted shall be retained and applied in accordance with the foregoing sub-clause (1)(i).

b)Second Priority Guarantee Matters.    Until the occurrence of a Second Priority Release Event:

(i)the Borrower will not, and will not permit any of its Subsidiaries to, form, create, acquire or otherwise establish any new Subsidiaries that own, directly or indirectly, the Equity Interests of any Second Priority Guarantor (and will not permit any such new Subsidiary to own, directly or indirectly, any such Equity Interests);

(ii)no Second Priority Guarantor will form, create, acquire or otherwise establish any new Subsidiaries that own, directly or indirectly, the Equity Interests of any Principal Subsidiary (and will not permit any such new Subsidiary to own, directly or indirectly, any such Equity Interests); and

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(iii)the Borrower shall not, and shall procure that each other Subsidiary will not, Dispose of any Second Priority Assets or any Equity Interests in a Subsidiary that owns, directly or indirectly, any Second Priority Assets, other than:

(A)to any other entity that is a Second Priority Guarantor; or

(B)if the fair market value thereof, together with the fair market value of all other Dispositions of Second Priority Assets made after the effectiveness of the Credit Enhancement Application Date (but for this purpose excluding any Disposition of the type referred to in the foregoing clause (A)) is less than the sum of:

(1)    $250,000,000 plus

(2) the fair market value of any asset (other than (1) current assets, intercompany debt or equity instruments and (2) Second Priority Assets or other assets owned by another Second Priority Guarantor immediately prior to acquisition) acquired by any Second Priority Guarantor after the Credit Enhancement Application Date.

c)Third Priority Guarantee Matters. Until the occurrence of a Third Priority Release Event:

(i)the Borrower will not form, create, acquire or otherwise establish any new Subsidiaries that own, directly or indirectly, the Equity Interests of the Third Priority Guarantor (and will not permit any such new Subsidiary to own, directly or indirectly, any such Equity Interests);

(ii)the Third Priority Guarantor will not form, create, acquire or otherwise establish any new Subsidiaries that own, directly or indirectly, the Equity Interests of any Principal Subsidiary (and will not permit any such new Subsidiary to own, directly or indirectly, any such Equity Interests); and

(iii)the Borrower shall not, and shall procure that each other Subsidiary will not, Dispose of any Third Priority Assets or any Equity Interests in a Subsidiary that owns, directly or indirectly, any Third Priority Assets, other than:

(A)to any other entity that is a Third Priority Guarantor;

(B)if the fair market value thereof, together with the fair market value of all other Dispositions of

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Third Priority Assets made after the Credit Enhancement Application Date (but for this purpose excluding any Disposition of the type referred to in the foregoing clause (A) and any Disposition, the net proceeds of which are applied in accordance with the following clause (C)) is less than the sum of:

(1) $250,000,000 plus

(2) the fair market value of any asset (other than (1) current assets, intercompany debt or equity instruments and (2) Third Priority Assets or other assets owned by another Third Priority Guarantor immediately prior to acquisition) acquired by any Third Priority Guarantor after the Credit Enhancement Application Date; or

(C)if the net proceeds therefrom are applied in accordance with those provisions of the relevant Unsecured Note Indenture and to the extent applicable at the time which allow the Borrower to make an offer to prepay and/or repay the debt evidenced by that Unsecured Note Indenture; provided that, if any such net proceeds are retained by the Borrower or any Subsidiary after such application, the Borrower shall promptly repay or redeem all or any portion of any Indebtedness that is pari passu or senior in right of payment to the Obligations and for which a Third Priority Guarantor is a guarantor, in each case, subject to the terms of the documentation governing such Indebtedness (including the Unsecured Note Indebtedness, any Bank Indebtedness, any Credit Card Obligations, the Loan and any other Indebtedness under an ECA Financing); provided, further, that any repayment of Indebtedness under any revolving credit agreement pursuant to this paragraph shall be accompanied by a corresponding permanent reduction in the related revolving credit commitments.

d)New Guarantor Matters.    In the event the Borrower or any of its Subsidiaries acquires an ECA Financed Vessel:

(i)the Borrower will cause the applicable New Guarantor to provide:

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(A)on or before the later of (1) 15 Business Days of the purchase of the relevant ECA Financed Vessel and (2) the Effective Time, (A) an Additional Guarantee, together with each equivalent Other Guarantee required to be provided under the terms of the other ECA Financings (as amended from time to time) and
(B)all documents and information required by the Lenders in order to satisfy any applicable “know your customer” checks and any other reasonable condition precedent requirements of the Lenders (excluding, for the avoidance of doubt, legal opinions); provided that, in each case, if such New Guarantor is party to a Senior Guarantee at such time, the Facility Agent shall have contemporaneously entered into a New Guarantor Subordination Agreement; and

(ii)until the occurrence of a Second Priority Release Event and a Third Priority Release Event:

(A)the Borrower will not permit the applicable New Guarantor to incur any Indebtedness for borrowed money (including any guarantees in respect of Indebtedness) other than the applicable Additional Guarantee, any Other Guarantee and any Senior Guarantee;

(B)the Borrower will not permit the Principal Subsidiary that acquires the relevant ECA Financed Vessel to incur any Indebtedness for borrowed money (including any guarantees in respect of Indebtedness);

(C)notwithstanding any other provision of this Agreement, the Borrower will not, and shall procure that no other Subsidiary shall Dispose (whether to a Group Member or otherwise) of the relevant ECA Financed Vessel (or any equity interests in a Subsidiary that owns, directly or indirectly, such ECA Financed Vessel); provided that (1) such ECA Financed Vessel may be exclusively operated by or chartered to the Borrower or one of the Borrower’s wholly owned Subsidiaries and (2) the Borrower or such Subsidiary may charter out such ECA Financed Vessel (x) to entities other than the Borrower and the Borrower’s wholly owned Subsidiaries and
(y) on a time charter with a stated duration not in excess of one year; and

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(D)notwithstanding the provisions of Sections 7.2.2 and 7.2.3, the Borrower will not, and will not permit any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon the relevant ECA Financed Vessel, other than Liens permitted under Section 7.2.3 that do not secure Indebtedness for borrowed money.

e)Further Assurances. At the Borrower’s reasonable request, the Facility Agent shall, on or following the occurrence of the Novation Effective Time, execute (i) any Additional Subordination Agreement or any Subordination Agreement, in substantially the form attached hereto as Exhibit J or Exhibit K (or a joinder to any of them) with such changes, or otherwise in form and substance, reasonably satisfactory to the Facility Agent (acting upon the instructions of the Required Lenders and BpiFAE), to ensure the required priority of the Second Priority Guarantee and the Third Priority Guarantee and (ii) any New Guarantor Subordination Agreement (or a joinder to any of them) contemporaneously with the execution of any Senior Guarantee by a New Guarantor if such New Guarantor is party to an Additional Guarantee at such time.

f)Amount of Indebtedness. The Borrower shall ensure that:

(i)the maximum aggregate principal amount of Bank Indebtedness (or any Permitted Refinancing thereof) guaranteed by the Second Priority Guarantors shall not exceed, in the aggregate, $5,300,000,000 (or its equivalent in any other currency) until the occurrence of a First Priority Release Event, a Second Priority Release Event, and a Third Priority Release Event;

(ii)the maximum aggregate principal amount of Unsecured Note Indebtedness (or any Permitted Refinancing thereof) guaranteed by the Third Priority Guarantor shall not exceed, in the aggregate, $1,700,000,000 (or its equivalent in any other currency) until the occurrence of a Third Priority Release Event;

(iii)until the occurrence of a Second Priority Release Event, none of the Second Priority Guarantors will grant any guarantee that is pari passu with or senior to its obligations under the Second Priority Guarantee, except in connection with (A) any Bank Indebtedness or any Permitted Refinancing thereof, (B) any Credit Card Obligations or (C) any Other Guarantees, provided that each Other Guarantee shall be on terms no more favourable in any material respect (including for this purpose the priority of that guarantee) than that currently provided by that Second Priority Guarantor in connection with the relevant Indebtedness; and

(iv)until the occurrence of a Third Priority Release Event, the Third Priority Guarantor will not grant any guarantee that is pari passu with or senior to its obligations under the Third Priority Guarantee, except in connection with
(A) any Bank Indebtedness, Unsecured Note Indebtedness or any Permitted Refinancing of any thereof, (B) any Credit Card Obligations or (C) any Other Guarantees, provided that each Other Guarantee shall be on terms no more favourable in any material respect (including for this purpose the priority of

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that guarantee) than that currently provided by the Third Priority Guarantor in connection with the relevant Indebtedness.

g)Release of Guarantees. The Borrower agrees to give the Facility Agent written notice of the occurrence of any First Priority Release Event, Second Priority Release Event or Third Priority Release Event. The Facility Agent agrees, subject to the proviso (2) below, that:

(i)the First Priority Guarantee shall be automatically released upon the occurrence of a First Priority Release Event;

(ii)the Second Priority Guarantee shall be automatically released upon the occurrence of a Second Priority Release Event;

(iii)the Third Priority Guarantee shall be automatically released upon the occurrence of a Third Priority Release Event; and

(iv)each Additional Guarantee shall be automatically released upon the occurrence of both a Second Priority Release Event and a Third Priority Release Event,

provided (1) in each case, and subject to proviso (2) below, that upon the Borrower’s request, the Facility Agent shall promptly confirm in writing the release of the applicable Guarantee following the occurrence of the relevant release event and (2) where the Borrower is of the opinion that it would, if the Guarantee Release Date was to occur, be in breach of the provisions of Section 7.2.2 as set out in Exhibit L (and which would otherwise come into effect on that Guarantee Release Date) on the Guarantee Release Date, the Borrower shall be entitled, by serving written notice on the Facility Agent, to request that the Guarantee Release Date be postponed until such time as the Borrower is satisfied that it will be able to comply with the provisions of the said Section 7.2.2. Where the Borrower issues a notice pursuant to this proviso (2) it agrees that it shall use all reasonable endeavors and take all appropriate action as may be practicable at such time to enable it to comply with the said Section 7.2.2 as soon as practicable following the date that the Guarantee Release Date would have occurred but for this proviso (2) so that the Guarantee Release Date can then occur and, as soon as it is satisfied that it will be able to comply with the said Section 7.2.2 it will promptly serve a further written notice on the Facility Agent. Upon receipt of this further notice, the provisions of this paragraph (g) shall once again apply and the Facility Agent shall then take the action required of it to enable the Guarantee Release Date to occur.

SECTION 7.2.6. Consolidation, Merger, etc. The Borrower will not, and will not permit any of its Subsidiaries to, liquidate or dissolve, consolidate with, or merge into or with, any other corporation, except:

a)any such Subsidiary may (i) liquidate or dissolve voluntarily into, and may merge with and into, the Borrower or any other Subsidiary, and the assets or stock of any Subsidiary may be purchased or otherwise acquired by the Borrower or any other Subsidiary or (ii) merge with and into another Person in connection with a sale or other disposition permitted by Section 7.2.7; and

b)so long as no Event of Default has occurred and is continuing or would occur after giving effect thereto, the Borrower or any of its Subsidiaries may merge into any

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other Person, or any other Person may merge into the Borrower or any such Subsidiary, or the Borrower or any of its Subsidiaries may purchase or otherwise acquire all or substantially all of the assets of any Person, in each case so long as:

(i)after giving effect thereto, the Stockholders’ Equity of the Borrower and its Subsidiaries is at least equal to 90% of such Stockholders’
Equity immediately prior thereto; and

(ii)in the case of a merger involving the Borrower where the Borrower is not the surviving corporation, (and without prejudice to the provisions of Sections 3.2b) and c) and 9.1.10, which shall not restrict the proposed merger but which can still apply to the extent that the proposed merger would give rise to any of the events or circumstances contemplated by such Sections):

(A)the surviving corporation shall have assumed in writing, delivered to the Facility Agent, all of the Borrower’s obligations hereunder and under the other Loan Documents; and

(B)the surviving corporation shall, promptly upon the request of the Facility Agent or any Lender, supply such documentation and other evidence as is reasonably requested by the Facility Agent or any Lender in order for the Facility Agent or such Lender to carry out and be satisfied it has complied with the results of all necessary “know your customer” or other similar checks under all applicable laws and regulations.

SECTION 7.2.7. Asset Dispositions, etc. Subject to Section 7.2.5, the Borrower will not, and will not permit any of its Subsidiaries to, sell, transfer, contribute or otherwise convey, or grant options, warrants or other rights with respect to, all or substantially all of the assets of (a) the Borrower or (b) the Subsidiaries of the Borrower, taken as a whole, except sales of assets between or among the Borrower and Subsidiaries of the Borrower.

SECTION 7.2.8. Borrower’s Procurement Undertaking. Where any of the covenants set out in this Agreement require performance by any Subsidiary of the Borrower, the Borrower shall procure the performance of that obligation by such Subsidiary.

SECTION 7.2.9. Lien and Guarantee Restriction. From the Debt Holiday Two Application Date until the Guarantee Release Date, and without prejudice to Section 7.2.3, the Borrower shall not (and shall procure that each other Group Member shall not, save in respect of a Restricted Credit Enhancement of the type referred to in Section 7.1.8(b) (and in respect of which the Lenders therefore receive the benefit)):

a)grant any Restricted Credit Enhancement in respect of any Indebtedness for borrowed money, provided that:

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(i)subject to the limitations set out in paragraph (b) below, this paragraph (a) shall not prohibit any Group Member from providing any Lien or Group Member Guarantee in connection with Indebtedness incurred after the Debt Holiday Two Application Date (provided that such Lien and/or Group Member Guarantee is issued at the same time, and in connection with, the initial incurrence of that Indebtedness (and is therefore not by way of additional credit support));

(ii)in connection with a Permitted Refinancing of any Indebtedness, the relevant Group Member shall be entitled to provide the creditors under that Permitted Refinancing with Liens and/or Group Member Guarantees (as applicable) which:

(A)in the case where the existing Indebtedness being refinanced was previously supported by Liens, the Liens and/or the Group Member Guarantees securing or supporting the Permitted Refinancing (as applicable) are over some or all of the same assets and

(1)with respect to any Liens, are with the same or lower priority as the Liens in respect of such assets that secured the Indebtedness being refinanced; and

(2)with respect to any Group Member Guarantees, are Group Member Guarantees provided by a Group Member that owns (directly or indirectly) only those Vessels (or some of those Vessels but not any other Vessel) that were previously secured pursuant to the Liens referred to in the first sentence of this paragraph (A); and

(B)in the case where the existing Indebtedness being refinanced was previously supported by any Group Member Guarantee, the Group Member Guarantee(s) supporting such Permitted Refinancing are:

(1)guarantees of obligations in an amount no greater than the guarantees granted in connection with the original Indebtedness being refinanced;

(2)in the case where the entity providing the relevant Group Member Guarantee(s) supporting such Permitted Refinancing is the same entity providing the Group Member Guarantees that are being

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replaced, provided by entities owning (directly or indirectly) only those Vessels (or some of those Vessels but not any other Vessel) that it owned when the previous Group Member Guarantee was provided;

(3)in the case where the entity providing the relevant Group Member Guarantee(s) supporting such Permitted Refinancing differs from the entity providing the Group Member Guarantees being replaced, provided by entities that directly or indirectly own Vessels with an aggregate book value no greater than the Vessels that were owned (directly or indirectly) by the previous provider of the relevant Group Member Guarantee(s) that supported the existing Indebtedness; and

(4)the same or lower priority as the original Group Member Guarantee(s) and are issued by either the same entities or from shareholders of those entities,

provided that this paragraph (a) shall not prohibit any Group Member from providing or maintaining any Lien in accordance with the provisions of Section 7.2.3(d) through to (q) inclusive, provided, however, that the proviso at the end of Section 7.2.3(d) shall apply with respect to Liens granted pursuant to that provision; and

b)incur any new Indebtedness (including Indebtedness of the type referred to in paragraph (a)(i) above but excluding (i) any Permitted Refinancing Indebtedness in connection with paragraph (a)(ii) above and (ii) the Indebtedness incurred by the Borrower under this Agreement) which is secured by a Lien or is supported by a Group Member Guarantee and which, when taken with all other Indebtedness (again excluding any Indebtedness incurred under this Agreement) incurred by the Group since the Debt Holiday Two Application Date and which is also secured by a Lien or supported by a Group Member Guarantee, is greater than $1,300,000,000 (but deducting from this amount for this purpose, $700,000,000 (being the aggregate amount of Indebtedness originally incurred by the Borrower as a result of its issuance of the 7.250% Senior Notes due 2030) or its equivalent in any other currency, and provided that no Group Member shall, as contemplated by the proviso to Section 7.2.3, from the Debt Holiday Two Application Date until the Guarantee Release Date (whereupon the relevant provisions of Exhibit L shall apply) be permitted to grant any Lien over an ECA Financed Vessel as security for any Indebtedness permitted to be incurred under this Agreement after the Debt Holiday Two Application Date.

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SECTION 7.2.10. Minimum Liquidity.

a)The Borrower will not allow the aggregate amount of unrestricted cash and Cash Equivalents of the Borrower and its Subsidiaries as determined in accordance with GAAP to be less than the Adjustable Amount as of:

(i)the last day of any calendar month from the Debt Holiday Two Application Date until the earlier to occur of (A) the date of repayment or prepayment of all sums described as 'Deferred Tranches' in each ECA Financing of the Borrower and its Subsidiaries for which such “Deferred Tranches” exist and (B) the Add Back End Date (such earlier date being the “Minimum Liquidity Cut-off Date”); or

(ii)if the Borrower is not in compliance with the requirements of this Section 7.2.10 as of the last day of any calendar month falling prior to the Minimum Liquidity Cut-off Date, the date that the certificate required by Section 7.1.1(i) with respect to such month is delivered to the Facility Agent demonstrating such compliance.

b)For the purposes of this Section 7.2.10, on and from 1 October 2022, the calculation of unrestricted cash and Cash Equivalents shall also include the aggregate amount of any amounts available to be drawn by the Borrower and/or any of its Subsidiaries under committed but undrawn term loan or revolving credit facility agreements where such amounts are to be made available for general corporate purposes or which would, once utilized, otherwise increase the liquidity of the Borrower or the relevant Subsidiary.

SECTION 7.3. Covenant Replacement. With effect on and from the Guarantee Release Date, it is agreed that Sections 7.2.2 and 7.2.3 shall be deleted in their entirety and replaced with the covenants and other provisions set out in Exhibit L, which shall become part of this Agreement and effective and binding on all Parties.

SECTION 7.4. Lender incorporated in the Federal Republic of Germany / application of the blocking regulation.

a)The representations and warranties and covenants given in Sections 6.16 and 7.1.3(f) respectively as far as they relate to compliance with Sanctions, shall only be given, and be applicable to, a Lender insofar as the giving of and compliance with such representations, warranties and covenants do not result in a violation of or conflict with section 7 of the German Foreign Trade Regulation (Außenwirtschaftsverordnung) (in conjunction with section 4 paragraph 1 no.3 foreign trade law (AWG) (Außenwirtschaftsgesetz)), any provision of Council Regulation (EC) 2271/1996 or any similar applicable anti-boycott law or regulation, and that Lender (a “Restricted Lender”) has notified the Facility Agent in writing that it does not wish to benefit from the relevant representation, warranty and/or covenant.

b)In connection with any amendment, waiver, determination or direction relating to Sections 6.16 and/or 7.1.3(f) in circumstances where a Restricted Lender has, in accordance with paragraph a) above, notified the Facility Agent that it does not wish

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to benefit from the relevant provision, the available Commitments or participation in the Loan, as applicable, of that Restricted Lender will be excluded for the purpose of determining whether the consent of the Required Lenders or all Lenders (as the case may be) has been obtained or whether the determination or direction by the Required Lenders or all the Lenders (as the case may be) has been made or given.

ARTICLE VIII EVENTS OF DEFAULT
SECTION 8.1. Listing of Events of Default. Each of the following events or occurrences described in this Section 8.1 shall constitute an “Event of Default”.

SECTION 8.1.1. Non-Payment of Obligations. The Borrower shall default in the payment when due of any amount payable by it under the Loan Documents in the manner required under the Loan Documents unless such failure is solely as a result of either (a) an administrative or technical error or (b) a Disruption Event, and, in either case, payment is made within 3 Business Days of its due date.

SECTION 8.1.2. Breach of Warranty. Any representation or warranty of the Borrower made or deemed to be made hereunder (including any certificates delivered pursuant to Article V) or under any other Loan Document is or shall be incorrect in any material respect when made.

SECTION 8.1.3. Non-Performance of Certain Covenants and Obligations. The Borrower shall default in the due performance and observance of any other agreement contained herein (including, from the Guarantee Release Date, Exhibit L) or in any other Loan Document (other than the covenants set forth in Sections 7.1.1(j), 7.1.4(e) and 7.2.4) and such default shall continue unremedied for a period of five days after notice thereof shall have been given to the Borrower by the Facility Agent or any Lender (or, if (a) such default is capable of being remedied within 30 days (commencing on the first day following such five-day period) and
(b) the Borrower is actively seeking to remedy the same during such period, such default shall continue unremedied for at least 35 days after such notice to the Borrower).

SECTION 8.1.4. Default on Other Indebtedness. (a) The Borrower or any of its Principal Subsidiaries shall fail to pay any Indebtedness that is outstanding in a principal amount of at least $100,000,000 (or the equivalent in other currencies) in the aggregate (but excluding Indebtedness hereunder or with respect to Hedging Instruments) when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness; (b) the occurrence under any Hedging Instrument of an Early Termination Date (as defined in such Hedging Instrument) resulting from (A) any event of default under such Hedging Instrument as to which the Borrower is the Defaulting Party (as defined in such Hedging Instrument) or (B) any Termination Event (as so defined) as to which the Borrower is an Affected Party (as so defined) and, in either event, the termination value with

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respect to any such Hedging Instrument owed by the Borrower as a result thereof is greater than $100,000,000 and the Borrower fails to pay such termination value when due after applicable grace periods; or (c) any other event shall occur or condition shall exist under any agreement or instrument evidencing, securing or relating to any such Indebtedness and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to cause or permit the holder or holders of such Indebtedness to cause such Indebtedness to become due and payable prior to its scheduled maturity; or (d) any such Indebtedness shall be declared to be due and payable or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption or by voluntary agreement), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Indebtedness is required to be made, in each case prior to the scheduled maturity thereof (other than as a result of any sale or other disposition of any property or assets under the terms of such Indebtedness); provided that any required prepayment or right to require prepayment triggered by terms that are certified by the Borrower to be unique to, but customary in, ship financings shall not constitute an Event of Default under this Section 8.1.4 so long as any required prepayment is made when due. For purposes of determining Indebtedness for any Hedging Instrument, the principal amount of the obligations under any such instrument at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or any Principal Subsidiary would be required to pay if such instrument were terminated at such time.

SECTION 8.1.5. Bankruptcy, Insolvency, etc. The Borrower, any of the Material Guarantors or any of the Principal Subsidiaries (or any of its other Subsidiaries to the extent that the relevant event described below would have a Material Adverse Effect) shall:

a)generally fail to pay, or admit in writing its inability to pay, its debts as they become due;

b)apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for it or any of its property, or make a general assignment for the benefit of creditors;

c)in the absence of such application, consent or acquiescence, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for it or for a substantial part of its property, and such trustee, receiver, sequestrator or other custodian shall not be discharged within 60 days, provided that in the case of such an event in respect of the Borrower or any Material Guarantor, such Person hereby expressly authorizes the Facility Agent and each Lender to appear in any court conducting any relevant proceeding during such 60-day period to preserve, protect and defend their respective rights under the Loan Documents;

d)permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of the Borrower, any Material Guarantor or any of such Subsidiaries, and, if any such case or proceeding is not commenced by the Borrower, such Material Guarantor or such Subsidiary, such case or proceeding shall be consented to or acquiesced in by the

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Borrower, such Material Guarantor or such Subsidiary or shall result in the entry of an order for relief or shall remain for 60 days undismissed, provided that the Borrower and each Material Guarantor hereby expressly authorizes the Facility Agent and each Lender to appear in any court conducting any such case or proceeding during such 60-day period to preserve, protect and defend their respective rights under the Loan Documents; or

e)take any corporate action authorizing, or in furtherance of, any of the foregoing.

SECTION 8.2. Action if Bankruptcy. If any Event of Default described in clauses (b) through (d) of Section 8.1.5 shall occur with respect to any Group Member, the Commitments (if not theretofore terminated) shall automatically terminate and the outstanding principal amount of the Loan and all other Obligations shall automatically be and become immediately due and payable, without notice or demand.

SECTION 8.3. Action if Other Event of Default. If any Event of Default (other than any Event of Default described in clauses (b) through
(d) of Section 8.1.5 with respect to a Group Member) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Facility Agent, upon the direction of the Required Lenders (after consultation with BpiFAE who shall have the right to instruct the Lenders to waive such Event of Default), shall by notice to the Borrower declare all of the outstanding principal amount of the Loan and other Obligations to be due and payable and/or the Commitments (if not theretofore terminated) to be terminated, whereupon the full unpaid amount of the Loan and other Obligations shall be and become immediately due and payable, without further notice, demand or presentment, and/or, as the case may be, the Commitments shall terminate.

ARTICLE IX PREPAYMENT EVENTS
SECTION 9.1. Listing of Prepayment Events.    Each of the
following events or occurrences described in this Section 9.1 shall constitute a “Prepayment Event”.

SECTION 9.1.1. Change of Control. There occurs any Change of
Control.

SECTION 9.1.2. Unenforceability.    Any Loan Document shall
cease to be the legally valid, binding and enforceable obligation of the Borrower or, to the extent applicable, any Material Guarantor (in each case, other than with respect to provisions of any Loan Document (i) identified as unenforceable in the form of the opinion of the Borrower’s counsel set forth as Exhibit B-1 or in any opinion delivered to the Facility Agent after the Signing Date in connection with this Agreement or (ii) that a court of competent jurisdiction has determined are not material) and such event shall continue unremedied for 15 days after notice thereof has been given to the Borrower by the Facility Agent.

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SECTION 9.1.3. Approvals. Any material license, consent, authorization, registration or approval at any time necessary to enable the Borrower, any Material Guarantor or any Principal Subsidiary to conduct its business shall be revoked, withdrawn or otherwise cease to be in full force and effect, unless the same would not have a Material Adverse Effect.

SECTION 9.1.4. Non-Performance of Certain Covenants and Obligations. The Borrower shall default in the due performance and observance of any of the covenants set forth in Sections 4.12, 7.1.1(j), 7.1.4(e) or 7.2.4 and, in the case of Section 7.1.4(e), such default shall continue unremedied for a period of five days after notice thereof shall have been given to the Borrower by the Facility Agent or any Lender (or, if (a) such default is capable of being remedied within 30 days (commencing on the first day following such five-day period) and (b) the Borrower is actively seeking to remedy the same during such period, such default shall continue unremedied for at least 35 days after such notice to the Borrower.

SECTION 9.1.5. Judgments. Any judgment or order for the payment of money in excess of $100,000,000 shall be rendered against the Borrower or any of the Principal Subsidiaries by a court of competent jurisdiction and the Borrower or such Principal Subsidiary shall have failed to satisfy such judgment and either:

a)enforcement proceedings in respect of any material assets of the Borrower or such Principal Subsidiary shall have been commenced by any creditor upon such judgment or order and shall not have been stayed or enjoined within five (5)
Business Days after the commencement of such enforcement proceedings; or

b)there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect.

SECTION 9.1.6. Condemnation, etc.. The Purchased Vessel shall be condemned or otherwise taken under color of law or requisitioned and the same shall continue unremedied for at least 20 days, unless such condemnation or other taking would not have a Material Adverse Effect.

SECTION 9.1.7. Arrest. The Purchased Vessel shall be arrested and the same shall continue unremedied for at least 20 days, unless such arrest would not have a Material Adverse Effect.

SECTION 9.1.8. Sale/Disposal of the Purchased Vessel. The Purchased Vessel is sold to a company which is not the Borrower or any other Subsidiary of the Borrower (other than for the purpose of a lease back to the Borrower or any other Subsidiary of the Borrower).

SECTION 9.1.9. BpiFAE Insurance Policy. The BpiFAE Insurance Policy is cancelled for any reason or ceases to be in full force and effect.

SECTION 9.1.10. Illegality. No later than the close of business on the last day of the Option Period related to the giving of any Illegality Notice by an affected Lender pursuant to Section 3.2(b), either: (x) the Borrower has not elected

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to take an action specified in clause (1) or (2) of Section 3.2(c) or (y) if any such election shall have been made, the Borrower has failed to take the action required in respect of such election. In such circumstances the Facility Agent (at the direction of the affected Lender) shall by notice to the Borrower require the Borrower to prepay in full all principal and interest and all other Obligations owing to such Lender either (i) forthwith or, as the case may be, (ii) on a future specified date not being earlier than the latest date permitted by the relevant law.

SECTION 9.2. Mandatory Prepayment. If any Prepayment Event (other than a Prepayment Event under Section 9.1.10) shall occur and be continuing, the Facility Agent, upon the direction of the Required Lenders, shall by notice to the Borrower require the Borrower to prepay in full on the date of such notice all principal of and interest on the Loan and all other Obligations (and, in such event, the Borrower agrees to so pay the full unpaid amount of the Loan and all accrued and unpaid interest thereon and all other Obligations).

SECTION 9.3. Mitigation. If the ECA Agent, the Facility Agent or any of the Lenders become aware that an event or circumstance has arisen which will cause the BpiFAE Insurance Policy to be cancelled for any reason or no longer remain in full force and effect they shall notify the Borrower and the Lenders, the Borrower, the ECA Agent and the Facility Agent shall negotiate in good faith for a period of up to 30 days or, if less, the date by which the BpiFAE Insurance Policy shall be terminated or cease to be in full force and effect to determine whether the facility can be restructured and/or the Loan refinanced in a manner acceptable to each of the Lenders in their absolute discretion. The Lenders will use reasonable efforts to involve BpiFAE in such negotiations.

ARTICLE X

THE FACILITY AGENT AND THE ECA AGENT

SECTION 10.1. Actions. Each Lender hereby appoints Citibank Europe plc, UK Branch, as Facility Agent and SMBC Bank International plc, Paris Branch as ECA Agent, as its agent under and for purposes of this Agreement and each other Loan Document (for purposes of this Article X, the Facility Agent and the ECA Agent are referred to collectively as the “Agents”). Each Lender authorizes the Agents to act on behalf of such Lender under this Agreement and each other Loan Document and, in the absence of other written instructions from the Required Lenders received from time to time by the Agents (with respect to which each Agent agrees that it will comply, except as otherwise provided in this Section 10.1 or as otherwise advised by counsel or as otherwise instructed by any French Authority, it being understood and agreed that any instructions provided by a French Authority shall prevail), to exercise such powers hereunder and thereunder as are specifically delegated to or required of the Agents by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto. Neither Agent shall be obliged to act on the instructions of any Lender or the Required Lenders if to do so would, in the opinion of such Agent, be contrary to any provision of this Agreement or any other

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Loan Document or the BpiFAE Insurance Policy or to any law or the conflicting instructions of any French Authority, or would expose such Agent to any actual or potential liability to any third party. As between the Lenders and the Agents, it is acknowledged that each Agent’s duties under this Agreement and the other Loan Documents are solely mechanical and administrative in nature.

SECTION 10.2. Indemnity. Each Lender hereby indemnifies (which indemnity shall survive any termination of this Agreement) each Agent, pro rata according to such Lender’s Percentage, from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and disbursements of counsel) that are incurred by or asserted or awarded against, such Agent in any way relating to or arising out of this Agreement and any other Loan Document or any action taken or omitted by such Agent under this Agreement or any other Loan Document; provided that no Lender shall be liable for the payment of any portion of such claims, damages, losses, liabilities and expenses which have resulted from such Agent’s gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse each Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including reasonable counsel fees) incurred by such Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that such Agent is not reimbursed for such expenses by the Borrower. In the case of any investigation, litigation or proceeding giving rise to any such indemnified costs, this Section applies whether any such investigation, litigation or proceeding is brought by any Agent, any Lender or a third party. Neither Agent shall be required to take any action hereunder or under any other Loan Document, or to prosecute or defend any suit in respect of this Agreement or any other Loan Document, unless it is expressly required to do so under this Agreement or is indemnified hereunder to its satisfaction. If any indemnity in favor of an Agent shall be or become, in such Agent’s determination, inadequate, such Agent may call for additional indemnification from the Lenders and cease to do the acts indemnified against hereunder until such additional indemnity is given.

SECTION 10.3. Funding Reliance, etc.

a)Each Lender shall notify the Facility Agent by 4:00 p.m., London time, one day prior to the advance of the Loan if it is not able to fund the following day. Unless the Facility Agent shall have been notified by telephone, confirmed in writing, by any Lender by 4:00 p.m., London time, on the day prior to the advance of the Loan that such Lender will not make available the amount which would constitute its Percentage of the Loan on the date specified therefor, the Facility Agent may assume that such Lender has made such amount available to the Facility Agent and, in reliance upon such assumption, may, but shall not be obliged to, make available to the Borrower a corresponding amount (and for this purpose having regard to the provisions of paragraph (b) below). If and to the extent that such Lender shall not

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have made such amount available to the Facility Agent, such Lender and the Borrower severally agree to repay the Facility Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date the Facility Agent made such amount available to the Borrower to the date such amount is repaid to the Facility Agent, at the interest rate applicable at the time to the Loan without premium or penalty.

b)

(i)Where a sum is to be paid to an Agent under the Finance Documents for another party to this Agreement, that Agent is not obliged to pay that sum to that other party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum

(ii)Unless paragraph (iii) below applies, if an Agent or its Affiliate or representative on its behalf or at its direction in performing the role of Agent (that Agent and its applicable Affiliate or representative being an “Agent Entity”) pays an amount to another party to this Agreement (unless sub- paragraph (iii) below applies) or, at the direction of such party, that party’s Affiliate, related fund or representative (such other party and its applicable Affiliate, related fund or representative being an “Other Party Entity”) and it proves to be the case (and for this purpose a statement of the relevant Agent given in good faith shall be prima facie evidence of this) that (A) neither that Agent nor the applicable Agent Entity actually received that amount or (B) such amount was otherwise paid in error (whether such error was known or ought to have been known to such other party or applicable Other Party Entity), then the party to whom that amount (or the proceeds of any related exchange contract) was paid (or on whose direction its applicable Other Party Entity was paid) by the applicable Agent Entity shall hold such amount on trust or, to the extent not possible as a matter of law, for the account (or will procure that its applicable Other Party Entity holds on trust or for the account) of the Agent Entity and on demand (or will procure that its applicable Other Party Entity shall on demand) refund the same to the Agent Entity together with interest on that amount from the date of payment to the date of receipt by the Agent Entity, calculated by the Agent to reflect its cost of funds.

(iii)If an Agent, upon the Borrower’s written request, is willing to make available amounts for the account of the Borrower before receiving funds from the Lenders then, if and to the extent that such Agent does so but it proves to be the case (and for this purpose a statement of the relevant Agent given in good faith shall be prima facie evidence of this) that it does not then receive funds from a Lender (such Lender being a “Defaulting Lender”) in respect of such sum which it paid to the Borrower (or as it may direct) then: (A) the Agent shall notify (and the Lenders expressly acknowledge that the Agent shall be entitled to so notify) the Borrower of the identity of the Defaulting Lender; (B) without prejudice to any rights of the Borrower against the Defaulting Lender under this Agreement (including, without limitation, in relation to any amounts required to be paid by the Borrower under sub-paragraph (C) below) the Borrower shall (or shall procure that its applicable Other Party Entity to whom such amount was paid shall) hold such amount on trust or, to the extent not

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possible as a matter of law, for the account, of the relevant Agent and on demand refund it to that Agent; and (C) the Defaulting Lender by whom those funds should have been made available or, if that Defaulting Lender fails to do so (and having regard to paragraph (iv) below), the Borrower shall on demand pay to the relevant Agent the amount (as certified by that Agent) which will indemnify the Agent against any funding cost incurred by it as a result of paying out that sum before receiving those funds from the Defaulting Lender

(iv)It is expressly acknowledged and agreed that, without prejudice to the requirement of the Borrower to make the payments referred to in paragraphs (ii) and (iii) above:

(A)the Borrower shall not be obliged to pay interest for the account of the Defaulting Lender on the part of the Loan that was not made available by that Defaulting Lender but which was pre-funded by the relevant Agent pursuant to this Section 10.3(b); and

(B)the Defaulting Lender shall indemnify the Borrower for any costs, losses or liabilities incurred by the Borrower arising from the Defaulting Lender’s failure to make any payment under sub-Section (iii) above.

SECTION 10.4. Exculpation. Neither of the Agents nor any of their respective directors, officers, employees or agents shall be liable to any Lender for any action taken or omitted to be taken by it under this Agreement or any other Loan Document, or in connection herewith or therewith, except for its own willful misconduct or gross negligence. Without limitation of the generality of the foregoing, each Agent (i) may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it and in accordance with the advice of such counsel, accountants or experts,
(ii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement, (iii) shall not have any duty to ascertain or to inquire as to the performance, observance or satisfaction of any of the terms, covenants or conditions of this Agreement on the part of the Obligors or the existence at any time of any Default or Prepayment Event or to inspect the property (including the books and records) of the Obligors, (iv) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto, (v) shall incur no liability under or in respect of this Agreement by action upon any notice, consent, certificate or other instrument or writing (which may be by telecopier) believed by it to be genuine and signed or sent by the proper party or parties, and (vi) shall have no responsibility to the Borrower or any Lender on account of (A) the failure of a Lender or the Obligors to perform any of its obligations under this Agreement or any Loan Document; (B) the financial condition of the

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Obligors; (C) the completeness or accuracy of any statements, representations or warranties made in or pursuant to this Agreement or any Loan Document, or in or pursuant to any document delivered pursuant to or in connection with this Agreement or any Loan Document; or (D) the negotiation, execution, effectiveness, genuineness, validity, enforceability, admissibility in evidence or sufficiency of this Agreement or any Loan Document or of any document executed or delivered pursuant to or in connection with any Loan Document.

SECTION 10.5. Successor. The Facility Agent may resign as such at any time upon at least 30 days’ prior notice to the Borrower and all Lenders and shall resign where required to do in accordance with Section 4.14, provided that any such resignation shall not become effective until a successor Facility Agent has been appointed as provided in this Section 10.5 and such successor Facility Agent has accepted such appointment. If the Facility Agent at any time shall resign, the Required Lenders shall, subject to the immediately preceding proviso and subject to the consent of the Borrower (such consent not to be unreasonably withheld), appoint another Lender as a successor to the Facility Agent which shall thereupon become such Facility Agent’s successor hereunder (provided that the Required Lenders shall, subject to the consent of the Borrower unless an Event of Default or a Prepayment Event shall have occurred and be continuing (such consent not to be unreasonably withheld or delayed) offer to each of the other Lenders in turn, in the order of their respective Percentages of the Loan, the right to become successor Facility Agent). If no successor Facility Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the Facility Agent’s giving notice of resignation, then the Facility Agent may, on behalf of the Lenders, appoint a successor Facility Agent, which shall be one of the Lenders or a commercial banking institution having a combined capital and surplus of at least $1,000,000,000 (or the equivalent in other currencies), subject, in each case, to the consent of the Borrower (such consent not to be unreasonably withheld). Upon the acceptance of any appointment as Facility Agent hereunder by a successor Facility Agent, such successor Facility Agent shall be entitled to receive from the resigning Facility Agent such documents of transfer and assignment as such successor Facility Agent may reasonably request, and shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the resigning Facility Agent, and the resigning Facility Agent shall be discharged from its duties and obligations under this Agreement. After any resigning Facility Agent’s resignation hereunder as the Facility Agent, the provisions of:

a)this Article X shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Facility Agent under this Agreement; and

b)Section 11.3 and Section 11.4 shall continue to inure to its benefit.

If a Lender acting as the Facility Agent assigns its Loan to one of its Affiliates, such Facility Agent may, subject to the consent of the Borrower (such consent not to be unreasonably withheld or delayed) assign its rights and obligations as Facility Agent to such Affiliate.

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SECTION 10.6. Loans by the Facility Agent. The Facility Agent shall have the same rights and powers with respect to the Loan made by it or any of its Affiliates. The Facility Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Affiliate of the Borrower as if the Facility Agent were not the Facility Agent hereunder and without any duty to account therefor to the Lenders. The Facility Agent shall have no duty to disclose information obtained or received by it or any of its Affiliates relating to the Borrower or its Subsidiaries to the extent such information was obtained or received in any capacity other than as the Facility Agent.

SECTION 10.7. Credit Decisions. Each Lender acknowledges that it has, independently of each Agent and each other Lender, and based on such Lender’s review of the financial information of the Obligors, this Agreement, the other Loan Documents (the terms and provisions of which being satisfactory to such Lender) and such other documents, information and investigations as such Lender has deemed appropriate, made its own credit decision to extend its Commitment. Each Lender also acknowledges that it will, independently of each Agent and each other Lender, and based on such other documents, information and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under this Agreement or any other Loan Document.

SECTION 10.8. Copies, etc. Each Agent shall give prompt notice to each Lender of each notice or request required or permitted to be given to such Agent by the Borrower pursuant to the terms of this Agreement (unless concurrently delivered to the Lenders by the Borrower). Each Agent will distribute to each Lender each document or instrument received for its account and copies of all other communications received by such Agent from the Borrower for distribution to the Lenders by such Agent in accordance with the terms of this Agreement.

SECTION 10.9. The Agents’ Rights. Each Agent may (i) assume that all representations or warranties made or deemed repeated by the Obligors in or pursuant to this Agreement or any Loan Document are true and complete, unless, in its capacity as the Facility Agent, it has acquired actual knowledge to the contrary, (ii) assume that no Default has occurred unless, in its capacity as an Agent, it has acquired actual knowledge to the contrary, (iii) rely on any document or notice believed by it to be genuine,
(iv)rely as to legal or other professional matters on opinions and statements of any legal or other professional advisers selected or approved by it, (v) rely as to any factual matters which might reasonably be expected to be within the knowledge of the Borrower on a certificate signed by or on behalf of the Borrower and (vi) refrain from exercising any right, power, discretion or remedy unless and until instructed to exercise that right, power, discretion or remedy and as to the manner of its exercise by the Lenders (or, where applicable, by the Required Lenders) and unless and until such Agent has received from the Lenders any payment which such Agent may require on account of, or any security which such Agent may require for, any costs,

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claims, expenses (including legal and other professional fees) and liabilities which it considers it may incur or sustain in complying with those instructions.

SECTION 10.10. The Facility Agent’s Duties. The Facility Agent shall (i) if requested in writing to do so by a Lender, make enquiry and advise the Lenders as to the performance or observance of any of the provisions of this Agreement or any Loan Document by the Borrower or as to the existence of an Event of Default and (ii) inform the Lenders promptly of any Event of Default of which the Facility Agent has actual knowledge.

The Facility Agent shall not be deemed to have actual knowledge of the falsehood or incompleteness of any representation or warranty made or deemed repeated by the Obligors or actual knowledge of the occurrence of any Default unless a Lender or the Borrower shall have given written notice thereof to the Facility Agent in its capacity as the Facility Agent. Any information acquired by the Facility Agent other than specifically in its capacity as the Facility Agent shall not be deemed to be information acquired by the Facility Agent in its capacity as the Facility Agent.

The Facility Agent may, without any liability to account to the Lenders, generally engage in any kind of banking or trust business with the Borrower or with the Borrower’s Subsidiaries or associated companies or with a Lender as if it were not the Facility Agent.

SECTION 10.11. Employment of Agents. In performing its duties and exercising its rights, powers, discretions and remedies under or pursuant to this Agreement or the Loan Documents, each Agent shall be entitled to employ and pay agents to do anything which such Agent is empowered to do under or pursuant to this Agreement or the Loan Documents (including the receipt of money and documents and the payment of money); provided that, unless otherwise provided herein, including without limitation Section 11.3, the employment of such agents shall be for such Agent’s account, and to act or refrain from taking action in reliance on the opinion of, or advice or information obtained from, any lawyer, banker, broker, accountant, valuer or any other person believed by such Agent in good faith to be competent to give such opinion, advice or information.

SECTION 10.12. Distribution of Payments. The Facility Agent shall pay promptly to the order of each Lender that Lender’s percentage share of every sum of money received by the Facility Agent pursuant to this Agreement or the Loan Documents (including, without limitation, any amounts payable pursuant to Section 4.4.1 but not including any amounts payable pursuant to the Fee Letter and any amounts which, by the terms of this Agreement or the Loan Documents, are paid to the Facility Agent for the account of the Facility Agent alone or specifically for the account of one or more Lenders) and until so paid such amount shall be held by the Facility Agent on trust absolutely for that Lender.

SECTION 10.13. Reimbursement. The Facility Agent shall have no liability to pay any sum to a Lender until it has itself received payment of that sum. If, however, the Facility Agent does pay any sum to a Lender on account of any amount prospectively due to that Lender pursuant to Section

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10.12 before it has itself received payment of that amount, and the Facility Agent does not in fact receive payment within two (2) Business Days after the date on which that payment was required to be made by the terms of this Agreement or the Loan Documents, that Lender will, on demand by the Facility Agent, refund to the Facility Agent an amount equal to the amount received by it, together with an amount sufficient to reimburse the Facility Agent for any amount which the Facility Agent may certify that it has been required to pay by way of interest on money borrowed to fund the amount in question during the period beginning on the date on which that amount was required to be paid by the terms of this Agreement or the Loan Documents and ending on the date on which the Facility Agent receives reimbursement.

SECTION 10.14. Instructions. Where an Agent is authorized or directed to act or refrain from acting in accordance with the instructions of the Lenders or of the Required Lenders each of the Lenders shall provide such Agent with instructions within three (3) Business Days of such Agent’s request (which request may be made orally or in writing). If a Lender does not provide such Agent with instructions within that period, that Lender shall be bound by the decision of such Agent. Nothing in this Section 10.14 shall limit the right of such Agent to take, or refrain from taking, any action without obtaining the instructions of the Lenders or the Required Lenders if such Agent in its discretion considers it necessary or appropriate to take, or refrain from taking, such action in order to preserve the rights of the Lenders under or in connection with this Agreement or the Loan Documents. In that event, such Agent will notify the Lenders of the action taken by it as soon as reasonably practicable, and the Lenders agree to ratify any action taken by the Facility Agent pursuant to this Section 10.14.

SECTION 10.15. Payments. All amounts payable to a Lender under this Section 10 shall be paid to such account at such bank as that Lender may from time to time direct in writing to the Facility Agent.

SECTION 10.16. “Know your customer” Checks. Each Lender shall promptly upon the request of the Facility Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Facility Agent (for itself) in order for the Facility Agent to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in this Agreement or the Loan Documents.

SECTION 10.17. No Fiduciary Relationship. Except as provided in Section 10.12, no Agent shall have any fiduciary relationship with or be deemed to be a trustee of or for any other person and nothing contained in this Agreement or any Loan Document shall constitute a partnership between any two or more Lenders or between either Agent and any other person.

SECTION 10.18. Illegality. The Agent shall refrain from doing anything which it reasonably believes would be contrary to any law of any

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jurisdiction (including but not limited to England and Wales, the United States of America or any jurisdiction forming part of it) or any regulation or directive of any agency of such state or jurisdiction or which would or might render it liable to any person and may without liability do anything which is, in its opinion, necessary to comply with any such law, directive or regulation.

ARTICLE XI MISCELLANEOUS PROVISIONS
SECTION 11.1. Waivers, Amendments, etc. The provisions of this
Agreement and of each other Loan Document may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Borrower and the Required Lenders; provided that no such amendment, modification or waiver which would:

a)contravene or be in breach of the terms of the BpiFAE Insurance Policy or the arrangements with BpiFAE relating to the Fixed Rate (if the Fixed Rate applies) shall be effective unless consented to by BpiFAE;

b)modify any requirement hereunder that any particular action be taken by all the Lenders or by the Required Lenders shall be effective unless consented to by each Lender;

c)modify this Section 11.1 or change the definition of “Required Lenders” shall be made without the consent of each Lender;

d)increase the Commitment of any Lender shall be made without the consent of such Lender;

e)reduce any fees described in Article III payable to any Lender shall be made without the consent of such Lender;

f)extend the Commitment Termination Date of any Lender shall be made without the consent of such Lender;

g)extend the due date for, or reduce the amount of, any scheduled repayment or prepayment of principal of or interest on the Loan (or reduce the principal amount of or rate of interest on the Loan) owed to any Lender shall be made without the consent of such Lender; or

h)affect adversely the interests, rights or obligations of the Facility Agent or the ECA Agent in its capacity as such shall be made without consent of the Facility Agent or the ECA Agent (respectively) .

No failure or delay on the part of the Facility Agent, the ECA Agent or any Lender in exercising any power or right under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Borrower in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by any of the Facility Agent, the ECA Agent or any

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Lender under this Agreement or any other Loan Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder. The Lenders hereby agree, at any time and from time to time that either of the JPM Agreements is amended or refinanced, to negotiate in good faith to amend this Agreement to conform any representations, warranties, covenants or events of default in this Agreement to the amendments made to any substantively comparable provisions in the applicable JPM Agreement or any refinancing thereof.

Neither the Borrower’s rights nor its obligations under the Loan Documents shall be changed, directly or indirectly, as a result of any amendment, supplement, modification, variance or novation of the BpiFAE Insurance Policy, except any amendments, supplements, modifications, variances or novations, as the case may be, which occur (i) with the Borrower’s consent, (ii) at the Borrower’s request or (iii) in order to conform to amendments, supplements, modifications, variances or novations effected in respect of the Loan Documents in accordance with their terms.

SECTION 11.2. Notices.

a)All notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing or by electronic mail and addressed, delivered or transmitted to such party at its address or electronic mail address set forth below its signature hereto or set forth in the Lender Assignment Agreement or at such other address or electronic mail address as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by electronic mail, shall be deemed given upon acknowledgment of receipt by the recipient.

b)So long as Citibank Europe plc, UK Branch is the Facility Agent, the Borrower may provide to the Facility Agent all information, documents and other materials that it furnishes to the Facility Agent hereunder or any other Loan Document (and any guaranties, security agreements and other agreements relating thereto), including, without limitation, all notices, requests, financial statements, financial and other reports, certificates and other materials, but excluding any such communication that (i) relates to a request for a new, or a conversion of an existing advance or other extension of credit (including any election of an interest rate or interest period relating thereto), (ii) relates to the payment of any principal or other amount due hereunder or any other Loan Document prior to the scheduled date therefor, (iii) provides notice of any Default or Event of Default or (iv) is required to be delivered to satisfy any condition precedent to the effectiveness of the Agreement and/or any advance or other extension of credit hereunder (all such non- excluded communications being referred to herein collectively as “Communications”), by transmitting the Communications in an electronic/soft medium in a format acceptable to the Facility Agent to such email address notified by the Facility Agent to the Borrower; provided that any Communication requested pursuant to Section 7.1.1(h) shall be in a format acceptable to the Borrower and the Facility Agent.

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c)The Borrower agrees that the Facility Agent may make such items included in the Communications as the Borrower may specifically agree available to the Lenders by posting such notices, at the option of the Borrower, on Debt Domain or any similar such platform (the “Platform”) acceptable to the Borrower. Although the primary web portal is secured with a dual firewall and a User ID/Password Authorization System and the Platform is secured through a single user per deal authorization method whereby each user may access the Platform only on a deal- by-deal basis, the Borrower acknowledges that (i) the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution, (ii) the Platform is provided “as is” and “as available” and (iii) neither the Facility Agent nor any of its Affiliates warrants the accuracy, adequacy or completeness of the Communications or the Platform and each expressly disclaims liability for errors or omissions in the Communications or the Platform. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by the Facility Agent or any of its Affiliates in connection with the Platform.

d)The Facility Agent agrees that the receipt of Communications by the Facility Agent at its e-mail address set forth above shall constitute effective delivery of such Communications to the Facility Agent for purposes hereunder and any other Loan Document (and any guaranties, security agreements and other agreements relating thereto).

SECTION 11.3. Payment of Costs and Expenses. The Borrower agrees to pay on demand all reasonable expenses of the Facility Agent (including the reasonable fees and out-of-pocket expenses of counsel to the Facility Agent and of local counsel, if any, who may be retained by counsel to the Facility Agent) in connection with any amendments, waivers, consents, supplements or other modifications to, this Agreement or any other Loan Document as may from time to time hereafter be required, whether or not the transactions contemplated hereby are consummated, together with any documented costs and expenses incurred by the Facility Agent to the provider of the Platform (as defined in Section 11.2.c)) in connection with the operation and/or use of the Platform save that where such amendment, waiver, consent, supplement or other modification arises in connection with a change of law, statute, ordinance, code, rule or regulation or the requirements of any applicable central bank, regulator or other supervisory authority or a group of them, or any working group or committee sponsored or chaired by, or constituted at the request of, any of them or any Published Rate Replacement Event the Facility Agent shall obtain a fee estimate from 1 law firm or, if requested by the Borrower, 2 law firms for the Borrower’s approval prior to incurring such reasonable expenses. The Borrower further agrees to pay, and to save the Facility Agent and the Lenders harmless from all liability for, any stamp, recording, documentary or other similar taxes arising from the execution, delivery or enforcement of this Agreement or the borrowing hereunder or any other Loan Documents. The Borrower also agrees to reimburse the Facility Agent and each Lender upon demand for all reasonable out-of-pocket expenses

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(including reasonable attorneys’ fees and legal expenses) incurred by the Facility Agent or such Lender in connection with (x) the negotiation of any restructuring or “work-out”, whether or not consummated, of any Obligations and (y) the enforcement of any Obligations.

SECTION 11.4. Indemnification. In consideration of the execution and delivery of this Agreement by each Lender and the extension of the Commitments, the Borrower hereby indemnifies and holds harmless the Facility Agent, the ECA Agent each Lender and each of their respective Affiliates and their respective officers, advisors, directors and employees (collectively, the “Indemnified Parties”) from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and disbursements of counsel), joint or several, that may be incurred by or asserted or awarded against any Indemnified Party (including, without limitation, in connection with any investigation, litigation or proceeding or the preparation of a defense in connection therewith), in each case arising out of or in connection with or by reason of this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby or any actual or proposed use of the proceeds of the Loans (collectively, the “Indemnified Liabilities”), except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted primarily from such Indemnified Party’s gross negligence or willful misconduct or the material breach by such Indemnified Party of its obligations under this Agreement, any other Loan Document, the BpiFAE Insurance Policy or any Interest Stabilisation Agreement and which breach is not attributable to the Borrower’s (or any other Obligor’s) own breach of the terms of this Agreement or any other Loan Document or is a claim, damage, loss, liability or expense which would have been compensated under other provisions of the Loan Documents but for any exclusions applicable thereunder.

In the case of an investigation, litigation or other proceeding to which the indemnity in this paragraph applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the Borrower, any of its directors, security holders or creditors, an Indemnified Party or any other person or an Indemnified Party is otherwise a party thereto. Each Indemnified Party shall (a) furnish the Borrower with prompt notice of any action, suit or other claim covered by this Section 11.4, (b) not agree to any settlement or compromise of any such action, suit or claim without the Borrower’s prior consent, (c) shall cooperate fully in the Borrower’s defense of any such action, suit or other claim (provided that the Borrower shall reimburse such indemnified party for its reasonable out-of-pocket expenses incurred pursuant hereto) and (d) at the Borrower’s request, permit the Borrower to assume control of the defense of any such claim, other than regulatory, supervisory or similar investigations, provided that (i) the Borrower acknowledges in writing its obligations to indemnify the Indemnified Party in accordance with the terms herein in connection with such claims, (ii) the Borrower shall keep the Indemnified Party fully informed with respect to the conduct of the defense of such claim, (iii) the Borrower shall consult in good faith with the Indemnified Party (from time to time and before taking any material decision) about the conduct of the defense of such claim, (iv) the Borrower shall conduct the defense of such claim properly and diligently taking into account its own interests and those of the Indemnified Party,

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(v)the Borrower shall employ counsel reasonably acceptable to the Indemnified Party and at the Borrower’s expense, and (vi) the Borrower shall not enter into a settlement with respect to such claim unless either (A) such settlement involves only the payment of a monetary sum, does not include any performance by or an admission of liability or responsibility on the part of the Indemnified Party, and contains a provision unconditionally releasing the Indemnified Party and each other indemnified party from, and holding all such persons harmless, against, all liability in respect of claims by any releasing party or (B) the Indemnified Party provides written consent to such settlement (such consent not to be unreasonably withheld or delayed). Notwithstanding the Borrower’s election to assume the defense of such action, the Indemnified Party shall have the right to employ separate counsel and to participate in the defense of such action and the Borrower shall bear the fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the Borrower to represent the Indemnified Party would present such counsel with an actual or potential conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the Borrower and the Indemnified Party and the Indemnified Party shall have concluded that there may be legal defenses available to it which are different from or additional to those available to the Borrower and determined that it is necessary to employ separate counsel in order to pursue such defenses (in which case the Borrower shall not have the right to assume the defense of such action on the Indemnified Party’s behalf), (iii) the Borrower shall not have employed counsel reasonably acceptable to the Indemnified Party to represent the Indemnified Party within a reasonable time after notice of the institution of such action, or (iv) the Borrower authorizes the Indemnified Party to employ separate counsel at the Borrower’s expense. The Borrower acknowledges that none of the Indemnified Parties shall have any liability (whether direct or indirect, in contract, tort or otherwise) to the Borrower or any of its security holders or creditors for or in connection with the transactions contemplated hereby, except to the extent such liability is determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted primarily from such Indemnified Party’s gross negligence or willful misconduct. In no event, however, shall any Indemnified Party be liable on any theory of liability for any special, indirect, consequential or punitive damages (including, without limitation, any loss of profits, business or anticipated savings). If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

SECTION 11.5. Survival. The obligations of the Borrower under Sections 4.3, 4.4, 4.5, 4.6, 4.7, 11.3 and 11.4 and the obligations of the Lenders under Section 10.1, shall in each case survive any termination of this Agreement and the payment in full of all Obligations. The representations and warranties made by the Borrower in this Agreement and in each other Loan Document shall survive the execution and delivery of this Agreement and each such other Loan Document.

SECTION 11.6. Severability. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

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SECTION 11.7. Headings. The various headings of this Agreement and of each other Loan Document are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or such other Loan Document or any provisions hereof or thereof.

SECTION 11.8. Execution in Counterparts, Effectiveness, etc. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. This Agreement, as a novated and amended Agreement, shall become effective upon the occurrence of the Novation Effective Time under, and as defined in, the Novation Agreement.

SECTION 11.9. Third Party Rights. Notwithstanding the provisions of the Contracts (Rights of Third Parties) Act 1999, no term of this Agreement is enforceable by a person who is not a party to it with the exception of BpiFAE (in each of its capacities).

SECTION 11.10. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided that:

a)except to the extent permitted under Section 7.2.6, the Borrower may not assign or transfer its rights or obligations hereunder without the prior written consent of the Facility Agent, each Lender and BpiFAE; and

b)the rights of sale, assignment and transfer of the Lenders are subject to Section 11.11.

SECTION 11.11. Sale and Transfer of the Loan; Participations in the Loan. Each Lender may (subject to the other provisions of this Section 11) assign its Percentage or portion of the Loan to one or more other Persons (a “New Lender”), or sell participations in its Percentage or portion of the Loan to one or more other Persons; provided that, in the case of assignments where the Fixed Rate applies, such New Lender (other than BpiFAE or CAFFIL as assignee of all or any of SFIL’s rights as Lender following the enforcement of the security granted pursuant to paragraph (iv) of Section
11.11.1 in connection with the BpiFAE Enhanced Guarantee, and subject as provided in Section 11.11.1(iv)) enters into an Interest Stabilisation Agreement.

SECTION 11.11.1. Assignments

(i)Any Lender with the prior written consents of the Borrower and the Facility Agent (which consents shall not be unreasonably delayed or withheld and which consent, in the case of the Borrower, shall be deemed to have been given in the absence of a written notice delivered by the Borrower to the Facility Agent, on or before the fifth Business Day after receipt by the Borrower of such Lender’s request for consent, stating, in reasonable detail, the reasons why the Borrower proposes to withhold such consent) may at any time (and from time to time) assign or transfer to one or more commercial banks or other financial institutions all or any fraction of such Lender’s portion of the Loan.

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(ii)Any Lender, with notice to the Borrower and the Facility Agent, and, notwithstanding the foregoing clause (i), without the consent of the Borrower, or the Facility Agent may assign or transfer (A) to any of its Affiliates, (B) to SFIL or (C) following the occurrence and during the continuance of an Event of Default under Sections 8.1.1, 8.1.4(a) or 8.1.5, to any other Person, in each case, all or any fraction of such Lender’s portion of the Loan.

(iii)Any Lender may (notwithstanding the foregoing clauses, and without notice to, or consent from, the Borrower or the Facility Agent) assign or charge all or any fraction of its portion of the Loan to any federal reserve, central bank or any société de crédit foncier which is an Affiliate of an existing Lender as collateral security in connection with the extension of credit or support by such federal reserve, central bank or société de crédit foncier to such Lender.

(iv)SFIL may (notwithstanding the foregoing clauses, and without notice to, or consent from, the Borrower or the Facility Agent) assign, charge or otherwise grant security over all or any fraction of its portion of the Loan and of its rights as Lender to CAFFIL as collateral security in connection with the extension of credit or support by CAFFIL to SFIL in respect of this Agreement and the BpiFAE Enhanced Guarantee, provided that at the time of the assignment, charge or grant of security CAFFIL is an Affiliate of SFIL and that such assignment, charge or other security is on terms that (i) CAFFIL shall not have any rights to assign, charge or grant any security over such rights to any other person (other than to BpiFAE pursuant to and in accordance with the BpiFAE Enhanced Guarantee) without the prior written consent of the Borrower, (ii) CAFFIL shall only be entitled to enforce its rights under such assignment, charge or other security without the prior written consent of the Borrower if at that time it remains an Affiliate of SFIL, (iii) prior to any enforcement of such assignment, charge or other security, the Borrower and the Facility Agent shall continue to deal solely and directly with SFIL in connection with its rights and obligations as Lender under this Agreement and other Loan Documents (subject to any payment instructions given by SFIL), (iv) for the avoidance of doubt, the Borrower’s rights and obligations under this Agreement shall not be increased or affected (including, without limitation, the right to pay Fixed Rate under Section 3.3.1) as a result of such assignment, charge or security or any enforcement thereof, (v) the Borrower shall not be liable to pay any amount under Clause 6 of Exhibit M or Sections 4.3, 4.4, 4.5, 4.6 and 4.7 that is greater than the amount which it would have been required to pay to SFIL had no such assignment, charge or other security been granted and (vi) without prejudice to SFIL’s obligations under that Section, CAFFIL shall be bound by the confidentiality provisions set forth in Section 11.15. in relation to any information to which it applies to the same extent as required of the Lenders. For the avoidance of doubt: (A) if CAFFIL becomes a Lender under this Agreement in respect of any portion of the Loan following enforcement of any assignment, charge or other security granted to it by SFIL pursuant to this Section 11.11.1(iv), it shall have the same rights to assign or transfer all or any fraction of such portion of the Loan on and subject to the same terms and conditions as are set forth in this Agreement for assignments and transfers by other Lenders and (B) CAFFIL may not enforce its rights under any such assignment, charge or other security by assigning or transferring all or any fraction of SFIL’s portion of the Loan or any of its rights or obligations under this Agreement or other Loan Documents except pursuant to an assignment or transfer to a commercial bank or other financial institution on and subject to the same terms and conditions as are set forth in this Agreement for assignments and transfers by Lenders.

(v)No Lender may (notwithstanding the foregoing clauses) assign or transfer any of its rights under this Agreement unless it has given prior written notification of the transfer to

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BpiFAE and has obtained a prior written consent from BpiFAE and any Assignee Lender (other than BpiFAE and CAFFIL as assignee of all or any of SFIL’s rights as Lender following the enforcement of the security granted pursuant to paragraph (iv) of Section 11.11.1 in connection with the BpiFAE Enhanced Guarantee, subject as provided in Section 11.11.1(iv)) is, if the Fixed Rate applies, eligible to benefit from the Fixed Rate stabilisation. Any assignment or transfer shall comply with the terms of the BpiFAE Insurance Policy.

(vi)Nothing in this Section 11.11.1 shall prejudice the right of the Lender to assign its rights under this Agreement to BpiFAE, if such assignment is required to be made by that Lender to BpiFAE in accordance with the BpiFAE Insurance Policy or the BpiFAE Enhanced Guarantee or, if the Lender is SFIL, to CAFFIL (but only if CAFFIL is, at that time, an Affiliate of SFIL) upon the enforcement of any security granted pursuant, and subject to the provisions of paragraph (iv) of Section 11.11.1, in connection with the BpiFAE Enhanced Guarantee.

Each Person described in the foregoing clauses as being the Person to whom such assignment or transfer is to be made, is hereinafter referred to as an “Assignee Lender”. Assignments in a minimum aggregate amount of $25,000,000 (or, if less, all of such Lender’s portion of the Loan and Commitment) (which assignment or transfer shall be of a constant, and not a varying, percentage of such Lender’s portion of the Loan) are permitted; provided that the Borrower and the Facility Agent shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned or transferred to an Assignee Lender until:

a)written notice of such assignment or transfer, together with payment instructions, addresses and related information with respect to such Assignee Lender, shall have been given to the Borrower and the Facility Agent by such Lender and such Assignee Lender;

b)such Assignee Lender shall have executed and delivered to the Borrower and the Facility Agent a Lender Assignment Agreement, accepted by the Facility Agent and any other agreements required by the Facility Agent or, if the Fixed Rate applies,
BpiFAE in connection therewith; and

c)the processing fees described below shall have been paid.

From and after the date that the Facility Agent accepts such Lender Assignment Agreement,
(x)the Assignee Lender thereunder shall be deemed automatically to have become a party hereto and to the extent that rights and obligations hereunder have been assigned or transferred to such Assignee Lender in connection with such Lender Assignment Agreement, shall have the rights and obligations of a Lender hereunder and under the other Loan Documents, and (y) the assignor Lender, to the extent that rights and obligations hereunder have been assigned or transferred by it, shall be released from its obligations hereunder and under the other Loan Documents, other than any obligations arising prior to the effective date of such assignment. Except to the extent resulting from a subsequent change in law, in no event shall the Borrower be required to pay to any Assignee Lender any amount under Clause 6 of Exhibit M or Sections 4.3, 4.4, 4.5, 4.6 and 4.7 that is greater than the amount which it would have been required to pay had no such assignment been made. Such assignor Lender or such Assignee Lender must also pay a processing fee to the Facility Agent upon delivery of any Lender Assignment Agreement in the amount of $5,000 (and shall also reimburse the Facility Agent and BpiFAE for any reasonable out-of-pocket costs, including reasonable attorneys’ fees and expenses, incurred in connection with the assignment).

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SECTION 11.11.2. Participations. Any Lender may at any time sell to one or more commercial banks or other financial institutions (each of such commercial banks and other financial institutions being herein called a “Participant”) participating interests in its Loan; provided that:

a)no participation contemplated in this Section 11.11.2 shall relieve such Lender from its obligations hereunder;

b)such Lender shall remain solely responsible for the performance of its obligations hereunder;

c)the Borrower and the Facility Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and each of the other Loan Documents;

d)no Participant, unless such Participant is an Affiliate of such Lender, shall be entitled to require such Lender to take or refrain from taking any action hereunder or under any other Loan Document, except that such Lender may agree with any Participant that such Lender will not, without such Participant’s consent, take any actions of the type described in clauses (b) through (f) of Section 11.1;

e)the Borrower shall not be required to pay any amount under Clause 6 of Exhibit M or Sections 4.3, 4.4, 4.5, 4.6 and 4.7 that is greater than the amount which it would have been required to pay had no participating interest been sold; and

f)each Lender that sells a participation under this Section 11.11.2 shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts of (and stated interest on) each of the Participant’s interest in that Lender’s portion of the Loan, Commitments or other interests hereunder (the “Participant Register”). The entries in the Participant Register shall be conclusive absent manifest error, and such Lender may treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes hereunder.

The Borrower acknowledges and agrees that each Participant, for purposes of Clause 6 of Exhibit M or Sections 4.3, 4.4, 4.5, 4.6 and clause (e) of 7.1.1, shall be considered a Lender.

SECTION 11.11.3. Register. The Facility Agent shall maintain at its address referred to in Section 11.2 a copy of each Lender Assignment Agreement delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment(s) of, and principal amount of the Loan owing to, each Lender from time to time (the “Register”). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Facility Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

SECTION 11.11.4. Rights of BpiFAE to payments. The Borrower acknowledges that, immediately upon any payment by BpiFAE (i) of any amounts to a Lender under the BpiFAE Insurance Policy, BpiFAE will be automatically

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subrogated to the extent of such payment to the rights of that Lender under the Loan Documents or (ii) of any amount under the BpiFAE Enhanced Guarantee and the enforcement of any related security granted by SFIL to any of its Affiliates, which may benefit BpiFAE after payment by BpiFAE under the BpiFAE Enhanced Guarantee, BpiFAE will be automatically entitled to receive the payments normally due to SFIL under the Loan Documents( but, for the avoidance of doubt, such payments shall continue to be made by the Borrower to the Facility Agent in accordance with the provisions of Section 4.8 or any other relevant provisions of this Agreement, as applicable).

SECTION 11.12. Other Transactions. Nothing contained herein shall preclude the Facility Agent or any Lender from engaging in any transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Affiliates in which the Borrower or such Affiliate is not restricted hereby from engaging with any other Person.

SECTION 11.13. BpiFAE Insurance Policy.

SECTION 11.13.1. Terms of BpiFAE Insurance Policy

a)The BpiFAE Insurance Policy will cover 100% of the Loan.

b)The BpiFAE Premium will equal 6.05% of the aggregate principal amount of the Loan as at the Actual Delivery Date.

c)If, after the Actual Delivery Date, the Borrower prepays all or part of the Loan in accordance with this Agreement, BpiFAE shall reimburse to the ECA Agent for the account of the Borrower an amount equal to 80% of all or a corresponding proportion of the unexpired portion of the BpiFAE Premium, having regard to the amount of the prepayment and the remaining term of the Loan, such amount to be calculated in accordance with the following formula:

R = P x (1 – (1 / (1+6.05%)) x (N / (12 * 365)) x 80%

where:

“R” means the amount of the refund;

“P” means the amount of the prepayment;

“N” means the number of days between the effective prepayment date and Final Maturity; and

P x (1 – (1 / (1+6.05%))) corresponds to the share of the financed BpiFAE Premium corresponding to P.

SECTION 11.13.2. Obligations of the Borrower. Provided that the BpiFAE Insurance Policy complies with Section 11.13.1 and remains in full force and effect, the Borrower shall pay the balance of the BpiFAE Premium calculated in accordance with Section 11.13.1(b) and still owing to BpiFAE on the Actual Delivery Date to BpiFAE on the Actual Delivery Date by directing the Agent in the

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Loan Request to pay the Additional Advance in respect of the BpiFAE Premium directly to BpiFAE.

SECTION 11.13.3. Obligations of the ECA Agent and the Lenders.

a)Promptly upon receipt of the BpiFAE Insurance Policy from BpiFAE, the ECA Agent shall (subject to any confidentiality undertakings given to BpiFAE by the ECA Agent pursuant to the terms of the BpiFAE Insurance Policy) send a copy thereof to the Borrower.

b)The ECA Agent shall perform such acts or provide such information, which are, acting reasonably, within its power so to perform or so to provide, as required by BpiFAE under the BpiFAE Insurance Policy as necessary to ensure that the Lenders obtain the support of BpiFAE pursuant to the BpiFAE Insurance Policy.

c)Each Lender will co-operate with the ECA Agent, the Facility Agent and each other Lender, and take such action and/or refrain from taking such action as may be reasonably necessary, to ensure that the BpiFAE Insurance Policy and, if the Fixed Rate applies, each Interest Stabilisation Agreement continues in full force and effect and shall indemnify and hold harmless each other Lender in the event that the BpiFAE Insurance Policy or (if applicable) such Interest Stabilisation Agreement (as the case may be) does not continue in full force and effect due to its gross negligence or willful default or due to a voluntary change in status which results in it no longer being eligible for Fixed Rate interest stabilisation.

d)The ECA Agent, in conjunction with the Facility Agent, shall:

(i)make written requests to BpiFAE seeking a reimbursement of the BpiFAE Premium in the circumstances described in Section 11.13.1(c) promptly after the relevant cancellation or prepayment and (subject to any confidentiality undertakings given to BpiFAE by the ECA Agent pursuant to the terms of the BpiFAE Insurance Policy) provide a copy of the request to the Borrower;

(ii)use its reasonable endeavours to seek any reimbursement of the BpiFAE Premium to which the ECA Agent is entitled;

(iii)pay to the Borrower (in the same currency as the refund received from BpiFAE) the full amount of any reimbursement of the BpiFAE Premium that the ECA Agent receives from BpiFAE within two (2) Business Days of receipt; and

(iv)relay the good faith concerns of the Borrower to BpiFAE regarding the amount of any reimbursement to which the ECA Agent is entitled, it being agreed that the ECA Agent’s obligation shall be no greater than simply to pass on to BpiFAE the Borrower’s concerns.

SECTION 11.14. Law and Jurisdiction

SECTION 11.14.1. Governing Law. This Agreement and any non- contractual obligations arising out of or in respect of this Agreement shall in all respects be governed by and interpreted in accordance with English Law.

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SECTION 11.14.2. Jurisdiction. For the exclusive benefit of the Facility Agent and the Lenders, the parties to this Agreement irrevocably agree that the courts of England are to have jurisdiction to settle any disputes which may arise out of or in connection with this Agreement and that any proceedings may be brought in those courts. The Borrower irrevocably waives any objection which it may now or in the future have to the laying of the venue of any proceedings in any court referred to in this Section, and any claim that those proceedings have been brought in an inconvenient or inappropriate forum.

SECTION 11.14.3. Alternative Jurisdiction. Nothing contained in this Section shall limit the right of the Facility Agent or the Lenders to commence any proceedings against the Borrower in any other court of competent jurisdiction nor shall the commencement of any proceedings against the Borrower in one or more jurisdictions preclude the commencement of any proceedings in any other jurisdiction, whether concurrently or not.

SECTION 11.14.4. Service of Process. Without prejudice to the right of the Facility Agent or the Lenders to use any other method of service permitted by law, the Borrower irrevocably agrees that any writ, notice, judgment or other legal process shall be sufficiently served on it if addressed to it and left at or sent by post to RCL Cruises Ltd., presently at 7 The Heights, Brooklands, Weybridge, Surrey KT13 0XW, United Kingdom, Attention: General Counsel, and in that event shall be conclusively deemed to have been served at the time of leaving or, if posted, at 9:00 am on the third Business Day after posting by prepaid first class registered post or, if applicable (having regard to the location of the sender), international courier.

SECTION 11.15. Confidentiality. Each of the Facility Agent and the Lenders agrees to maintain and to cause its Affiliates to maintain the confidentiality of all information provided to it by the Borrower or any Subsidiary of the Borrower, or by the Facility Agent on the Borrower’s or such Subsidiary’s behalf, under this Agreement, and neither it nor any of its Affiliates shall use any such information other than in connection with or in enforcement of this Agreement or in connection with other business now or hereafter existing or contemplated with the Borrower or any Subsidiary, except to the extent such information (i) was or becomes generally available to the public other than as a result of disclosure by it or its Affiliates or their respective directors, officers, employees and agents, or (ii) was or becomes available on a non-confidential basis from a source other than the Borrower or any of its Subsidiaries so long as such source is not, to its knowledge, prohibited from disclosing such information by a legal, contractual or fiduciary obligation to the Borrower or any of its Affiliates; provided, however, that it may disclose such information (A) at the request or pursuant to any requirement of any self-regulatory body, governmental body, agency or official to which the Facility Agent, any Lender or any of their respective Affiliates is subject or in connection with an examination of the Facility Agent, such Lender or any of their respective Affiliates by any such authority or body, including without limitation the Republic of France and any French Authority; (B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of

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any applicable requirement of law; (D) to the extent reasonably required in connection with any litigation or proceeding to which the Facility Agent, any Lender or their respective Affiliates may be party; (E) to the extent reasonably required in connection with the exercise of any remedy hereunder; (F) to the Facility Agent or such Lender’s independent auditors, counsel, and any other professional advisors of the Facility Agent or such Lender who are advised of the confidentiality of such information; (G) to any participant or assignee, provided that such Person agrees to keep such information confidential to the same extent required of the Facility Agent and the Lenders hereunder; (H) as to the Facility Agent, any Lender or their respective Affiliates, as expressly permitted under the terms of any other document or agreement regarding confidentiality to which the Borrower or any Subsidiary is party with the Facility Agent, such Lender or such Affiliate; (I) to its Affiliates and its Affiliates’ directors, officers, employees, professional advisors and agents, provided that each such Affiliate, director, officer, employee, professional advisor or agent shall keep such information confidential to the same extent required of the Facility Agent and the Lenders hereunder; (J) to any other party to the Agreement, (K) to any rating agency provided that such agency agrees to keep such information confidential to the same extent required of the Facility Agent and the Lenders hereunder and (L) to the French Authorities and any Person to whom information is required to be disclosed by the French Authorities. Each of the Facility Agent and the Lenders shall be responsible for any breach of this Section 11.15 by any of its Affiliates or any of its or its Affiliates’ directors, officers, employees, professional advisors and agents.

SECTION 11.16. French Authority Requirements. The Borrower acknowledges that:

a)the Republic of France and any French Authority or any authorised representatives specified by these bodies shall be authorised at any time to inspect and make or demand copies of the records, accounts, documents and other deeds of any or all of the Lenders relating to this Agreement;

b)in the course of its activity as the Facility Agent, the Facility Agent may:

(i)provide the Republic of France and any French Authority with information concerning the transactions to be handled by it under this Agreement; and

(ii)disclose information concerning the subsidized transaction contemplated by this Agreement in the context of internationally agreed consultation/notification proceedings and statutory specifications, including information received from the Lenders relating to this Agreement.

SECTION 11.17. Waiver of immunity. To the extent that the Borrower has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its assets, the Borrower hereby

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irrevocably waives such immunity in respect of its obligations under this Agreement and the other Loan Documents.

SECTION 11.18. Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of a Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

a)the application of any Write-Down and Conversion Powers by a Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

b)the effects of any Bail-in Action on any such liability, including, if applicable:

(i)a reduction in full or in part or cancellation of any such liability;

(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any Resolution Authority.

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EXHIBIT A

FORM OF LOAN REQUEST

Citibank Europe plc, UK Branch as Facility Agent []

Attention:    [Name]
[Title]

HULL NO. N34 – NOTICE OF DRAWDOWN

Gentlemen and Ladies:

This Loan Request is delivered to you pursuant to Section 2.3 of the Hull No. N34 Credit Agreement attached to the novation agreement dated [] 2023 (together with all amendments, if any, from time to time made thereto, the “Novation Agreement”), among Advantedge Limited as existing borrower, Royal Caribbean Cruises Ltd. (the “Borrower”), the various other financial institutions from time to time party thereto as Lenders, Citibank Europe plc, UK Branch as facility agent (in such capacity, the “Facility Agent”), Citibank N.A., London Branch as global coordinator, [●] as ECA agent, Citicorp Trustee Company Limited as security trustee and Citibank Europe plc, HSBC Continental Europe, [], [], [], and [] as mandated lead arrangers. Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Novation Agreement or in the form of amended and restated credit agreement (the “Agreement”) attached to it.

The Borrower hereby requests that further advances in respect of the Loan be made in the principal amount of US$ [] on [], 20[], which amount (when aggregated with the Novated Loan Balance) does not exceed the Maximum Loan Amount. The said amounts requested for the Loan are:

(A)to the extent of the amount of US$[], equal to the US Dollar Equivalent of the amount of EUR [] equal to 100% of the BpiFAE Premium; and

(B)to the extent of the amount of US$[], equal to the US Dollar Equivalent of the amount of EUR [] being no more than 80% of the incurred Non-Yard Costs and the Other Basic Contract Price Increases.

True and complete copies of the counterparty confirmations evidencing the rates of exchange making up the US Dollar Equivalent under (B) in the preceding paragraph are attached (to the extent not previously provided to the Facility Agent pursuant to clause 5.6 of the Novation Agreement). Also attached is the written confirmation of the Builder as to the amount of the incurred Non-Yard Costs and the Other Basic Contract Price Increases paid or payable to the Builder by the Borrower on or prior to delivery of the Purchased Vessel.

Please wire transfer the proceeds of the Loan as follows:

1

(i)US$[]    (being    the    amount    requested    under    (B)    above)    to    [BORROWER ACCOUNT]; and

(ii)US$[] (being the amount requested under (A) above) to be disbursed by the Facility Agent in accordance with paragraphs (1) and (2) below.

The Borrower hereby authorizes and instructs the Facility Agent on its behalf to convert the US Dollar BpiFAE Advance Amount (as defined, and on the basis set out, in Section 2.3(d) of the Agreement) and pay directly to BpiFAE that portion of the EUR amount of the BpiFAE Premium which is payable to BpiFAE on the Actual Delivery Date.

The Borrower hereby acknowledges that, pursuant to Section 5.1.5 of the Agreement, each of the delivery of this Loan Request and the acceptance by the Borrower of the proceeds of the borrowing requested hereby constitute a representation and warranty by the Borrower that, on the date of such borrowing (before and after giving effect thereto and to the application of the proceeds therefrom), all statements set forth in Article VI of the Agreement (excluding, however, those set forth in Section 6.10) are true and correct in all material respects.

The Borrower agrees that if prior to the time of the borrowing requested hereby any matter certified to herein by it will not be true and correct at such time as if then made, it will immediately so notify the Facility Agent. Except to the extent, if any, that prior to the time of the borrowing requested hereby the Facility Agent shall receive written notice to the contrary from the Borrower, each matter certified to herein shall be deemed once again to be certified as true and correct at the date of such borrowing as if then made.

The Borrower has caused this Loan Request to be executed and delivered, and the certification and warranties contained herein to be made, by its duly Authorized Officer this
    day of    , 20[].

Royal Caribbean Cruises Ltd.

By:
Name: Title:

2

To the Lenders party to the Credit Agreement referred to below, to Citibank Europe plc, UK Branch as Facility Agent and to Citicorp Trustee Company Limited as Security Trustee
The other Finance Parties (as defined below)

Exhibit B-1

Subject to Opinion Committee review

Our reference: 01474.50189/US/80885165v1

[●], 2023
Royal Caribbean Cruises Ltd.
Ladies and Gentlemen:
We have acted as legal counsel on matters of Liberian law to Royal Caribbean Cruises Ltd., a Liberian corporation (the “Borrower”), in connection with a Hull No. N34 Credit Agreement dated [●], 2023 as novated, amended and restated as of [●], 2023, by the Novation Agreement (as defined below) (the “Credit Agreement”) and made between (1) the Borrower, (2) the Lenders (as defined therein) as several lenders (the “Lenders”), (3) Citibank Europe plc, UK Branch as facility agent (the “Facility Agent”), (4) Citibank N.A., London Branch as global coordinator (the “Global Coordinator”), (5) [●] as ECA Agent (the “ECA Agent”), and (6) Citibank Europe plc, HSBC Continental Europe, Banco Santander, S.A., J.P. Morgan SE, CaixaBank, Société Générale and SMBC Bank EU AG as mandated lead arrangers (the “Mandated Lead Arrangers”), in respect of a loan facility in an amount not to exceed the US Dollar Equivalent of €848,316,433.
We have also acted as legal counsel on matters of Liberian law to the Borrower in connection with a Novation Agreement dated [●], 2023 (the “Novation Agreement”) to which the Credit Agreement is scheduled and made between the parties to the Credit Agreement, Citicorp Trustee Company Limited as security trustee (the “Security Trustee”, and together with the Lenders, the Facility Agent, the Global Coordinator, the ECA Agent and the Mandated Lead Arrangers, the “Finance Parties”), and Advantedge Limited, a Cayman Islands exempted company.
This opinion is furnished to the addressees pursuant to Section 5.1.2.a of the Credit Agreement. Terms defined in the Credit Agreement shall have the same meaning when used herein.

In rendering this opinion we have examined an executed copy of each of the following documents (together with the Credit Agreement, collectively, the “Documents”):

1.the Novation Agreement;

2.An Agency and Trust Deed dated the date hereof (the “Agency and Trust Deed”) made between the Finance Parties and the Borrower; and

3.An Account Security Deed dated the date hereof (the “Account Security Deed”) between the Borrower and the Security Trustee, the Facility Agent and the Lenders, respecting the Pledged Accounts described therein.

We have also examined originals or photostatic copies or certified copies of all such agreements and other instruments, certificates by public officials and certificates of officers of the Borrower as are relevant and necessary and relevant corporate authorities of the Borrower. We have assumed with your approval, the genuineness of all signatures (including electronic signatures), the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies, the power, authority and legal right of the parties to the Documents other than the Borrower to enter into and perform their respective obligations under the Documents, and the due authorization of the execution of the Documents by all parties thereto other than the Borrower. For the avoidance of doubt, the due execution opinion relates only to an authorized person executing on behalf of the Borrower, and we do not opine on the use of electronic signatures, which is a matter governed by the law of the relevant Document, and we therefore assume the use of electronic signatures is valid under all laws. We have also assumed that (i) the Borrower does not have its management and control in Liberia, or undertake any business activity or operations in Liberia, and
(ii) less than a majority of the direct or indirect shareholders of the Borrower by vote or value are resident in Liberia. We have further assumed the validity and enforceability of the Documents under all applicable laws other than the law of the Republic of Liberia.

As to questions of fact material to this opinion, we have, when relevant facts were not independently established, relied upon certificates of public officials and of officers or representatives of the Borrower.

We are attorneys admitted to practice in the State of New York and do not purport to be experts in the laws of any other jurisdiction. Insofar as our opinion relates to the law of the Republic of Liberia, we have relied on opinions of counsel in Liberia rendered in transactions which we consider to afford a satisfactory basis for such opinion, and upon our independent examinations of the Liberian Corporation Act of 1948 (Chapter 1 of Title 4 of the Liberian Code of Laws of 1956, effective March 1, 1958 as amended to July, 1973), the Liberian Business Corporation Act of 1976 (Title 5 of the Liberian Code of Laws Revised of 1976, effective January 3, 1977 as amended) (the “Business Corporation Act”), the Liberian Maritime Law (Title 21 of the Liberian Code of Laws of 1956 as amended), the Revenue Code of Liberia (2000) as amended by the Consolidated Tax Amendments Act of 2011, and the Liberian Commercial Code of 2010, made available to us by Liberian Corporation Services, Inc. and the Liberian International Ship & Corporate Registry, LLC, and our knowledge and interpretation of analogous laws in the United States. In rendering our opinion as to the valid existence in good standing of the Borrower, we have relied solely on a Certificate of Goodstanding issued by order of the Minister of Foreign Affairs of the Republic of Liberia on [●], 2023.

This opinion is limited to the law of the Republic of Liberia. We express no opinion as to the laws of any other jurisdiction.

Based upon and subject to the foregoing and having regard to the legal considerations which we deem relevant, we are of the opinion that:

A.The Borrower is a corporation incorporated, validly existing under the Business Corporation Act and in good standing under the law of the Republic of Liberia.

B.The Borrower has full right, power and authority to enter into, execute and deliver each of the Novation Agreement, the Agency and Trust Deed and the Account Security Deed and to perform each and all of its obligations under the Documents.

C.The Borrower has taken all necessary corporate action to authorize the entry into each of the Novation Agreement, the Agency and Trust Deed and the Account Security Deed and the performance of its obligations thereunder.

D.Each of the Novation Agreement, the Agency and Trust Deed and the Account Security Deed has been executed and delivered by a duly authorized signatory of the Borrower.

E.Each of the Documents constitutes the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with its terms.

F.Neither the execution nor delivery of the Novation Agreement, the Agency and Trust Deed and the Account Security Deed, nor the transactions contemplated in the Documents, nor compliance with the terms and conditions thereof, will contravene any provisions of Liberian law or violate any provisions of the Articles of Incorporation (inclusive of any articles of amendment thereto) or the Bylaws of the Borrower.

G.No consent or approval of, or exemption by, any Liberian governmental or public bodies and authorities are required in connection with the execution and delivery by the Borrower of the Novation Agreement, the Agency and Trust Deed and the Account Security Deed.

H.Assuming that none of the Finance Parties is doing business in the Republic of Liberia, it is not necessary under Liberian law for the purpose of commencement of legal proceedings by any of the Finance Parties in the courts of the Republic of Liberia that any of the Finance Parties be licensed by any governmental authority of, or otherwise registered in any public office or elsewhere in, the Republic of Liberia.

I.It is not necessary to file, record or register any of the Documents or any instrument relating thereto or effect any other official action in any public office or elsewhere in the Republic of Liberia to render any such document enforceable against the Borrower.

J.Assuming none of the Novation Agreement, the Agency and Trust Deed or the Account Security Deed have been executed in the Republic of Liberia, no stamp or registration or similar taxes or charges are payable in the Republic of Liberia in respect of the Documents or the enforcement thereof in the courts of Liberia other than customary court fees payable in litigation in the courts of Liberia.

K.The Borrower is not required or entitled under any existing applicable law or regulation of the Republic of Liberia to make any withholding or deduction in respect of any tax or otherwise from any payment which it is or may be required to make under any of the Documents.

L.Assuming that the shares of the Borrower are not owned, directly or indirectly, by the Republic of Liberia or any other sovereign under Liberian law, neither the Borrower nor the property or assets of the Borrower is immune from the institution of legal proceedings or the obtaining or execution of a judgment in the Republic of Liberia.

M.Under Liberian law the choice by the Borrower of English law to govern the Documents is a valid choice of law. The submission in the Documents by the Borrower to the jurisdiction of the courts of England is a valid submission and does not contravene Liberian law but to the extent such submission purports to be exclusive to such courts, such exclusivity may not be enforceable under Liberian law.

N.None of the Finance Parties will be deemed to be resident, domiciled or carrying on business in the Republic of Liberia solely by reason of the execution of the Novation Agreement, the Agency and Trust Deed and the Account Security Deed, or the performance or enforcement of the Documents.

O.To the best of our knowledge without having made any investigation of agreements (other than our examination of the Documents) to which the Company is a party, claims against the Company under the Documents will rank at least pari passu with the claims of all unsecured creditors of the Company except those mandatorily preferred by law.

We qualify our opinion to the extent that:

(i)the enforceability of the rights and remedies provided for in the Documents (a) may be limited by bankruptcy, reorganization, insolvency, moratorium and other similar laws affecting generally the enforcement of creditors’ rights and (b) is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), including application by a court of competent jurisdiction of principles of good faith, fair dealing, commercial reasonableness, materiality, unconscionability and conflict with public policy or similar principles;

(ii)we express no opinion as to the enforceability under Liberian law of any provision in any Document which purports to confer upon the courts of England exclusive jurisdiction to settle disputes arising out of or in connection therewith to the extent that any such provision deprives the Republic of Liberia of jurisdiction over a Liberian corporation; and

(iii)our opinion in paragraph H is given on the basis of the requirements under Liberian law which would apply to companies generally in connection with entering into a document of the type of the Documents or enforcing its rights under them and we have not performed any specific analysis of the individual position of any of the Finance Parties.

A copy of this opinion letter may be delivered by any of you to any Person that becomes a Finance Party in accordance with the provisions of the Credit Agreement and to BpiFrance Assurance Export (“BpiFAE”), SFIL and Caisse Française de Financement Local (“CAFFIL”). Any such Finance Party, BpiFAE, SFIL and CAFFIL may rely on the opinions expressed above as if this opinion letter were addressed and delivered to such Finance Party, BpiFAE, SFIL and CAFFIL on the date hereof.

This opinion may not be disclosed to any person other than: (a) those Persons (such as auditors or regulatory authorities) who, in the ordinary course of business of the Finance Parties, BpiFAE, SFIL and CAFFIL and their respective affiliates have access to their papers and records or are entitled by law to see them, (b) those

Persons who are considering becoming Lenders and/or sub-participants, (c) those Persons in whose favor a Lender charges, assigns or otherwise creates security (or may do so) pursuant to the Credit Agreement, (d) any affiliates of any of the Finance Parties, BpiFAE, SFIL or CAFFIL and the officers, directors, employees and professional advisers of such affiliate, (e) to any Persons as required by law or regulation court order or pursuant to the rules or regulations of any supervisory or regulatory body or any relevant stock exchange, (f) to any judicial authority in connection with judicial proceedings, (g) any insurer, reinsurer or risk mitigation provider of any of the Finance Parties, BpiFAE, SFIL or CAFFIL, (h) the officers, directors, employees and professional advisers of any of the Finance Parties, BpiFAE, SFIL and CAFFIL, and (i) to the extent required in connection with any actual or potential dispute or claim to which any addressee or any other Lender is a party and which relates to the Documents, on the basis that (i) such disclosure is made solely to enable any such Person to be informed that an opinion has been given and to be made aware of its terms but not for the purposes of reliance, (ii) we do not assume any duty or liability to any Person to whom such disclosure is made and (iii) such Person agrees not to further disclose this opinion or its contents to any other Person, other than as permitted above, without our prior written consent.

This opinion letter speaks only as of the date hereof. We expressly disclaim any responsibility to advise you or any other Lender who is permitted to rely on the opinion expressed herein as specified in the next preceding paragraph of any development or circumstance of any kind including any change of law or fact that may occur after the date of this opinion letter even though such development, circumstance or change may affect the legal analysis, a legal conclusion or any other matter set forth in or relating to this opinion letter. Accordingly, any of the Finance Parties, BpiFAE, SFIL or CAFFIL relying on this opinion letter at any time should seek advice of its counsel as to the proper application of this opinion letter at such time.

Very truly yours,

Watson Farley & Williams LLP

UK-#751083649v2

[] 2023

To the Lenders party to the Credit Agreement referred to below and to Citibank Europe plc, UK Branch as Facility Agent

Exhibit B-2

Norton Rose Fulbright LLP 3 More London Riverside London SE1 2AQ
United Kingdom

Tel    +44 20 7283 6000
Fax    +44 20 7283 6500
DX 85 London nortonrosefulbright.com

Direct line
+44 20 7444 3436

Email
Simon.Hartley@nortonrosefulbright.com

Your reference    Our reference
SRH/1001208702

Dear Sir / Madam

Edge 5
In accordance with section 5.1.2(b) (Opinions of Counsel) of the Credit Agreement (as hereinafter defined), please find enclosed our opinion in relation to the English law documents involved in this transaction.
Yours faithfully

Norton Rose Fulbright LLP

UK-#751083649v2

1Background

1.1This opinion is given at the request of our client Citibank Europe plc, UK Branch (the Facility Agent) in relation to the English law aspects of a loan transaction (the Transaction) by which certain banks party thereto as lenders (the Lenders) have made available a credit facility of the USD equivalent of up to EUR [] to Royal Caribbean Cruises Ltd. as borrower (the Company) pursuant to a Credit Agreement (as defined in the Schedule).

1.2We have acted as English legal advisers to the Facility Agent and the Lenders in relation to the Transaction.

1.1We have examined copies of the following documents relating to the Transaction:

(a)the loan documents governed by English law described in part 1 of the Schedule (the
English Financing Documents); and

(b)the security document governed by English law described in part 2 of the Schedule (the
English Security Document).

1.2In this opinion, the English Financing Documents and the English Security Document are referred to as the English Documents.

1.3For the purpose of giving this opinion, we have examined no other documents and have undertaken no other enquiries.

1.4Our opinions are given in part 2. Part 3 explains their scope, part 4 describes the assumptions on which they are made and part 5 contains the qualifications to which they are subject.

2Opinions

Based on, and subject to, the other provisions of this opinion, we are of the following opinions:

Effect of the English Documents

2.1The obligations which the Company is expressed to assume in each English Document constitute its legal, valid, binding and enforceable obligations.

2.2If the English Security Document is expressed to create a charge over assets of the Company, that charge is (subject to its terms) effective to the extent that the assets concerned are beneficially owned by the Company at the time the charge is created. To the extent they are not, that charge will (subject to its terms) become effective if and when the assets concerned become beneficially owned by that Company.

2.3The effectiveness or admissibility in evidence of the English Documents is not dependent on:

(a)any registrations, filings, notarisations or similar actions; or

(b)any consents, authorisations, licences or approvals of general application from governmental, judicial or public bodies.

Stamp duty on the English Documents

2.4No stamp, registration or similar duty or tax is payable in respect of the creation of any English Document.

Choice of law and jurisdiction

2.5The choice of English law to govern the English Documents and any non-contractual obligations connected to the English Documents is effective.

2.6The agreement by the Company in an English Document that the English courts have jurisdiction in respect of that document or any non-contractual obligations connected to that document is effective.

3Scope

3.1This opinion and any non-contractual obligations connected with it are governed by English law and are subject to the exclusive jurisdiction of the English courts.

3.2This opinion is given only in relation to English law as it is understood at the date of this opinion. We have no duty to keep you informed of subsequent developments which might affect this opinion.

3.3If a question arises in relation to a cross-border transaction, it may not be the English courts which decide that question and English law may not be used to settle it.

3.4We express no opinion on, and have taken no account of, the laws of any jurisdiction other than England. In particular, we express no opinion on the effect of documents governed by laws other than English law.

3.5We express no opinion on matters of fact.

3.6Our opinion is limited to the matters expressly stated in part 2, and it is not to be extended by implication. In particular, we express no opinion on the accuracy of the assumptions contained in part 4. Each statement which has the effect of limiting our opinion is independent of any other such statement and is not to be impliedly restricted by it. Paragraph headings are to be ignored when construing this opinion.

3.7Our opinion is given solely for the benefit of the Facility Agent and the Lenders from time to time (as that expression is defined in the Credit Agreement) acting through the Facility Agent. It may not be relied on by any other person other than BpiFAE, SFIL and CAFFIL (each as defined in the Credit Agreement).

3.8This opinion may not be disclosed to any person other than:

(a)those persons (such as auditors or regulatory authorities or professional advisors or insurers or reinsurers or rating agencies) who, in the ordinary course of business of the Facility Agent, the Lenders, BpiFAE and SFIL, have access to their papers and records or are entitled by law to see them;

(b)those persons who are considering becoming Lenders or sub-participants;

(c)those persons in whose favour a Lender charges, assigns or otherwise creates security (or may do so) pursuant to section 11.11.1 (Assignments) of the Credit Agreement;

(d)affiliates of the Facility Agent and the Lenders;

(e)to any persons as required by law or regulation court order or pursuant to the rules or regulations of any supervisory or regulatory body or any relevant stock exchange;

(f)to any judicial authority in connection with judicial proceedings; and

(g)to the extent required in connection with any actual or potential dispute or claim to which any addressee or Lender is a party and which relates to the Transaction,

and on the basis that those persons will make no further disclosure.

4Assumptions

This opinion is based on the following assumptions:

Effect of the English Documents

4.1Each person which is expressed to be party to the English Documents:

(a)is duly incorporated and is validly existing;

(b)is not the subject of any insolvency or reorganisation proceedings in any jurisdiction;

(c)has the capacity to execute each English Document to which it is expressed to be a party and to perform the obligations it is expressed to assume under it;

(d)has taken all necessary corporate action to authorise it to execute the Novation Agreement (as defined in the Schedule) and the English Security Document and to perform the obligations it is expressed to assume under the English Documents to which it is a party; and

(e)has duly executed the Novation Agreement.

4.2Each of the Novation Agreement and the English Security Document has been or will be executed in the form provided to us. There has been no variation, waiver or discharge of any of the provisions of the English Documents.

4.3None of the English Documents is (wholly or in part) void, voidable, unenforceable, ineffective or otherwise capable of being affected as a result of any vitiating matter (such as mistake, misrepresentation, duress, undue influence, fraud, breach of directors’ duties, illegality or public policy) that is not clear from the terms of the English Documents.

Security

4.4All present or future assets over which the Company purports to create security in the English Security Document are (or, in the case of future assets, will, when they become subject to the security, be) beneficially owned by the Company free from all other present or future rights of any kind except to the extent of any encumbrance which the English Security Document concerned is expressed to rank behind.

4.5The Company is solvent both on a balance sheet and on a cash-flow basis, and will remain so immediately after the Transaction has been completed.

Other facts

4.6There are no other facts relevant to this opinion that do not appear from the documents referred to in part 1.

Other laws

4.7No law of any jurisdiction other than England has any bearing on the opinion contained in part 2.

5Qualifications

This opinion is subject to the following qualifications:

Contractual matters

5.1The enforcement of contractual obligations is subject to the general principles of contractual liability, in particular the matters described in the following paragraphs.

5.2Apart from claims for the payment of debts (including the repayment of loans), contractual obligations are normally enforced by an award of damages for the loss suffered as a result of a breach of contract; and recoverable loss is restricted by principles such as causation, remoteness and mitigation. The specific performance of contractual obligations is a discretionary remedy and is only available in limited circumstances.

5.3Contractual obligations can be discharged by matters such as breach of contract or frustration. Claims may become time-barred or may be subject to defences such as set-off or estoppel.

5.4The interpretation of the meaning and legal effect of any particular provision of a contract is a matter of judgment, which will ultimately be determined by the relevant tribunal. In addition, a document may be capable of being rectified if it does not express the common intention of the parties.

5.5English law has traditionally been protective of guarantors and has developed a number of defences for them. Although guarantees generally purport to exclude many of these defences, a guarantee, and any third party security generally, will be construed in favour of the guarantor or grantor of security where possible.

5.6A clause in a contract which excludes or limits an obligation of one of the parties or the liability for breach of that obligation will be construed restrictively, against the person who wishes to rely on it.

5.7If a provision of a contract is particularly one-sided it is more likely to be construed against the party who wishes to rely on it.

5.8A provision of a contract may be ineffective if it is incomplete or uncertain or provides for a matter to be determined by future agreement.

5.9A provision of a contract which provides for the conclusive certification or determination of a matter by one party may not prevent judicial inquiry into the merits of the claim.

5.10Although the parties to commercial contracts are generally free to agree what they want, this principle does have limits. For instance, a provision for the payment of a sum in the event of a breach of contract is unenforceable if it is a penalty, and a provision which prevents the assignment of a receivable may be ineffective.

5.11A contractual provision for the forfeiture of a proprietary or possessory interest, such as the rights of a lessee under a chattel lease, may be overridden.

5.12An undertaking to assume liability for stamp duty or similar taxes may be ineffective.

5.13As a general principle, an authority or power of attorney can be revoked at any time, and will be revoked if the donor enters into insolvency proceedings. This is so even if the authority or power is expressed to be irrevocable and the revocation is therefore made in breach of contract. The main exception to this principle is where the authority or power is granted as part of a security arrangement.

5.14A provision of a contract which purports to exclude the effect of prior or subsequent agreements, representations or waivers may be ineffective.

5.15A provision of a contract which provides what will happen in the event of an illegality (including a provision for severance of part of the contract) may not be enforceable.

5.16An agreement in respect of criminal liability may not be enforceable.

5.17An indemnity for the costs of litigation may not be enforceable.

Security

5.18We express no opinion on the priority of the security created by the English Security Document in relation to any other rights affecting the assets which are the subject of the security, whether those rights are absolute or by way of security, whether they are created by agreement or arise by operation of law and whether they are created before or after the English Security Document. In relation to particular types of asset, further steps may be required (such as effecting registrations or giving notices) to protect the priority of security against claims by third parties.

5.19To the extent that the English Security Document purports to create a legal (as opposed to an equitable) interest, there are limits on the availability of such an interest and further steps may be required (such as, in relation to land, registration at H.M. Land Registry) in order to create one.

5.20The assets which are the subject of a security created by the English Security Document may consist of rights against third parties, such as contractual rights. To the extent that they do, the security is subject to the terms of those rights (which may, for instance, prohibit the creation of security) and may be subject to the rights of those third parties (who may, for instance, have rights of set-off).

5.21We express no opinion on the effect of the English Security Document to the extent that it relates to assets which are situated or registered outside England or are governed by a law other than English law.

5.22A purported fixed charge over an asset will be treated as floating security if the chargee has insufficient control over it and its proceeds.

5.23The rights of the holder of floating security over assets to the net proceeds of those assets are subject to the payment of various other liabilities including preferential debts, certain unsecured debts and the expenses of certain insolvency proceedings.

5.24As a general principle, a creditor with security over the whole (or substantially the whole) of the assets of a company cannot appoint an administrative receiver of the company but, instead, can appoint an administrator.

5.25A receiver ceases to be the agent of the company over whose assets he has been appointed once that company goes into liquidation.

5.26A provision of the English Security Document may be ineffective to the extent that it purports to limit a Company’s right to the return of the charged assets once it has repaid the secured obligations.

Insolvency

5.27The parties’ rights are subject to laws affecting creditors’ rights generally, such as those relating to insolvency and reorganisation. These laws can apply to persons incorporated or resident outside England, as well as to those incorporated or resident in England.

5.28In particular, on an insolvency:

(a)contractual and other personal rights will reduce proportionately with all similar rights, and contractual provisions which would conflict with this principle (such as a pro rata sharing clause) are ineffective;

(b)transactions (including the security created by the English Security Document) entered into in the period before the insolvency starts (that period generally being no longer than two years) may be set aside in certain circumstances; and

(c)the ability of a secured creditor to enforce its security may be subject to limitations, for instance in an administration or moratorium.

Choice of law and jurisdiction

5.29The law which governs a contract and any connected non-contractual obligations is not determinative of all issues which arise in connection with that contract. For instance:

(a)it may not be relevant to the determination of proprietary issues (such as those relating to security);

(b)rules which are mandatory (which includes public policy rules) in a jurisdiction which is connected with the contract or in the jurisdiction where the issue is decided may be applied regardless of the provisions of the contract; and

(c)in insolvency proceedings, the law governing those proceedings may override the law governing the contract.

5.30There are circumstances in which the English courts may, or must, decline jurisdiction or stay proceedings. Additionally, it may not be possible to commence proceedings because of an inability to comply with service of process requirements.

5.31The English courts have a discretion to accept jurisdiction in an appropriate case even though there is an agreement that other courts have (exclusive or non-exclusive) jurisdiction.

5.32The jurisdiction of the English courts in relation to insolvency matters is not dependent on the submission of the parties to the jurisdiction. The precise scope of that jurisdiction depends on the nature of the insolvency procedure in question.

Sanctions

5.33Any provision of a contract which requires a party to comply with the sanctions-related legislation of a foreign jurisdiction may be unenforceable and unlawful.

Schedule
Part 1: The English Financing Documents

1A credit agreement dated [] 2023 as novated, amended and restated by the Novation Agreement (as defined below) (the Credit Agreement) made between (1) the Company as borrower, (2) the Lenders as lenders, (3) the Facility Agent, (4) Citibank N.A., London Branch (Citibank) as global coordinator, (5) [●] as ECA agent and (6) Citibank Europe plc, HSBC Continental Europe, [], [], [], and [] as mandated lead arrangers to provide a term loan to partly finance the construction of Hull No N34 at Chantiers de l’Atlantique S.A.

2A novation agreement dated [] 2023 (the Novation Agreement) made between the parties to the Credit Agreement and Advantedge Limited, Citicorp Trustee Company Limited as security trustee (the Security Trustee) and HSBC Continental Europe as French Authorities Coordinator and to which the restated form of the Credit Agreement is scheduled.

Part 2: The English Security Document

1    An escrow account security agreement dated [] made between the Company and the Security Trustee in relation to the Account (as defined therein).

To:    Citibank Europe plc, UK Branch
as Facility Agent of certain finance parties

Exhibit B-3

Avocats au Barreau de Paris
Solicitors of the Senior Courts of England and Wales

Norton Rose Fulbright LLP ParisEight
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France

Tel    +33 (0)1 56 59 50 00
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Email
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Your reference    Our reference
CEE/1001208702

Dear Sirs

EDGE 5: Bpifrance Assurance Export – post-delivery related aspects
In accordance with Schedule 3 (Conditions precedent) – Part 3 (Documents and evidence to deliver to the Facility Agent not later than the first Drawdown Date) – paragraph 5 of the Facility Agreement (as such term is defined below), our opinion in relation to certain matter of French law concerning the Bpifrance Assurance Export Insurance Policy described below is attached.

Yours faithfully

Norton Rose Fulbright LLP

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1Background

1.1This opinion is given in relation to the French law aspects of a transaction (the Transaction) by which:

(a)certain banks and financial institutions (the Lenders) have agreed to grant to ADVANTEDGE LIMITED (the Original Borrower) a facility of up to [748,432,000] Euros pursuant to the terms of a facility agreement dated [●] made between, inter alia (i) the Borrower, (ii) Citibank Europe PLC, UK Branch as facility agent (the Facility Agent), (iii) Citicorp Trustee Company Limited as security trustee (the Security Trustee), (iv) Citibank N.A., London Branch as global coordinator, (v) HSBC Continental Europe as French co-ordinating bank (vi) [●] as ECA agent and (vii) the Lenders (the Original Facility Agreement);

(b)Bpifrance Assurance Export (Bpifrance Assurance Export), acting on behalf, in the name and under the control of the French State in accordance with Article L. 432-2 of the French Insurance Code (Code des Assurances), has agreed to issue a buyer credit insurance policy in connection with the Facility Agreement (the Bpifrance Assurance Export Insurance Policy);

(c)on [●], Bpifrance Assurance Export has issued the Bpifrance Assurance Export Insurance Policy, initially in connection with the Original Facility Agreement ;

(d)by a novation agreement dated [●] (as amended from time to time, the Novation Agreement), it was agreed that upon delivery of the Ship, the Original Facility Agreement would be novated so that the borrower thereunder would become Royal Caribbean Cruises Ltd (the New Borrower) (the Original Facility Agreement, as novated by the Novation Agreement, being referred to herein as the Facility Agreement); and

(e)the Bpifrance Assurance Export Insurance Policy contemplated that upon the delivery of the Ship and the occurrence of the novation referred to in the preceding paragraph, such Bpifrance Assurance Export Insurance Policy would continue to cover the Facility Agreement.

We have not been involved in the negotiation, drafting or execution of the Bpifrance Assurance Export Insurance Policy.

1.2We have acted as French legal advisers to the Facility Agent in relation to the Transaction.

1.3For the purpose of rendering this opinion we have examined executed copies of the following documents relating to the Transaction:

(a)an executed version of the Facility Agreement;

(b)an executed version of the Novation Agreement;

(c)an executed version of the Bpifrance Assurance Export Insurance Policy; [and]

(d)[a copy of a letter dated 21 April 2023, 26 May 2023 and [●] addressed by Bpifrance Assurance Export in each case to Chantiers de l’Atlantique, pursuant to which Bpifrance Assurance Export (acting in the name, on behalf and under the control of the French State) thereafter, has agreed to issue the Bpifrance Assurance Export Insurance Policy with respect to the financing of the Vessel (as defined in the Facility Agreement) in respect of the risks referred to in such letter[s]] (the Promesses de Garantie), in accordance with ] the General Terms and Conditions - Credit Institutions [(ASC EC 17-01)] (Conditions Générales – Etablissements de Crédit) (the General Conditions) and the Special Terms and Conditions
– Credit Institutions – Buyer Credit Cover [(ASC EC CA 17-01)] (Conditions Spéciales – Etablissements de Crédit – Garantie d’un Crédit Acheteur) of Bpifrance Assurance Export (the Special Conditions) and pursuant to the particular conditions (Conditions Particulières) of the cover (the Particular Conditions) consistent with those enunciated in such Promesses de Garantie. For the purposes of this opinion we have reviewed the text of the General Conditions and the Particular Conditions as published on the website of Bpifrance Assurance Export. The text of the Particular Conditions is not available on the date of this opinion and we have not had an opportunity to review them for the purposes of this opinion;

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(e)the Particular Conditions issued on [●]; [and]

(f)[an amendment to the Bpifrance Assurance Export Insurance Policy dated [●] (the Policy Amendment).]1

1.4For the purposes of this opinion, we have also examined the following documents:

(a)a copy of the Articles of Association (statuts) of Bpifrance Assurance Export which statuts are on file with the Greffe du Tribunal de Commerce (Registrar of the Commercial Court) of Paris, France obtained electronically from the on-line company search service named Infogreffe on [●] and marked “mise à jour des décisions de l’associé unique du [●]” (as updated on [●] by the sole shareholder);

(b)a Kbis extract (Extrait K-bis) from the Registre du Commerce et des Sociétés (Trade and Companies Register) of Paris, France, of Créteil, France, relating to Bpifrance Assurance Export obtained electronically from the on-line company search service named Infogreffe dated as [●] and as up to date as at [●];

(c)a copy of the non-bankruptcy certificate (certificat de non-faillite) issued by the Greffe du Tribunal de Commerce (Registrar of the Commercial Court) of Créteil, France, relating to Bpifrance Assurance Export obtained electronically from the on-line company search service named Infogreffe dated as [●] and as up to date as at [●];

and such other documents as we have considered it necessary or desirable in order that we may give this opinion. The documents referred to in this paragraph 1.4 above are referred to herein as the Background Documents. Except as stated above we have not examined any contracts, instruments or documents entered into by or affecting Bpifrance Assurance Export or any corporate records of Bpifrance Assurance Export and have not made any other enquiries concerning Bpifrance Assurance Export.

1.5In this Opinion, the Facility Agreement and the Bpifrance Assurance Export Insurance Policy are collectively referred to as the Operative Documents, and the Operative Documents and the Background Documents are collectively referred to as the Documents.

1.6Our opinions are given in part 2. Part 3 explains their scope, part 4 describes the assumptions on which they are made and part 5 contains the qualifications to which they are subject.

1 [Only if an amendment to the BPIAE policy is signed.]

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2Opinion

Based on, and subject to, the other provisions of this opinion, and subject to any matters not disclosed to us, we are of the opinion that:

2.1Based on our examination of the Background Documents, Bpifrance Assurance Export is a société par actions simplifiée validly existing under the laws of France, registered with the Registry of Commerce and Companies of Créteil under single identification number 815 276 308, having a corporate existence expiring (unless previously extended or terminated) on 16 December 2114.

2.2Bpifrance Assurance Export has the power and legal capacity to enter into the Bpifrance Assurance Export Insurance Policy and to perform its obligations and exercise its rights thereunder, acting on behalf, in the name and under the control of the French State.

2.3Based upon our examination of the K-Bis Extracts and the Non-Bankruptcy Certificates, no steps taken to order the commencement of any sauvegarde (safeguard proceedings), sauvegarde accélérée (accelerated safeguard proceedings), redressement judiciaire (judicial recovery proceedings) or liquidation judiciaire (judicial liquidation proceedings), over the Seller were recorded with the Tribunal de Commerce (Commercial Court) or, where applicable, the Tribunal Judiciaire (Judicial Court) of its place of registration, as at the date of the relevant Non- Bankruptcy Certificates and no cessation d'activité (termination of operations) or dissolution (voluntary winding- up) of the Seller was recorded as at the date of the K-Bis Extracts.

2.4The statutory basis for the provision by the French State to provide cover in the form of the Bpifrance Assurance Export Insurance Policy is set forth in Articles 103 et seq. of the Amended Finance Law for 2015 (Law n° 2015- 1786 of 29 December 2015), Decree n° 2016-1701 of 12 December 2016 relating to the granting of the guarantee of the French State for transactions contributing to the development of foreign commerce of France (relatif à l’octroi de la garantie de l’Etat pour les opérations concourant au développement du commerce extérieur de la France) and in Articles L. 432-1 to L. 432-6 and R. 442-2 et seq. of the French Insurance Code (Code des Assurances). The Bpifrance Assurance Export Insurance Policy is validly issued pursuant to such provisions.

2.5Pursuant to Articles L. 432-1 to L. 432-6 and R. 442-2 et seq. of the French Insurance Code (Code des Assurances), the Bpifrance Assurance Export Insurance Policy is issued by Bpifrance Assurance Export acting on behalf, in the name and under the control of the French State (pour le compte, au nom et sous le contrôle de l’Etat). Therefore, although the Bpifrance Assurance Export Insurance Policy is both issued and administered by Bpifrance Assurance Export, it constitutes as a matter of law direct obligations of the French State. Pursuant to the aforementioned articles of the French Insurance Code, the French State is authorised to grant the coverage described in the Bpifrance Assurance Export Insurance Policy.

2.6The claims of the policyholder against Bpifrance Assurance Export acting on behalf, in the name and under the control of the French State and against the French State under the Bpifrance Assurance Export Insurance Policy will rank at least pari passu with the claims of all other creditors of Bpifrance Assurance Export acting on behalf, in the name and under the control of the French State under the insurance policies issued by Bpifrance Assurance Export acting on behalf, in the name and under the control of the French State in accordance with Articles L. 432-1 to L. 432-6 and R. 442-2 et seq. of the French Insurance Code, except (in the case of Bpifrance Assurance Export) for such claims as are preferred under the laws of the French Republic.

2.7The Bpifrance Assurance Export Insurance Policy, when issued, will create legal (licite), valid (valable) and binding (ayant force obligatoire) obligations of the French State, entered into by Bpifrance Assurance Export acting on behalf, in the name and under the control of the French State, and is enforceable (opposable) against the French State in accordance with its terms.

2.8There are no governmental or regulatory consents, approvals, licence, authorisations or order required to ensure the validity (validité), binding effect (force obligatoire) and enforceability (opposabilité) of the Bpifrance Assurance Export Insurance Policy, other than that referred to in paragraph 4.19 hereof.

2.9In order to ensure the validity (validité), binding effect (force obligatoire) and enforceability (opposabilité) of the obligations created by the Bpifrance Assurance Export Insurance Policy, as relevant, it is not required under

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the laws or practice of the French Republic that the Bpifrance Assurance Export Insurance Policy or any other document be notarised, filed with, or recorded or registered in any public office or elsewhere in the French Republic.

2.10Under French law, Bpifrance Assurance Export is subject to private commercial law and to suit, and neither Bpifrance Assurance Export nor any of its property or assets has immunity from the jurisdiction of any court or any legal process (whether through service of notice, attachment prior to notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise), except that:

(a)to the extent that Bpifrance Assurance Export occupies or possesses any property by virtue of any licence or other grant from the French State, such property and the title of Bpifrance Assurance Export thereto may be immune from suit or execution on the grounds of sovereignty;

(b)to the extent that Bpifrance Assurance Export owns assets which are necessary to exercise its mission of provider of public services (mission de service public), such assets and the title of Bpifrance Assurance Export thereto may be immune from suit or execution; and

(c)suit and execution against Bpifrance Assurance Export’s assets or properties may be affected by action taken by the French Republic authorities in the interests of national defence or on the occurrence of exceptional circumstances of paramount importance to the national interest of the French Republic, as such concept is understood under the Constitution, laws and regulations of the French Republic.

2.11While there is no express waiver by the French State of immunity from jurisdiction set forth in the Bpifrance Assurance Export Insurance Policy, we are of the opinion that [Article 20] of the General Terms and Conditions- Credit Institutions [(ASC EC 17-01)] (Conditions Générales – Etablissements de Crédit) applicable to the Bpifrance Assurance Export Insurance Policy, by providing that any disputes that may arise in connection with the application of the Bpifrance Assurance Export Insurance Policy shall be submitted to the jurisdiction of the relevant courts in Paris, constitutes an implied and valid waiver of any such immunity from jurisdiction. The language employed in such Article 20 provides that “Any disputes that may arise in connection with the application of the policy shall be submitted to the jurisdiction of the relevant courts in Paris” without specifying whether the general judicial courts or the administrative courts are the competent courts. While there is to our knowledge no definitive answer to such question, we are of the view that the judicial courts (ordre judiciaire) would be the competent courts. This is based both on our prior experience and on the fact that, although the French State is the party responsible for payment under the Bpifrance Assurance Export Insurance Policy, it has designated Bpifrance Assurance Export, which is a commercial company, to act as its agent for the purposes of administering the Bpifrance Assurance Export Insurance Policy. The French State is normally represented by the Agent judiciaire de l’Etat before relevant courts of Paris (ordre judiciaire).

2.12Under the laws of the French Republic, the French State is subject to French public law and benefits from sovereign immunity over its property or assets, within the meaning of the relevant administrative case law (jurisprudence administrative) and as codified in the French Code of Property of Public Persons (Code Général de Propriété des Personnes Publiques).

2.13The execution, delivery and performance of the Bpifrance Assurance Export Insurance Policy will not violate, conflict or exceed (i) Bpifrance Assurance Export’s or the French State’s powers or statute, or (ii) any provision of applicable law or regulation to which Bpifrance Assurance Export or the French State is subject.

2.14The choice by the parties of French law to govern the Bpifrance Assurance Export Insurance Policy is effective and would be recognised and upheld as a valid choice of law by the French courts.

2.15The agreement by Bpifrance Assurance Export in the Bpifrance Assurance Export Insurance Policy that the French courts have jurisdiction in respect of those documents is effective and would be recognised and upheld as a valid choice of law in any proceedings in the courts of France and applied by such courts in proceedings in relation to the Bpifrance Assurance Export Insurance Policy as the governing law thereof.

2.16Bpifrance Assurance Export has duly executed the Bpifrance Assurance Export Insurance Policy in the name, on behalf of and under the control of the French State.

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2.17No stamp duty, registration fee or duty or similar taxes and charges are payable in France in connection with the signing or enforceability of the obligations under the Bpifrance Assurance Export Insurance Policy.

2.18No party to the Bpifrance Assurance Export Insurance Policy will be deemed to be domiciled in or to carry on business in the French Republic solely by virtue only of the execution of the Bpifrance Assurance Export Insurance Policy.

2.19There is no provision in the Facility Agreement which contravenes or conflicts with any provision of the Bpifrance Assurance Export General Terms and Conditions, the Bpifrance Assurance Export Special Terms and Conditions (as described in paragraph 1.3(d)) in a manner such as to jeopardise the insurance cover contemplated thereunder.

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3Scope

3.1This opinion is given only in relation to French law as it is understood at the date of this opinion. Our understanding of French law is based on the laws and regulations in force and effect in metropolitan France, and as applied by the French courts in their decisions publicly available as at the date of this opinion. We have no duty to keep you informed of subsequent developments which might affect this opinion.

3.2We express no opinion on, and have taken no account of, the laws of any jurisdiction other than the jurisdiction of the French Republic.

3.3If a question arises in relation to a cross-border transaction, it may not be the French courts which decide that question and French law may not be used to settle it.

3.4We express no opinion on matters of fact.

3.5Our opinion is limited to the matters expressly stated in part 2, and it is not to be extended by implication. In particular, we express no opinion on the accuracy of the assumptions contained in part 4 or as to whether the terms of the Operative Documents are adequate to fulfil the commercial intentions of the parties with respect thereto. Each statement which has the effect of limiting our opinion is independent of any other such statement and is not to be impliedly restricted by it. Paragraph headings are to be ignored when construing this opinion.

3.6Our opinion is given solely for the benefit of the Facility Agent and the Lenders (as that expression is defined in the Facility Agreement) acting through the Facility Agent. It may not be relied on by any other person other than SFIL or CAFFIL (each as defined in the Facility Agreement).

3.7This opinion may not be disclosed to any person other than:

a)those persons (such as auditors or regulatory authorities or professional advisors or insurers or reinsurers or rating agencies) who, in the ordinary course of business of the Facility Agent, the Security Trustee, the Lenders, SFIL and their respective affiliates, have access to their papers and records or are entitled by law to see them or any relevant stock exchange; and

b)those persons who are considering becoming Lenders and/or sub-participants;

c)those persons in whose favour a Lender charges, assigns or otherwise creates security (or may do so) pursuant to the clause entitled “Security over Lenders' rights” of the Facility Agreement

d)affiliates of the Facility Agent, the Security Trustee and the Lenders;

e)to any judicial authority in connection with judicial proceedings; and

f)CAFFIL;

and on the basis that those persons will make no further disclosure and are not entitled to rely thereon.

3.8This opinion and any non-contractual obligations connected with it are governed by French law and are subject to the exclusive jurisdiction of the Tribunal judiciaire (judicial court) of Paris.

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4Assumptions

For the purpose of this opinion, we have assumed, without making any independent investigation in relation thereto:

4.1the authenticity and completeness of all documents submitted to us as originals, the genuineness of all signatures, stamps and seals on the originals of all copy documents delivered to us and the completeness and conformity to original documents of all copies or photocopies furnished to us;

4.2[that the manner of signature of the Bpifrance Assurance Export Insurance Policy by means of an “Adobe Acrobate Reader process” signature or a “copy-pasted” signature on the Bpifrance Assurance Export Insurance Policy together with an accompanying note attached to the Bpifrance Assurance Export Insurance Policy confirming that Bpifrance Assurance Export has validly and conscientiously signed the Bpifrance Assurance Export Insurance Policy and agreed that by this signature, Bpifrance Assurance Export intents to be bound by the Bpifrance Assurance Export Insurance Policy will be considered by a French court as a satisfactory evidence of the agreement of the parties to the Bpifrance Assurance Export Insurance Policy. The question as to whether it can be evidenced that a document has been validly entered into between parties is question of fact. Evidence of such a fact may be provided with a “commencement de preuve par écrit” (written evidence) as defined within article 1362 of French Code Civil. Whether a document constitutes a “commencement de preuve par écrit” is a question of fact which may ultimately be assessed and decided by a French court. We note however, that a French court may also take into consideration that pursuant to article 1358 of French Code Civil and article L.110-3 of the French Commercial Code, in a commercial transaction between commercial parties (as is the case with the entry into the Bpifrance Assurance Export Insurance Policy), the mode of evidence that an agreement has been validly entered into is free.

4.3Each of Bpifrance Assurance Export and the Facility Agent (acting on behalf of the Lenders) will have possession of an original of the Bpifrance Assurance Export Insurance Policy duly signed by or on behalf of each of the other Parties thereto.] [NRF Paris Note – to be confirmed upon review of the executed Bpifrance Assurance Export Insurance Policy]

4.4to the extent that the ability of Bpifrance Assurance Export or of its representatives to enter into the Bpifrance Assurance Export Insurance Policy or perform its obligations thereunder requires the determination of a matter of fact, that requirement has been complied with;

4.5the due authorisation, execution and delivery by the parties thereto of the Operative Documents other than Bpifrance Assurance Export and we refer you in such respect to the opinions being delivered to you in respect of such matters on the date hereof;

4.6that the Documents are complete, accurate and up-to-date and have not been revoked, amended, superseded or varied, in whole or in part;

4.7that each party to the Operative Documents, other than Bpifrance Assurance Export, is duly incorporated and validly existing under the laws of its jurisdiction of incorporation;

4.8that the Bpifrance Assurance Export Insurance Policy, as ultimately issued by letter of Bpifrance Assurance Export setting forth the Conditions Générales and incorporating by reference the General Conditions and the Special Conditions, does not deviate from the parameters of cover specified in the Promesses de Garantie;

4.9that each of the Bpifrance Assurance Export insured parties to the Facility Agreement will at all relevant times observe its duties towards Bpifrance Assurance Export set forth in the Bpifrance Assurance Export Promesse de Garantie and in the Bpifrance Assurance Export Insurance Policy, as relevant;

4.10that, in so far as is relevant to the Bpifrance Assurance Export Insurance Policy, the Facility Agreement and the other Finance Documents represent and contain the entirety of the transaction entered into between the parties thereto with respect to the subject matter thereof and the absence of any other arrangements between any of the parties to the Facility Agreement and any declaration or act which modify, supplement or supersede any of the terms of the Facility Agreement, which have not been disclosed and approved by Bpifrance Assurance Export;

8

4.11the truth, accuracy and completeness, at all relevant times, of each of the representations or other statements of matters of fact contained in the Operative Documents (or any other document to be issued in connection with the Operative Documents) in relation to each of the respective parties thereto and that all of the representations and warranties given by any of the parties to the Facility Agreement are, and will be, when made or repeated or when deemed made or repeated (as the case may be) are true and accurate;

4.12that the representations made and the information made available by you and any lender under the Facility Agreement to Bpifrance Assurance Export in the application, and the additional information provided to Bpifrance Assurance Export by any of such parties in correspondence with Bpifrance Assurance Export following the application and preceding the issuance of the Bpifrance Assurance Export Insurance Policy are true, complete, not misleading and up-to-date and consistent with the Facility Agreement and that Bpifrance Assurance Export has been given full disclosure, in writing, of the structure of the Transaction and that each of such parties have observed at all times their duties towards Bpifrance Assurance Export, in particular:

a)their duty to perfect good faith i.e., they have notified completely and truthfully in writing all and any information of material significance for the granting of the Bpifrance Assurance Export Insurance Policy when they submitted the application; and

b)they have promptly given notice to Bpifrance Assurance Export of any changes in the information given by the application for support or new information which differs from that given in the application for support and which become known prior to receiving final approval from Bpifrance Assurance Export;

4.13the terms of the Operative Documents, and the procedures set out therein are and will continue to be duly observed by the Facility Agent and (where applicable) the Lenders thereunder;

4.14the satisfaction of all conditions to which the Facility Agreement are expressed to be conditional;

4.15that the Facility Agreement constitutes valid, legal and binding obligations of the parties thereto in accordance with its terms under the laws to which it is expressly subject;

4.16that, insofar as any obligation of the Bpifrance Assurance Export Insurance Policy falls to be performed in, or is otherwise affected by, the laws of any jurisdiction other than the laws of France, its performance would not be illegal or ineffective under the laws of that jurisdiction;

4.17that the Articles of Association (statuts) referred to in paragraph 1.4(a) are true, complete and up to date as at the date hereof;

4.18that the Bpifrance Assurance Export Insurance Policy was executed by a duly authorised person representing Bpifrance Assurance Export;

4.19that Bpifrance Assurance Export has received the approval of the French Ministre chargé de l’Economie, des Finances et de la Souveraineté industrielle et numérique in respect of the Bpifrance Assurance Export Insurance Policy in accordance with Article R. 442-2 of the French Insurance Code;

4.20that the Bpifrance Assurance Export Insurance Policy is not or will not be (wholly or in part) void, voidable, unenforceable, ineffective or otherwise capable of being affected as a result of any vitiating matter (such a mistake, misrepresentation, fraud, illegality or public policy);

4.21that the Bpifrance Assurance Export Insurance Policy does not constitute state aid (as contemplated under article 87 of the European Community Treaty) (i.e. do not have the effect of distorting or threatening to distort competition in trade between Member States). However, we are of the view that the risk that the Bpifrance Assurance Export Insurance Policy constitutes prohibited state aid is remote and that, even if it were found to constitute prohibited state aid, it is likely that the consequences would be limited to an adjustment of the financial charges applicable to the Facility Agreement but would not affect the Bpifrance Assurance Export Insurance Policy;

4.22that there are no other facts relevant to this opinion that do not appear from the Operative Documents; and

9

4.23that no law of any jurisdiction other than France has any bearing on the opinion contained in part 2.

10

5Qualifications

This opinion must be read subject to the following qualifications and observations as to French law:

5.1although the Bpifrance Assurance Export Insurance Policy is stated on its face to be a police d'assurance (insurance policy), the conditions générales with respect thereto state that, with certain exceptions, the provisions of the French Insurance Code (Code des assurances) do not apply to such Bpifrance Assurance Export Insurance Policy and that it is instead subject to general contract law (le droit commun des contrats). Consequently, we express no opinion as to whether it constitutes "insurance" in accordance with the French Insurance Code. However, we reiterate our opinion in paragraph 2.6 as to the legal, valid, binding and enforceable effect of the Bpifrance Assurance Export Insurance Policy;

5.2the exercise of rights under the Bpifrance Assurance Export Insurance Policy is subject to satisfaction of all relevant conditions of effectiveness under the terms thereof and to compliance by the beneficiary with such rights of its own obligations as set forth in such Bpifrance Assurance Export Insurance Policy, and failure to comply with such obligations may entitle the French State in certain circumstances to be released from its obligation to indemnify for the losses covered therein vis-à-vis such beneficiary;

5.3the Background Documents are not conclusive about the status of Bpifrance Assurance Export. For example, the Registre du Commerce et des Sociétés (Registry of Commerce and Companies) is reliant on third parties to provide them with information; and there will be a time-lag between the occurrence of an event (such as insolvency) and its notification to, and subsequent appearance at, the Registry of Commerce and Companies. Additionally, the Registry of Commerce and Companies does not exhaustively record all material events which may affect a company (however, this would not affect the status of the French State as the entity responsible for the cover provided under the Bpifrance Assurance Export Insurance Policy);

5.4the enforcement of the Bpifrance Assurance Export Insurance Policy may be limited by applicable bankruptcy, insolvency, or similar arrangements, or by moratorium or other laws relating to or affecting the enforcement of creditors' rights generally insofar as it is issued by Bpifrance Assurance Export; however, we point out in this respect that Bpifrance Assurance Export is in this instance acting on behalf, in the name and under the control of the French State and that:

(a)pursuant to Article L. 432-4 of the French Insurance Code, Bpifrance Assurance Export acting on behalf, in the name and under the control of the French State establishes a separate and distinct accounting for transactions which it concludes with the guarantee of the French State; and

(b)in accordance with Articles L. 432-1 and L. 432-2 of the French Insurance Code, the Bpifrance Assurance Export Insurance Policy constitutes direct obligations of the French State;

5.5a French court has the power under article 1343-5 of the French Civil Code (Code civil) to postpone or spread over time the payment of the sums due for a period not in excess of two years, taking into account the situation of the debtor and the needs of the creditor. In such case, the court may also provide separately that any payments which are postponed will bear interest at a reduced rate (but not less than the legal minimum rate), or that payments will initially be allocated to principal rather than interest. The court may require as a condition to such decision that the debtor accomplish certain acts in order to facilitate or guarantee the payment of the debt. A decision of a court made pursuant to article 1343-5 of the French Civil Code (Code civil) suspends any procedures for enforcement which have been commenced by the creditor, and any default interest or penalties incurred due to late payments cease to be due during the period fixed by the court. Any contractual stipulation to the contrary will not be effective. Article 1343-5 of the French Civil Code (Code civil) is a rule of general application and therefore will probably apply to Bpifrance Assurance Export, as a private company, since there is no specific exception provided by law or decision of the French courts in relation to article 1343-5 of the French Civil Code (Code civil). However, the position of the French State, as the direct obligor in respect of the Bpifrance Assurance Export Insurance Policy, would in our view not qualify for rescheduling of the debts;

5.6the enforcement under French law or before a French court of provisions of any of the Operative Documents concerning damages and indemnification could be limited by application of all or part of the provisions of articles 1231 et seq. of the French Civil Code (Code civil) pertaining to damages and indemnification in contractual matters (in particular, but without limitation, article 1231-5 of the French Civil Code (Code civil), under which,

11

where an agreement provides for liquidated damages or a penalty or an increase in the interest rate of a loan arising as a result of a breach of contract, the court may limit the amount of payments due under the relevant provision if it considers it clearly insufficient or excessive in regards to the actual loss suffered by the party not in breach or, where an obligation is performed in part, may reduce such amount in proportion to the benefit which such partial performance conferred on the beneficiary of the obligation);

5.7French courts may, if requested, render a judgement in the foreign currency in which a debt is expressed if such debt arises under an international contract or a foreign judgement. However, if a judgement awarded by a French court were to be expressed in Euro, it would normally be expressed by reference to the exchange value of the relevant amount of the said foreign currency at the rate of exchange prevailing on the date of the judgement or, if the court so decides at the claimant's request, at the actual date of payment;

5.8in the event of any proceedings being brought in a French court in respect of a monetary obligation expressed to be payable in a currency other than euros, a French court would probably give judgement expressed as an order to pay, not such currency, but its euro equivalent at the time of payment or enforcement of judgement. With respect to a bankruptcy, insolvency, liquidation, moratorium, reorganisation, reconstruction or similar proceedings, French law may require that all claims or debts be converted into euros at an exchange rate determined by the court at a date related thereto, such as the date of commencement of a winding-up;

5.9a determination or certificate as to any matter provided for in the Bpifrance Assurance Export Insurance Policy might be held by a French court not to be final, conclusive or binding, if such determination or certificate could be shown to have an unreasonable, incorrect or arbitrary basis or not to have been given or made in good faith;

5.10claims may become barred by effluxion of time or may be or become subject to defence of set-off or counterclaim;

5.11a French court may stay proceedings if concurrent proceedings are being brought elsewhere;

5.12to the extent that this legal opinion addresses French legal concepts in the English language and not in their original French terms, such translations may not comprehensively cover the meaning of such legal concepts under French law. This opinion may, therefore, only be relied upon under the express condition that any issues of interpretation arising thereunder will be governed by French law and be brought before a French court;

5.13other than as set out in paragraph 2.17, we do not express any opinion as to any taxation matters;

5.14our opinion as to the enforceability of the Bpifrance Assurance Export Insurance Policy relates only to its enforceability under French law in circumstances where the competent French court has and accepts jurisdiction; the term "enforceable" refers to the legal character of the obligations assumed by the parties under such Bpifrance Assurance Export Insurance Policy, i.e. that it is of a character which French law generally enforces or recognises; furthermore, and with respect to the Bpifrance Assurance Export Insurance Policy which is expressed to be governed by French law, pursuant to the French Civil Code (Code civil), the reliance on or the enforcement of contractual terms and conditions may under certain circumstances be contrary to an overriding principle of good faith or to the principle that rights must not be exercised unreasonably (principle of abus de droit) ; and this opinion is based upon the laws, and published judicial and administrative decisions as of the date hereof, which are subject to any amendment, repeal or other modification of the applicable laws or judicial or administrative decisions hereafter enacted or rendered, and

5.15the law which governs a contract and any connected non-contractual obligations is not determinative of all issues which arise in connection with that contract. For instance:

(a)the law in force where an asset is located may be applicable to issues of ownership of, or security granted over, such asset;

(b)rules which are mandatory (which includes public policy rules) in a jurisdiction which is connected with the contract or in the jurisdiction where the issue is decided may be applied regardless of the provisions of the contract; and

12

(c)in insolvency proceedings, the law governing those proceedings may override the law governing the contract;

5.16There are circumstances in which the French courts may, or must, decline jurisdiction or stay proceedings. Additionally, it may not be possible to commence proceedings because of an inability to comply with service of process requirements. These problems are less likely to occur where the parties to an agreement (regardless of the domicile of such parties) have expressly agreed that the French courts will have jurisdiction to settle any disputes which have arisen or which may arise in connection with a particular legal relationship, subject to and in accordance with the provisions of the Brussels I Regulation (Recast).

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Exhibit B-4

CLIFFORD CHANCE US LLP
31 WEST 52ND STREET
NEW YORK, NY 10019-6131
TEL +1 212 878 8000
FAX +1 212 878 8375
www.cliffordchance.com

Citibank Europe plc, UK Branch ("the "Facility Agent")
Citigroup Centre Canada Square London E14 5LB United Kingdom

Caisse Française de Financement Local ("CAFFIL")
112-114 avenue Emile Zola 75015 Paris, France

For the benefit of the Facility Agent, CAFFIL and the other banks and financial institutions listed in the Appendix hereto (collectively "Lenders" and singly "Lender"

[], [ ]

Re: Application of U.S. Withholding Tax to Royal Caribbean Cruises Ltd. Payments

Dear Sirs:
You have asked whether U.S. withholding tax will be imposed on payments made by the U.S. branch of Royal Caribbean Cruises Ltd. ("RCCL"), a corporation organized under the laws of Liberia, to any of the Lenders, under the Hull No. N34 Credit Agreement dated [] 2023 as novated, amended and restated on the Actual Delivery Date (as defined in the Amended Credit Agreement (as defined below)) pursuant to a novation agreement dated [] (as supplemented, amended and restated from time to time (together the "Amended Credit Agreement") between, amongst others, RCCL as Borrower, the Lenders, Citibank, N.A., London Branch as Global Coordinator and Banco Santander, S.A, CaixaBank, Citibank Europe plc, HSBC Continental Europe, J.P. Morgan SE, SMBC Bank EU AG and Société Générale as Mandated Lead Arrangers.
Under the Amended Credit Agreement, the Lenders would severally lend money to RCCL to help fund the purchase of Hull No. N34 at Chantiers de l'Atlantique S.A.
The loan advanced under the Amended Credit Agreement will accrue interest at either a fixed rate or a floating rate in accordance with the provisions set forth in the Amended Credit Agreement.

24008321708-v2    US-5001-New

CLIFFORD CHANCE US LLP

In connection with rendering this opinion we have reviewed the Amended Credit Agreement and such other documents as we have deemed necessary or appropriate for purposes of rendering this opinion. We have assumed, with your consent, that: (i) all documents reviewed by us are original documents, or true and accurate copies of original documents, and have not been subsequently amended; (ii) the signatures on each original document are genuine; (iii) all representations and statements as to matters of fact set forth in such documents are true and correct; (iv) all obligations imposed by any such documents on the parties thereto have been or will be performed or satisfied in accordance with their terms; and (v) there are no documents relevant to this opinion to which we have not been given access.

As used in this opinion letter, references to a Lender do not include any successor or assign of such Lender. We have assumed, with your consent, that each Lender that is a non-U.S. person will be claiming the benefits of an income tax treaty between the United States and the jurisdiction associated with its name in the Appendix hereto (each a "Treaty Lender"). We have also assumed, with your consent, that in relation to each Treaty Lender:

(i)the relevant Treaty Lender is and will continue to be eligible to claim benefits as a resident of the jurisdiction in which it was formed under the income tax treaty between the United States and such jurisdiction currently in force (each a "Treaty");
(ii)the relevant Treaty Lender will not receive payments under the Amended Credit Agreement that are attributable, for purposes of the Treaty, to a permanent establishment of the relevant Treaty Lender in the United States;

(iii)the relevant Treaty Lender has not made and will not make an election, or otherwise take steps, to be treated as other than a corporation for United States federal income tax purposes;
(iv)the relevant Treaty Lender has provided RCCL or its agent with a properly completed Internal Revenue Service ("IRS") Form W-8BEN or W-8BEN-E, as appropriate, accurately representing that the relevant Treaty Lender is eligible to claim benefits under a Treaty for all payments under the Amended Credit Agreement;
(v)if the relevant Treaty Lender is receiving payments on behalf of a different party that is the beneficial owner of such payments, it has provided RCCL with a properly completed IRS Form W-8IMY to which it attached its own IRS Form W-8BEN or W-8BEN-E, as appropriate, and a properly completed IRS Form from each other beneficial owner accurately representing that such beneficial owner is entitled to receive all payments under the Amended Credit Agreement free and clear of U.S. withholding;
(vi)the relevant Treaty Lender will be eligible to receive payments free of withholding under the provisions of Sections 1471 through 1474 of the U.S. Internal Revenue Code ("FATCA") and will provide RCCL or its agent with such properly completed IRS forms, certifications and other items as may be required to establish such Lender's exemption from withholding under FATCA; and

(vii)all of the foregoing will, in relation to the relevant Treaty Lender, continue to be accurate and correct.

US-5001-New

CLIFFORD CHANCE US LLP

Conclusion

We are members of the Bar of the State of New York. This opinion is limited to the U.S. federal withholding tax treatment of payments by RCCL under the Amended Credit Agreement and does not address any other tax or legal consequences of the transactions contemplated in the Amended Credit Agreement. This opinion is rendered solely to the Facility Agent for the benefit of itself and the other Lenders listed in the Appendix hereto and may not be relied upon by any other person, other than the Facility Agent's and those other Lenders' respective legal advisors. Our opinion is based on existing authorities as of the date hereof and may change as a result of subsequent legislation, regulations, administrative pronouncements, court opinions or other legal developments, possibly with retroactive effect. We do not undertake to update this opinion based on any such developments unless specifically engaged by the Facility Agent on behalf of itself or any other Lender to do so. Our opinion is not binding on the IRS, and no assurance can be given that the conclusions expressed herein will not be challenged by the IRS or will be sustained by a court.
Based on the assumptions and limitations set forth above, we are of the view that there will be no
U.S. federal withholding tax imposed on payments by RCCL under the Amended Credit Agreement to any Treaty Lender. Payments to non-U.S. persons that are not considered to be U.S. source income for U.S. federal income tax purposes, generally are not subject to U.S. withholding tax. Payments by RCCL under the Amended Credit Agreement to any Treaty Lender, to the extent they are U.S. source income, will be exempt from U.S. withholding tax either under the Interest, Business Profits or Other Income Articles of the relevant Treaty. Should any of the said assumptions set forth above with respect to a Lender be invalid or cease to be valid in relation to a Lender, that Lender shall not be entitled to rely upon this opinion.

Our conclusions are expressions of our professional judgment with respect to U.S. federal income tax law and do not provide any guarantee as to the actual outcome of any U.S. federal income tax controversy.

Sincerely,

US-5001-New

CLIFFORD CHANCE US LLP

APPENDIX

Lender	Address of Record	Booking Office	Residence for Treaty Purposes
Citibank N.A., London Branch	Citigroup Centre Canada Square London E14 5LB	London	N/A
Banco Santander, S.A.	Avda. Cantabria s/n 28660 Boadilla del Monte SPAIN	Spain	Spain
CaixaBank	Syndicated Loans Department Sabino Arana 54, 1 Floor 08028 Barcelona SPAIN	Spain	Spain
Citibank Europe plc	1 North Wall Quay Dublin 1 D01T8Y1 Ireland	Dublin	Ireland
HSBC Continental Europe	103 avenue des Champs Elysées 75008 Paris, France	Paris	France
J.P. Morgan SE	Taunustor 1, 60310 Frankfurt am Main Germany	Frankfurt	Germany
SFIL	112-114 avenue Emile Zola 75015 Paris, France	Paris	France
SMBC Bank EU AG	Main Tower, Neue Mainzer Str. 52-58 60311 Frankfurt am Main, Germany	Frankfurt	Germany
Société Générale	29 Boulevard Haussmann 75009 Paris, France	Paris	France

US-5001-New

EXHIBIT C

FORM OF LENDER ASSIGNMENT AGREEMENT

To:    Royal Caribbean Cruises Ltd.

To:    Citibank Europe plc, UK Branch as Facility Agent (as defined below)

ROYAL CARIBBEAN CRUISES LTD.

Gentlemen and Ladies:

We refer to clause b of Section 11.11.1 of the Hull No. N34 Credit Agreement, dated as of [] 2023 as novated, amended and restated on [], 20[] (together with all amendments and other modifications, if any, from time to time thereafter made thereto, the “Agreement”) among Royal Caribbean Cruises Ltd. (the “Borrower”), the various other financial institutions from time to time party thereto as Lenders, Citibank Europe plc, UK Branch as facility agent (in such capacity, the “Facility Agent”), Citibank N.A., London Branch as global coordinator, [●] as ECA agent, Citicorp Trustee Company Limited as security trustee, Citibank Europe plc, HSBC Continental Europe, [], [], [] and [] as mandated lead arrangers. Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Agreement.

This agreement is delivered to you pursuant to clause b of Section 11.11.1 of the Agreement and also constitutes notice to each of you, pursuant to clause a of Section
11.11.1of the Agreement, of the assignment and transfer by way of novation to
     (the “Assignee”) of an amount of the Loan/Commitment of    (the “Assignor”) outstanding under the Agreement on the date hereof. After giving effect to the foregoing assignment and transfer, the amounts of the Assignor’s and the Assignee’s respective shares of the Loan/Commitments for the purposes of the Agreement are set forth opposite such Person’s name on the signature pages hereof.

The Assignee hereby acknowledges and confirms that it has received a copy of the Agreement and the exhibits related thereto, together with copies of any documents which have been required to be delivered under the Agreement as a condition to the making of the Loan thereunder. The Assignee further confirms and agrees that in becoming a Lender and in making its contribution to the Loan under the Agreement, such actions have and will be made without recourse to, or representation or warranty by the Facility Agent.

Except as otherwise provided in the Agreement, effective as of the date of acceptance hereof by the Borrower and the Facility Agent:

(a)the Assignee

(i)shall be deemed automatically to have become a party to the Agreement, have all the rights and obligations of a “Lender” under the Agreement and the other Loan Documents as if it were an original signatory thereto to the extent specified in the second paragraph hereof;

1

Loan/Commitment:    US$

By:
Title:

Percentage    [ASSIGNEE]

Loan/Commitment:    US$

By:
Title:

Accepted and Acknowledged this
     day of    ,    .

Royal Caribbean Cruises Ltd.

By:
Title:

Citibank Europe plc, UK Branch as Facility Agent

By:
Title:

3

(ii)agrees to be bound by the terms and conditions set forth in the Agreement and the other Documents as if it were an original signatory thereto; and

(b)the Assignor shall be released from its obligations under the Agreement and the other Documents to the extent of the relevant percentage of the Loan/Commitment specified in the second paragraph hereof.

The Assignor and the Assignee hereby agree that the [Assignor] [Assignee] will pay to the Facility Agent the processing fee and expenses referred to in [Section 11.11.1] of the Agreement upon delivery hereof.

The Assignee hereby advises each of you of the following administrative details with respect to the assigned Loan/Commitment and requests the Borrower to acknowledge receipt of this document:

(A)Address for Notices: Institution Name:
Attention:
Domestic Office:
Telephone:
Facsimile:
Telex (Answerback):
Lending Office:
Telephone: Facsimile:
Telex (Answerback):

(B)Payment Instructions:

The Assignee agrees to furnish the tax form required by the last paragraph of Section
4.6 (if so required) of the Agreement no later than the date of acceptance hereof by the Borrower and the Facility Agent.

The Assignee confirms that it is eligible to benefit from the CIRR stabilization.

This Agreement may be executed by the Assignor and Assignee in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law

Adjusted Percentage    [ASSIGNOR]

2

EXHIBIT D

FORM OF CERTIFICATE OF FRENCH CONTENT

To:    Citibank Europe plc, UK branch as Facility Agent

Hull No. N34 (the Vessel)

We refer to the building contract dated 27 September 2016 (as amended) and the credit agreement dated [] 2023 (as novated by the novation agreement dated [] 2023) in respect of the Vessel. In connection with the said building contract and credit agreement we hereby certify that with regard to the Euro amount of the non-yard costs to be financed, namely €[], the French content in respect of such non-yard costs is a minimum of 10%.

Dated: []

For and on behalf of
Royal Caribbean Cruises Ltd.

By: ………………………………….

1

Exhibit E-1

DELIVERY NON-YARD COSTS CERTIFICATE

To:    Citibank Europe plc, UK Branch    Date: []
as Facility Agent

Hull No. N34 at Chantiers de l’Atlantique S.A. (the “Vessel”)

We Royal Caribbean Cruises Ltd., a Liberian corporation registered with the Ministry of Foreign Affairs of the Republic of Liberia under number C-38863, whose registered office is at 80 Broad Street, Monrovia, Republic of Liberia, and whose principal office is at 1050 Caribbean Way, Miami, Florida 33132, United States of America (“RCCL”), refer to the facility agreement dated [] 2023 (as novated, amended and restated on the Actual Delivery Date pursuant to a novation agreement dated [] 2023) entered into between RCCL, as borrower, Citibank N.A., London Branch as global coordinator, [●] as ECA agent, Citibank Europe plc, UK Branch as Facility Agent, the mandated lead arrangers referred to therein and the banks and financial institutions referred to therein as lenders, regarding the Vessel (the “Facility Agreement”).

Words and expressions defined in the Facility Agreement shall have the same meanings when used in this Delivery Non-Yard Costs Certificate unless the context otherwise requires.

This is the Delivery Non-Yard Costs Certificate referred to in the Facility Agreement. We hereby confirm on the date hereof that:
1we have paid an amount equal to EUR [] to the relevant suppliers of equipment and/or services relating to the Non-Yard Costs;

2an amount of EUR [] remains payable to the relevant suppliers of equipment and/or services relating to the Non-Yard Costs;

3the aggregate of the amounts in paragraphs 1 and 2 above is not more than the Maximum Non- Yard Costs Amount; and

4the equipment and/or services relating to the Non-Yard Costs paid by us prior to the Actual Delivery Date and referred to in paragraph 1 above to the relevant suppliers have been properly supplied, installed and completed on the Vessel, as applicable and, in addition and to the best of our knowledge, [] per cent. ([]%) of the equipment and/or services relating to the Non-Yard Costs have been supplied, installed and completed on the Vessel and accordingly in excess of eighty per cent. (80%) of the equipment and/or services relating to the Non-Yard Costs have been supplied, installed and completed on the Vessel.

    _    _
ROYAL CARIBBEAN CRUISES LTD.
Name:
Position:

Chantiers de l’Atlantique S.A. hereby acknowledges the contents of paragraph 4 of this Certificate by countersignature:

_    _
CHANTIERS DE L’ATLANTIQUE S.A.
Name: Position:

2

Exhibit E-2

1

FINAL NON-YARD COSTS CERTIFICATE

Date: []

To:    Citibank Europe plc, UK Branch as Facility Agent

Hull No. N34 at Chantiers de l’Atlantique S.A. (the “Vessel”)

We Royal Caribbean Cruises Ltd., a Liberian corporation registered with the Ministry of Foreign Affairs of the Republic of Liberia under number C-38863, whose registered office is at 80 Broad Street, Monrovia, Republic of Liberia, and whose principal office is at 1050 Caribbean Way, Miami, Florida 33132, United States of America (“RCCL”), refer to the facility agreement dated [] 2023 (as novated, amended and restated on the Actual Delivery Date pursuant to a novation agreement dated [] 2023) entered into between RCCL, as borrower, Citibank N.A., London Branch as global coordinator, [●] as ECA agent, Citibank Europe plc, UK Branch as Facility Agent, the mandated lead arrangers referred to therein and the banks and financial institutions referred to therein as lenders, regarding the Vessel (the “Facility Agreement”).

Words and expressions defined in the Facility Agreement shall have the same meanings when used in this Final Non-Yard Costs Certificate unless the context otherwise requires.

This is the Final Non-Yard Costs Certificate referred to in the Facility Agreement. We hereby confirm on the date hereof that:
1we have paid EUR [] to the relevant suppliers of equipment and/or services relating to the Non-Yard Costs (representing an additional amount of EUR [] from the amount referred to in paragraph 1 of the Delivery Non-Yard Costs Certificate); and

2the equipment and/or services relating to the Non-Yard Costs paid by us as at the date hereof and referred to in paragraph 1 above to the relevant suppliers have been properly supplied, installed and completed on the Vessel, as applicable.

    _    _
ROYAL CARIBBEAN CRUISES LTD.
Name: Position:

1

Exhibit F
Silversea Indebtedness and Liens

SECTION 1    Existing Indebtedness of Silversea

(a)Indebtedness arising pursuant to that certain Bareboat Charterparty dated May 17, 2018 by and between Hai Xing 1702 Limited and Silversea New Build Eight Ltd., as such agreement may be amended from time to time; and

(b)Indebtedness secured by Liens of the type described in Section 2 of this Exhibit.

SECTION 2    Existing Liens of Silversea

(a)Liens on the vessel with Hull 6280 built or being built at Fincantieri S.p.A. and arising pursuant to that certain Bareboat Charterparty dated May 17, 2018 by and between Hai Xing 1702 Limited and Silversea New Build Eight Ltd., as such agreement may be amended from time to time (and any Lien on such vessel securing any refinancing of such bareboat charterparty); and

(b)Liens securing Indebtedness of the type described in Section 1 of this Exhibit.

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Exhibit G

FIRST PRIORITY GUARANTEE

dated as of [•], [Year] between

CELEBRITY CRUISE LINES INC., as the Guarantor, and
CITIBANK EUROPE PLC, UK BRANCH, as the Agent

ARTICLE I
age

DEFINITIONS
Section 1.01. Agreement Definitions.    1
Section 1.02. Other Defined Terms.    1
Section 1.03. Terms Generally.    2
ARTICLE II
GUARANTEE
Section 2.01. Guarantee.    2
Section 2.02. Guarantee of Payment.    2
Section 2.03. No Limitations.    3
Section 2.04. Reinstatement.    4
Section 2.05. Agreement To Pay; Subrogation.    4
Section 2.06. Information.    4
Section 2.07. Limitation on Obligations Guaranteed.    5
ARTICLE III
INDEMNITY, SUBROGATION AND SUBORDINATION
Section 3.01. Indemnity, Subrogation and Subordination.    5
ARTICLE IV
MISCELLANEOUS
Section 4.01. Notices.    5
Section 4.02. Waivers; Amendment.    6
Section 4.03. Agent’s Fees and Expenses; Indemnification.    6
Section 4.04. Successors and Assigns.    6
Section 4.05. Representations and Warranties.    6
Section 4.06. Counterparts; Effectiveness; Several Agreement.    7
Section 4.07. Severability.    7
Section 4.08. Governing Law; Jurisdiction; Consent to Service of Process.    7
Section 4.09. Obligations Absolute.    8
Section 4.10. Termination or Release.    9
Section 4.11. Recourse; Limited Obligations.    9
Section 4.12. Judgment    9

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This FIRST PRIORITY GUARANTEE (this “Guarantee”), dated as of [•], [year], is made by CELEBRITY CRUISE LINES INC., a company organized under the laws of the Cayman Islands, in favor of CITIBANK EUROPE PLC, UK BRANCH, in its capacity as facility agent under the Agreement (as defined below) (the “Agent”), for the benefit of the Agents and the Lenders (as defined in the Agreement).

WHEREAS, reference is made to the “[]” (EX HULL NO. N34) CREDIT AGREEMENT, dated as of [] 2023, as novated, amended and restated pursuant to a novation agreement dated [] 2023(as amended, restated, amended and restated, supplemented and/or otherwise modified from time to time, the “Agreement”), among Royal Caribbean Cruises Ltd., a Liberian corporation (the “Borrower”), the Agent and the other parties thereto.

WHEREAS, the Guarantor is a wholly-owned subsidiary of the Borrower and derives substantial direct and indirect benefits from the Agreement and is willing to execute and deliver this Guarantee.

NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01.    Agreement Definitions.

Capitalized terms used in this Guarantee, including the preamble and introductory paragraphs hereto, and not otherwise defined herein have the meanings specified in the Agreement.

Section 1.02.    Other Defined Terms.

As used in this Guarantee, in addition to the terms defined in the preliminary statements above, the following terms have the meanings specified below:

“Article” means a numbered article of this Guarantee, unless another document is specifically referenced.

“Date of Full Satisfaction” means the date of payment and performance in full of the Guaranteed Obligations and the termination of the Agreement.

“Guaranteed Obligations” means the Obligations of the Borrower, including without limitation, interest and other amounts that would accrue but for the commencement of bankruptcy, reorganization or insolvency proceedings (or other similar proceedings), whether or not allowed in such proceedings.

“Other Guarantor” means any guarantor of the Guaranteed Obligations (other than the Guarantor).
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“Section” means a numbered section of this Guarantee, unless another document is specifically referenced.

“UFCA” has the meaning assigned to such term in Section 2.07. “UFTA” has the meaning assigned to such term in Section 2.07. Section 1.03. Terms Generally.
The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise
(a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Guarantee in its entirety and not to any particular provision hereof, (c) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Guarantee, (d) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and
(e)the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

ARTICLE II

GUARANTEE

Section 2.01.    Guarantee.

The Guarantor irrevocably, absolutely and unconditionally guarantees, as a primary obligor and not merely as a surety, the due and punctual payment and performance of the Guaranteed Obligations, whether such Guaranteed Obligations are now existing or hereafter incurred, and whether at maturity, by acceleration, after notice of prepayment, early termination or otherwise. The Guarantor further agrees that the Guaranteed Obligations may be extended, increased or renewed, amended or modified, in whole or in part, without notice to, or further assent from, the Guarantor and that the Guarantor will remain bound upon its guarantee hereunder notwithstanding any such extension, increase, renewal, amendment or modification of any Guaranteed Obligation. To the fullest extent permitted by applicable law, the Guarantor (a) waives promptness, diligence, presentment to, demand of payment from, and protest to, the Guarantor or the Borrower of any of the Guaranteed Obligations, and (b) also waives notice of acceptance of its guarantee and notice of protest for nonpayment.

Section 2.02.    Guarantee of Payment.

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The Guarantor further agrees, to the fullest extent permitted by applicable law, that its guarantee hereunder constitutes a guarantee of payment when due (whether or not any bankruptcy or similar proceeding shall have stayed the accrual of collection of any of the Guaranteed Obligations or operated as a discharge thereof) and not of collection, and waives any right to require that any resort be had by the Agent or any other Person to any balance of any deposit account or credit on the books of the Agent or any other Person in favor of any Other Guarantor or any other Person or any collateral security or other credit support. The obligations of the Guarantor hereunder are independent of the obligations of any Other Guarantor or the Borrower, and a separate action or actions may be brought and prosecuted against the Guarantor whether or not action is brought against any Other Guarantor or the Borrower and whether or not any Other Guarantor or the Borrower is joined in any such action or actions. Any payment required to be made by the Guarantor hereunder may be required by the Agent on any number of occasions.

Section 2.03.    No Limitations.

(a)Except for termination or release of the Guarantor’s obligations hereunder as expressly provided in Section 4.10 (but without prejudice to Section 2.04), to the fullest extent permitted by applicable law, the obligations of the Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of any of the Guaranteed Obligations, any impossibility in the performance of any of the Guaranteed Obligations, or otherwise. Without limiting the generality of the foregoing, to the fullest extent permitted by applicable law and except for termination or release of the Guarantor’s obligations hereunder in accordance with the terms of Section 4.10 (but without prejudice to Section 2.04), the obligations of the Guarantor hereunder shall not be discharged impaired or otherwise affected by (i) the failure of the Agent or any other Person to assert any claim or demand or to enforce any right or remedy under the provisions of any Loan Document or otherwise; (ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, any Guaranteed Obligation, any Loan Document or any other agreement or non-perfection or release of collateral; (iii) any default, failure or delay, willful or otherwise, in the performance of the Guaranteed Obligations; (iv) any change in the corporate existence, structure or ownership of the Borrower or any Other Guarantor, the lack of legal existence of the Borrower or any Other Guarantor or legal obligation to discharge any of the Guaranteed Obligations by the Borrower or any Other Guarantor for any reason whatsoever, including, without limitation, in any insolvency, bankruptcy or reorganization of the Borrower or any Other Guarantor; (v) the existence of any claim, set-off or other rights that the Guarantor may have at any time against the Borrower, the Agent or any other Person, whether in connection with the Agreement, the other Loan Documents or any unrelated transaction; (vi) this Guarantee having been determined (on whatsoever grounds) to be invalid, non-binding or unenforceable against any Other Guarantor ab initio or at any time after the date hereof; or (vii) any other circumstance (including statute of limitations), any act or omission that may or might in any manner or to any extent vary the risk of the Guarantor or otherwise operate as a defense to, or discharge of, the Borrower, the Guarantor or any Other Guarantor or any other surety as a matter of law or equity (in each case, other than the occurrence of the Date of Full Satisfaction). Anything contained in this Guarantee to the contrary notwithstanding, the obligations of the Guarantor under this

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Guarantee shall be limited to an aggregate amount equal to the largest amount that would not render its obligations under this Guarantee subject to avoidance as a fraudulent transfer or conveyance under Section 548 of the Bankruptcy Code of the United States or any comparable provisions of any similar federal, state or foreign law.

(b)To the fullest extent permitted by applicable law and except for termination or release of the Guarantor’s obligations hereunder in accordance with the terms of Section 4.10 (but without prejudice to Section 2.04), the Guarantor waives any defense based on or arising out of any defense of the Borrower or any Other Guarantor or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower or any Other Guarantor, other than the occurrence of the Date of Full Satisfaction. To the fullest extent permitted by applicable law, the Guarantor waives any and all suretyship defenses.

(c)The Guarantor acknowledges that it will receive indirect benefits from the arrangements contemplated by the Loan Documents and that the waivers set forth in this Guarantee are knowingly made in contemplation of such benefits.

Section 2.04.    Reinstatement.

Notwithstanding anything to contrary contained in this Guarantee, the Guarantor agrees that (a) its guarantee hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Guaranteed Obligation is rescinded or must otherwise be restored by the Agent or any other Person upon the bankruptcy, insolvency or reorganization (or any analogous proceeding in any jurisdiction) of the Borrower or otherwise and
(b)the provisions of this Section 2.04 shall survive the termination of this Guarantee.

Section 2.05.    Agreement To Pay; Subrogation.

In furtherance of the foregoing and not in limitation of any other right that the Agent or any other Person has at law or in equity against the Guarantor by virtue hereof, upon the failure of the Borrower to pay any Guaranteed Obligation when and as the same shall become due (after giving effect to any applicable grace periods), whether at maturity, by acceleration, after notice of prepayment or otherwise, the Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Agent for distribution to the applicable beneficiaries in cash the amount of such unpaid Guaranteed Obligation. Upon payment by the Guarantor of any sums to the Agent as provided above, all rights of the Guarantor against the Borrower arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subject to Section 3.01.

Section 2.06.    Information.

The Guarantor assumes all responsibility for being and keeping itself informed of the Borrower’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that the Guarantor assumes and incurs hereunder, and agrees that none of the Agent or any other Person

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will have any duty to advise the Guarantor of information known to it or any of them regarding such circumstances or risks.

Section 2.07.    Limitation on Obligations Guaranteed.

(a)Notwithstanding any other provision hereof, the right of recovery against the Guarantor under Article II hereof shall be limited to the maximum amount that can be guaranteed by the Guarantor without rendering the Guarantor’s obligations under Article II hereof void or voidable under applicable law, including, without limitation, the Uniform Fraudulent Conveyance Act (“UFCA”), Uniform Fraudulent Transfer Act (“UFTA”) or any similar foreign, federal or state law, in each case after giving full effect to the liability under such guarantee set forth in Article II hereof and its related contribution rights but before taking into account any liabilities under any other guarantee by the Guarantor. For purposes of the foregoing, all guarantees of the Guarantor other than the guarantee under Article II hereof will be deemed to be enforceable and payable after the guaranty under Article II hereof. To the fullest extent permitted by applicable law, this Section
2.07 shall be for the benefit solely of creditors and representatives of creditors of the Guarantor and not for the benefit of the Guarantor or the holders of any Equity Interest in the Guarantor.

(b)The Guarantor agrees that Obligations may at any time and from time to time be incurred or permitted in an amount exceeding the maximum liability of the Guarantor under Section 2.07(a) without impairing the guarantee contained in this Article II or affecting the rights and remedies of the Agent or any other Person hereunder.

ARTICLE III

INDEMNITY, SUBROGATION AND SUBORDINATION

Section 3.01.    Indemnity, Subrogation and Subordination.

Upon payment by the Guarantor of any Guaranteed Obligations, all rights of the Guarantor against the Borrower arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise (whether at law or in equity) shall in all respects be subordinate and junior in right of payment to the prior payment in full of the Obligations until the Date of Full Satisfaction. If any amount shall erroneously be paid to the Borrower or the Guarantor on account of (a) such subrogation, contribution, reimbursement, indemnity or similar right or (b) any such indebtedness of the Borrower, such amount shall be held in trust for the benefit of the Agent and shall promptly be paid to the Agent to be credited against the payment of the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms of the Agreement and the other Loan Documents. No failure on the part of the Borrower to make the payments required by this Section 3.01 (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of the Guarantor with respect to its obligations under this Guarantee, and the Guarantor shall remain liable for the full amount of the obligations of the Guarantor hereunder.

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ARTICLE IV

MISCELLANEOUS

Section 4.01.    Notices.

All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 11.2 of the Agreement. All communications and notice hereunder to the Guarantor shall be given in care of the Borrower.

Section 4.02.    Waivers; Amendment.

(a)No failure by the Agent or any other Person to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver hereof or thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law. No waiver of any provision of this Guarantee or consent to any departure by the Guarantor therefrom shall in any event be effective unless the same shall be permitted by Section 4.02(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

(b)Neither this Guarantee nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Agent and the Guarantor, subject to any consent required in accordance with Section 11.1 of the Agreement.

Section 4.03.    Agent’s Fees and Expenses; Indemnification.

(a)The Guarantor agrees to reimburse the Agent for its reasonable and documented out-of-pocket fees and expenses incurred hereunder in accordance with Section 11.3 of the Agreement; provided that each reference therein to “the Borrower” shall be deemed to be a reference to “the Guarantor.”

(b)The Guarantor shall indemnify the Indemnified Parties as set forth in Section 11.4 of the Agreement.

Section 4.04.    Successors and Assigns.

Whenever in this Guarantee any of the parties hereto is referred to, such reference shall be deemed to include the successors and permitted assigns of such party; and all covenants, promises and agreements by or on behalf of the Guarantor, the Agent or any other Person that are contained in this Guarantee shall bind and inure to the benefit of their respective successors and permitted assigns. Except as provided in Section 11.10 of the Agreement, no party hereto may assign any of its rights or obligations hereunder.

Section 4.05.    Representations and Warranties.

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All representations and warranties made hereunder shall survive the execution and delivery hereof. Such representations and warranties have been or will be relied upon by the Agent, regardless of any investigation made by the Agent or on its behalf, and shall continue in full force and effect until this Guarantee is terminated as provided in Section 4.10 hereof, or with respect to the Guarantor, until the Guarantor is otherwise released from its obligations under this Guarantee in accordance with the terms hereof.

Section 4.06.    Counterparts; Effectiveness; Several Agreement.

This Guarantee may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Guarantee shall become effective on and from the Novation Effective Time when it shall have been executed by the Guarantor and the Agent and thereafter shall be binding upon and inure to the benefit of the Guarantor, the Agent and their respective successors and permitted assigns, subject to Section 4.04. Delivery of an executed counterpart of a signature page of this Guarantee by email or other electronic (including in “.pdf” or “.tif” format) means shall be effective as delivery of a manually executed counterpart of this Guarantee. The words “execute,” “execution,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Guarantee and the transactions contemplated hereby shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Agent pursuant to procedures approved by it.

Section 4.07.    Severability.

If any provision of this Guarantee is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Guarantee shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 4.08.    Governing Law; Jurisdiction; Consent to Service of Process.

(a)Governing Law. This Guarantee shall be construed in accordance with and governed by the law of the State of New York without regard to conflicts of laws principles thereof that would result in the application of the law of any other jurisdiction.

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(b)Jurisdiction. Each of the Guarantor and the Agent hereby irrevocably and unconditionally submits, for itself and its property, to the non-exclusive jurisdiction of any federal or state court located in the borough of Manhattan in the City of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Guarantee, or for recognition or enforcement of any judgment, and each of such parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such federal court. Each of such parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(c)Venue. Each of the Guarantor and the Agent hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Guarantee in any court referred to in Section 4.08(b). Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)Service of Process. Each of the Guarantor and the Agent irrevocably consents to service of process in the manner provided for notices in Section 11.14.4 of the Agreement to the extent permitted by applicable law. Nothing in this Guarantee or any other Loan Document will affect the right of any party to this Guarantee to serve process in any other manner permitted by law. As an alternative method of service, the Guarantor also irrevocably appoints the Borrower (the “Process Agent”) with an office on the date hereof at 1050 Caribbean Way, Miami, Florida 33132, United States of America, as its agent to receive on behalf of the Guarantor and its property service of copies of any process, summons, notice or document in any such action or proceeding. Such service may be made by mailing or delivering a copy of such process to the Guarantor in care of the Process Agent, and the Guarantor hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf. Nothing herein will affect the right of Agent to serve legal process in any other manner permitted by law or affect Agent’s right to bring any action or proceeding against the Guarantor or its property in the courts of other jurisdictions.

(e)WAIVER OF JURY TRIAL. EACH OF THE GUARANTOR AND THE AGENT HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTEE OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH OF THE GUARANTOR AND THE AGENT (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS GUARANTEE BY,

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AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 4.08(e).

Section 4.09.    Obligations Absolute.

To the fullest extent permitted by applicable law, all rights of the Agent hereunder and all obligations of the Guarantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Agreement, any other Loan Document, any agreement with respect to any of the Guaranteed Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to any departure from the Agreement, any other Loan Document or any other agreement or instrument, (c) any release or amendment or waiver of or consent under or departure from any guarantee guaranteeing all or any of the Guaranteed Obligations or (d) subject only to termination or release of the Guarantor’s obligations hereunder in accordance with the terms of Section 4.10, but without prejudice to reinstatement rights under Section 2.04, any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Guarantor in respect of the Guaranteed Obligations or this Guarantee.

Section 4.10.    Termination or Release.

(a)This Guarantee and the guarantees made herein shall remain in full force and effect until the earlier of (i) the Date of Full Satisfaction and (ii) the occurrence of a First Priority Release Event, at which time they shall automatically terminate with respect to all Guaranteed Obligations.

(b)In connection with any termination or release pursuant to clause (a) above, the Agent shall promptly execute and deliver to the Guarantor, at the Guarantor’s expense, all documents or other instruments that the Guarantor shall reasonably request to evidence such termination or release and shall perform such other actions reasonably requested by the Guarantor to effect such release, including return of certificates, securities and instruments. Any execution and delivery of documents pursuant to this Section 4.10 shall be without recourse to or warranty by the Agent.

Section 4.11.    Recourse; Limited Obligations.

This Guarantee is made with full recourse to the Guarantor and pursuant to and upon all the warranties, representations, covenants and agreements on the part of the Guarantor contained herein, in the Agreement and the other Loan Documents and otherwise in writing in connection herewith or therewith. It is the desire and intent of the Guarantor and the Agent that this Guarantee shall be enforced against the Guarantor to the fullest extent permissible under applicable law applied in each jurisdiction in which enforcement is sought.

Section 4.12. Judgment. If for the purposes of obtaining judgment in any court it is necessary to convert a sum payable hereunder (the “Guaranty Currency”) into another currency (the “Other Currency”), the Guarantor agrees that the rate of exchange used will be that at which, in accordance with normal banking procedures, the Agent could purchase the Guaranty Currency with the Other Currency on the business day preceding that on which final judgment is given. The

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obligation of the Guarantor in respect of any sum due hereunder will, notwithstanding any judgment in the Other Currency, be discharged only to the extent that, on the date the Guarantor makes payment to the Agent of any sum adjudged to be so due in the Other Currency, the Agent may, in accordance with normal banking procedures, purchase the Guaranty Currency with the Other Currency; if the amount of the Guaranty Currency so purchased is less than the sum originally due to the Agent in the Guaranty Currency, the Guarantor agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Agent against such loss, and if the amount of the Guaranty Currency so purchased exceeds the amount originally due to the Agent in the Guaranty Currency, the Agent agrees to remit to the Guarantor such excess.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the parties hereto have caused this Guarantee to be duly executed by their respective authorized officers as of the day and year first above written.

CELEBRITY CRUISE LINES INC.,
as the Guarantor

By:
Name: Title:

[SIGNATURE PAGE TO FIRST PRIORITY GUARANTEE]

CITIBANK EUROPE PLC, UK BRANCH,
as the Agent

By:
Name: Title:

[SIGNATURE PAGE TO FIRST PRIORITY GUARANTEE]

Exhibit H

Notwithstanding anything contained herein to the contrary, the obligations of the Guarantors (as defined herein) under this Guarantee shall not become due or be paid or payable by any Guarantor pursuant hereto, except to the extent permitted under each Subordination Agreement that has been or may be executed, among CITIBANK EUROPE PLC, UK BRANCH, RCL Cruise Holdings LLC, Torcatt Enterprises Limitada (as successor to Torcatt Enterprises S.A.), RCL Holdings Cooperatief U.A., RCL Cruises Ltd., and RCL Investments Ltd., RCI Holdings LLC, and the applicable agent or other representative in respect of obligations of Royal Caribbean Cruises Ltd., and each such Subordination Agreement is incorporated herein with the same effect as if fully set forth herein. For the avoidance of doubt, restrictions imposed by the aforementioned Subordination Agreement on the rights of the beneficiary hereof to enforce the obligations of the Guarantors under this Guarantee shall not affect the rights of the beneficiary to enforce the obligations of the Guarantors under this Guarantee on and following such time as the aforementioned Subordination Agreement permits and those rights shall be fully preserved.

SECOND PRIORITY GUARANTEE

dated as of [•], [year] between

THE GUARANTORS LISTED ON SCHEDULE I HERETO,

and

CITIBANK EUROPE PLC, UK BRANCH, as Agent

UK-#751082541-v1

ARTICLE I
Page

DEFINITIONS
Section 1.01. Agreement Definitions.    1
Section 1.02. Other Defined Terms.    1
Section 1.03. Terms Generally.    2
ARTICLE II
GUARANTEE
Section 2.01. Guarantee.    2
Section 2.02. Guarantee of Payment.    3
Section 2.03. No Limitations.    3
Section 2.04. Reinstatement.    4
Section 2.05. Agreement To Pay; Subrogation.    4
Section 2.06. Information.    5
Section 2.07. Limitation on Obligations Guaranteed.    5
ARTICLE III
INDEMNITY, SUBROGATION AND SUBORDINATION
Section 3.01. Indemnity, Subrogation and Subordination.    5
ARTICLE IV
MISCELLANEOUS
Section 4.01. Notices.    6
Section 4.02. Waivers; Amendment.    6
Section 4.03. Agent’s Fees and Expenses; Indemnification.    7
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UK-#751082541-v1

Section 4.04. Successors and Assigns.    7
Section 4.05. Representations and Warranties.    7
Section 4.06. Counterparts; Effectiveness; Several Agreement.    7
Section 4.07. Severability.    8
Section 4.08. Governing Law; Jurisdiction; Consent to Service of Process.    8
Section 4.09. Obligations Absolute.    9
Section 4.10. Termination or Release.    10
Section 4.11. Recourse; Limited Obligations.    10
Section 4.12. Judgment    10

ii

This SECOND PRIORITY GUARANTEE (this “Guarantee”), dated as of [•], [year], is made by the Guarantors set forth on Schedule I hereto (the “Guarantors”) in favor of CITIBANK EUROPE PLC, UK BRANCH, in its capacity as facility agent under the Agreement (as defined below) (the “Agent”), for the benefit of the Agents and the Lenders (as defined in the Agreement).

WHEREAS, reference is made to the “[]” (EX HULL NO. N34) CREDIT AGREEMENT, dated as of [] 2023, as novated, amended and restated pursuant to a novation agreement dated [] 2023 (as amended, restated, amended and restated, supplemented and/or otherwise modified from time to time, the “Agreement”), among Royal Caribbean Cruises Ltd., a Liberian corporation (the “Borrower”), the Agent and the other parties thereto.

WHEREAS, each Guarantor is a wholly-owned subsidiary of the Borrower and derives substantial direct and indirect benefits from the Agreement and is willing to execute and deliver this Guarantee.

NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01.    Agreement Definitions.

Capitalized terms used in this Guarantee, including the preamble and introductory paragraphs hereto, and not otherwise defined herein have the meanings specified in the Agreement.

Section 1.02.    Other Defined Terms.

As used in this Guarantee, in addition to the terms defined in the preliminary statements above, the following terms have the meanings specified below:

“Accommodation Payment” has the meaning assigned to such term in Section 3.01. “Allocable Amount” has the meaning assigned to such term in Section 3.01.
“Article” means a numbered article of this Guarantee, unless another document is specifically referenced.

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“Date of Full Satisfaction” means the date of payment and performance in full of the Guaranteed Obligations and the termination of the Agreement.

“Guaranteed Obligations” means the Obligations of the Borrower and the other Guarantors, including without limitation, interest and other amounts that would accrue but for the commencement of bankruptcy, reorganization or insolvency proceedings (or other similar proceedings), whether or not allowed in such proceedings.

“Other Guarantor” means any guarantor of the Guaranteed Obligations (other than the Guarantors).

“Section” means a numbered section of this Guarantee, unless another document is specifically referenced.

“UFCA” has the meaning assigned to such term in Section 2.07. “UFTA” has the meaning assigned to such term in Section 2.07. Section 1.03. Terms Generally.
The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise
(a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Guarantee in its entirety and not to any particular provision hereof, (c) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Guarantee, (d) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and
(e)the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

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ARTICLE II

GUARANTEE

Section 2.01.    Guarantee.

Each Guarantor irrevocably, absolutely and unconditionally guarantees, jointly with the other Guarantors party hereto and severally, as a primary obligor and not merely as a surety, the due and punctual payment and performance of the Guaranteed Obligations, whether such Guaranteed Obligations are now existing or hereafter incurred, and whether at maturity, by acceleration, after notice of prepayment, early termination or otherwise. Each of the Guarantors further agrees that the Guaranteed Obligations may be extended, increased or renewed, amended or modified, in whole or in part, without notice to, or further assent from, such Guarantor and that such Guarantor will remain bound upon its guarantee hereunder notwithstanding any such extension, increase, renewal, amendment or modification of any Guaranteed Obligation. To the fullest extent permitted by applicable law, each of the Guarantors (a) waives promptness, diligence, presentment to, demand of payment from, and protest to, such Guarantor, any other Guarantor or the Borrower of any of the Guaranteed Obligations, and (b) also waives notice of acceptance of its guarantee and notice of protest for nonpayment.

Section 2.02.    Guarantee of Payment.

Each of the Guarantors further agrees, to the fullest extent permitted by applicable law, that its guarantee hereunder constitutes a guarantee of payment when due (whether or not any bankruptcy or similar proceeding shall have stayed the accrual of collection of any of the Guaranteed Obligations or operated as a discharge thereof) and not of collection, and waives any right to require that any resort be had by the Agent or any other Person to any balance of any deposit account or credit on the books of the Agent or any other Person in favor of any other Guarantor party hereto, any Other Guarantor or any other Person or any collateral security or other credit support. The obligations of each Guarantor hereunder are independent of the obligations of any other Guarantor party hereto, any Other Guarantor or the Borrower, and a separate action or actions may be brought and prosecuted against each Guarantor whether or not action is brought against any other Guarantor party hereto, any Other Guarantor or the Borrower and whether or not any other Guarantor party hereto, any Other Guarantor or the Borrower is joined in any such action or actions. Any payment required to be made by a Guarantor hereunder may be required by the Agent on any number of occasions.

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Section 2.03.    No Limitations.

(a)Except for termination or release of a Guarantor’s obligations hereunder as expressly provided in Section 4.10 (but without prejudice to Section 2.04), to the fullest extent permitted by applicable law, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of any of the Guaranteed Obligations, any impossibility in the performance of any of the Guaranteed Obligations, or otherwise. Without limiting the generality of the foregoing, to the fullest extent permitted by applicable law and except for termination or release of a Guarantor’s obligations hereunder in accordance with the terms of Section 4.10 (but without prejudice to Section 2.04), the obligations of each Guarantor hereunder shall not be discharged impaired or otherwise affected by (i) the failure of the Agent or any other Person to assert any claim or demand or to enforce any right or remedy under the provisions of any Loan Document or otherwise; (ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, any Guaranteed Obligation, any Loan Document or any other agreement, including with respect to any other Guarantor under this Guarantee or non-perfection or release of collateral; (iii) any default, failure or delay, willful or otherwise, in the performance of the Guaranteed Obligations; (iv) any change in the corporate existence, structure or ownership of the Borrower, any other Guarantor party hereto or any Other Guarantor, the lack of legal existence of the Borrower, any other Guarantor party hereto or any Other Guarantor or legal obligation to discharge any of the Guaranteed Obligations by the Borrower, any other Guarantor party hereto or any Other Guarantor for any reason whatsoever, including, without limitation, in any insolvency, bankruptcy or reorganization of the Borrower, any other Guarantor party hereto or any Other Guarantor; (v) the existence of any claim, set-off or other rights that any Guarantor may have at any time against the Borrower, the Agent or any other Person, whether in connection with the Agreement, the other Loan Documents or any unrelated transaction; (vi) this Guarantee having been determined (on whatsoever grounds) to be invalid, non-binding or unenforceable against any other Guarantor party hereto or any Other Guarantor ab initio or at any time after the date hereof; or (vii) any other circumstance (including statute of limitations), any act or omission that may or might in any manner or to any extent vary the risk of any Guarantor or otherwise operate as a defense to, or discharge of, the Borrower, such Guarantor, any other Guarantor party hereto or any Other Guarantor or other surety as a matter of law or equity (in each case, other than the occurrence of the Date of Full Satisfaction). Anything contained in this Guarantee to the contrary notwithstanding, the obligations of each Guarantor under this Guarantee shall be limited to an aggregate amount equal to the largest amount that would not render its obligations under this Guarantee subject to avoidance as a fraudulent transfer or conveyance under Section 548 of the

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Bankruptcy Code of the United States or any comparable provisions of any similar federal, state or foreign law.

(b)To the fullest extent permitted by applicable law and except for termination or release of a Guarantor’s obligations hereunder in accordance with the terms of Section 4.10 (but without prejudice to Section 2.04), each Guarantor waives any defense based on or arising out of any defense of the Borrower, any other Guarantor party hereto or any Other Guarantor or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower, any other Guarantor party hereto or any Other Guarantor, other than the occurrence of the Date of Full Satisfaction. To the fullest extent permitted by applicable law, each Guarantor waives any and all suretyship defenses.

(c)Each Guarantor acknowledges that it will receive indirect benefits from the arrangements contemplated by the Loan Documents and that the waivers set forth in this Guarantee are knowingly made in contemplation of such benefits.

Section 2.04.    Reinstatement.

Notwithstanding anything to contrary contained in this Guarantee, each of the Guarantors agrees that (a) its guarantee hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Guaranteed Obligation is rescinded or must otherwise be restored by the Agent or any other Person upon the bankruptcy, insolvency or reorganization (or any analogous proceeding in any jurisdiction) of the Borrower or any other Guarantor or otherwise and (b) the provisions of this Section 2.04 shall survive the termination of this Guarantee.

Section 2.05.    Agreement To Pay; Subrogation.

In furtherance of the foregoing and not in limitation of any other right that the Agent or any other Person has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Borrower or any other Guarantor to pay any Guaranteed Obligation when and as the same shall become due (after giving effect to any applicable grace periods), whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Agent for distribution to the applicable beneficiaries in cash the amount of such unpaid Guaranteed Obligation. Upon payment by any Guarantor of any sums to the Agent as provided above, all rights of such Guarantor against the Borrower or any other Guarantor arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subject to Section 3.01.

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Section 2.06.    Information.

Each Guarantor assumes all responsibility for being and keeping itself informed of each Borrower’s and each other Guarantor’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that none of the Agent or any other Person will have any duty to advise such Guarantor of information known to it or any of them regarding such circumstances or risks.

Section 2.07.    Limitation on Obligations Guaranteed.

(a)Notwithstanding any other provision hereof, the right of recovery against each Guarantor under Article II hereof shall be limited to the maximum amount that can be guaranteed by such Guarantor without rendering such Guarantor’s obligations under Article II hereof void or voidable under applicable law, including, without limitation, the Uniform Fraudulent Conveyance Act (“UFCA”), Uniform Fraudulent Transfer Act (“UFTA”) or any similar foreign, federal or state law, in each case after giving full effect to the liability under such guarantee set forth in Article II hereof and its related contribution rights but before taking into account any liabilities under any other guarantee by such Guarantor. For purposes of the foregoing, all guarantees of such Guarantor other than the guarantee under Article II hereof will be deemed to be enforceable and payable after the guaranty under Article II hereof. If any payment shall be required to be made to the Agent under this Guarantee, each Guarantor hereby unconditionally and irrevocably agrees it will contribute, to the maximum extent permitted by law, such amounts to each other Guarantor and the Borrower so as to maximize the aggregate amount paid to the Agent under or in connection with this Guarantee and the Agreement. To the fullest extent permitted by applicable law, this Section 2.07 shall be for the benefit solely of creditors and representatives of creditors of each Guarantor and not for the benefit of such Guarantor or the holders of any Equity Interest in such Guarantor.

(b)Each Guarantor agrees that Obligations may at any time and from time to time be incurred or permitted in an amount exceeding the maximum liability of such Guarantor under Section 2.07(a) without impairing the guarantee contained in this Article II or affecting the rights and remedies of the Agent or any other Person hereunder.

ARTICLE III

INDEMNITY, SUBROGATION AND SUBORDINATION

Section 3.01.    Indemnity, Subrogation and Subordination.
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Upon payment by any Guarantor of any Guaranteed Obligations, all rights of such Guarantor against the Borrower or any other Guarantor arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise (whether at law or in equity) shall in all respects be subordinate and junior in right of payment to the prior payment in full of the Obligations until the Date of Full Satisfaction. If any amount shall erroneously be paid to the Borrower or any other Guarantor on account of (a) such subrogation, contribution, reimbursement, indemnity or similar right or (b) any such indebtedness of the Borrower or any other Guarantor, such amount shall be held in trust for the benefit of the Agent and shall promptly be paid to the Agent to be credited against the payment of the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms of the Agreement and the other Loan Documents. Subject to the foregoing, to the extent that any Guarantor shall, under this Guarantee or the Agreement as a joint and several obligor, repay any of the Obligations (an “Accommodation Payment”), then the Guarantor making such Accommodation Payment shall be entitled to contribution and indemnification from, and be reimbursed by, each of the other Guarantors in an amount equal to a fraction of such Accommodation Payment, the numerator of which fraction is such other Guarantor’s Allocable Amount (as defined below) and the denominator of which is the sum of the Allocable Amounts of all of the Guarantors (including the other Guarantors); provided that such rights of contribution, subrogation, reimbursement and indemnification shall be subordinated to the prior payment of the Obligations until the Date of Full Satisfaction. As of any date of determination, the “Allocable Amount” of each Guarantor or any other Guarantor shall be equal to the maximum amount of liability for Accommodation Payments which could be asserted against such Guarantor hereunder and under the Agreement or any other guarantee to which such other Guarantor is a party in connection therewith without (i) rendering such Guarantor or other Guarantor “insolvent” within the meaning of Section 101 (31) of the Bankruptcy Code of the United States, Section 2 of the UFTA or Section 2 of the UFCA, (ii) leaving such Guarantor or other Guarantor with unreasonably small capital or assets, within the meaning of Section 548 of the Bankruptcy Code of the United States, Section 4 of the UFTA, or Section 5 of the UFCA, or
(iii)leaving such Guarantor or other Guarantor unable to pay its debts as they become due within the meaning of Section 548 of the Bankruptcy Code of the United States or Section 4 of the UFTA, or Section 5 of the UFCA. No failure on the part of the Borrower, any Guarantor or any other Guarantor to make the payments required by this Section 3.01 (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Guarantor with respect to its obligations under this Guarantee, and each Guarantor shall remain liable for the full amount of the obligations of such Guarantor hereunder.

ARTICLE IV

MISCELLANEOUS

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Section 4.01.    Notices.

All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 11.2 of the Agreement. All communications and notice hereunder to a Guarantor shall be given in care of the Borrower.

Section 4.02.    Waivers; Amendment.

(a)No failure by the Agent or any other Person to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver hereof or thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law. No waiver of any provision of this Guarantee or consent to any departure by any Guarantor therefrom shall in any event be effective unless the same shall be permitted by Section 4.02(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

(b)Neither this Guarantee nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Agent and the Guarantor or Guarantors with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 11.1 of the Agreement.

Section 4.03.    Agent’s Fees and Expenses; Indemnification.

(a)Each Guarantor, jointly with the other Guarantors and severally, agrees to reimburse the Agent for its reasonable and documented out-of-pocket fees and expenses incurred hereunder in accordance with Section 11.3 of the Agreement; provided that each reference therein to “the Borrower” shall be deemed to be a reference to “each Guarantor.”

(b)Each Guarantor shall indemnify the Indemnified Parties as set forth in Section 11.4 of the Agreement.

Section 4.04.    Successors and Assigns.

Whenever in this Guarantee any of the parties hereto is referred to, such reference shall be deemed to include the successors and permitted assigns of such party; and all covenants, promises and agreements by or on behalf of any Guarantor, the Agent or any other Person that are contained in this Guarantee shall bind and inure to the benefit of their respective successors and permitted
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assigns. Except as provided in Section 11.10 of the Agreement, no party hereto may assign any of its rights or obligations hereunder.

Section 4.05.    Representations and Warranties.

All representations and warranties made hereunder shall survive the execution and delivery hereof. Such representations and warranties have been or will be relied upon by the Agent, regardless of any investigation made by the Agent or on its behalf, and shall continue in full force and effect until this Guarantee is terminated as provided in Section 4.10 hereof, or with respect to any individual Guarantor, until such Guarantor is otherwise released from its obligations under this Guarantee in accordance with the terms hereof.

Section 4.06.    Counterparts; Effectiveness; Several Agreement.

This Guarantee may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Guarantee shall become effective on and from the Novation Effective Time when it shall have been executed by the Guarantors and the Agent and thereafter shall be binding upon and inure to the benefit of each Guarantor, the Agent and their respective successors and permitted assigns, subject to Section 4.04. Delivery of an executed counterpart of a signature page of this Guarantee by email or other electronic (including in “.pdf” or “.tif” format) means shall be effective as delivery of a manually executed counterpart of this Guarantee. The words “execute,” “execution,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Guarantee and the transactions contemplated hereby shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Agent pursuant to procedures approved by it. This Guarantee shall be construed as a separate agreement with respect to each Guarantor and may be amended, restated, modified, supplemented, waived or released with respect to any Guarantor without the approval of any other Guarantor and without affecting the obligations of any other Guarantor hereunder.

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Section 4.07.    Severability.

If any provision of this Guarantee is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Guarantee shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 4.08.    Governing Law; Jurisdiction; Consent to Service of Process.

(a)Governing Law. This Guarantee shall be construed in accordance with and governed by the law of the State of New York without regard to conflicts of laws principles thereof that would result in the application of the law of any other jurisdiction.

(b)Jurisdiction. Each Guarantor and the Agent hereby irrevocably and unconditionally submits, for itself and its property, to the non-exclusive jurisdiction of any federal or state court located in the borough of Manhattan in the City of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Guarantee, or for recognition or enforcement of any judgment, and each of such parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such federal court. Each of such parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(c)Venue. Each Guarantor and the Agent hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Guarantee in any court referred to in Section 4.08(b). Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)Service of Process. Each Guarantor and the Agent irrevocably consents to service of process in the manner provided for notices in Section 11.14.4 of the Agreement to the extent permitted by applicable law. Nothing in this Guarantee or any other Loan Document will affect the right of any party to this Guarantee to serve process in any other manner permitted by law. As an alternative method of service, each Guarantor also irrevocably appoints the Borrower
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(the “Process Agent”) with an office on the date hereof at 1050 Caribbean Way, Miami, Florida 33132, United States of America, as its agent to receive on behalf of such Guarantor and its property service of copies of any process, summons, notice or document in any such action or proceeding. Such service may be made by mailing or delivering a copy of such process to such Guarantor in care of the Process Agent, and each Guarantor hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf. Nothing herein will affect the right of Agent to serve legal process in any other manner permitted by law or affect Agent’s right to bring any action or proceeding against each Guarantor or its property in the courts of other jurisdictions.

(e)WAIVER OF JURY TRIAL. EACH GUARANTOR AND THE AGENT HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTEE OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH GUARANTOR AND THE AGENT (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS GUARANTEE BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 4.08(E).

Section 4.09.    Obligations Absolute.

To the fullest extent permitted by applicable law, all rights of the Agent hereunder and all obligations of each Guarantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Agreement, any other Loan Document, any agreement with respect to any of the Guaranteed Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to any departure from the Agreement, any other Loan Document or any other agreement or instrument, (c) any release or amendment or waiver of or consent under or departure from any guarantee guaranteeing all or any of the Guaranteed Obligations or (d) subject only to termination or release of a Guarantor’s obligations hereunder in accordance with the terms of Section 4.10, but without prejudice to reinstatement rights under Section 2.04, any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Guarantor in respect of the Guaranteed Obligations or this Guarantee.
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Section 4.10.    Termination or Release.

(a)This Guarantee and the guarantees made herein shall remain in full force and effect until the earlier of (i) the Date of Full Satisfaction and (ii) the occurrence of a Second Priority Release Event, at which time they shall automatically terminate with respect to all Guaranteed Obligations.

(b)In connection with any termination or release pursuant to clause (a) above, the Agent shall promptly execute and deliver to any Guarantor, at such Guarantor’s expense, all documents or other instruments that such Guarantor shall reasonably request to evidence such termination or release and shall perform such other actions reasonably requested by such Guarantor to effect such release, including return of certificates, securities and instruments. Any execution and delivery of documents pursuant to this Section 4.10 shall be without recourse to or warranty by the Agent.

Section 4.11.    Recourse; Limited Obligations.

This Guarantee is made with full recourse to each Guarantor and pursuant to and upon all the warranties, representations, covenants and agreements on the part of such Guarantor contained herein, in the Agreement and the other Loan Documents and otherwise in writing in connection herewith or therewith. It is the desire and intent of each Guarantor and the Agent that this Guarantee shall be enforced against each Guarantor to the fullest extent permissible under applicable law applied in each jurisdiction in which enforcement is sought.

Section 4.12. Judgment. If for the purposes of obtaining judgment in any court it is necessary to convert a sum payable hereunder (the “Guaranty Currency”) into another currency (the “Other Currency”), each Guarantor agrees that the rate of exchange used will be that at which, in accordance with normal banking procedures, the Agent could purchase the Guaranty Currency with the Other Currency on the business day preceding that on which final judgment is given. The obligation of each Guarantor in respect of any sum due hereunder will, notwithstanding any judgment in the Other Currency, be discharged only to the extent that, on the date such Guarantor makes payment to the Agent of any sum adjudged to be so due in the Other Currency, the Agent may, in accordance with normal banking procedures, purchase the Guaranty Currency with the Other Currency; if the amount of the Guaranty Currency so purchased is less than the sum originally due to the Agent in the Guaranty Currency, each Guarantor agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Agent against such loss, and

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if the amount of the Guaranty Currency so purchased exceeds the amount originally due to the Agent in the Guaranty Currency, the Agent agrees to remit to such Guarantor such excess.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the parties hereto have caused this Guarantee to be duly executed by their respective authorized officers as of the day and year first above written.

RCL CRUISE HOLDINGS LLC,
as a Guarantor

By:
Name: Title:

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TORCATT ENTERPRISES LIMITADA,
as a Guarantor

By:
Name:
Title:

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RCL HOLDINGS COOPERATIEF U.A.,
as a Guarantor

By:
Name:
Title:    Director A

By: Intertrust (Netherlands) B.V., as Director B

By:
Name:
Title:

By:
Name:
Title:

UK-#751082541-v1

RCL CRUISES LTD.,
as a Guarantor

By:
Name:
Title:

UK-#751082541-v1

RCL INVESTMENTS LTD.,
as a Guarantor

By:
Name:
Title:

UK-#751082541-v1

CITIBANK EUROPE PLC, UK BRANCH,
as the Agent

By:
Name: Title:

[SIGNATURE PAGE TO SECOND PRIORITY GUARANTEE]

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SCHEDULE I TO GUARANTEE GUARANTORS

Entity Name	Jurisdiction of Organization	Type of Entity
RCL Cruise Holdings LLC	Liberia	Limited Liability Company
Torcatt Enterprises Limitada (as		Sociedad de Responsabilidad
successor to Torcatt Enterprises	Costa Rica	Limitada
S.A.)
RCL Holdings Cooperatief U.A.	Netherlands	Excluded Liability Company
RCL Cruises Ltd.	England & Wales	Corporation
RCL Investments Ltd.	England & Wales	Limited Company

UK-#751082541-v1

Exhibit I

Notwithstanding anything contained herein to the contrary, the obligations of the Guarantor (as defined herein) under this Guarantee shall not become due or be paid or payable by the Guarantor pursuant hereto, except to the extent permitted under (A) the Subordination Agreement dated as of [●], among CITIBANK EUROPE PLC, UK BRANCH, RCI Holdings LLC, The Bank of New York Mellon Trust Company, N.A., in its capacity as trustee under the 2022 Indenture and the 2023 Indenture (as defined therein), and (B) each Subordination Agreement that has been or may be executed, among CITIBANK EUROPE PLC, UK BRANCH, RCL Cruise Holdings LLC, Torcatt Enterprises Limitada (as successor to Torcatt Enterprises S.A.), RCL Holdings Cooperatief U.A., RCL Cruises Ltd., and RCL Investments Ltd., RCI Holdings LLC, and the applicable agent or other representative in respect of obligations of Royal Caribbean Cruises Ltd., and each such Subordination Agreement is incorporated herein with the same effect as if fully set forth herein. For the avoidance of doubt, restrictions imposed by the aforementioned Subordination Agreement on the rights of the beneficiary hereof to enforce the obligations of the Guarantor under this Guarantee shall not affect the rights of the beneficiary to enforce the obligations of the Guarantor under this Guarantee on and following such time as the aforementioned Subordination Agreement permits and those rights shall be fully preserved.

THIRD PRIORITY GUARANTEE

dated as of [•], [year] among

RCI HOLDINGS LLC, as the Guarantor, and
CITIBANK EUROPE PLC, UK BRANCH, as the Agent

ARTICLE I
Page

DEFINITIONS
Section 1.01. Agreement Definitions.    1
Section 1.02. Other Defined Terms.    1
Section 1.03. Terms Generally.    2
ARTICLE II
GUARANTEE
Section 2.01. Guarantee.    2
Section 2.02. Guarantee of Payment.    2
Section 2.03. No Limitations.    3
Section 2.04. Reinstatement.    4
Section 2.05. Agreement To Pay; Subrogation.    4
Section 2.06. Information.    4
Section 2.07. Limitation on Obligations Guaranteed.    5

ARTICLE III
INDEMNITY, SUBROGATION AND SUBORDINATION
Section 3.01. Indemnity, Subrogation and Subordination.    5

ARTICLE IV
MISCELLANEOUS
Section 4.01. Notices.    5
Section 4.02. Waivers; Amendment.    6
Section 4.03. Agent’s Fees and Expenses; Indemnification.    6
Section 4.04. Successors and Assigns.    6
Section 4.05. Representations and Warranties.    6
Section 4.06. Counterparts; Effectiveness; Several Agreement.    7
Section 4.07. Severability.    7
Section 4.08. Governing Law; Jurisdiction; Consent to Service of Process.    7
Section 4.09. Obligations Absolute.    8
Section 4.10. Termination or Release.    9
Section 4.11. Recourse; Limited Obligations.    9
Section 4.12. Judgment    9

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This THIRD PRIORITY GUARANTEE (this “Guarantee”), dated as of [•], [year], is made by RCI HOLDINGS LLC, a limited liability company formed and existing under the laws of the Republic of Liberia, in favor of CITIBANK EUROPE PLC, UK BRANCH, in its capacity as facility agent under the Agreement (as defined below) (the “Agent”), for the benefit of the Lenders (as defined in the Agreement).

WHEREAS, reference is made to the “[]” (EX HULL NO. N34) CREDIT AGREEMENT, dated as of [] 2023, as novated, amended and restated pursuant to a novation agreement dated [] 2023 (as amended, restated, amended and restated, supplemented and/or otherwise modified from time to time, the “Agreement”), among Royal Caribbean Cruises Ltd., a Liberian corporation (the “Borrower”), the Agent and the other parties thereto.

WHEREAS, the Guarantor is a wholly-owned subsidiary of the Borrower and derives substantial direct and indirect benefits from the Agreement and is willing to execute and deliver this Guarantee.

NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01.    Agreement Definitions.

Capitalized terms used in this Guarantee, including the preamble and introductory paragraphs hereto, and not otherwise defined herein have the meanings specified in the Agreement.

Section 1.02.    Other Defined Terms.

As used in this Guarantee, in addition to the terms defined in the preliminary statements above, the following terms have the meanings specified below:

“Article” means a numbered article of this Guarantee, unless another document is specifically referenced.

“Date of Full Satisfaction” means the date of payment and performance in full of the Guaranteed Obligations and the termination of the Agreement.

“Guaranteed Obligations” means the Obligations of the Borrower, including without limitation, interest and other amounts that would accrue but for the commencement of bankruptcy, reorganization or insolvency proceedings (or other similar proceedings), whether or not allowed in such proceedings.

“Other Guarantor” means any guarantor of the Guaranteed Obligations (other than the Guarantor).
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“Section” means a numbered section of this Guarantee, unless another document is specifically referenced.

“UFCA” has the meaning assigned to such term in Section 2.07. “UFTA” has the meaning assigned to such term in Section 2.07. Section 1.03. Terms Generally.
The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise
(a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Guarantee in its entirety and not to any particular provision hereof, (c) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Guarantee, (d) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and
(e)the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

ARTICLE II

GUARANTEE

Section 2.01.    Guarantee.

The Guarantor irrevocably, absolutely and unconditionally guarantees, as a primary obligor and not merely as a surety, the due and punctual payment and performance of the Guaranteed Obligations, whether such Guaranteed Obligations are now existing or hereafter incurred, and whether at maturity, by acceleration, after notice of prepayment, early termination or otherwise. The Guarantor further agrees that the Guaranteed Obligations may be extended, increased or renewed, amended or modified, in whole or in part, without notice to, or further assent from, the Guarantor and that the Guarantor will remain bound upon its guarantee hereunder notwithstanding any such extension, increase, renewal, amendment or modification of any Guaranteed Obligation. To the fullest extent permitted by applicable law, the Guarantor (a) waives promptness, diligence, presentment to, demand of payment from, and protest to, the Guarantor or the Borrower of any of the Guaranteed Obligations, and (b) also waives notice of acceptance of its guarantee and notice of protest for nonpayment.

Section 2.02.    Guarantee of Payment.

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The Guarantor further agrees, to the fullest extent permitted by applicable law, that its guarantee hereunder constitutes a guarantee of payment when due (whether or not any bankruptcy or similar proceeding shall have stayed the accrual of collection of any of the Guaranteed Obligations or operated as a discharge thereof) and not of collection, and waives any right to require that any resort be had by the Agent or any other Person to any balance of any deposit account or credit on the books of the Agent or any other Person in favor of any Other Guarantor or any other Person or any collateral security or other credit support. The obligations of the Guarantor hereunder are independent of the obligations of any Other Guarantor or the Borrower, and a separate action or actions may be brought and prosecuted against the Guarantor whether or not action is brought against any Other Guarantor or the Borrower and whether or not any Other Guarantor or the Borrower is joined in any such action or actions. Any payment required to be made by the Guarantor hereunder may be required by the Agent on any number of occasions.

Section 2.03.    No Limitations.

(a)Except for termination or release of the Guarantor’s obligations hereunder as expressly provided in Section 4.10 (but without prejudice to Section 2.04), to the fullest extent permitted by applicable law, the obligations of the Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of any of the Guaranteed Obligations, any impossibility in the performance of any of the Guaranteed Obligations, or otherwise. Without limiting the generality of the foregoing, to the fullest extent permitted by applicable law and except for termination or release of the Guarantor’s obligations hereunder in accordance with the terms of Section 4.10 (but without prejudice to Section 2.04), the obligations of the Guarantor hereunder shall not be discharged impaired or otherwise affected by (i) the failure of the Agent or any other Person to assert any claim or demand or to enforce any right or remedy under the provisions of any Loan Document or otherwise; (ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, any Guaranteed Obligation, any Loan Document or any other agreement or non-perfection or release of collateral; (iii) any default, failure or delay, willful or otherwise, in the performance of the Guaranteed Obligations; (iv) any change in the corporate existence, structure or ownership of the Borrower or any Other Guarantor, the lack of legal existence of the Borrower or any Other Guarantor or legal obligation to discharge any of the Guaranteed Obligations by the Borrower or any Other Guarantor for any reason whatsoever, including, without limitation, in any insolvency, bankruptcy or reorganization of the Borrower or any Other Guarantor; (v) the existence of any claim, set-off or other rights that the Guarantor may have at any time against the Borrower, the Agent or any other Person, whether in connection with the Agreement, the other Loan Documents or any unrelated transaction; (vi) this Guarantee having been determined (on whatsoever grounds) to be invalid, non-binding or unenforceable against any Other Guarantor ab initio or at any time after the date hereof; or (vii) any other circumstance (including statute of limitations), any act or omission that may or might in any manner or to any extent vary the risk of the Guarantor or otherwise operate as a defense to, or discharge of, the Borrower, the Guarantor or any Other Guarantor or any other surety as a matter of law or equity (in each case, other than the occurrence of the Date of Full Satisfaction). Anything contained in this Guarantee to the contrary notwithstanding, the obligations of the Guarantor under this

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Guarantee shall be limited to an aggregate amount equal to the largest amount that would not render its obligations under this Guarantee subject to avoidance as a fraudulent transfer or conveyance under Section 548 of the Bankruptcy Code of the United States or any comparable provisions of any similar federal, state or foreign law.

(b)To the fullest extent permitted by applicable law and except for termination or release of the Guarantor’s obligations hereunder in accordance with the terms of Section 4.10 (but without prejudice to Section 2.04), the Guarantor waives any defense based on or arising out of any defense of the Borrower or any Other Guarantor or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower or any Other Guarantor, other than the occurrence of the Date of Full Satisfaction. To the fullest extent permitted by applicable law, the Guarantor waives any and all suretyship defenses.

(c)The Guarantor acknowledges that it will receive indirect benefits from the arrangements contemplated by the Loan Documents and that the waivers set forth in this Guarantee are knowingly made in contemplation of such benefits.

Section 2.04.    Reinstatement.

Notwithstanding anything to contrary contained in this Guarantee, the Guarantor agrees that (a) its guarantee hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Guaranteed Obligation is rescinded or must otherwise be restored by the Agent or any other Person upon the bankruptcy, insolvency or reorganization (or any analogous proceeding in any jurisdiction) of the Borrower or otherwise and
(b)the provisions of this Section 2.04 shall survive the termination of this Guarantee.

Section 2.05.    Agreement To Pay; Subrogation.

In furtherance of the foregoing and not in limitation of any other right that the Agent or any other Person has at law or in equity against the Guarantor by virtue hereof, upon the failure of the Borrower to pay any Guaranteed Obligation when and as the same shall become due (after giving effect to any applicable grace periods), whether at maturity, by acceleration, after notice of prepayment or otherwise, the Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Agent for distribution to the applicable beneficiaries in cash the amount of such unpaid Guaranteed Obligation. Upon payment by the Guarantor of any sums to the Agent as provided above, all rights of the Guarantor against the Borrower arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subject to Section 3.01.

Section 2.06.    Information.

The Guarantor assumes all responsibility for being and keeping itself informed of the Borrower’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that the Guarantor assumes and incurs hereunder, and agrees that none of the Agent or any other Person

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will have any duty to advise the Guarantor of information known to it or any of them regarding such circumstances or risks.

Section 2.07.    Limitation on Obligations Guaranteed.

(a)Notwithstanding any other provision hereof, the right of recovery against the Guarantor under Article II hereof shall be limited to the maximum amount that can be guaranteed by the Guarantor without rendering the Guarantor’s obligations under Article II hereof void or voidable under applicable law, including, without limitation, the Uniform Fraudulent Conveyance Act (“UFCA”), Uniform Fraudulent Transfer Act (“UFTA”) or any similar foreign, federal or state law, in each case after giving full effect to the liability under such guarantee set forth in Article II hereof and its related contribution rights but before taking into account any liabilities under any other guarantee by the Guarantor. For purposes of the foregoing, all guarantees of the Guarantor other than the guarantee under Article II hereof will be deemed to be enforceable and payable after the guaranty under Article II hereof. To the fullest extent permitted by applicable law, this Section
2.07 shall be for the benefit solely of creditors and representatives of creditors of the Guarantor and not for the benefit of the Guarantor or the holders of any Equity Interest in the Guarantor.

(b)The Guarantor agrees that Obligations may at any time and from time to time be incurred or permitted in an amount exceeding the maximum liability of the Guarantor under Section 2.07(a) without impairing the guarantee contained in this Article II or affecting the rights and remedies of the Agent or any other Person hereunder.

ARTICLE III

INDEMNITY, SUBROGATION AND SUBORDINATION

Section 3.01.    Indemnity, Subrogation and Subordination.

Upon payment by the Guarantor of any Guaranteed Obligations, all rights of the Guarantor against the Borrower arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise (whether at law or in equity) shall in all respects be subordinate and junior in right of payment to the prior payment in full of the Obligations until the Date of Full Satisfaction. If any amount shall erroneously be paid to the Borrower or the Guarantor on account of (a) such subrogation, contribution, reimbursement, indemnity or similar right or (b) any such indebtedness of the Borrower, such amount shall be held in trust for the benefit of the Agent and shall promptly be paid to the Agent to be credited against the payment of the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms of the Agreement and the other Loan Documents. No failure on the part of the Borrower to make the payments required by this Section 3.01 (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of the Guarantor with respect to its obligations under this Guarantee, and the Guarantor shall remain liable for the full amount of the obligations of the Guarantor hereunder.

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ARTICLE IV

MISCELLANEOUS

Section 4.01.    Notices.

All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 11.2 of the Agreement. All communications and notice hereunder to the Guarantor shall be given in care of the Borrower.

Section 4.02.    Waivers; Amendment.

(a)No failure by the Agent or any other Person to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver hereof or thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law. No waiver of any provision of this Guarantee or consent to any departure by the Guarantor therefrom shall in any event be effective unless the same shall be permitted by Section 4.02(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

(b)Neither this Guarantee nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Agent and the Guarantor, subject to any consent required in accordance with Section 11.1 of the Agreement.

Section 4.03.    Agent’s Fees and Expenses; Indemnification.

(a)The Guarantor agrees to reimburse the Agent for its reasonable and documented out-of-pocket fees and expenses incurred hereunder in accordance with Section 11.3 of the Agreement; provided that each reference therein to “the Borrower” shall be deemed to be a reference to “the Guarantor.”

(b)The Guarantor shall indemnify the Indemnified Parties as set forth in Section 11.4 of the Agreement.

Section 4.04.    Successors and Assigns.

Whenever in this Guarantee any of the parties hereto is referred to, such reference shall be deemed to include the successors and permitted assigns of such party; and all covenants, promises and agreements by or on behalf of the Guarantor, the Agent or any other Person that are contained in this Guarantee shall bind and inure to the benefit of their respective successors and permitted assigns. Except as provided in Section 11.10 of the Agreement, no party hereto may assign any of its rights or obligations hereunder.

Section 4.05.    Representations and Warranties.

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All representations and warranties made hereunder shall survive the execution and delivery hereof. Such representations and warranties have been or will be relied upon by the Agent, regardless of any investigation made by the Agent or on its behalf, and shall continue in full force and effect until this Guarantee is terminated as provided in Section 4.10 hereof, or with respect to the Guarantor, until the Guarantor is otherwise released from its obligations under this Guarantee in accordance with the terms hereof.

Section 4.06.    Counterparts; Effectiveness; Several Agreement.

This Guarantee may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Guarantee shall become effective on and from the Novation Effective Time when it shall have been executed by the Guarantor and the Agent and thereafter shall be binding upon and inure to the benefit of the Guarantor, the Agent and their respective successors and permitted assigns, subject to Section 4.04. Delivery of an executed counterpart of a signature page of this Guarantee by email or other electronic (including in “.pdf” or “.tif” format) means shall be effective as delivery of a manually executed counterpart of this Guarantee. The words “execute,” “execution,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Guarantee and the transactions contemplated hereby shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Agent pursuant to procedures approved by it.

Section 4.07.    Severability.

If any provision of this Guarantee is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Guarantee shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 4.08.    Governing Law; Jurisdiction; Consent to Service of Process.

(a)Governing Law. This Guarantee shall be construed in accordance with and governed by the law of the State of New York without regard to conflicts of laws principles thereof that would result in the application of the law of any other jurisdiction.

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(b)Jurisdiction. Each of the Guarantor and the Agent hereby irrevocably and unconditionally submits, for itself and its property, to the non-exclusive jurisdiction of any federal or state court located in the borough of Manhattan in the City of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Guarantee, or for recognition or enforcement of any judgment, and each of such parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such federal court. Each of such parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(c)Venue. Each of the Guarantor and the Agent hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Guarantee in any court referred to in Section 4.08(b). Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)Service of Process. Each of the Guarantor and the Agent irrevocably consents to service of process in the manner provided for notices in Section 11.14.4 of the Agreement to the extent permitted by applicable law. Nothing in this Guarantee or any other Loan Document will affect the right of any party to this Guarantee to serve process in any other manner permitted by law. As an alternative method of service, the Guarantor also irrevocably appoints the Borrower (the “Process Agent”) with an office on the date hereof at 1050 Caribbean Way, Miami, Florida 33132, United States of America, as its agent to receive on behalf of the Guarantor and its property service of copies of any process, summons, notice or document in any such action or proceeding. Such service may be made by mailing or delivering a copy of such process to the Guarantor in care of the Process Agent, and the Guarantor hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf. Nothing herein will affect the right of Agent to serve legal process in any other manner permitted by law or affect Agent’s right to bring any action or proceeding against the Guarantor or its property in the courts of other jurisdictions.

(e)WAIVER OF JURY TRIAL. EACH OF THE GUARANTOR AND THE AGENT HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTEE OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH OF THE GUARANTOR AND THE AGENT (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS GUARANTEE BY,

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AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 4.08(E).

Section 4.09.    Obligations Absolute.

To the fullest extent permitted by applicable law, all rights of the Agent hereunder and all obligations of the Guarantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Agreement, any other Loan Document, any agreement with respect to any of the Guaranteed Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to any departure from the Agreement, any other Loan Document or any other agreement or instrument, (c) any release or amendment or waiver of or consent under or departure from any guarantee guaranteeing all or any of the Guaranteed Obligations or (d) subject only to termination or release of the Guarantor’s obligations hereunder in accordance with the terms of Section 4.10, but without prejudice to reinstatement rights under Section 2.04, any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Guarantor in respect of the Guaranteed Obligations or this Guarantee.

Section 4.10.    Termination or Release.

(a)This Guarantee and the guarantees made herein shall remain in full force and effect until the earlier of (i) the Date of Full Satisfaction and (ii) the occurrence of a Third Priority Release Event, at which time they shall automatically terminate with respect to all Guaranteed Obligations.

(b)In connection with any termination or release pursuant to clause (a) above, the Agent shall promptly execute and deliver to the Guarantor, at the Guarantor’s expense, all documents or other instruments that the Guarantor shall reasonably request to evidence such termination or release and shall perform such other actions reasonably requested by the Guarantor to effect such release, including return of certificates, securities and instruments. Any execution and delivery of documents pursuant to this Section 4.10 shall be without recourse to or warranty by the Agent.

Section 4.11.    Recourse; Limited Obligations.

This Guarantee is made with full recourse to the Guarantor and pursuant to and upon all the warranties, representations, covenants and agreements on the part of the Guarantor contained herein, in the Agreement and the other Loan Documents and otherwise in writing in connection herewith or therewith. It is the desire and intent of the Guarantor and the Agent that this Guarantee shall be enforced against the Guarantor to the fullest extent permissible under applicable law applied in each jurisdiction in which enforcement is sought.

Section 4.12. Judgment. If for the purposes of obtaining judgment in any court it is necessary to convert a sum payable hereunder (the “Guaranty Currency”) into another currency (the “Other Currency”), the Guarantor agrees that the rate of exchange used will be that at which, in accordance with normal banking procedures, the Agent could purchase the Guaranty Currency with the Other Currency on the business day preceding that on which final judgment is given. The

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obligation of the Guarantor in respect of any sum due hereunder will, notwithstanding any judgment in the Other Currency, be discharged only to the extent that, on the date the Guarantor makes payment to the Agent of any sum adjudged to be so due in the Other Currency, the Agent may, in accordance with normal banking procedures, purchase the Guaranty Currency with the Other Currency; if the amount of the Guaranty Currency so purchased is less than the sum originally due to the Agent in the Guaranty Currency, the Guarantor agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Agent against such loss, and if the amount of the Guaranty Currency so purchased exceeds the amount originally due to the Agent in the Guaranty Currency, the Agent agrees to remit to the Guarantor such excess.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the parties hereto have caused this Guarantee to be duly executed by their respective authorized officers as of the day and year first above written.

RCI HOLDINGS LLC,
as the Guarantor

By:
Name: Title:

[SIGNATURE PAGE TO THIRD PRIORITY GUARANTEE]

CITIBANK EUROPE PLC, UK BRANCH,
as the Agent

By:
Name: Title:

[SIGNATURE PAGE TO THIRD PRIORITY GUARANTEE]

Exhibit J

[FORM OF] SUBORDINATION AGREEMENT

SUBORDINATION AGREEMENT, dated as of [●] (as amended, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”), by and among each Agent (as defined below) from time to time party hereto, in its capacity as facility agent under the applicable ECA Agreement (as defined below), RCI HOLDINGS LLC, a limited liability company formed and existing under the laws of Liberia (the “Guarantor”), ROYAL CARIBBEAN CRUISES LTD., a corporation incorporated and existing under the laws of Liberia (the “Company”), THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., in its capacity as trustee under the 2022 Indenture (as defined below) (in such capacity, together with its successors and assigns in such capacity, the “2022 Trustee”), for the benefit of the Holders (as defined in the 2022 Indenture) (collectively, the “2022 Holders”), THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., in its capacity as trustee under the 2023 Indenture (as defined below) (in such capacity, together with its successors and assigns in such capacity, the “2023 Trustee”), for the benefit of the Holders (as defined in the 2023 Indenture) (collectively, the “2023 Holders”), and each Additional Senior Debt Representative (as defined below) from time to time party hereto.

Pursuant to that certain Indenture, dated as of October 6, 2022, by and among the Company, as issuer, the Guarantor and the 2022 Trustee, the Company has issued $1,000,000,000 aggregate principal amount of its 9.250% Senior Notes due 2029 (as amended, amended and restated, supplemented, refinanced or otherwise modified, in whole or in part, from time to time, the “2022 Indenture” and the “2022 Notes”, respectively).

Pursuant to that certain Indenture, dated as of February 13, 2023, by and among the Company, as issuer, the Guarantor and the 2023 Trustee, the Company has issued $700,000,000 aggregate principal amount of its 7.25% Senior Notes due 2030 (as amended, amended and restated, supplemented, refinanced or otherwise modified, in whole or in part, from time to time, the “2023 Indenture” and the “2023 Notes”, respectively).

Pursuant to each agreement listed in Schedule I hereto (collectively, as amended, amended and restated, supplemented or otherwise modified, in whole or in part, from time to time, the “ECA Agreements”, and each, an “ECA Agreement”), the Guarantor is required to execute and deliver to each facility agent or administrative agent, as applicable, in respect of each ECA Agreement (collectively, in such capacities, together with their respective successors and assigns in such capacities, the “Agents”, and each an “Agent”) for the benefit of the lenders under each of the ECA Agreements to which that Agent is a party (the Agents and the lenders under the ECA Agreements being the “ECA Parties”) a guarantee of the obligations of the Company under each such ECA Agreement (collectively, as amended, amended and restated, supplemented or otherwise modified, in whole or in part, from time to time, the “Subordinated Guarantees”, and each, a “Subordinated Guarantee”), but each such Subordinated Guarantee must at all times be subordinated to the Senior Obligations (as defined below) to the extent required under the applicable ECA Agreements and Senior Debt Documents (as defined below).

The Guarantor’s execution and delivery of each Subordinated Guarantee in favor of each Agent, for the benefit of the applicable ECA Parties, was conditioned upon the Company, the Guarantor and such Agent, for the benefit of the applicable ECA Parties, becoming party to this

Agreement pursuant to which each of the Agents and the ECA Parties (each such Agent and all such ECA Parties, together with each of their respective successors and assigns, collectively, the “Subordinated Parties”) agree, and with respect to each ECA Agreement on a several basis, to subordinate their respective rights with respect to the Subordinated Obligations (as defined below) to the rights of each Senior Party from time to time party to a Senior Debt Document with respect to the Senior Obligations all on the terms set forth herein. For purposes hereof, “Senior Parties” means the 2022 Trustee, the 2022 Holders, the 2023 Trustee, the 2023 Holders, each Additional Senior Debt Representative from time to time party hereto, and each of the holders of the obligations for which such Additional Senior Debt Representative acts as representative.

Accordingly, each Agent (on behalf of its Relevant Subordinated Parties (as defined below)), the Company, the Guarantor, and each Senior Debt Representative (on behalf of its Relevant Senior Parties (as defined below)), hereby agrees as follows:

SECTION 1.    Subordination.

(a)Each Agent (on behalf of itself and its Relevant Subordinated Parties) hereby agrees, on a several basis, that all of their respective right, title and interest in and to the Subordinated Obligations shall be subordinate and junior in right of payment to the rights of the Senior Parties in respect of the obligations of the Guarantor (whether now existing or from time to time after the date hereof incurred, assumed, created or arising) arising under the Senior Debt Documents, including the payment of principal, premium (if any), interest (including, without limitation, interest accruing on or after the filing of any Insolvency Proceeding (as defined below) relating to the Company or the Guarantor pursuant to the terms of the Senior Debt Documents, whether or not a claim for post-filing interest is allowed or allowable in any such Insolvency Proceeding), fees, charges, expenses, indemnities, reimbursement obligations and all other amounts payable thereunder or in respect thereof, in each case whether or not any of the foregoing is allowed or allowable as a claim in any Insolvency Proceeding (collectively, the “Senior Obligations”). For the avoidance of doubt, (1) “payment in full” (or similar term used herein) of the Senior Obligations will not be deemed to have occurred so long as any Obligations (or similar term) under and as defined in the Senior Debt Documents remain outstanding (other than any inchoate obligations for which no claim has been asserted) and have not been satisfied in cash (or in any other permissible manner) and (2) nothing herein shall or shall be deemed to affect, alter or impair the rights of the Subordinated Parties under the relevant ECA Agreement and the Loan Documents or the Finance Documents (as the applicable term is defined in the relevant ECA Agreement) other than with respect to the Subordinated Guarantees entered into in connection with that ECA Agreement.

For purposes hereof:

(i)“Compliant” means, with respect to any indebtedness, indebtedness that refinances or replaces, in whole or in part, any Senior Obligations or in respect of which a Senior Debt Representative is otherwise contemplated to become party hereto, in each case, in compliance with the applicable ECA Agreements.
(ii)“Relevant Senior Parties” means, in respect of a Senior Debt Representative, the Senior Parties under or in connection with the Senior Debt Documents pursuant to which that Senior Debt Representative has been appointed in such capacity.

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(iii)“Relevant Subordinated Parties” means, in respect of an Agent, the Subordinated Parties under or in connection with the ECA Agreement pursuant to which that Agent has been appointed in such capacity.
(iv)“Senior Debt Documents” means (1) the 2022 Indenture, the 2022 Notes, and the Note Guarantee (as defined in the 2022 Indenture), (2) the 2023 Indenture, the 2023 Notes, and the Note Guarantee (as defined in the 2023 Indenture) and (3) each other financing document evidencing the incurrence of Compliant indebtedness by the Company (and guaranteed by the Guarantor) to holders of the obligations for which an Additional Senior Debt Representative acts as representative, together with the guarantee by the Guarantor of such Compliant indebtedness.
(v)“Senior Debt Representative” means the 2022 Trustee, the 2023 Trustee and each Additional Senior Debt Representative from time to time party hereto, in each case, until the payment in full of all relevant Senior Obligations (other than any inchoate obligations for which no claim has been asserted) owing to such Person (and to each of its Relevant Senior Parties) under the applicable Senior Debt Document.
(vi)“Subordinated Obligations” means, in respect of an ECA Agreement and the Relevant Subordinated Parties thereunder, all obligations of the Guarantor to those Relevant Subordinated Parties (whether now existing or from time to time after the date hereof incurred, assumed, created or arising) under each Subordinated Guarantee in respect of that ECA Agreement.

(b)Except to the extent expressly permitted hereunder, the Company, the Guarantor and each Agent (on behalf of its Relevant Subordinated Parties) agrees that no payment (whether directly, by purchase, redemption or exercise of any right of setoff or otherwise) in respect of the Subordinated Obligations, whether as principal, interest or otherwise, and whether in cash, securities or other property, shall be made by or on behalf of the Guarantor under the applicable Subordinated Guarantee to which that Agent is a party or received or accepted, directly or indirectly, by or on behalf of any Subordinated Party under that Subordinated Guarantee, until the payment in full of all Senior Obligations (other than any inchoate obligations for which no claim has been asserted). In the event that any payment by, or on behalf of, or distribution of the assets or other property of, or any equity securities or debt securities issued by, the Guarantor of any kind or character, whether in cash, securities or other property, and whether directly, by purchase, redemption, exercise of any right of setoff or otherwise, including, without limitation, in connection with a plan of reorganization or other Insolvency Proceeding with respect to the Guarantor, shall be received on account of any Subordinated Obligations by or on behalf of any Subordinated Party or any Affiliate thereof at a time when such payment or distribution is prohibited by this Agreement, until the payment in full of all Senior Obligations (other than any inchoate obligations for which no claim has been asserted), then such payment or distribution that has been received by a Subordinated Party shall be held by that Subordinated Party or Affiliate in trust (segregated from other property of such Subordinated Party or Affiliate) for the benefit of, and shall forthwith be paid over to each applicable Senior Debt Representative according to the pro rata share of the Senior Obligations held by such Senior Debt Representative. If any Senior Debt Representative receives more than the pro rata share to which it is entitled pursuant to the foregoing sentence, then such Senior Debt Representative shall pay the excess over to the applicable Senior Debt Representative(s); provided that such payment shall not be payable until

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the Senior Debt Representatives have been able to determine the outstanding amount of the respective pro rata shares of the Senior Debt Representatives (such determination to be made in reliance on either the information provided by the Company pursuant to the penultimate sentence of this clause 1(b) or such other evidence as any applicable Senior Debt Representative reasonably deems satisfactory). For the avoidance of doubt, the subordination of the Subordinated Obligations to the Senior Obligations pursuant to the provisions of this Section 1 does not, and nothing contained in this Section 1 or elsewhere in this Subordination Agreement shall, limit or be deemed to limit the liability of the Company to make payments of principal, premium (if any), interest, fees, charges, expenses, indemnities, reimbursement obligations and other amounts payable in respect of any ECA Agreement as and when due. For purposes hereof, the “pro rata share” of any Person as of any time shall be determined based upon the share of the sum of the total Senior Obligations held by such Person at such time. The Company agrees to advise any Senior Debt Representative or any Subordinated Party, as the case may be, promptly upon request as to the outstanding amount of all Senior Obligations and the respective pro rata share of Senior Obligations held by each Senior Party, in order to facilitate the relevant Senior Debt Representative or the relevant Subordinated Party receiving the pro rata payment to which it is entitled or making the payment required to be paid in accordance with the foregoing (as applicable). Each Subordinated Party may conclusively rely on the aforementioned advice from the Company in complying with its obligations under this clause 1(b).

(c)The provisions of this Agreement shall continue in full force and effect notwithstanding the occurrence of an Insolvency Proceeding against the Guarantor or any of its properties or assets until the payment in full of all Senior Obligations (other than any inchoate obligations for which no claim has been asserted). Upon any distribution of the assets of the Guarantor or upon any dissolution, winding up, liquidation or reorganization of the Guarantor, whether in bankruptcy, insolvency, reorganization, arrangement or receivership proceedings or otherwise, or upon any assignment for the benefit of creditors or any other marshalling of the assets and liabilities of the Guarantor, or otherwise (any of the foregoing, an “Insolvency Proceeding”):

(i)the Senior Parties shall first be entitled to receive payment in full of the Senior Obligations (whenever arising, and including, without limitation, interest accruing after the commencement of any Insolvency Proceeding at the rate set forth in the applicable Senior Debt Documents, whether or not allowed or allowable as a claim in any such Insolvency Proceeding) (other than any inchoate obligations for which no claim has been asserted) before any Subordinated Party shall be entitled to receive any payment or distribution on account of the Subordinated Obligations, whether of principal, interest or otherwise; and
(ii)until the payment in full of all Senior Obligations (other than any inchoate obligations for which no claim has been asserted), any payment by, or on behalf of, or distribution of the assets of, or any debt or equity securities issued by, the Guarantor of any kind or character, whether in cash, securities or other property, to which any Subordinated Party would be entitled except for the provisions of this Section 1 shall be paid or delivered by the Person making such payment or distribution (whether a trustee in bankruptcy, a receiver, custodian or liquidating trustee or otherwise) directly to the applicable Senior Debt Representative(s) according to the pro rata share of the Senior Obligations held by the Relevant Senior Parties. If any Senior Debt Representative

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receives more than the pro rata share to which it is entitled pursuant to the foregoing sentence, then such Senior Debt Representative shall pay the excess over to each other applicable Senior Debt Representative, for the benefit of itself and the Relevant Senior Parties; provided that such payment shall not be payable until the Senior Debt Representatives have been able to determine the outstanding amount of all Senior Obligations and the respective pro rata shares of Senior Obligations represented by each Senior Debt Representative (such determination to be made in reliance on either the information provided by the Company pursuant to the last sentence of this clause 1(c)(ii) or such other evidence as any applicable Senior Debt Representative reasonably deems satisfactory). The Company agrees to advise any Senior Debt Representative or any Person making a payment or distribution pursuant to this clause, as the case may be, reasonably promptly upon request as to the outstanding amount of all Senior Obligations and the respective pro rata share of Senior Obligations held by each Senior Party, in order to facilitate the relevant Senior Debt Representative receiving the pro rata payment to which it is entitled or making the payment required to be paid in accordance with the foregoing (as applicable).
In addition, each Agent (in respect of its Relevant Subordinated Parties) agrees that in connection with any Insolvency Proceeding (i) each Senior Debt Representative is irrevocably authorized and empowered (in its own name or in the name of the Relevant Subordinated Parties or otherwise), but shall have no obligation, to demand, sue for, collect and receive every payment or distribution referred to in the preceding sentence and give acquittance therefor and to file claims and proofs of claim and take such other action as such Senior Debt Representative, may deem necessary or advisable for the exercise or enforcement of any of the rights or interest of the Relevant Senior Parties and (ii) to the extent that a claim has been, or is, made under a Subordinated Guarantee, each of the Relevant Subordinated Parties in respect of that Subordinated Guarantee shall duly and promptly take such action as any Senior Debt Representative may reasonably request to (A) collect amounts in respect of the applicable Subordinated Obligations for the account of the Senior Parties and to file appropriate claims or proofs of claim in respect of such Subordinated Obligations,
(B) execute and deliver to any Senior Debt Representative such documents as such Senior Debt Representative may reasonably request in order to enable such Senior Debt Representative to enforce any and all claims with respect to the applicable Subordinated Obligations for the account of the Senior Parties and (C) collect and receive any and all payments or distributions which may be payable or deliverable upon or with respect to the applicable Subordinated Obligations for the account of the Senior Parties (provided that the Company hereby agrees that it shall pay on demand all reasonable and documented out-of-pocket costs and expenses of each Relevant Subordinated Party in connection with any of the foregoing actions (including the reasonable and documented fees and expenses of counsel for each such Subordinated Party)). A copy of this Agreement may be filed with any court as evidence of the Senior Parties’ right, power and authority hereunder.

(d)The Guarantor and each Agent (on behalf of its Relevant Subordinated Parties) agree that, prior to the payment in full of all Senior Obligations (other than any inchoate obligations for which no claim has been asserted), no Relevant Subordinated Party may take any Enforcement Action against the Guarantor (it being understood that this Agreement shall not affect any Subordinated Party’s rights or remedies against any other obligor under or with respect to the applicable ECA Agreement and/or the other Loan Documents or Finance Documents (as the applicable term is defined therein)) without the prior written consent of each Senior Debt

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Representative (acting upon the direction of the requisite Relevant Senior Parties), unless any of the following apply in which case each Agent (on behalf of its Relevant Subordinated Parties) shall be permitted to take any such Enforcement Action without any requirement to obtain consent from any Senior Debt Representative:

(i)the occurrence of, with respect to the Guarantor, an Insolvency Proceeding;
or

(ii)the holders of Senior Obligations have taken any Enforcement Action in relation to the Guarantor; or

(iii)a default has occurred under the applicable ECA Agreement (a “Subordinated Debt Default”); and

(A)the Relevant Subordinated Parties have provided notice of the Subordinated Debt Default to the Senior Parties in accordance with Section 10 hereof; and

(B)a period of not less than (i) 90 days (in the case of a payment default) or (ii) 179 days (in the case of a non-payment default) has passed from the date the Senior Parties were first notified of the Subordinated Debt Default (a “Standstill Period”); and

(C)at the end of the Standstill Period, the Subordinated Debt Default is continuing and has not been waived.

For the purposes hereof, “Enforcement Action” means, any action taken by any Subordinated Party in relation to or with respect to the Guarantor under or in connection with the relevant Subordinated Guarantee granted in favor of that Subordinated Party (whether taken by the relevant creditor or creditors or an agent or trustee on its or their behalf) to: (i) demand payment under that Subordinated Guarantee of all or any part of the applicable Subordinated Obligations, (ii) recover all or any part of the applicable Subordinated Obligations (including, by exercising any rights of set-off or combination of accounts), (iii) exercise or enforce any rights under or pursuant to that Subordinated Guarantee, (iv) commence legal proceedings against the Guarantor or
(v) commence, or take any other steps which could lead to the commencement of, an Insolvency Proceeding concerning Guarantor. Notwithstanding the foregoing, each Agent (on behalf of its Relevant Subordinated Parties) agrees that no Relevant Subordinated Party may in any Insolvency Proceeding concerning Guarantor: (i) oppose any sale of assets (including bidding procedures relating thereto) with respect to the Guarantor, (ii) propose any debtor in possession financing or oppose any debtor in possession financing or use of cash collateral with respect to the Guarantor, in each case without the consent of each Senior Debt Representative, acting on behalf of itself and the Relevant Senior Parties, (iii) seek appointment of a trustee or examiner with respect to the Guarantor or (iv) propose, sponsor, vote in favor of, or otherwise support any plan of reorganization or liquidation with respect to the Guarantor unless such plan (a) provides for the payment in full of all Senior Obligations on or before the effective date of such plan or (b) each Senior Debt Representative, on behalf of the Relevant Senior Parties, has provided its prior written consent with respect to such plan.

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(e)Each Agent (on behalf of its Relevant Subordinated Parties) waives all rights of subrogation it may have with respect to the Senior Parties on account of payments made to the Senior Parties by virtue of this Agreement that would otherwise have been made to the applicable Subordinated Obligations until all amounts owing on the Senior Obligations shall be paid in full (other than any inchoate obligations for which no claim has been asserted). For the avoidance of doubt, upon the payment of the Senior Obligations (other than any inchoate obligations for which no claim has been asserted), the Relevant Subordinated Parties shall be subrogated to the rights of the Senior Parties with respect to such payments. As between and among the Guarantor, its creditors (other than the Senior Parties) and the Subordinated Parties, no such payment or distribution made to the Senior Parties by virtue of this Agreement that otherwise would have been made to the Relevant Subordinated Parties shall be deemed to be a payment by the Guarantor on account of the applicable Subordinated Obligations, it being understood that the provisions of this paragraph (e) are intended solely for the purpose of defining the relative rights of the Relevant Subordinated Parties and the Senior Parties.

(f)Each Agent (on behalf of its Relevant Subordinated Parties) and the Guarantor agree that any and all instruments or records (other than book entry records or other internal records) directly creating or evidencing the Subordinated Obligations after March 2, 2023, whether upon refunding, extension, renewal, refinancing, replacement or otherwise, shall contain the following legend:

“Notwithstanding anything contained herein to the contrary, the obligations of the Guarantor (as defined herein) under this Guarantee shall not become due or be paid or payable by the Guarantor pursuant hereto, except to the extent permitted under the Subordination Agreement, dated as of [●] (as may be amended, amended and restated, supplemented or otherwise modified from time to time), among [●], RCI Holdings LLC, The Bank of New York Mellon Trust Company, N.A., in its capacity as 2022 Trustee, The Bank of New York Mellon Trust Company, N.A., in its capacity as 2023 Trustee, and each other Senior Debt Representative (as defined therein) from time to time party thereto, which Subordination Agreement is incorporated herein with the same effect as if fully set forth herein. For the avoidance of doubt, restrictions imposed by the aforementioned Subordination Agreement on the rights of the beneficiary hereof to enforce the obligations of the Guarantor under this Guarantee shall not affect the rights of the beneficiary to enforce the obligations of the Guarantor under this Guarantee on and following such time as the aforementioned Subordination Agreement permits and those rights shall be fully preserved”;

or shall otherwise refer to and be subject in all respects to the terms of this Agreement.

(g)Notwithstanding anything to the contrary set forth herein, if for any reason (including, without limitation, in connection with any Insolvency Proceedings against any Guarantor or any of its properties or assets (or any similar proceedings against any other person)), any payment received by any Senior Party in respect of the Senior Obligations is rescinded or avoided or must otherwise be restored or returned by such Senior Party, that payment (including, without limitation, if that payment had constituted payment in full (or similar term used herein) for the purposes hereof) will not be considered to have been made for the purposes of this

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Agreement, and this Agreement will continue to be effective or will be reinstated (if necessary), as if that payment had not been made.

SECTION 2. Waivers and Consents. (a) Each Agent (on behalf of its Relevant Subordinated Parties) waives the right to compel that any assets or property of the Guarantor be applied in any particular order to discharge the Senior Obligations. Each Agent (on behalf of its Relevant Subordinated Parties) expressly waives the right to require the Senior Parties to proceed against the Guarantor, or to pursue any other remedy in any Senior Party’s power which such Relevant Subordinated Parties cannot pursue and which would lighten the burden of those Relevant Subordinated Parties, notwithstanding that the failure of any Senior Party to do so may thereby prejudice each such Relevant Subordinated Party. Each Agent (on behalf of its Relevant Subordinated Parties) agrees that it shall not be discharged, exonerated or have its obligations hereunder to the Senior Parties reduced by any Senior Party’s delay in proceeding against or enforcing any remedy against the Guarantor, by any Senior Party releasing the Guarantor from any part (but not all) of the Senior Obligations, or by the discharge of the Guarantor by operation of law or otherwise, with or without the intervention or omission of a Senior Party. A Senior Party’s vote to accept or reject any plan of reorganization relating to the Guarantor, or a Senior Party’s receipt on account of the Senior Obligations other than the payment in full thereof (other than any inchoate obligations for which no claim has been asserted) of any cash, securities or other property distributed in any bankruptcy, reorganization, or insolvency case, shall not discharge, exonerate, or reduce the obligations of any Subordinated Party hereunder to the Senior Parties.

(b)Each Agent (on behalf of its Relevant Subordinated Parties) waives all rights and defenses arising out of an election of remedies by the Senior Parties, even though that election of remedies, including any nonjudicial foreclosure with respect to security for the Senior Obligations, has impaired the value of each such Relevant Subordinated Party’s rights of subrogation, reimbursement or contribution against the Guarantor. Each Agent (on behalf of its Relevant Subordinated Parties) expressly waives any rights or defenses it may have by reason of protection afforded to the Guarantor with respect to the Senior Obligations pursuant to any anti-deficiency laws or other laws of similar import which limit or discharge the principal debtor’s indebtedness upon judicial or nonjudicial foreclosure of real property or personal property securing the Senior Obligations.

(c)Each Agent (on behalf of its Relevant Subordinated Parties) agrees that, without the necessity of any reservation of rights against it, and without notice to or further assent by it, any demand for payment of any Senior Obligations made by a Senior Party may be rescinded in whole or in part by such Senior Party, and any Senior Obligation may be continued, and the Senior Obligations, or the liability of the Guarantor or any other guarantor or any other party upon or for any part thereof or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, modified, accelerated, compromised, waived, surrendered, or released by the Senior Parties, in each case without notice to or further assent by any Relevant Subordinated Party (to the extent contemplated by the Subordinated Guarantee to which that Agent is a party), which will remain bound under this Agreement and without impairing, abridging, releasing or affecting the subordination and other agreements provided for herein.

(d)Each Agent (on behalf of its Relevant Subordinated Parties) waives any and all notice of the creation, renewal, extension or accrual of any of the Senior Obligations and notice of

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or proof of reliance by the Senior Parties upon this Agreement. The Senior Obligations, and any of them, shall be deemed conclusively to have been created, contracted or incurred and the consent given to create the obligations of the Guarantor in respect of the Subordinated Obligations in reliance upon this Agreement, and all dealings between the Guarantor and the Senior Parties shall be deemed to have been consummated in reliance upon this Agreement. Each Agent (on behalf of its Relevant Subordinated Parties) acknowledges and agrees that the Senior Parties have relied upon the subordination and other agreements provided for herein in consenting to the applicable Subordinated Obligations. Each Agent (on behalf of its Relevant Subordinated Parties) waives notice of or proof of reliance on this Agreement and protest, demand for payment and notice of default.

SECTION 3. Senior Obligations Unconditional. All rights and interests of the Senior Parties hereunder, and all agreements and obligations of each Subordinated Party and the Guarantor hereunder, shall remain in full force and effect irrespective of:

(a)any lack of validity or enforceability of the Senior Debt Documents;

(b)any change in the time, manner or place of payment of, or in any other term of, all or any of the Senior Obligations, or any amendment or waiver or other modification, whether by course of conduct or otherwise, of, or consent to departure from, the Senior Debt Documents; or

(c)any other circumstances that might otherwise constitute a defense available to, or a discharge of, the Guarantor in respect of the Senior Obligations, or of any Subordinated Party or the Guarantor in respect of this Agreement.

SECTION 4. Representations and Warranties. Each Agent represents and warrants on a several basis to each Senior Debt Representative for the benefit of the Relevant Senior Parties that:

(a)It has the power and authority to execute and deliver and to perform its obligations under this Agreement and has taken all necessary action to authorize its execution, delivery and performance of this Agreement.

(b)This Agreement has been duly executed and delivered by such Agent and constitutes a legal, valid and binding obligation of such Agent, enforceable against such Agent and its Relevant Subordinated Parties in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(c)No consent or authorization of filing with, or other act by or in respect of, any Governmental Authority, is required to be obtained or made by it in connection with the execution, delivery or performance of this Agreement.

SECTION 5. Waiver of Claims. (a) To the maximum extent permitted by law, each Agent (on behalf of its Relevant Subordinated Parties) waives any claim it might have against the Senior Parties with respect to, or arising out of, any action or failure to act or any error of judgment, negligence, or mistake or oversight whatsoever on the part of the Senior Parties or their directors,

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officers, employees, agents or Affiliates with respect to any exercise of rights or remedies under the Senior Debt Documents. Neither the Senior Parties nor any of their respective directors, officers, employees, agents or Affiliates shall be liable for failure to demand, collect or realize upon the Senior Debt Documents or for any delay in doing so.

(b) Each Agent (on behalf of its Relevant Subordinated Parties), for itself and on behalf of its successors and assigns, hereby waives any and all now existing or hereafter arising rights it may have to require the Senior Parties to marshal assets for the benefit of each such Relevant Subordinated Party, or to otherwise direct the timing, order or manner of any sale, collection or other enforcement of the Senior Obligations. The Senior Parties are under no duty or obligation, and each Agent (on behalf of the Relevant Subordinated Parties) hereby waives any right it may have to compel the Senior Parties, to pursue the Company or other Person who may be liable for the Obligations (as defined in the 2022 Indenture), the Obligations (as defined in the 2023 Indenture) or any corresponding term in any other Senior Debt Document.

SECTION 6. Further Assurances. Each Agent and the Guarantor shall, at the expense of the Company and at any time from time to time, upon the written request of any Senior Debt Representative, promptly and duly execute and deliver such further instruments and documents and take such further actions as such Senior Debt Representative reasonably may request for the purposes of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted. Upon the written request of any other party hereto, the Company shall reasonably cooperate and provide such information as may be reasonably necessary to give full effect the provisions set forth in Section 1 of this Agreement.

SECTION 7.    [Reserved].

SECTION 8. Provisions Define Relative Rights. This Agreement is intended solely for the purpose of defining the relative rights of the Senior Parties on the one hand and the Subordinated Parties and the Guarantor on the other, and neither the Company nor any other Person shall have any right, benefit or other interest under this Agreement.

SECTION 9. Powers Coupled with an Interest. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until the Senior Obligations are paid in full.

SECTION 10. Notices. Any notice or communication shall be in writing and delivered in person or mailed by first class mail addressed as follows:

if to the Company or the Guarantor:

Royal Caribbean Cruises Ltd. 1050 Caribbean Way
Miami, Florida 33132
Attn: Jason T. Liberty, Chief Executive Officer Antje M. Gibson, Vice President and Treasurer

with a copy to:

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Royal Caribbean Cruises Ltd. 1050 Caribbean Way
Miami, Florida 33132 Attn: General Counsel

if to the 2022 Trustee or the 2023 Trustee:

The Bank of New York Mellon Trust Company, N.A. 10161 Centurion Parkway North, 2nd Floor Jacksonville, Florida 32256
Attn: Corporate Trust Administration

if to any other Senior Debt Representative, to the applicable address indicated in the Additional Senior Debt Representative Joinder Agreement delivered by such Senior Debt Representative.

if to any Agent, to the applicable address indicated in Schedule I hereto or in the Additional Agent Joinder delivered by the applicable Additional Agent.

The Company, the Guarantor, any Senior Debt Representative or any Agent by notice to the other parties hereto may designate additional or different addresses for subsequent notices or communications.

Notices given by first-class mail shall be deemed given five calendar days after mailing and notices given by publication shall be deemed given on the first date on which publication is made. If a notice or communication is delivered in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 11. Counterparts. This Agreement may be executed by one or more of the parties on any number of separate counterparts, each of which shall constitute an original, but all of which taken together shall be deemed to constitute but one instrument. Delivery of an executed signature page to this Agreement by facsimile transmission or electronic.pdf delivery shall be as effective as delivery of a manually signed counterpart of this Agreement.

SECTION 12. Severability. In case any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision hereof in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 13. Integration. This Agreement represents the agreement of the Guarantor, the Company, the Subordinated Parties and the Senior Parties with respect to the subject matter hereof and there are no promises or representations by the Guarantor, the Company, the Subordinated Parties or the Senior Parties relative to the subject matter hereof not reflected herein.

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SECTION 14. Amendments in Writing; No Waiver; Cumulative Remedies. (a) None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by each Senior Debt Representative, the Guarantor, the Company and each Agent (on behalf of its Relevant Subordinated Parties).

(b)No failure to exercise, nor any delay in exercising, on the part of the Senior Parties, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

(c)The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

SECTION 15. Section Headings. The section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

SECTION 16. Successors and Assigns. This Agreement shall be binding upon the successors and assigns of the Guarantor, the Company and the Subordinated Parties and shall inure to the benefit of the Senior Parties and their respective successors and assigns.

SECTION 17. Governing Law; Jurisdiction; Consent to Service of Process. (a) THIS AGREEMENT AND ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b)EACH PARTY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST ANY OTHER PARTY OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR THE TRANSACTIONS RELATING HERETO IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

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(c)EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION 17. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

SECTION 18.    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND
(B)ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND EACH SENIOR DEBT DOCUMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 18.

SECTION 19. Termination; Survival. This Agreement and all of the covenants and other obligations of each of the parties hereto shall, and except as otherwise expressly provided by the following sentence, terminate with respect to a Senior Debt Representative (and its Relevant Senior Parties) upon, and be of no further force or effect whatsoever with respect to a Senior Debt Representative (and its Relevant Senior Parties) after, the payment in full of all of the Senior Obligations owed to such Senior Debt Representative and its Relevant Senior Parties. The agreements and obligations of each party hereto under Sections 17 and 18 hereof shall survive the termination of this Agreement and the payment in full of all Senior Obligations.

SECTION 20. Senior Debt Representative’s Rights; Agent’s Rights. In addition to its rights, protections, immunities, reliances and indemnities set forth herein, as between each Senior Debt Representative, the Company and the Guarantor, such Senior Debt Representative shall have all the rights, protections, immunities, reliances and indemnities as are provided to such Senior Debt Representative under the Senior Debt Documents to which such Senior Debt Representative is a party. In addition to any rights, protections, immunities, reliances and indemnities set forth herein, as between each Agent (and its Relevant Subordinated Parties), the Company and the Guarantor, each such Agent and its Relevant Subordinated Parties shall have all the rights, protections, immunities, reliances and indemnities (as the case may be) as are provided to such parties under the relevant ECA Agreement and the other Loan Documents or Finance Documents (as the applicable term is defined therein) (and this Agreement shall be deemed to be a Loan Document or a Finance Document, as applicable, for the purposes of each such ECA Agreement).

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SECTION 21. Several Nature of Agent’s Rights and Obligations. The obligations of each Agent under this Agreement are several and apply only in respect of itself and its Relevant Subordinated Parties. Failure by an Agent or its Relevant Subordinated Parties does not affect the obligations of any other Agent or their respective Relevant Subordinated Parties under this Agreement. Accordingly, no Agent or its Relevant Subordinated Parties shall be responsible for the obligations, actions or omissions of any other Agent or their respective Relevant Subordinated Parties.

The rights of each Agent (and its Relevant Subordinated Parties) under or in connection with this Agreement are separate and independent rights. An Agent (on behalf of its Relevant Subordinated Parties) shall be entitled to enforce its rights independently and without any action of any of the other Agents or their respective Relevant Subordinated Parties.

SECTION 22. Subordination Agreement. This Agreement constitutes a “subordination agreement” within the meaning of such term as used in section 510(a) of Title 11 of the United States Code, as amended from time to time.

SECTION 23. Additional Senior Debt Representative Joinder. Upon the execution and delivery of a joinder agreement substantially in the form attached hereto as Exhibit A with such changes, or otherwise in form and substance, reasonably satisfactory to the Company, the Guarantor, each Agent and each Senior Debt Representative (an “Additional Senior Debt Representative Joinder”), by the Person acting as representative for one or more agreements evidencing Compliant indebtedness and described as an “Additional Senior Debt Document” in the applicable Additional Senior Debt Representative Joinder (such Person in such capacity, an “Additional Senior Debt Representative”; each such agreement, an “Additional Senior Debt Document”; and such date of delivery, an “Additional Senior Debt Representative Joinder Date”), the applicable Additional Senior Debt Representative shall automatically become a party to this Agreement and be subject to the terms and conditions hereof and receive the benefits (and have the obligations) hereunder as if such Additional Senior Debt Representative was originally a party to this Agreement (as amended) as a “Senior Debt Representative”. If requested by the applicable Additional Senior Debt Representative, each of the Company, the Guarantor, each Agent, and each Senior Debt Representative will acknowledge such Additional Senior Debt Representative’s execution and delivery of its Additional Senior Debt Representative Joinder by its signature thereon. On and after the applicable Additional Senior Debt Representative Joinder Date: (i) the applicable Additional Senior Debt Representative shall constitute a “Senior Debt Representative” hereunder; (ii) each applicable Additional Senior Debt Document shall constitute a “Senior Debt Document” hereunder; (iii) the Guarantor’s guarantee of the Company’s obligations under each applicable Additional Senior Debt Document shall constitute Senior Obligations hereunder; and
(iv)each of the applicable Additional Senior Debt Representative and the holders of the obligations for which such Additional Senior Debt Representative acts as representative shall be deemed to be a Senior Party hereunder with the same rights and obligations hereunder as any Senior Party.

SECTION 24. Additional Agent Joinder. Upon the execution and delivery of a joinder agreement substantially in the form attached hereto as Exhibit B, with such changes, or otherwise in form and substance, reasonably satisfactory to the Company, the Guarantor, each Agent and each Senior Debt Representative (an “Additional Agent Joinder”), by the Person acting as facility

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agent or administrative agent, as applicable, for one or more facility agreements described as an “Additional ECA Agreement” in the applicable Additional Agent Joinder (such Person in such capacity, an “Additional Agent”; each such facility agreement, an “Additional ECA Agreement”; and such date of delivery, an “Additional Agent Joinder Date”), the applicable Additional Agent shall automatically become a party to this Agreement and be subject to the terms and conditions hereof and receive the benefits (and have the obligations) hereunder as if such Additional Agent was originally a party to this Agreement as an “Agent”. If requested by the applicable Additional Agent, each of the Company, the Guarantor, each Agent, and each Senior Debt Representative will acknowledge such Additional Agent’s execution and delivery of its Additional Agent Joinder by its signature thereon. On and after the applicable Additional Agent Joinder Date: (i) the applicable Additional Agent shall constitute an “Agent” hereunder; (ii) each applicable Additional ECA Agreement shall constitute an “ECA Agreement” hereunder; (iii) the Guarantor’s guarantee of the Company’s obligations under each applicable Additional ECA Agreement shall constitute a “Subordinated Guarantee” hereunder and be subordinated to the Senior Obligations on the basis set out in this Agreement; and (iv) each of the applicable Additional Agent and the applicable ECA Parties shall be deemed to be a Subordinated Party hereunder with the same rights and obligations hereunder as any Subordinated Party.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

[AGENT], as Agent

By:
Name:
Title:

[AGENT], as Agent

By:
Name:
Title:
RCI HOLDINGS LLC, as the Guarantor By:
Name:
Title:

ROYAL CARIBBEAN CRUISES LTD.,
as the Company

By:
Name:
Title:

THE BANK OF NEW YORK MELLON
TRUST COMPANY, N.A., not in its individual capacity, but solely in its capacity as 2022 Trustee and 2023 Trustee

By:
Name:
Title:

[Signature Page to Subordination Agreement]

THE BANK OF NEW YORK MELLON
TRUST COMPANY, N.A., not in its individual capacity, but solely in its capacity as Additional Senior Debt Representative

By:
Name:
Title:

[Signature Page to Subordination Agreement]

Schedule I1

ECA AGREEMENTS

    ECA Facility        Agent        Address

1 To be updated (as applicable) prior to execution.

Exhibit A

[FORM OF] ADDITIONAL SENIOR DEBT REPRESENTATIVE JOINDER AGREEMENT

This ADDITIONAL SENIOR DEBT REPRESENTATIVE JOINDER AGREEMENT,
dated as of [●], 202[●] (this “Joinder”), to that certain SUBORDINATION AGREEMENT, dated as of [●] (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Subordination Agreement”), by and among each Senior Debt Representative and Agent from time to time party thereto, RCI HOLDINGS LLC, a limited liability company formed and existing under the laws of Liberia, and ROYAL CARIBBEAN CRUISES LTD., a corporation incorporated and existing under the laws of Liberia, is being executed and delivered by [ADDITIONAL SENIOR DEBT REPRESENTATIVE], in its capacity as [ ] (in such capacity, together with its successors and assigns in such capacity, the “Additional Senior Debt Representative”) under [ ] and [ ] (each, as amended, amended and restated, supplemented, refinanced or otherwise modified, in whole or in part, from time to time, an “Additional Senior Debt Document”), for the benefit of [ ] (collectively, in such capacity, together with each of their respective successors and assigns in such capacity, the “Additional Senior Debt Holders”), in accordance with the provisions of the Subordination Agreement.

Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Subordination Agreement.

The Additional Senior Debt Representative hereby agrees to become a party to the Subordination Agreement and be subject to the terms and conditions thereof and receive the benefits (and have the obligations) thereunder as if originally a party to the Subordination Agreement. On and after the Additional Senior Debt Representative Joinder Date: (i) the Additional Senior Debt Representative shall constitute a “Senior Debt Representative” under the Subordination Agreement; (ii) each Additional Senior Debt Document shall constitute a “Senior Debt Document” under the Subordination Agreement; (iii) the Guarantor’s guarantee of the Company’s obligations under each Additional Senior Debt Document shall constitute Senior Obligations under the Subordination Agreement; and (iv) each of the Additional Senior Debt Representative and the Additional Senior Debt Holders shall be deemed to be a Senior Party under the Subordination Agreement with the same rights and obligations thereunder as any Senior Party.

The provisions of Sections 11, 17 and 18 of the Subordination Agreement are hereby incorporated mutatis mutandis as if fully set forth in this Joinder.

IN WITNESS WHEREOF, the undersigned has caused this Joinder to be duly executed and delivered as of    (the “Additional Senior Debt Representative Joinder Date”).

[ADDITIONAL SENIOR DEBT
REPRESENTATIVE], as the Additional Senior Debt Representative

Exhibit A

By:
Name:
Title:
Address:

Exhibit A

ACKNOWLEDGED BY:

[AGENT], as Agent

By:
Name:
Title:

[AGENT], as Agent

By:
Name:
Title:

Exhibit A

ACKNOWLEDGED BY:
RCI HOLDINGS LLC, as the Guarantor By:
Name:
Title:

ROYAL CARIBBEAN CRUISES LTD.,
as the Company

By:
Name:
Title:

Exhibit A

ACKNOWLEDGED BY:

[SENIOR DEBT REPRESENTATIVE],
as a Senior Debt Representative

By:
Name:
Title:

[SENIOR DEBT REPRESENTATIVE],
as a Senior Debt Representative

By:
Name:
Title:

Exhibit A

Exhibit B

[FORM OF] ADDITIONAL AGENT JOINDER

This ADDITIONAL AGENT JOINDER, dated as of [●], 202[●] (this “Joinder”), to that certain SUBORDINATION AGREEMENT, dated as of [●] (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Subordination Agreement”), by and among each Senior Debt Representative and Agent from time to time party thereto, RCI HOLDINGS LLC, a limited liability company formed and existing under the laws of Liberia, and ROYAL CARIBBEAN CRUISES LTD., a corporation incorporated and existing under the laws of Liberia, is being executed and delivered by [NEW AGENT], in its capacity as [ ] (in such capacity, together with its successors and assigns in such capacity, the “Additional Agent”) under [ ] (as amended, amended and restated, supplemented, refinanced or otherwise modified, in whole or in part, from time to time, the “Additional ECA Agreement”), in accordance with the provisions of the Subordination Agreement.

Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Subordination Agreement.

The Additional Agent hereby agrees to become a party to the Subordination Agreement and be subject to the terms and conditions thereof and receive the benefits (and have the obligations) thereunder as if originally a party to the Subordination Agreement. On and after the Additional Agent Joinder Date: (i) the Additional Agent shall constitute an “Agent” under the Subordination Agreement; (ii) the Additional ECA Agreement shall constitute an “ECA Agreement” under the Subordination Agreement; (iii) the Guarantor’s guarantee of the Company’s obligations under the Additional ECA Agreement shall constitute a “Subordinated Guarantee” under the Subordination Agreement and be subordinated to the Senior Obligations; and (iv) each of the Additional Agent and the applicable ECA Parties shall be deemed to be a Subordinated Party under the Subordination Agreement with the same rights and obligations thereunder as any Subordinated Party.

The provisions of Sections 11, 17 and 18 of the Subordination Agreement are hereby incorporated mutatis mutandis as if fully set forth in this Joinder.

IN WITNESS WHEREOF, the undersigned has caused this Joinder to be duly executed and delivered as of    (the “Additional Agent Joinder Date”).

[NEW AGENT], as Additional Agent

By:
Name:
Title:
Address:

Exhibit B

ACKNOWLEDGED BY:

[AGENT], as Agent

By:
Name:
Title:

[AGENT], as Agent

By:
Name:
Title:

Exhibit B

ACKNOWLEDGED BY:
RCI HOLDINGS LLC, as the Guarantor By:
Name:
Title:

ROYAL CARIBBEAN CRUISES LTD.,
as the Company

By:
Name:
Title:

Exhibit B

ACKNOWLEDGED BY:

[SENIOR DEBT REPRESENTATIVE],
as a Senior Debt Representative

By:
Name:
Title:

[SENIOR DEBT REPRESENTATIVE],
as a Senior Debt Representative

By:          Name:
Title:

Exhibit B

Exhibit K

[FORM OF] SUBORDINATION AGREEMENT

SUBORDINATION AGREEMENT, dated as of [●] (this “Agreement”), by and among each Agent (as defined below), in its capacity as facility agent under the applicable ECA Agreement (as defined below), ROYAL CARIBBEAN CRUISES LTD., a corporation incorporated and existing under the laws of Liberia (the “Company”), the subsidiaries of the Company listed in Schedule I hereto (each, a “Guarantor”, and collectively, the “Guarantors”) and [ADMINISTRATIVE AGENT], in its capacity as [administrative agent] under the Credit Agreement (as defined below) (the “Administrative Agent”), for the benefit of the Lenders (as defined below).

The Company, the Administrative Agent and certain lenders from time to time thereunder (the “Lenders” and referred to herein, collectively with the Administrative Agent, as the “Senior Parties”) are party to that certain [CREDIT AGREEMENT], dated as of [●] (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).

Pursuant to each agreement listed in Schedule III hereto (collectively, as amended, amended and restated, supplemented or otherwise modified, in whole or in part, from time to time, the “ECA Agreements”, and each an “ECA Agreement”), (a) RCL Cruise Holdings LLC, Torcatt Enterprises Limitada, RCL Holdings Cooperatief U.A., RCL Cruises Ltd., and RCL Investments Ltd. are required to execute and deliver to each facility agent (as listed in Schedule III hereto, the “Agents”, and each an “Agent”) for the benefit of the lenders under each of the ECA Agreements to which that Agent is a party (the Agents and the lenders under the ECA Agreements being the “ECA Parties”) a guarantee of the obligations of the Company under each such ECA Agreement, each of which guarantees are dated as of [●], but each such guarantee must be subordinated to the Senior Obligations (as defined below) and (b) RCI Holdings LLC (“RCI”) is required to execute and deliver to each Agent for the benefit of the relevant ECA Parties a guarantee of the obligations of the Company under each relevant ECA Agreement, each of which guarantees are dated as of [●], but each such guarantee must be subordinated to the Senior Obligations (collectively, as amended, amended and restated, supplemented or otherwise modified, in whole or in part, from time to time, the “Subordinated Guarantees”, and each a “Subordinated Guarantee”).

The Guarantors’ execution and delivery of each Subordinated Guarantee in favor of an Agent, for the benefit of the applicable ECA Parties, is conditioned upon the execution and delivery by the Company, each Guarantor and that Agent, for the benefit of the applicable ECA Parties, of this Agreement pursuant to which each of the Agents and the ECA Parties (each such Agent and all such ECA Parties, together with each of their respective successors and assigns, collectively, the “Subordinated Parties”) agree, and with respect to each ECA Agreement on a several basis, to subordinate their respective rights with respect to the Subordinated Obligations (as defined below) to the rights of the Senior Parties with respect to the Senior Obligations, all on the terms set forth herein.

Accordingly, each Agent (on behalf of its Relevant Subordinated Parties (as defined below)), the Company, each Guarantor and the Administrative Agent, on behalf of the Senior Parties (and each of their respective successors or assigns), hereby agrees as follows:

SECTION 1. Subordination.

(a)Each Agent (on behalf of itself and its other Relevant Subordinated Parties) hereby agrees, on a several basis, that all of their respective right, title and interest in and to the Subordinated Obligations shall be subordinate and junior in right of payment to the rights of the Senior Parties in respect of the obligations of each Guarantor (whether now existing or from time to time after the date hereof incurred, assumed, created or arising) arising under the Senior Debt Documents (as defined below), including the payment of principal, premium (if any), interest (including, without limitation, interest accruing on or after the filing of any Insolvency Proceeding (as defined below) relating to the Company or any Guarantor pursuant to the terms of the Senior Debt Documents, whether or not a claim for post-filing interest is allowed or allowable in any such Insolvency Proceeding), fees, charges, expenses, indemnities, reimbursement obligations and all other amounts payable thereunder or in respect thereof, in each case whether or not any of the foregoing is allowed or allowable as a claim in any Insolvency Proceeding (collectively, the “Senior Obligations”). For the avoidance of doubt, (1) “payment in full” (or similar term used herein) of the Senior Obligations will not be deemed to have occurred so long as any Obligations under and as defined in the Senior Debt Documents remain outstanding (other than any inchoate obligations for which no claim has been asserted) and (2) nothing herein shall or shall be deemed to affect, alter or impair the rights of the Subordinated Parties under the relevant ECA Agreement and the Loan Documents or the Finance Documents (as the applicable term is defined in the relevant ECA Agreement) other than with respect to the Subordinated Guarantees entered into in connection with that ECA Agreement.

For purposes hereof:

(i)“Relevant Subordinated Parties” means, in respect of an Agent, the Subordinated Parties under or in connection with the ECA Agreement pursuant to which that Agent has been appointed in such capacity.

(ii)“Senior Debt Documents” means the Credit Agreement, that certain Guaranty, dated as of [●], made by RCL Cruise Holdings LLC, Torcatt Enterprises Limitada, RCL Holdings Cooperatief U.A., RCL Cruises Ltd., and RCL Investments Ltd. in favor of the Administrative Agent on behalf of the Lenders, and that certain Guaranty, dated as of [●], made by RCI in favor of the Administrative Agent on behalf of the Lenders, and any related promissory notes, in each case, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

(iii)“Subordinated Obligations” means, in respect of an ECA Agreement and the Relevant Subordinated Parties thereunder, all obligations of the Guarantors to those Relevant Subordinated Parties (whether now existing or from time to time after the date hereof incurred, assumed, created or arising) under each Subordinated Guarantee in respect of that ECA Agreement.

(b)Except to the extent expressly permitted hereunder, the Company, each Guarantor and each Agent (on behalf of its Relevant Subordinated Parties) agrees that no payment (whether directly, by purchase, redemption or exercise of any right of setoff or otherwise) in respect of the Subordinated Obligations, whether as principal, interest or otherwise, and whether in cash,

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securities or other property, shall be made by or on behalf of any Guarantor under the applicable Subordinated Guarantee or received or accepted, directly or indirectly, by or on behalf of any Subordinated Party under that Subordinated Guarantee, until the payment in full in cash of all Senior Obligations (other than any inchoate obligations for which no claim has been asserted). In the event that any payment by, or on behalf of, or distribution of the assets or other property of, or any equity securities or debt securities issued by, any Guarantor of any kind or character, whether in cash, securities or other property, and whether directly, by purchase, redemption, exercise of any right of setoff or otherwise, including, without limitation, in connection with a plan of reorganization or other Insolvency Proceeding with respect to any Guarantor, shall be received on account of any Subordinated Obligations by or on behalf of any Subordinated Party or any Affiliate thereof at a time when such payment or distribution is prohibited by this Agreement, then such payment or distribution that has been received by a Subordinated Party shall be held by that Subordinated Party or Affiliate in trust (segregated from other property of such Subordinated Party or Affiliate) for the benefit of, and shall forthwith be paid over to the Administrative Agent as representative for the Senior Obligations and each agent, trustee or other representative for the Pari Passu Obligations, according to the pro rata share of the Senior Obligations represented by the Administrative Agent and the Pari Passu Obligations held by such agent, trustee or other representative and the other obligees under the applicable agreement until the payment in full in cash of all Senior Obligations (other than any inchoate obligations for which no claim has been asserted); provided, if the applicable Guarantor is RCI and RCI continues to guarantee any obligations outstanding under any of the Unsecured Note Indebtedness or any Permitted Refinancing thereof (as each such term is defined in the ECA Agreement as in effect on the date hereof) in respect thereof (collectively, the “Senior RCI Obligations”), then such payment or distribution shall be held by such Subordinated Party or Affiliate in trust (segregated from other property of such Subordinated Party or Affiliate) for the benefit of, and shall forthwith be paid over to, the relevant agent, trustee or other representative for the Senior RCI Obligations to the extent required under any other subordination agreement to which RCI is a party at such time. If the Administrative Agent receives more than the pro rata share to which it is entitled pursuant to the foregoing sentence, then the Administrative Agent shall pay the excess over to the applicable agent, trustee or other representative for the Pari Passu Obligations; provided that such payment shall not be payable until the Administrative Agent has been able to determine the outstanding amount of all Pari Passu Obligations and the respective pro rata share of Senior Obligations represented by the Administrative Agent and Pari Passu Obligations held by each agent, trustee or other representative for the Pari Passu Obligations (such determination to be made in reliance on either the information provided by the Company pursuant to the penultimate sentence of this clause 1(b) or such other evidence as the Administrative Agent reasonably deems satisfactory). For the avoidance of doubt, the subordination of the Subordinated Obligations to the Senior Obligations pursuant to the provisions of this Section 1 does not, and nothing contained in this Section 1 or elsewhere in this Subordination Agreement shall, limit or be deemed to limit the liability of the Company to make payments of principal, premium (if any), interest, fees, charges, expenses, indemnities, reimbursement obligations and other amounts payable in respect of any ECA Agreement as and when due. The Company agrees to advise the Administrative Agent or any Subordinated Party, as the case may be, promptly upon request as to the outstanding amount of all Pari Passu Obligations and the respective pro rata share of Senior Obligations represented by the Administrative Agent and Pari Passu Obligations held (or represented) by each agent, trustee or other representative for the Pari Passu Obligations, in order to facilitate the

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Administrative Agent, each agent, trustee or other representative for the Pari Passu Obligations or the relevant Subordinated Party receiving the pro rata payment to which it is entitled or making the payment required to be paid in accordance with the foregoing (as applicable). Each Subordinated Party may conclusively rely on the aforementioned advice from the Company in complying with its obligations under this clause 1(b).

For purposes hereof:

(i)“Pari Passu Obligations” means the obligations of the Company listed in Schedule II hereto (each such agreement, as it may be amended, amended and restated, supplemented or otherwise modified from time to time) and under credit card processing arrangements or other similar payment processing arrangements.

(ii)the “pro rata share” of any Person as of any time shall be determined based upon the share of the sum of the total Pari Passu Obligations held by such Person at such time.

(c)The provisions of this Agreement shall continue in full force and effect notwithstanding the occurrence of an Insolvency Proceeding against any Guarantor or any of its properties or assets until the payment in full in cash of all Senior Obligations (other than any inchoate obligations for which no claim has been asserted). Upon any distribution of the assets of any Guarantor or upon any dissolution, winding up, liquidation or reorganization of any Guarantor, whether in bankruptcy, insolvency, reorganization, arrangement or receivership proceedings or otherwise, or upon any assignment for the benefit of creditors or any other marshalling of the assets and liabilities of any Guarantor, or otherwise (any of the foregoing, an “Insolvency Proceeding”):

(i)the Senior Parties shall first be entitled to receive payment in full in cash of the Senior Obligations (whenever arising, and including, without limitation, interest accruing after the commencement of any Insolvency Proceeding at the rate set forth in the applicable Senior Debt Documents whether or not allowed or allowable as a claim in any such Insolvency Proceeding) (other than any inchoate obligations for which no claim has been asserted) before any Subordinated Party shall be entitled to receive any payment or distribution on account of the Subordinated Obligations, whether of principal, interest or otherwise; and

(ii)until the payment in full of all Senior Obligations (other than any inchoate obligations for which no claim has been asserted), any payment by, or on behalf of, or distribution of the assets of, or any debt or equity securities issued by, such Guarantor of any kind or character, whether in cash, securities or other property, to which any Subordinated Party would be entitled except for the provisions of this Section 1 shall be paid or delivered by the Person making such payment or distribution (whether a trustee in bankruptcy, a receiver, custodian or liquidating trustee or otherwise) directly to the Administrative Agent representing the Senior Obligations and each agent, trustee or other representative for the Pari Passu Obligations, according to the pro rata share of the Senior Obligations represented by the Administrative Agent and the Pari Passu Obligations held by such agent, trustee or other representative and the other obligees under the applicable agreement; provided, if the applicable Guarantor is RCI and RCI continues to guarantee

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any obligations outstanding under any of the Senior RCI Obligations, then such payment or distribution shall be paid or delivered by the Person making such payment or distribution (whether a trustee in bankruptcy, a receiver, custodian or liquidating trustee or otherwise) directly to, the relevant agent, trustee or other representative for the Senior RCI Obligations to the extent required under any other subordination agreement to which RCI is a party at such time. If the Administrative Agent receives more than the pro rata share to which it is entitled pursuant to the foregoing sentence, then the Administrative Agent shall pay the excess over to the applicable agent, trustee or other representative for the Pari Passu Obligations; provided that such payment shall not be payable until the Administrative Agent has been able to determine the outstanding amount of all Pari Passu Obligations and the respective pro rata share of Senior Obligations represented by the Administrative Agent and Pari Passu Obligations held by each agent, trustee or other representative for the Pari Passu Obligations (such determination to be made in reliance on either the information provided by the Company pursuant to the last sentence of this clause 1(c)(ii) or such other evidence as the Administrative Agent reasonably deems satisfactory). The Company agrees to advise the Administrative Agent or any Person making a payment or distribution pursuant to this clause, as the case may be, reasonably promptly upon request as to the outstanding amount of all Pari Passu Obligations and the respective pro rata share of Senior Obligations represented by the Administrative Agent and Pari Passu Obligations held (or represented) by each agent, trustee or other representative for the Pari Passu Obligations, in order to facilitate the Administrative Agent, each agent, trustee or other representative for the Pari Passu Obligations receiving the pro rata payment to which it is entitled or making the payment required to be paid in accordance with the foregoing (as applicable).

In addition, each Agent (in respect of its Relevant Subordinated Parties) agrees that in connection with any Insolvency Proceeding (i) the Administrative Agent, on behalf of the Senior Parties, is irrevocably authorized and empowered (in its own name or in the name of the Relevant Subordinated Parties or otherwise), but shall have no obligation, to demand, sue for, collect and receive every payment or distribution referred to in the preceding sentence and give acquittance therefor and to file claims and proofs of claim and take such other action as the Administrative Agent may deem necessary or advisable for the exercise or enforcement of any of the rights or interest of the Senior Parties and (ii) to the extent that a claim has been, or is, made under a Subordinated Guarantee, each of the Relevant Subordinated Parties in respect of that Subordinated Guarantee shall duly and promptly take such action as the Administrative Agent, on behalf of the Senior Parties, may reasonably request to (A) collect amounts in respect of the applicable Subordinated Obligations for the account of the Senior Parties and to file appropriate claims or proofs of claim in respect of such Subordinated Obligations, (B) execute and deliver to the Administrative Agent such documents as the Administrative Agent, on behalf of the Senior Parties, may reasonably request in order to enable the Administrative Agent to enforce any and all claims with respect to the applicable Subordinated Obligations for the account of the Senior Parties and
(C)collect and receive any and all payments or distributions which may be payable or deliverable upon or with respect to the applicable Subordinated Obligations for the account of the Senior Parties (provided that the Company hereby agrees that it shall pay on demand all reasonable and documented out-of-pocket costs and expenses of each Relevant Subordinated Party in connection with any of the foregoing actions (including the reasonable and documented fees and expenses of counsel for each such Subordinated Party)). A copy of this Agreement may be filed with any court as evidence of the Senior Parties’ right, power and authority hereunder.

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(d)Each Guarantor and each Agent (on behalf of its Relevant Subordinated Parties) agrees that, prior to the payment in full in cash of all Senior Obligations (other than any inchoate obligations for which no claim has been asserted), no Relevant Subordinated Party may take any Enforcement Action against any Guarantor (it being understood that this Agreement shall not affect any Subordinated Party’s rights or remedies against any other obligor under or with respect to the applicable ECA Agreement and/or the other Loan Documents or Finance Documents (as the applicable term is defined therein)) without the prior written consent of the Administrative Agent (acting upon the direction of the Required Lenders (as defined in the Credit Agreement)), unless any of the following apply in which case each Agent (on behalf of its Relevant Subordinated Parties) shall be permitted to take any such Enforcement Action without any requirement to obtain consent from the Administrative Agent:

(i)the occurrence of, with respect to such Guarantor, an Insolvency Proceeding; or

(ii)the holders of Senior Obligations have taken any Enforcement Action in relation to such Guarantor; or

(iii)a default has occurred under the applicable ECA Agreement (a “Subordinated Debt Default”); and

(A)the Relevant Subordinated Parties have provided notice of the Subordinated Debt Default to the Senior Parties in accordance with Section 10 hereof; and

(B)a period of not less than (i) 90 days (in the case of a payment default) or (ii) 179 days (in the case of a non-payment default) has passed from the date the Senior Parties were first notified of the Subordinated Debt Default (a “Standstill Period”); and

(C)at the end of the Standstill Period, the Subordinated Debt Default is continuing and has not been waived.

For the purposes hereof, “Enforcement Action” means, any action taken by any Subordinated Party in relation to or with respect to any Guarantor under or in connection with the relevant Subordinated Guarantee granted in favor of that Subordinated Party (whether taken by the relevant creditor or creditors or an agent or trustee on its or their behalf) to: (i) demand payment under that Subordinated Guarantee of all or any part of the applicable Subordinated Obligations,
(ii) recover all or any part of the applicable Subordinated Obligations (including, by exercising any rights of set-off or combination of accounts), (iii) exercise or enforce any rights under or pursuant to that Subordinated Guarantee, (iv) commence legal proceedings against such Guarantor or (v) commence, or take any other steps which could lead to the commencement of, an Insolvency Proceeding concerning such Guarantor. Notwithstanding the foregoing, each Agent (on behalf of its Relevant Subordinated Parties) agrees that it will not and no Relevant Subordinated Party may in any Insolvency Proceeding concerning any Guarantor: (i) oppose any sale of assets (including bidding procedures relating thereto) with respect to such Guarantor, (ii) propose any debtor in possession financing or oppose any debtor in possession financing or use of cash collateral with

6

respect to such Guarantor, in each case without the consent of the Administrative Agent, acting on behalf of the Senior Parties, (iii) seek appointment of a trustee or examiner with respect to such Guarantor or (iv) propose, sponsor, vote in favor of, or otherwise support any plan of reorganization or liquidation with respect to such Guarantor unless such plan (a) provides for the payment in full in cash of all Senior Obligations on or before the effective date of such plan or
(b)the Administrative Agent, on behalf of the Lenders, has provided its prior written consent with respect to such plan.

(e)Each Agent (on behalf of its Relevant Subordinated Parties) waives all rights of subrogation it may have with respect to the Senior Parties on account of payments made to the Senior Parties by virtue of this Agreement that would otherwise have been made to the applicable Subordinated Obligations until all amounts owing on the Senior Obligations shall be paid in full in cash (other than any inchoate obligations for which no claim has been asserted). For the avoidance of doubt, upon the payment in cash of the Senior Obligations (other than any inchoate obligations for which no claim has been asserted), the Relevant Subordinated Parties shall be subrogated to the rights of the Senior Parties with respect to such payments. As between and among any Guarantor, its creditors (other than the Senior Parties) and the Subordinated Parties, no such payment or distribution made to the Senior Parties by virtue of this Agreement that otherwise would have been made to the Relevant Subordinated Parties shall be deemed to be a payment by such Guarantor on account of the applicable Subordinated Obligations, it being understood that the provisions of this paragraph (e) are intended solely for the purpose of defining the relative rights of the Relevant Subordinated Parties and the Senior Parties.

(f)Each Agent (on behalf of its Relevant Subordinated Parties) and each Guarantor agree that any and all instruments or records (other than book entry records or other internal records) now or hereafter directly creating or evidencing the Subordinated Obligations, whether upon refunding, extension, renewal, refinancing, replacement or otherwise, shall contain the following legend:

“Notwithstanding anything contained herein to the contrary, the obligations of the Guarantors (as defined herein) under this Guarantee shall not become due or be paid or payable by any Guarantor pursuant hereto, except to the extent permitted under the Subordination Agreement, dated as of [●], 2020, among [AGENT], RCL Cruise Holdings LLC, Torcatt Enterprises Limitada, RCL Holdings Cooperatief U.A., RCL Cruises Ltd., RCL Investments Ltd., RCI Holdings LLC, and [ADMINISTRATIVE AGENT], in its capacity as Administrative Agent, which Subordination Agreement is incorporated herein with the same effect as if fully set forth herein. For the avoidance of doubt, restrictions imposed by the aforementioned Subordination Agreement on the rights of the beneficiary hereof to enforce the obligations of the Guarantors under this Guarantee shall not affect the rights of the beneficiary to enforce the obligations of the Guarantors under this Guarantee on and following such time as the aforementioned Subordination Agreement permits and those rights shall be fully preserved”;

or shall otherwise refer to and be subject in all respects to the terms of this Agreement.

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SECTION 2. Waivers and Consents. (a) Each Agent (on behalf of its Relevant Subordinated Parties) waives the right to compel that any assets or property of any Guarantor be applied in any particular order to discharge the Senior Obligations. Each Agent (on behalf of its Relevant Subordinated Parties) expressly waives the right to require the Senior Parties to proceed against any Guarantor, or to pursue any other remedy in any Senior Party’s power which such Relevant Subordinated Parties cannot pursue and which would lighten the burden of those Relevant Subordinated Parties, notwithstanding that the failure of any Senior Party to do so may thereby prejudice each such Relevant Subordinated Party. Each Agent (on behalf of its Relevant Subordinated Parties) agrees that it shall not be discharged, exonerated or have its obligations hereunder to the Senior Parties reduced by any Senior Party’s delay in proceeding against or enforcing any remedy against any Guarantor, by any Senior Party releasing any Guarantor from any part (but not all) of the Senior Obligations, or by the discharge of any Guarantor by operation of law or otherwise, with or without the intervention or omission of a Senior Party. A Senior Party’s vote to accept or reject any plan of reorganization relating to any Guarantor, or a Senior Party’s receipt on account of the Senior Obligations other than the payment in full in cash thereof (other than any inchoate obligations for which no claim has been asserted) of any cash, securities or other property distributed in any bankruptcy, reorganization, or insolvency case, shall not discharge, exonerate, or reduce the obligations of any Subordinated Party hereunder to the Senior Parties.

(b)Each Agent (on behalf of its Relevant Subordinated Parties) waives all rights and defenses arising out of an election of remedies by the Senior Parties, even though that election of remedies, including any nonjudicial foreclosure with respect to security for the Senior Obligations, has impaired the value of each such Relevant Subordinated Party’s rights of subrogation, reimbursement or contribution against any Guarantor. Each Agent (on behalf of its Relevant Subordinated Parties) expressly waives any rights or defenses it may have by reason of protection afforded to any Guarantor with respect to the Senior Obligations pursuant to any anti-deficiency laws or other laws of similar import which limit or discharge the principal debtor’s indebtedness upon judicial or nonjudicial foreclosure of real property or personal property securing the Senior Obligations.

(c)Each Agent (on behalf of the Relevant Subordinated Parties) agrees that, without the necessity of any reservation of rights against it, and without notice to or further assent by it, any demand for payment of any Senior Obligations made by a Senior Party may be rescinded in whole or in part by such Senior Party, and any Senior Obligation may be continued, and the Senior Obligations, or the liability of any Guarantor or any other guarantor or any other party upon or for any part thereof or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, modified, accelerated, compromised, waived, surrendered, or released by the Senior Parties, in each case without notice to or further assent by any Relevant Subordinated Party (to the extent contemplated by the Subordinated Guarantee to which that Agent is a party), which will remain bound under this Agreement and without impairing, abridging, releasing or affecting the subordination and other agreements provided for herein.

(d)Each Agent (on behalf of its Relevant Subordinated Parties) waives any and all notice of the creation, renewal, extension or accrual of any of the Senior Obligations and notice of or proof of reliance by the Senior Parties upon this Agreement. The Senior Obligations, and any of them, shall be deemed conclusively to have been created, contracted or incurred and the consent

8

given to create the obligations of each Guarantor in respect of the Subordinated Obligations in reliance upon this Agreement, and all dealings between each Guarantor and the Senior Parties shall be deemed to have been consummated in reliance upon this Agreement. Each Agent (on behalf of its Relevant Subordinated Parties) acknowledges and agrees that the Senior Parties have relied upon the subordination and other agreements provided for herein in consenting to the applicable Subordinated Obligations. Each Agent (on behalf of its Relevant Subordinated Parties) waives notice of or proof of reliance on this Agreement and protest, demand for payment and notice of default.

SECTION 3. Senior Obligations Unconditional. All rights and interests of the Senior Parties hereunder, and all agreements and obligations of each Subordinated Party and each Guarantor hereunder, shall remain in full force and effect irrespective of:

(a)any lack of validity or enforceability of the Senior Debt Documents;

(b)any change in the time, manner or place of payment of, or in any other term of, all or any of the Senior Obligations, or any amendment or waiver or other modification, whether by course of conduct or otherwise, of, or consent to departure from, the Senior Debt Documents; or

(c)any other circumstances that might otherwise constitute a defense available to, or a discharge of, any Guarantor in respect of the Senior Obligations, or of any Subordinated Party or any Guarantor in respect of this Agreement.

SECTION 4. Representations and Warranties. Each Agent represents and warrants on a several basis to the Administrative Agent for the benefit of the Senior Parties that:

(a)It has the power and authority to execute and deliver and to perform its obligations under this Agreement and has taken all necessary action to authorize its execution, delivery and performance of this Agreement.

(b)This Agreement has been duly executed and delivered by such Agent and constitutes a legal, valid and binding obligation of such Agent, enforceable against such Agent and its Relevant Subordinated Party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(c)No consent or authorization of filing with, or other act by or in respect of, any Governmental Authority, is required to be obtained or made by it in connection with the execution, delivery or performance of this Agreement.

SECTION 5. Waiver of Claims. (a) To the maximum extent permitted by law, each Agent (on behalf of its Relevant Subordinated Parties) waives any claim it might have against the Senior Parties with respect to, or arising out of, any action or failure to act or any error of judgment, negligence, or mistake or oversight whatsoever on the part of the Senior Parties or their directors, officers, employees, agents or Affiliates with respect to any exercise of rights or remedies under the Senior Debt Documents. Neither the Senior Parties nor any of their respective directors,

9

officers, employees, agents or Affiliates shall be liable for failure to demand, collect or realize upon the Senior Debt Documents or for any delay in doing so.

(b) Each Agent (on behalf of its Relevant Subordinated Parties), for itself and on behalf of its successors and assigns, hereby waives any and all now existing or hereafter arising rights it may have to require the Senior Parties to marshal assets for the benefit of each such Relevant Subordinated Party, or to otherwise direct the timing, order or manner of any sale, collection or other enforcement of the Senior Obligations. The Senior Parties are under no duty or obligation, and each Agent (on behalf of the Relevant Subordinated Parties) hereby waives any right it may have to compel the Senior Parties, to pursue the Company or other Person who may be liable for the Obligations (as defined in the Credit Agreement).

SECTION 6. Further Assurances. Each Agent and each Guarantor shall, at the expense of the Company and at any time from time to time, upon the written request of the Administrative Agent, promptly and duly execute and deliver such further instruments and documents and take such further actions as the Administrative Agent reasonably may request for the purposes of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted. Upon the written request of any other party hereto, the Company shall reasonably cooperate and provide such information as may be reasonably necessary to give full effect the provisions set forth in Section 1 of this Agreement.

SECTION 7. [Reserved].

SECTION 8. Provisions Define Relative Rights. This Agreement is intended solely for the purpose of defining the relative rights of the Senior Parties on the one hand and the Subordinated Parties and each Guarantor on the other, and neither the Company nor any other Person shall have any right, benefit or other interest under this Agreement.

SECTION 9. Powers Coupled with an Interest. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until the Senior Obligations are paid in full in cash.

SECTION 10. Notices. Any notice or communication shall be in writing and delivered in person or mailed by first class mail addressed as follows:

if to the Company or any Guarantor:

Royal Caribbean Cruises Ltd. 1050 Caribbean Way
Miami, Florida 33132
Attn: Jason T. Liberty, Chief Executive Officer Antje M. Gibson, Vice President and Treasurer

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with a copy to:

Royal Caribbean Cruises Ltd. 1050 Caribbean Way
Miami, Florida 33132 Attn: General Counsel

if to the Administrative Agent:

[ADMINISTRATIVE AGENT NOTICE INFORMATION]

if to the Agent, to the applicable address indicated in Schedule III hereto.

The Company, any Guarantor, the Administrative Agent or any Agent by notice to the other parties hereto may designate additional or different addresses for subsequent notices or communications.

Notices given by first-class mail shall be deemed given five calendar days after mailing and notices given by publication shall be deemed given on the first date on which publication is made. If a notice or communication is delivered in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 11. Counterparts. This Agreement may be executed by one or more of the parties on any number of separate counterparts, each of which shall constitute an original, but all of which taken together shall be deemed to constitute but one instrument. Delivery of an executed signature page to this Agreement by facsimile transmission or electronic .pdf delivery shall be as effective as delivery of a manually signed counterpart of this Agreement.

SECTION 12. Severability. In case any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision hereof in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 13. Integration. This Agreement represents the agreement of each Guarantor, the Company, the Subordinated Parties and the Senior Parties with respect to the subject matter hereof and there are no promises or representations by any Guarantor, the Company, the Subordinated Parties or the Senior Parties relative to the subject matter hereof not reflected herein.

SECTION 14. Amendments in Writing; No Waiver; Cumulative Remedies. (a) None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Administrative Agent, each Guarantor, the Company and each Agent (on behalf of its Relevant Subordinated Parties).

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(b)No failure to exercise, nor any delay in exercising, on the part of the Senior Parties, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

(c)The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

SECTION 15. Section Headings. The section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

SECTION 16. Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Guarantor, the Company and the Subordinated Parties and shall inure to the benefit of the Senior Parties and their respective successors and assigns.

SECTION 17. Governing Law; Jurisdiction; Consent to Service of Process. (a) THIS AGREEMENT AND ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b)EACH PARTY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, ANY OTHER PARTY OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR THE TRANSACTIONS RELATING HERETO IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

(c)EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION 17.

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EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

SECTION 18. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE CREDIT AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 18.

SECTION 19. Termination; Survival. This Agreement and all of the covenants and other obligations of each of the parties hereto shall, except as otherwise expressly provided by the following sentence, terminate upon, and be of no further force or effect whatsoever after, the payment in full of all of the Senior Obligations. The agreements and obligations of each party hereto under Sections 17 and 18 hereof shall survive the termination of this Agreement and the payment in full of all Senior Obligations.

SECTION 20. Administrative Agent’s Rights; Agent’s Rights. In addition to its rights, protections, immunities reliances and indemnities set forth herein, as between the Administrative Agent, the Company and each Guarantor, the Administrative Agent shall have all the rights, protections, immunities, reliances and indemnities as are provided to the Administrative Agent under the Credit Agreement and the other Loan Documents or Finance Documents (as the applicable term is defined therein) (and this Agreement shall be deemed to be a Loan Document or a Finance Document, as applicable, for the purposes therefor). In addition to any rights, protections, immunities, reliances and indemnities set forth herein, as between each Agent (and its Relevant Subordinated Parties), the Company and each Guarantor, each such Agent and its Relevant Subordinated Parties shall have all the rights, protections, immunities, reliances and indemnities (as the case may be) as are provided to that Agent (and its Relevant Subordinated Parties) under the relevant ECA Agreement and the other Loan Documents or Finance Documents (as the applicable term is defined therein) (and this Agreement shall be deemed to be a Loan Document or a Finance Document, as applicable, for the purposes of each such ECA Agreement).

SECTION 21. Several Nature of Agent’s Rights and Obligations. The obligations of each Agent under this Agreement are several and apply only in respect of itself and its Relevant Subordinated Parties. Failure by an Agent or its Relevant Subordinated Parties does not affect the obligations of any other Agent or their respective Relevant Subordinated Parties under this Agreement. Accordingly, no Agent or its Relevant Subordinated Parties shall be responsible for

13

the obligations, actions or omissions of any other Agent or their respective Relevant Subordinated Parties.

The rights of each Agent (and its Relevant Subordinated Parties) under or in connection with this Agreement are separate and independent rights. An Agent (on behalf of its Relevant Subordinated Parties) shall be entitled to enforce its rights independently and without any action of any of the other Agents or their respective Relevant Subordinated Parties.

SECTION 22. Subordination Agreement. This Agreement constitutes a “subordination agreement” within the meaning of such term as used in section 510(a) of Title 11 of the United States Code, as amended from time to time.

SECTION 23. Additional Agents. Upon the execution and delivery of a joinder agreement substantially in the form attached hereto as Exhibit A, with such changes, or otherwise in form and substance, reasonably satisfactory to the Company, each Guarantor, each Agent, and the Servicer (the “Additional Agent Joinder”), by the Person acting as facility agent for the one or more facility agreements described as an “Additional ECA Agreement” in the applicable Additional Agent Joinder (such Person in such capacity, the “Additional Agent”; such facility agreement(s), the “Additional ECA Agreements”; and such date of delivery, the “Additional Agent Joinder Date”), the Additional Agent shall automatically become a party to this Agreement and comply with and be subject to the terms and conditions hereof and receive the benefits (and have the obligations) hereunder as if the Additional Agent was originally a party to this Agreement as an “Agent”. If requested by the Additional Agent, each of the Company, each Guarantor, each Agent and the Servicer will acknowledge the Additional Agent’s execution and delivery of the Additional Agent Joinder by its signature thereon. On and after the Additional Agent Joinder Date: (i) each Additional Agent shall constitute an “Agent” hereunder; (ii) each Additional ECA Agreement shall constitute an “ECA Agreement” hereunder; (iii) each Guarantor’s guarantee of the Company’s obligations under each Additional ECA Agreement shall constitute a “Subordinated Guarantee” hereunder and be subordinated to the Senior Obligations on the basis set out in this Agreement; and (iv) each of the Additional Agent and the applicable ECA Parties shall be deemed to be a Subordinated Party under this Agreement with the same rights and obligations as the existing Subordinated Parties.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

[AGENT], as Agent

By:
Name:
Title:

[AGENT], as Agent

By:
Name:
Title:

[Signature Page to Subordination Agreement]

ROYAL CARIBBEAN CRUISES LTD.,
as the Company

By:
Name:
Title:

RCI HOLDINGS LLC,
as a Guarantor

By:
Name:
Title:

RCL CRUISE HOLDINGS LLC,
as a Guarantor

By:
Name:
Title:

TORCATT ENTERPRISES LIMITADA,
as a Guarantor

By:
Name:
Title:

[Signature Page to Subordination Agreement]

RCL HOLDINGS COOPERATIEF U.A.,
as a Guarantor

By:
Name:
Title: Director A

By: Intertrust (Netherlands) B.V., as Director B

By:
Name:
Title:

By:
Name:
Title:

RCL CRUISES LTD.,
as a Guarantor

By:
Name:
Title:

RCL INVESTMENTS LTD.,
as a Guarantor

By:
Name:
Title:

[ADMINISTRATIVE AGENT],
as the Administrative Agent

By:
Name:
Title:

[Signature Page to Subordination Agreement]

SCHEDULE I GUARANTORS

    Entity Name

Jurisdiction of
    Organization        Type of Entity
RCI Holdings LLC    Liberia    Limited Liability Company RCL Cruise Holdings LLC    Liberia    Limited Liability Company
Torcatt Enterprises Limitada (as successor to Torcatt Enterprises S.A.)
RCL Holdings Cooperatief U.A.

Costa Rica    Sociedad de Responsabilidad Limitada

Netherlands    Excluded Liability Company
RCL Cruises Ltd.    England & Wales        Corporation RCL Investments Ltd.    England & Wales    Limited Company

SCHEDULE II1
OTHER OBLIGATIONS OF THE COMPANY

1.Term Loan Agreement, dated as of April 5, 2019, among ROYAL CARIBBEAN CRUISES LTD., a Liberian corporation, the various financial institutions party thereto, as lenders, and BANK OF AMERICA, N.A., as administrative agent

2.Credit Agreement, as amended and restated on October 12, 2017, among ROYAL CARIBBEAN CRUISES LTD., a Liberian corporation, the various financial institutions party thereto, as lenders, and JPMORGAN CHASE BANK, N.A. (as successor to Nordea Bank ABP, New York Branch), as administrative agent

3.Amended and Restated Credit Agreement, dated as of April 5, 2019, among ROYAL CARIBBEAN CRUISES LTD., a Liberian corporation, the various financial institutions party thereto, as lenders, and JPMORGAN CHASE BANK, N.A. (as successor to Bank of Nova Scotia), as administrative agent

4.Credit Agreement, dated as of May 11, 2010, among FALMOUTH JAMAICA LAND COMPANY LIMITED, a Jamaican corporation, ROYAL CARIBBEAN CRUISES LTD., a Liberian corporation, and THE BANK OF NOVA SCOTIA, as lender

5.Credit Agreement, dated as of February 2, 2018, among ROYAL CARIBBEAN CRUISES LTD., a Liberian corporation, the various financial institutions party thereto, as lenders, and INDUSTRIAL AND COMMERCIAL BANK OF CHINA LIMITED NEW YORK BRANCH, as administrative agent

6.Term Loan Agreement, as amended and restated on December 3, 2019, among ROYAL CARIBBEAN CRUISES LTD., a Liberian corporation, the various financial institutions party thereto, as lenders, and SUMITOMO MITSUI BANKING CORPORATION, as administrative agent

7.Credit Agreement, dated as of June 7, 2019, among SILVERSEA CRUISE HOLDING LTD., a private limited liability company incorporated under the laws of the Commonwealth of the Bahamas, ROYAL CARIBBEAN CRUISES LTD., a Liberian corporation, the various financial institutions party thereto, as lenders, and NORDEA BANK ABP, NEW YORK BRANCH, as administrative agent

8.Credit Agreement, dated as of November 16, 2017, among ROYAL CARIBBEAN CRUISES LTD., a Liberian corporation, the various financial institutions party thereto, as lenders, and SKANDINAVISKA BANKEN AB (PUBL), as administrative agent

9.Guarantee, dated as of July 18, 2016, by ROYAL CARIBBEAN CRUISES LTD., a Liberian corporation, in favor of the Beneficiaries (as defined therein)

SCHEDULE III2 ECA AGREEMENTS
ECA Facility    Agent    Address

EXHIBIT A

[FORM OF] ADDITIONAL AGENT JOINDER

This ADDITIONAL AGENT JOINDER, dated as of [●] (this “Joinder”), to that certain SUBORDINATION AGREEMENT, dated as of [●] (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Subordination Agreement”), by and among each [EXISTING AGENT], in its capacity as [agent] under the applicable ECA Agreement, ROYAL CARIBBEAN CRUISES LTD., a corporation incorporated and existing under the laws of Liberia (the “Company”), the subsidiaries of the Company listed in Schedule I thereto (each, a “Guarantor”, and collectively, the “Guarantors”) and [ADMINISTRATIVE AGENT], in its capacity as administrative agent under that certain [Credit Agreement], dated as of [●] (the “Administrative Agent”), for the benefit of the Lenders, is being executed and delivered by [NEW AGENT], in its capacity as [agent] (the “Additional Agent”) under [ADDITIONAL ECA AGREEMENT] (the “Additional ECA Agreement”), in accordance with the provisions of the Subordination Agreement.

Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Subordination Agreement.

The Additional Agent hereby agrees to become a party to the Subordination Agreement and be subject to the terms and conditions thereof and receive the benefits (and have the obligations) thereunder as if originally a party to the Subordination Agreement. On and after the Additional Agent Joinder Date: (i) the Additional Agent shall constitute an “Agent” under the Subordination Agreement; (ii) the Additional ECA Agreement shall constitute an “ECA Agreement” under the Subordination Agreement; (iii) each Guarantor’s guarantee of the Company’s obligations under the Additional ECA Agreement shall constitute a “Subordinated Guarantee” under the Subordination Agreement and be subordinated to the Senior Obligations; and (iv) each of the Additional Agent and the applicable ECA Parties shall be deemed to be a Subordinated Party under the Subordination Agreement with the same rights and obligations as the existing Subordinated Parties.

The provisions of Sections 11, 17 and 18 of the Subordination Agreement are hereby incorporated mutatis mutandis as if fully set forth in this Joinder.

IN WITNESS WHEREOF, the undersigned has caused this Joinder to be duly executed and delivered as of    (the “Additional Agent Joinder Date”).

[NEW AGENT], as Additional Agent

By:
Name: Title:

Exhibit A

ACKNOWLEDGED BY:

[AGENT], as Agent

By:
Name:
Title:

[AGENT], as Agent

By:
Name:
Title:

Exhibit A

ACKNOWLEDGED BY:

ROYAL CARIBBEAN CRUISES LTD.,
as the Company

By:
Name:
Title:

Exhibit A

ACKNOWLEDGED BY:

RCI HOLDINGS LLC, as a Guarantor

By:
Name: Title:

Exhibit A

ACKNOWLEDGED BY:

RCL CRUISE HOLDINGS LLC,
as a Guarantor

By:
Name:
Title:

Exhibit A

ACKNOWLEDGED BY:

TORCATT ENTERPRISES LIMITADA,
as a Guarantor

By:
Name:
Title:

Exhibit A

ACKNOWLEDGED BY:

RCL HOLDINGS COOPERATIEF U.A.,
as a Guarantor

By:
Name:
Title:    Director A

By: Intertrust (Netherlands) B.V., as Director B

By:
Name:
Title:

By:
Name:
Title:

Exhibit A

ACKNOWLEDGED BY:

RCL CRUISES LTD., as a Guarantor

By:
Name: Title:

Exhibit A

ACKNOWLEDGED BY:
RCL INVESTMENTS LTD., as a Guarantor By:
Name: Title:

Exhibit A

ACKNOWLEDGED BY:

[ADMINISTRATIVE AGENT],
as the Administrative Agent

By:
Name: Title:

Exhibit A

Exhibit L
Replacement covenants with effect from the Guarantee Release Date

It is acknowledged and agreed, with effect from the Guarantee Release Date, this Agreement shall be amended as follows:

“incur” means to create, incur, assume, guarantee or otherwise become directly or indirectly liable and “incurred” or “incurrence” shall have a correlative meaning.

“Inherited Indebtedness” means any Indebtedness (other than any Indebtedness that would, following the acquisition or creation of the relevant Subsidiary, become Permitted Principal Subsidiary Indebtedness or Permitted Non-Principal Subsidiary Indebtedness) of any corporation that becomes a Subsidiary of the Borrower after the Guarantee Release Date so long as (i) the acquisition or creation of such corporation by the Borrower is not otherwise prohibited by the terms of this Agreement and (ii) such Indebtedness is in existence at the time such corporation becomes a Subsidiary of the Borrower and was not incurred by the Borrower or any of its Subsidiaries in anticipation thereof.

“Inherited Lien” means any Lien (other than a Lien that would, following the acquisition or creation of the relevant Subsidiary, become a Permitted Lien) in respect of any Inherited Indebtedness on any asset of any corporation that becomes a Subsidiary of the Borrower after the Guarantee Release Date so long as (i) the acquisition or creation of such corporation by the Borrower is not otherwise prohibited by the terms of this Agreement and (ii) such Liens are in existence at the time such corporation becomes a Subsidiary of the Borrower and were not created by the Borrower or any of its Subsidiaries in anticipation thereof.

“Non-Principal Subsidiary” means a Subsidiary other than a Principal Subsidiary.

“Permitted Principal Subsidiary Indebtedness” means:

a.Indebtedness owing to the Borrower or a direct or indirect Subsidiary of the Borrower; and

b.obligations in respect of Hedging Instruments entered into for the purpose of managing interest rate, foreign currency exchange or commodity exposure risk and not for speculative purposes.

“Permitted Liens” means:

a.Liens securing Government-related Obligations;

b.Liens for taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or being diligently contested in good faith by appropriate proceedings;
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c.Liens of carriers, warehousemen, mechanics, materialmen and landlords incurred in the ordinary course of business for sums not overdue by more than 60 days or being diligently contested in good faith by appropriate proceedings;

d.Liens incurred in the ordinary course of business in connection with workers' compensation, unemployment insurance or other forms of governmental insurance or benefits;

e.Liens for current crew's wages and salvage;

f.Liens arising by operation of law as the result of the furnishing of necessaries for any Vessel so long as the same are discharged in the ordinary course of business or are being diligently contested in good faith by appropriate proceedings;

g.Liens on Vessels that:

(i)secure obligations covered (or reasonably expected to be covered) by insurance;

(ii)were incurred in the course of or incidental to trading such Vessel in connection with repairs or other work to such Vessel; or

(iii)were incurred in connection with work to such Vessel that is required to be performed pursuant to applicable law, rule, regulation or order;

provided that, in each case described in this clause (g), such Liens are either (x) discharged in the ordinary course of business or (y) being diligently contested in good faith by appropriate proceedings;

h.normal and customary rights of set-off upon deposits of cash or other Liens originating solely by virtue of any statutory or common law provision relating to bankers' liens, rights of set-off or similar rights in favour of banks or other depository institutions;

i.Liens in respect of rights of set-off, recoupment and holdback in favour of credit card processors securing obligations in connection with credit card processing services incurred in the ordinary course of business;

j.Liens on cash or Cash Equivalents or marketable securities securing:

(i)obligations in respect of Hedging Instruments entered into for the purpose of managing interest rate, foreign currency exchange or commodity exposure risk and not for speculative purposes; or

(ii)letters of credit that support such obligations;

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k.deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business and deposits securing liabilities to insurance carriers under insurance or self-insurance arrangements;

l.easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Subsidiary;

m.licenses, sublicenses, leases or subleases granted to other Persons not materially interfering with the conduct of the business of the Borrower or any of its Subsidiaries; and

n.Liens on any property of Silversea identified in Section 2 of Exhibit F hereto,

“Permitted Non-Principal Subsidiary Indebtedness” means:

a.Indebtedness owing to the Borrower or a direct or indirect Subsidiary of the Borrower;

b.obligations in respect of Hedging Instruments entered into for the purpose of managing interest rate, foreign currency exchange or commodity exposure risk and not for speculative purposes; and

c.other Indebtedness other than Indebtedness for borrowed money (it being agreed for this purpose that any Group Member Guarantee granted in connection with Indebtedness for borrowed money shall be considered to be Indebtedness for borrowed money).

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1.Sections 7.2.2 and 7.2.3 shall be deleted in their entirety and replaced with the following (and all other provisions and clause references shall be construed accordingly):

SECTION 7.2.2    Subsidiary Indebtedness and Liens.

(a)With effect from the Guarantee Release Date and except to the extent permitted by Section 7.2.2(b) below:

(i)the Borrower will not permit:

A.any of its Principal Subsidiaries to incur any Indebtedness other than Permitted Principal Subsidiary Indebtedness; and

B.any of its Non-Principal Subsidiaries to incur any Indebtedness other than Permitted Non-Principal Subsidiary Indebtedness; and

(ii)    the Borrower (having regard, in the case of any ECA Financed Vessel, to Section 7.2.11) will not, and will not permit any of its Subsidiaries to, permit to exist any Lien upon any of its property, revenues or assets, whether now owned or hereafter acquired other than Permitted Liens.

(b)Section 7.2.2(a) shall not, however, prohibit any Indebtedness or Lien provided that (but again having regard, in the case of any ECA Financed Vessel, to Section 7.2.11) immediately following the incurrence (including any Group Member Guarantees) of the Indebtedness or Lien (as applicable):

(i)the sum of the aggregate principal amount (without duplication) of (x) Indebtedness incurred by Principal Subsidiaries (excluding Permitted Principal Subsidiary Indebtedness), (y) Indebtedness incurred by Non-Principal Subsidiaries (excluding Permitted Non-Principal Subsidiary Indebtedness) and
(z) the Indebtedness secured by Liens (other than Permitted Liens) granted by any Group Member does not exceed 20.0% of the total assets of the Borrower and its Subsidiaries taken as a whole as determined in accordance with GAAP as at the last day of the most recent ended Fiscal Quarter;

(ii)in the event the Senior Debt Rating of the Borrower is at Investment Grade as given by either Moody’s and S&P (determined at the time of the incurrence of the Indebtedness or Lien), the sum of the aggregate principal amount (without duplication) of (x) Indebtedness incurred by Principal Subsidiaries (excluding Permitted Principal Subsidiary Indebtedness) and (y) the Indebtedness secured by Liens (excluding Permitted Liens) granted by any Group Member does not exceed 10.0% of the total assets of the Borrower and its Subsidiaries taken as a whole as determined in accordance with GAAP as at the last day of the most recent ended Fiscal Quarter;

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(iii)in the event the Senior Debt Rating of the Borrower is below Investment Grade as given by both Moody’s and S&P (determined at the time of creation of the Lien or the granting of a Group Member Guarantee (as applicable)):

A.the aggregate principal amount of Indebtedness secured by first priority Liens (excluding Permitted Liens) granted by any Group Member does not exceed 5% of the total assets of the Borrower and its Subsidiaries taken as a whole as determined in accordance with GAAP as at the last day of the most recent ended Fiscal Quarter;

B.the aggregate principal amount of Indebtedness secured by second (or lower) priority Liens (excluding Permitted Liens) granted by any Group Member does not exceed 5% of the total assets of the Borrower and its Subsidiaries taken as a whole as determined in accordance with GAAP as at the last day of the most recent ended Fiscal Quarter; and

C.the sum of the aggregate principal amount (without duplication) of
(x) Indebtedness (including any Group Member Guarantees) incurred by Principal Subsidiaries (excluding Permitted Principal Subsidiary Indebtedness) and (y) Indebtedness secured by Liens (excluding Permitted Liens) granted by any Group Member pursuant to (iii)(A) and
(B) above does not exceed 10.0% of the total assets of the Borrower and its Subsidiaries taken as a whole as determined in accordance with GAAP as at the last day of the most recent ended Fiscal Quarter, provided that if, following the Guarantee Release Date, the Borrower enters into a transaction which results in the existence of any Inherited Lien or Inherited Indebtedness, and solely as a result of that Inherited Lien (and the related Inherited Indebtedness secured by that Inherited Lien) or Inherited Indebtedness, the thresholds referred to in this paragraph (b) are exceeded, whilst no breach of this clause shall be deemed to have occurred at the time of such transaction, no further Indebtedness or Liens of the type referred to in this paragraph (b) shall be permitted to be incurred or, as the case may, permitted to exist until such time as the Borrower is in compliance with the thresholds referred to above (and taking into account for such purpose any unsecured Inherited Indebtedness or Inherited Indebtedness secured by any Inherited Lien).

2.Section 7.2.3 shall be deleted in its entirety and replaced with “Intentionally Omitted”.

3.A new Section 7.2.11 shall be inserted as follows:

SECTION 7.2.11    Negative Pledge Over ECA Financed Vessels.

For the purposes of this Section 7.2.11:

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“repaid” means scheduled repayments or voluntary or mandatory prepayment and not repayments arising following the acceleration of the relevant ECA Financing after the occurrence of an Event of Default; and

“credit support” means a Lien over any ECA Financed Vessel granted by any Group Member or a Group Member Guarantee from a Group Member (other than the Borrower) that owns (directly or indirectly) any ECA Financed Vessel.

In connection with the granting of any Lien or Group Member Guarantee pursuant to Section 7.2.2(b) above, no Group Member shall use any ECA Financed Vessel as credit support in respect of any Indebtedness except:

(i)if more than 75.0% of the aggregate principal amount of Indebtedness originally incurred under the ECA Financing in respect of that ECA Financed Vessel has been repaid by the relevant Group Member, that Group Member shall be entitled to grant credit support over or in respect of that ECA Financed Vessel on the basis, and in compliance with the terms of, Section 7.2.2(b); and

(ii)if an amount equal to or higher than 15.0% but less than or equal to 75% of the aggregate principal amount of Indebtedness originally incurred under the ECA Financing in respect of that ECA Financed Vessel has been repaid by the relevant Group Member (determined at the time the relevant credit support is provided), the relevant Group Member shall be entitled to provide such credit support over that ECA Financed Vessel on the basis of, and subject to the compliance with, the terms of, Section 7.2.2(b), provided that the amount of Indebtedness secured or supported (as applicable) by that credit support shall not exceed an amount equal to FV x (A / B) where:

FV = the fair value of that ECA Financed Vessel at the time of the provision of that credit support (as evidenced by the information to be provided pursuant to sub-paragraph (v) below);

A = the aggregate principal amount of Indebtedness incurred under the ECA Financing in respect of that ECA Financed Vessel which has been repaid by the relevant Group Member at the time the credit support is provided; and

B = the amount of Indebtedness originally incurred by the relevant Group Member under the ECA Financing in respect of that ECA Financed Vessel,

it being acknowledged and agreed that:

(iii)where the relevant credit support being provided in accordance with this Section 7.2.11 is a Group Member Guarantee from a Group Member that owns (directly or indirectly) one or more ECA Financed Vessels but does not own (directly or indirectly) any other Vessels, the amount of Indebtedness that can be

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supported by such Group Member Guarantee shall be equal to the aggregate amount of Indebtedness that would be permitted to be secured under this Section
7.2.11 if, instead of a Group Member Guarantee, each relevant Principal Subsidiary owning each relevant ECA Financed Vessel was to provide a Lien as credit support in respect of that Indebtedness;

(iv)where the relevant credit support being provided in accordance with this Section 7.2.11 is a Group Member Guarantee from a Group Member that owns (directly or indirectly) one or more ECA Financed Vessels and other Vessels, the restrictions contained in this Section 7.2.11 as to the amount of the Indebtedness that can be supported by such credit support must be preserved at all times and, not later than five Business Days after the date upon which that Group Member grants the relevant Group Member Guarantee, the Borrower shall notify the Facility Agent in writing of such event and shall provide any information as may be reasonably requested by the Facility Agent to verify that the requirements of this Section 7.2.11 have been complied with following the provision of such Group Member Guarantee; and

(v)not later than five Business Days after the date upon which a Group Member provides any credit support, the Borrower shall provide the Facility Agent with evidence as to its compliance with this Section 7.2.11, which evidence shall include all required calculations and other information required by the Facility Agent (acting reasonably) to determine such compliance; and

(vi)no Group Member shall be entitled to use any ECA Financed Vessel as credit support in the manner contemplated by this Section 7.2.11:

(A)until such time as the relevant Group Member has repaid at least 15.0% of the aggregate principal amount of Indebtedness originally incurred under the ECA Financing in respect of that ECA Financed Vessel; and/or

(B)at any time in which a Default has occurred and is continuing.

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Exhibit M
Floating Rate Loan Provisions

1    Definitions and interpretation
Words and expressions defined in the credit agreement to which this Exhibit is attached (as amended, restated, supplemented and/or novated from time to time, the Agreement) shall have the same meanings when used in this Exhibit and, in addition:

Compounded Reference Rate means, in relation to any US Government Securities Business Day during the Interest Period of the Floating Rate Loan (or the relevant part of it), the percentage rate per annum which is the Daily Non-Cumulative Compounded RFR Rate for that US Government Securities Business Day.

Compounded Reference Rate Interest Payment means the aggregate amount of interest that is, or is scheduled to become, payable under any Loan Document at the Compounded Reference Rate.

Compounded Reference Rate Supplement means a document which:

(a)is agreed in writing by the Borrower and the Facility Agent (acting on the instructions of the Required Lenders);

(b)specifies the relevant terms which are expressed in the Agreement (including this Exhibit) to be determined by reference to Compounded Reference Rate Terms; and

(c)has been made available by the Facility Agent to the Borrower and each Lender.

Compounded Reference Rate Terms means the terms set out in Schedule 1 to this Exhibit or in any Compounded Reference Rate Supplement.

Compounding Methodology Supplement means, in relation to the Daily Non-Cumulative Compounded RFR Rate or the Cumulative Compounded RFR Rate, a document which:

(a)is agreed in writing by the Borrower and the Facility Agent (acting on the instructions of the Required Lenders);

(b)specifies a calculation methodology for that rate; and

(c)has been made available by the Facility Agent to the Borrower and each Lender.

Cumulative Compounded RFR Rate means, in relation to an Interest Period for the Floating Rate Loan (or any part of it) accruing interest at the Compounded Reference Rate, the percentage rate per annum determined by the Facility Agent in accordance with the methodology set out in Schedule 3 to this Exhibit or in any relevant Compounding Methodology Supplement.

Daily Non-Cumulative Compounded RFR Rate means, in relation to any US Government Securities Business Day during an Interest Period for the Floating Rate Loan (or any part of it), the percentage rate per annum determined by the Facility Agent in accordance with the methodology set out in Schedule 2 to this Exhibit or in any relevant Compounding Methodology Supplement.

Daily Rate means the rate specified as such in the Compounded Reference Rate Terms.

Floating Rate Loan means all or any part of the Loan bearing interest at the Floating Rate.

Exhibit M
Floating Rate Loan Provisions

1Definitions and interpretation
Words and expressions defined in the credit agreement to which this Exhibit is attached (as amended, restated, supplemented and/or novated from time to time, the Agreement) shall have the same meanings when used in this Exhibit and, in addition:

Compounded Reference Rate means, in relation to any US Government Securities Business Day during the Interest Period of the Floating Rate Loan (or the relevant part of it), the percentage rate per annum which is the Daily Non-Cumulative Compounded RFR Rate for that US Government Securities Business Day.

Compounded Reference Rate Interest Payment means the aggregate amount of interest that is, or is scheduled to become, payable under any Loan Document at the Compounded Reference Rate.

Compounded Reference Rate Supplement means a document which:

(a)is agreed in writing by the Borrower and the Facility Agent (acting on the instructions of the Required Lenders);

(b)specifies the relevant terms which are expressed in the Agreement (including this Exhibit) to be determined by reference to Compounded Reference Rate Terms; and

(c)has been made available by the Facility Agent to the Borrower and each Lender.

Compounded Reference Rate Terms means the terms set out in Schedule 1 to this Exhibit or in any Compounded Reference Rate Supplement.

Compounding Methodology Supplement means, in relation to the Daily Non-Cumulative Compounded RFR Rate or the Cumulative Compounded RFR Rate, a document which:

(a)is agreed in writing by the Borrower and the Facility Agent (acting on the instructions of the Required Lenders);

(b)specifies a calculation methodology for that rate; and

(c)has been made available by the Facility Agent to the Borrower and each Lender.

Cumulative Compounded RFR Rate means, in relation to an Interest Period for the Floating Rate Loan (or any part of it) accruing interest at the Compounded Reference Rate, the percentage rate per annum determined by the Facility Agent in accordance with the methodology set out in Schedule 3 to this Exhibit or in any relevant Compounding Methodology Supplement.

Daily Non-Cumulative Compounded RFR Rate means, in relation to any US Government Securities Business Day during an Interest Period for the Floating Rate Loan (or any part of it), the percentage rate per annum determined by the Facility Agent in accordance with the methodology set out in Schedule 2 to this Exhibit or in any relevant Compounding Methodology Supplement.

Daily Rate means the rate specified as such in the Compounded Reference Rate Terms.

Floating Rate Loan means all or any part of the Loan bearing interest at the Floating Rate.

Funding Rate means any individual rate notified by a Lender to the Facility Agent pursuant to clause 6.

Historic Term SOFR means, in relation to the Floating Rate Loan (or the relevant part of it), the most recent applicable Term SOFR for a period equal in length to the Interest Period of the Floating Rate Loan (or the relevant part of it) and which is as of a day which is no more than 5 US Government Securities Business Days before the Quotation Day.

Interpolated Historic Term SOFR means, in relation to the Floating Rate Loan (or any part of it), the rate (rounded to the same number of decimal places as Term SOFR) which results from interpolating on a linear basis between:

(a)either:

(i)the most recent applicable Term SOFR (as of a day which is not more than 5 US Government Securities Business Days before the Quotation Day) for the longest period (for which Term SOFR is available) which is less than the Interest Period of the Floating Rate Loan (or the relevant part of it); or

(ii)if no such Term SOFR is available for a period which is less than the Interest Period of the Floating Rate Loan (or the relevant part of it), the most recent SOFR for a day which is no more than 5 US Government Securities Business Days (and no less than 2 US Government Securities Business Days) before the Quotation Day; and

(b)the most recent applicable Term SOFR (as of a day which is not more than 3 US Government Securities Business Days before the Quotation Day) for the shortest period (for which Term SOFR is available) which exceeds the Interest Period of the Floating Rate Loan (or the relevant part of it).

Interpolated Term SOFR means, in relation to the Floating Rate Loan (or any part of it), the rate (rounded to the same number of decimal places as Term SOFR) which results from interpolating on a linear basis between:

(a)either

(i)the applicable Term SOFR (as of the Quotation Day) for the longest period (for which Term SOFR is available) which is less than the Interest Period of the Floating Rate Loan (or the relevant part of it); or

(ii)if no such Term SOFR is available for a period which is less than the Interest Period of the Floating Rate Loan (or the relevant part of it), SOFR for a day which is 3 US Government Securities Business Days before the Quotation Day; and

(b)the applicable Term SOFR (on the Quotation Day) for the shortest period (for which Term SOFR is available) which exceeds the Interest Period of the Floating Rate Loan (or the relevant part of it).

Lookback Period means the number of days specified as such in the Compounded Reference Rate Terms.

Market Disruption Rate means:

(a)in the case of the Floating Rate Loan (or any part of it) accruing interest at the Reference Rate, the Reference Rate for the relevant Interest Period: or

(b)in the case of the Floating Rate Loan (or any part of it) accruing interest at the Compounded Reference Rate, the rate specified as such in the Compounded Reference Rate Terms.

Quotation Day means, in relation to any period for which the Floating Rate is to be determined, two US Government Securities Business Days before the first day of that period (unless market practice differs in the relevant syndicated loan market, in which case the Quotation Day will be determined by the Facility Agent in accordance with that market practice (and if quotations would normally be given on more than one day, the Quotation Day will be the last of those days)).

Reference Rate means, in relation to the Floating Rate Loan (or any part of it):

(a)the applicable Term SOFR on the Quotation Day and for a period equal in length to the applicable Interest Period of the Floating Rate Loan (or the relevant part of it); or

(b)as otherwise determined pursuant to sub- clauses 3.1 to 3.3 (inclusive),

and if, in any such case, the Reference Rate is less than zero, the Reference Rate will be deemed to be zero.

Reporting Time has the meaning given to it in the Compounded Reference Rate Terms.

SOFR means the secured overnight financing rate (SOFR) administered by the Federal Reserve Bank of New York (or any other person which takes over the administration of that rate) published (before any correction, recalculation or republication by the administrator) by the Federal Reserve Bank of New York (or any other person which takes over the publication of that rate).

Term SOFR means the term SOFR reference rate administered by CME Group Benchmark Administration Limited (or any other person which takes over the administration of that rate) for the relevant period published (before any correction, recalculation or republication by the administrator) by CME Group Benchmark Administration Limited (or any other person which takes over the publication of that rate).

US Government Securities Business Day means any day other than:

(a)a Saturday or a Sunday; and

(b)a day on which the Securities Industry and Financial Markets Association (or any successor organisation) recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in US Government securities.

2Calculation of interest
Subject to clause 4, the rate of interest on the Floating Rate Loan for each Interest Period (and which is payable by the Borrower pursuant to Section 3.3.1 of the Agreement) is the percentage rate per annum which is the aggregate of:

(a)the Floating Rate Margin; and

(b)the Reference Rate,

and if, in any such case, the Reference Rate is less than zero, the Reference Rate will be deemed to zero.

3Unavailability of Term SOFR
3.1Interpolated Term SOFR: If no Term SOFR is available for the Interest Period of the Floating Rate Loan or any part of the Floating Rate Loan, the applicable Reference Rate shall be the Interpolated Term SOFR for a period equal in length to the Interest Period of the Floating Rate Loan or that part of the Floating Rate Loan.

3.2Historic Term SOFR: If clause 3.1 above applies but it is not possible to calculate the Interpolated Term SOFR, the applicable Reference Rate shall be the Historic Term SOFR for the Floating Rate Loan or that part of the Floating Rate Loan.

3.3Interpolated Historic Term SOFR: If clause 3.2 above applies but no Historic Term SOFR is available for the Interest Period of the Floating Rate Loan or any part of the Floating Rate Loan, the applicable Reference Rate shall be the Interpolated Historic Term SOFR for a period equal in length to the Interest Period of the Floating Rate Loan or that part of the Floating Rate Loan.

3.4Compounded in Arrears: If clause 3.3 above applies but it is not possible to calculate the Interpolated Historic Term SOFR for the Interest Period of the Floating Rate Loan then the Reference Rate shall not apply for the Floating Rate Loan or that part of the Floating Rate Loan (as applicable) and instead interest shall be determined by reference to the Compounded Reference Rate and the provisions of clause 4 will apply in respect of the Floating Rate Loan or the relevant part of the Floating Rate Loan (as applicable).

4Determination of the Compounded Reference Rate
4.1Where interest is to be determined by reference to the Compounded Reference Rate then the following provisions shall apply.

4.2The rate of interest on the Floating Rate Loan (or any part thereof) for any day during an Interest Period (and which is payable by the Borrower pursuant to Section 3.3.1 of the Agreement) is the percentage rate per annum which is the aggregate of:

(a)the applicable Floating Rate Margin; and

(b)the Compounded Reference Rate for that day.

4.3If any day during an Interest Period for the Floating Rate Loan (or any part thereof) is not a US Government Securities Business Day, the rate of interest on the Floating Rate Loan (or any part of it) for that day will be the rate applicable to the immediately preceding US Government Securities Business Day.

5Notification of the rates of interest
5.1Subject to clause 5.2, the Facility Agent shall promptly notify the Lenders and the Borrower of the determination of a rate of interest relating to the Floating Rate Loan (or any part of it).

5.2If the Compounded Reference Rate is to apply to the Floating Rate Loan (or any part of it) in accordance with clause 3.4, the Facility Agent shall (promptly upon the Compounded Reference Rate Interest Payment being determinable) notify:

(a)the Borrower of the amount of the Compounded Reference Rate Interest Payment;

(b)the relevant Lenders and the Borrower of:

(i)each applicable rate of interest relating to the determination of that Compounded Reference Rate Interest Payment; and

(ii)to the extent it is then determinable, the Market Disruption Rate; and

(c)each Lender of its portion of the amount referred to in (a) above,

it being acknowledged and agreed that this clause 5.2 shall not apply to any Compounded Reference Rate Interest Payment determined pursuant to clause 6.

5.3The Facility Agent shall, if clause 6 applies, promptly notify the Borrower of each Funding Rate relating to the Floating Rate Loan (or any part of it).

5.4The Facility Agent shall promptly notify the relevant Lenders and the Borrower of the determination of a rate of interest relating to the Floating Rate Loan to which clause 6 applies.

5.5This clause 5 shall not require the Facility Agent to make any notification to any party on a day which is not a Business Day.

6Market disruption
6.1If:

(a)the Compounded Reference Rate applies (or, pursuant to clause 3.4, is to apply) to the Floating Rate Loan for an Interest Period and by reason of circumstances affecting the Lenders’ relevant markets, adequate means do not exist for ascertaining the Floating Rate by the Reporting Time for that Interest Period; or

(b)before the Reporting Time (in the case of the Compounded Reference Rate) or, in the case of the Reference Rate, by close of business in London on the Quotation Day, in each case for the relevant Interest Period, the Facility Agent receives notifications from a Lender or Lenders, whose participations in the Floating Rate Loan (or the relevant part of it) exceed 50% of the outstanding aggregate principal amount of the Floating Rate Loan (or the relevant part of it) that the cost to it of funding its participation in the Floating Rate Loan (or the relevant part of it) would be in excess of the Market Disruption Rate, then the Facility Agent shall give notice of such determination (a Determination Notice) to the Borrower and each of the Lenders.

6.2If:

(a)the Determination Notice relates to the Reference Rate, the Borrower, the Lenders and the Facility Agent shall then negotiate in good faith in order to agree upon a mutually satisfactory interest rate and interest period (or interest periods) to be substituted for those which would otherwise have applied to the Floating Rate Loan (or the relevant part of it) under the Agreement. If the Borrower, the Lenders and the Facility Agent are unable to agree upon an interest rate (or rates) and interest period (or interest periods) prior to the date occurring thirty
(30) Business Days after the giving of such Determination Notice, clause 6.3 shall apply; or

(b)the Determination Notice relates to the Compounded Reference Rate, there shall be no negotiation period of the type referred to in paragraph (a) above and instead clause 6.3 shall automatically apply.

6.3If this clause 6.3 applies, the Facility Agent shall (after consultation with the Lenders) set an interest rate and an interest period (or interest periods), in each case to take effect at the end of the Interest Period current at the date of the Determination Notice, which shall be equal to the sum of the applicable Floating Rate Margin and the lower of (a) the weighted average of the corresponding interest rates at or about 11:00 a.m. (London time) two (2) Business Days before the commencement of the relevant Interest Period on Reuters' pages KLIEMMM, GARBIC01 and FINA01 (or such other pages as may replace Reuters' pages KLIEMMM, GARBIC01 or FINA01 on Reuters' service) and
(b) the cost to the Lenders of funding the portion of the Floating Rate Loan (or the relevant part of it) held by such Lenders.

6.4It is acknowledged and agreed that no Lender shall be entitled to make a notification referred to in clause 6.1(b) in respect of, or to compensation under clause 6.3 for, amounts up to the difference between such Lender's cost of obtaining matching deposits on the date such Lender became a Lender hereunder less the Reference Rate on such date or, if on such date the Floating Rate is determined pursuant to clause 4, the Compounded Reference Rate for the Interest Period in which such date occurs

6.5If, in relation to the Floating Rate Loan (or any part of it):

(a)a Lender's Funding Rate is less than the relevant Market Disruption Rate; or

(b)a Lender does not supply a quotation by the Reporting Time or by close of business on the Quotation Day (as applicable) for the relevant Interest Period,

the cost to that Lender of funding its participation in that Floating Rate Loan for that Interest Period will be deemed, for the purposes of this clause 6, to be the Market Disruption Rate for that Floating Rate Loan.

7Screen Rate replacement
7.1If a Published Rate Replacement Event occurs in relation to any Published Rate, any amendment or waiver which relates to

(a)providing for the use of a Replacement Reference Rate in place of that Published Rate; and (b)
(i)aligning any provision of any Loan Document to the use of that Replacement Reference Rate;

(ii)enabling that Replacement Reference Rate to be used for the calculation of interest under the Agreement (including, without limitation, any consequential changes required to enable that Replacement Reference Rate to be used for the purposes of the Agreement);

(iii)implementing market conventions applicable to that Replacement Reference Rate;

(iv)providing for appropriate fallback (and market disruption) provisions for that Replacement Reference Rate; or

(v)adjusting the pricing to reduce or eliminate, to the extent reasonably practicable, any transfer of economic value from one party to another as a result of the application of that Replacement Reference Rate (and if any adjustment or method for calculating any adjustment has been formally designated, nominated or recommended by the Relevant

Nominating Body, the adjustment shall be determined on the basis of that designation, nomination or recommendation),

may be made with the consent of the Facility Agent (acting on the instructions of the Required Lenders) and the Borrower.

7.2If any Lender fails to respond to a request for an amendment or waiver described in, or for any other vote of Lenders in relation to, clause 7.1 above within 5 Business Days (or such longer time period in relation to any request which the Borrower and the Facility Agent may agree) of that request being made:

(a)its Commitment or its participation in the Loan shall not be included for the purpose of ascertaining whether any relevant percentage of Commitments or the aggregate of participations in the Loan (as applicable) has been obtained to approve that request; and

(b)its status as a Lender shall be disregarded for the purpose of ascertaining whether the agreement of any specified group of Lenders has been obtained to approve that request.

7.3In this clause 7:

Published Rate means:

(a)SOFR; or

(b)Term SOFR for any Quoted Tenor.

Published Rate Contingency Period means, in relation to:

(a)Term SOFR (all Quoted Tenors), ten US Government Securities Business Days; and

(b)SOFR, ten US Government Securities Business Days.

Published Rate Replacement Event means, in relation to a Published Rate:

(a)the methodology, formula or other means of determining that Published Rate has, in the opinion of the Required Lenders and the Borrower, materially changed;

(b)

(i)

(A)the administrator of that Published Rate or its supervisor publicly announces that such administrator is insolvent; or

(B)information is published in any order, decree, notice, petition or filing, however described, of or filed with a court, tribunal, exchange, regulatory authority or similar administrative, regulatory or judicial body which reasonably confirms that the administrator of that Published Rate is insolvent, provided that, in each case, at that time, there is no successor administrator to continue to provide that Published Rate;

(ii) the administrator of that Published Rate publicly announces that it has ceased or will cease to provide that Published Rate permanently or indefinitely and, at that time, there is no successor administrator to continue to provide that Published Rate;

(c)the supervisor of the administrator of that Published Rate publicly announces that such Published Rate has been or will be permanently or indefinitely discontinued;

(d)the administrator of that Published Rate or its supervisor announces that that Published Rate may no longer be used;

(e)the supervisor of the administrator of that Published Rate makes a public announcement or publishes information stating that that Published Rate for that Quoted Tenor is no longer, or as of a specified future date will no longer be, representative of the underlying market or economic reality that it is intended to measure and that representativeness will not be restored (as determined by such supervisor) and such official statement expresses awareness that any such announcement or publication will engage certain contractual triggers that are activated by pre-cessation or cessation announcements or publications; or

(f)the administrator of that Published Rate (or the administrator of an interest rate which is a constituent element of that Published Rate) determines that that Published Rate should be calculated in accordance with its reduced submissions or other contingency or fallback policies or arrangements and either:

(i)the circumstance(s) or event(s) leading to such determination are not (in the opinion of the Required Lenders and the Borrower) temporary; or

(ii)that Published Rate is calculated in accordance with any such policy or arrangement for a period no less than the applicable Published Rate Contingency Period; or

(g)in the opinion of the Required Lenders and the Borrower, that Published Rate is otherwise no longer appropriate for the purposes of calculating interest under the Agreement.

Quoted Tenor means Term SOFR for periods of six months.

Relevant Nominating Body means any applicable central bank, regulator or other supervisory authority or a group of them, or any working group or committee sponsored or chaired by, or constituted at the request of, any of them or the Financial Stability Board.

Replacement Reference Rate means a reference rate which is:

(a)formally designated, nominated or recommended as the replacement for a Published Rate by:

(i)the administrator of that Published Rate (provided that the market or economic reality that such reference rate measures is the same as that measured by that Published Rate); or

(ii)any Relevant Nominating Body,

and if replacements have, at the relevant time, been formally designated, nominated or recommended under both paragraphs, the "Replacement Reference Rate" will be the replacement under paragraph (ii) above;

(b)in the opinion of the Required Lenders and the Borrower, generally accepted in the international or any relevant domestic syndicated loan markets as the appropriate successor or alternative to a Published Rate; or

(c)in the opinion of the Required Lenders and the Borrower, an appropriate successor or alternative to a Published Rate.

Schedule 1 Compounded Reference Rate Terms

CURRENCY:    Dollars.

Cost of funds as a fallback

Cost of funds will not apply as a fallback.

Definitions

Additional Business Days:    A US Government Securities Business Day.

Break Costs:    Nil

Business Day Conventions:    (a) If any period is expressed to accrue by reference to a Month or any number of Months then, in respect of the last Month of that period:

(i)subject to paragraph (iii) below, if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;
(ii)if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and
(iii)if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.

(b) If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

Central Bank Rate:    (a) The short-term interest rate target set by the US Federal Open Market Committee as published by the Federal Reserve Bank of New York from time to time; or

(b)if that target is not a single figure, the arithmetic mean of:

(i)the upper bound of the short- term interest rate target range set by the US Federal Open Market Committee and published by the Federal Reserve Bank of New York; and
(ii)the lower bound of that target range.

Central Bank Rate Adjustment:    In relation to the Central Bank Rate prevailing at
close of business on any US Government Securities Business Day, the 20 per cent trimmed arithmetic mean (calculated by the Facility Agent) of the Central Bank Rate Spreads for the five (5) most immediately preceding US Government Securities Business Days for which the RFR was available.
means, in relation to any US Government Securities Business Day, the difference (expressed as a percentage rate per annum) calculated by the Facility Agent of:

(a)the RFR for that US Government Securities Business Day; and

(b)the Central Bank Rate prevailing at close of business on that US Government Securities Business Day.

Daily Rate:    The Daily Rate for any US Government Securities Business Day is:

(a)the RFR for that US Government Securities Business Day; or

(b)if the RFR is not available for that US Government Securities Business Day, the percentage rate per annum which is the aggregate of:
(i)the Central Bank Rate for that US Government Securities Business Day; and
(ii)the applicable Central Bank Rate Adjustment; or
(c)if paragraph (b) above applies but the Central Bank Rate for that US Government Securities Business Day is not available, the percentage rate per annum which is the aggregate of:
(i)the most recent Central Bank Rate for a day which is no more than 5 US Government Securities Business Day before that US Government Securities Business Day; and
(ii)the applicable Central Bank Rate Adjustment,
rounded, in either case, to four decimal places and if, in either case, that rate is less than zero, the Daily Rate shall be deemed to be zero.

Lookback Period:    Five US Government Securities Business Days.

Market Disruption Rate:    The percentage rate per annum which is the Cumulative Compounded RFR Rate for the Interest Period of the relevant Floating Rate Loan.

Relevant Market:    The market for overnight cash borrowing collateralised by US Government securities.

Reporting Day:    The Business Day which follows the day which is the Lookback Period prior to the last day of the Interest Period.

RFR:    The secured overnight financing rate (SOFR) administered by the Federal Reserve Bank of New York (or any other person which takes over the administration of that rate) published by the Federal Reserve Bank of New York (or any other person which takes over the publication of that rate).

Reporting Time

Deadline for Lenders to report market disruption in accordance with clause 6.1.

Close of business in London on the Reporting Day for the relevant Loan.

Schedule 2
Daily Non-Cumulative Compounded RFR Rate

The Daily Non-Cumulative Compounded RFR Rate for any US Government Securities Business Day "i" during an Interest Period for a Loan is the percentage rate per annum (without rounding, to the extent reasonably practicable for the Facility Agent, taking into account the capabilities of any software used for that purpose) calculated as set out below:

(UCCDRi − UCCDRi–1) ×

dcc k
i

where:

UCCDRi means the Unannualised Cumulative Compounded Daily Rate for that US Government Securities Business Day "i";

UCCDRi-1 means, in relation to that US Government Securities Business Day "i", the Unannualised Cumulative Compounded Daily Rate for the immediately preceding US Government Securities Business Day (if any) during that Interest Period;

dcc means 360 or, in any case where market practice in the Relevant Market is to use a different number for quoting the number of days in a year, that number;

ni means the number of calendar days from, and including, that US Government Securities Business Day "i" up to, but excluding, the following US Government Securities Business Day; and

the Unannualised Cumulative Compounded Daily Rate for any US Government Securities Business Day (the Cumulated US Government Securities Business Day) during that Interest Period is the result of the below calculation (without rounding, to the extent reasonably practicable for the Facility Agent, taking into account the capabilities of any software used for that purpose):

ACCDR ×

where:

tki dcc

ACCDR means the Annualised Cumulative Compounded Daily Rate for that Cumulated US Government Securities Business Day;

tni means the number of calendar days from, and including, the first day of the Cumulation Period to, but excluding, the US Government Securities Business Day which immediately follows the last day of the Cumulation Period;

Cumulation Period means the period from, and including, the first US Government Securities Business Day of that Interest Period to, and including, that Cumulated US Government Securities Business Day;

dcc has the meaning given to that term above; and

the Annualised Cumulative Compounded Daily Rate for that Cumulated US Government Securities Business Day is the percentage rate per annum (rounded to five decimal places) calculated as set out below:

d0
⎡    DailyRatei–LP × ni

⎤    dcc

⎢G (1 +
⎢

dcc

) − 1⎥ ×
⎥

tni
⎣ i̇=1    ⎦
where:

d0 means the number of US Government Securities Business Days in the Cumulation Period;

Cumulation Period has the meaning given to that term above;

i means a series of whole numbers from one to d0, each representing the relevant US Government Securities Business Day in chronological order in the Cumulation Period;

DailyRatei-LP means, for any US Government Securities Business Day "i" in the Cumulation Period, the Daily Rate for the US Government Securities Business Day which is the Lookback Period prior to that US Government Securities Business Day "i";

ni means, for any US Government Securities Business Day "i" in the Cumulation Period, the number of calendar days from, and including, that US Government Securities Business Day "i" up to, but excluding, the following US Government Securities Business Day;

dcc has the meaning given to that term above; and

tni has the meaning given to that term above.

Schedule 3 Compounded RFR Rate

The Cumulative Compounded RFR Rate for any Interest Period for the Floating Rate Loan is the percentage rate per annum (rounded to the same number of decimal places as is specified in the definition of Annualised Cumulative Compounded Daily Rate in Schedule 2 (Daily Non-Cumulative Compounded RFR Rate)) calculated as set out below:

d0
⎡    DailyRatei–LP × ni

⎤    dcc
⎢G (1 +
⎢

dcc

) − 1⎥ ×
⎥    d
⎣ i̇=1    ⎦
where:

d0 means the number of US Government Securities Business Days during the Interest Period;

i means a series of whole numbers from one to d0, each representing the relevant US Government Securities Business Day in chronological order during the Interest Period;

DailyRatei-LP means for any US Government Securities Business Day "i" during the Interest Period, the Daily Rate for the US Government Securities Business Day which is the Lookback Period prior to that US Government Securities Business Day "i";

ni means, for any US Government Securities Business Day "i", the number of calendar days from, and including, that US Government Securities Business Day "i" up to, but excluding, the following US Government Securities Business Day;

dcc means 360 or, in any case where market practice in the Relevant Market is to use a different number for quoting the number of days in a year, that number; and

d means the number of calendar days during that Interest Period.

Exhibit N Guarantor Representations

(i)Each Guarantor is validly organized and existing and in good standing under the laws of its jurisdiction of incorporation or formation; each Guarantor is duly qualified to do business and is in good standing as a foreign corporation or other entity in each jurisdiction where the nature of its business requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect; and each Guarantor has full power and authority, has taken all organizational action and holds all governmental and creditors’ licenses, permits, consents and other approvals necessary to enter into each Loan Document to which it is a party and to perform its obligations thereunder.

(ii)The execution, delivery and performance by each Guarantor of each Loan Document to which it is party, are within the such Guarantor’s organizational powers, have been duly authorized by all necessary organizational action, and do not:

(A)contravene such Guarantor’s articles of incorporation or by-laws (or any equivalent organizational or governing document of such Guarantor), inclusive of any amendments thereto;

(B)contravene any law or governmental regulation of any Applicable Jurisdiction except as would not reasonably be expected to result in a Material Adverse Effect;

(C)contravene any court decree or order binding on such Guarantor or any of its property except as would not reasonably be expected to result in a Material Adverse Effect;

(D)contravene any contractual restriction binding on such Guarantor or any of its property except as would not reasonably be expected to result in a Material Adverse Effect; or

(E)result in, or require the creation or imposition of, any Lien on any of such Guarantor’s properties except as would not reasonably be expected to result in a Material Adverse Effect.

(iii)No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other Person is required for the due execution, delivery or performance by any Guarantor of the Loan Documents to which it is party (except for authorizations or approvals not required to be obtained on or prior to the Novation Effective Time or that have been obtained or actions not required to be taken on or prior to the Novation Effective Time or that have been taken). Each Guarantor holds all governmental licenses, permits and other approvals required to conduct its business as conducted by it on the Novation Effective Time, except to the extent the failure to hold any such licenses, permits or other approvals would not have a Material Adverse Effect.

(iv)Each Guarantee to which a Guarantor is a party constitutes the legal, valid and binding obligation of such Guarantor enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by general equitable principles.

(v)There is no action, suit, litigation, investigation or proceeding pending or, to the knowledge of the New Borrower, threatened against any Guarantor, that purports to

1

affect the legality, validity or enforceability of the Loan Documents or the consummation of the transactions contemplated thereby.

(vi)The obligations of the Guarantor under the First Priority Guarantee rank at least pari passu in right of payment and in all other respects with all other unsecured unsubordinated Indebtedness of such Guarantor other than Indebtedness preferred as a matter of law.

(vii)Each Guarantor is subject to civil and commercial law with respect to its obligations under the Loan Documents to which it is a party. No Guarantor nor any of its properties or revenues is entitled to any right of immunity in any Applicable Jurisdiction from suit, court jurisdiction, judgment, attachment (whether before or after judgment), set-off or execution of a judgment or from any other legal process or remedy relating to its obligations under the Loan Documents to which it is a party (to the extent such suit, court jurisdiction, judgment, attachment, set-off, execution, legal process or remedy would otherwise be permitted or exist).

2

Exhibit O Guarantor Side Letter
Dated: []

1.We refer to:

(a)the facility agreement dated [] in respect of m.v. “[]” (builder’s hull no. N34) as novated on or about the date of this letter pursuant to a novation agreement also dated [] entered into between, amongst others, Advantedge Limited as borrower, Royal Caribbean Cruises Ltd., as new borrower, Citibank Europe plc, UK Branch (the Facility Agent) and the banks and financial institutions listed therein as mandated lead arrangers and as lenders, and as further amended and restated from time to time (the Facility Agreement); and

(b)each of the Guarantees (as defined in the Facility Agreement).

2.Any term or expression defined in the Facility Agreement has the same meaning in this letter.

3.This letter is being entered into pursuant to clause 6.1(d) (Conditions) of the Novation Agreement and is a condition to the occurrence of the Novation Effective Time.

4.In consideration of the Lenders agreeing to advance the Additional Advances to the Borrower, and in connection with the execution of the Guarantees:

(a)each of the Guarantors hereby acknowledges the provisions of sections 4.6 (Taxes) and
4.8.a) (Payments, Computations, etc) of the Facility Agreement and agrees that all payments made by that Guarantor to the Facility Agent under the relevant Guarantee shall be made in accordance with, and on the basis set out in, such sections 4.6 (Taxes) and
4.8.a) (Payments, Computations, etc); and

(b)each of the Material Guarantors hereby acknowledges the provisions of section 8.1.5 (Bankruptcy, Insolvency, etc) of the Facility Agreement and expressly authorises the Facility Agent and each Lender to appear in any court referred to in paragraphs (c) and (d) of that section 8.1.5 (Bankruptcy, Insolvency, etc) for the purposes set out therein.

5.This letter is a Loan Document.

6.No term of this letter is enforceable under the Contracts (Rights of Third Parties) Act 1999 by anyone who is not a party to this letter.

7.This letter may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this letter.

8.This letter and any non-contractual obligations arising out of or in connection with it are governed by English law. For the exclusive benefit of the Facility Agent, each of the parties to this letter irrevocably agrees that the courts of England are to have jurisdiction to settle any disputes which may arise out of or in connection with this letter and that any proceeding may be brought in those courts. Nothing contained in this paragraph 8 shall limit the right of the Facility Agent to commence proceedings against another party to this letter in any other court of competent jurisdiction.

1

Name:
Title:
for and on behalf of
Celebrity Cruise Lines Inc.

Name:
Title:
for and on behalf of
RCL Cruise Holdings LLC

Name:
Title:    Director A

Intertrust (Netherlands) B.V., as Director B

Name:
Title:

Name:
Title:

for and on behalf of
RCL Holdings Cooperatief U.A.

Name:
Title:
for and on behalf of
Torcatt Enterprises Limitada

Name:
Title:
for and on behalf of
RCL Cruises Ltd.

Name:
Title:
for and on behalf of
RCL Investments Ltd.

2

Name:
Title:
for and on behalf of
RCI Holdings LLC

Name:
Title:
for and on behalf of
RCL New Vessel Holding Company LLC

3

Acknowledged and agreed

Name:
Title:
for and on behalf of
Royal Caribbean Cruises Ltd.

Dated: []

for and on behalf of
Citibank Europe plc, UK Branch

Dated: []

Exhibit P
Debt Deferral Extension Regular Monitoring Requirements

Part A

	Rhythm	Description
1.	monthly
Reporting of the:
1.Total Free Liquidity Position – def.: free cash + free undrawn credit lines;
2.Free Net Liquidity Position – Total Free Liquidity Position minus all planned debt repayments
(bank loan, commercial papers, bonds) which are due within the following 6 months.;
3.In case the Free Net Liquidity Position does decease to 6x the average of the monthly operational cash burn rate the ECA can decide on its own discretion whether a shorter reporting rhythm shall be implemented (e.g. weekly).;
4.Description of additional measures implemented to increase the liquidity position (debt, mezzanine and equity measures) / Whereby details of the respective terms and conditions shall be included (e.g. securities, ranking), for easy reference an ongoing list would be preferred with (a) measures taken, (b) additional measures finalized in the respective month and (c) additional measures planned.;
5.Description of of additional cost cutting measures implemented to reduce the outflow of liquidity (OPEX, CAPEX, Debt Deferrals etc.);
6.Repayment or refinancing of existing debt

1

2.	monthly
Cash Flow Projection of the cruise line on a monthly basis
The Projection means cash flow statements in excel format, complete with formulas, shall cover the following period:
1.Actual figures: The current financial year (whereby at least 1 quarter with actual historical figures have to be included);
2.Projection: At least the following 24 months starting from the respective current month
(including shut down period and recovery phase)
Cash Flow Projection showing:
1.operating cash flow including and separately listed Cruise-Revenues (including but not limited to occupancy rate, ticket prices, capacity of the overall fleet, capacity of fleet in operation), Cruise-OPEX, other COGS, net customer deposits collection (providing details of deposit refund separately), working capital and SG&A;
2.cash flow from investing activities (separately: detailing capex in vessels, general capex and disposals / In addition for information purposes the newbuilding capex which will be paid out of equity.),
3.cash flow from financing activities (detailing proceeds from equity, proceeds from debt separated by type of funding and ECA facilities, debt repayments separately), etc.
4.Interest expenses

Such Cash Flow Projection shall be accompanied by a descriptive Note of Assumptions which does include comments on:
1.Changes:
(i)The main changes to the underlying assumptions with respect to revenue / cash collections and disbursement of operational costs and SG&A,
(ii)The main changes to the underlying assumptions with respect to Debt Deferrals (with the ECA backed transactions or other class of creditors)
(iii)The main changes with respect to Major Capex (and such Equity payments in relation to Major Capex)
And in each case whether those changes are due to timing issues or more fundamental changes compared to the initial Test Scheme Template for the Debt Deferral Extension (if not previously disclosed), or the previous Liquidity Forecast.
2.Mitigants or additional liquidity measure that are incorporated in the Liquidity Forecast, or planned but not yet incorporated in the Liquidity Forecast.

3.	monthly	Testing of the applicable Minimum Liquidity Covenant according to the amended loan documentation
4.	monthly
1.Cash Burn Rate
2.Cash Burn Rate adjusted to net deposits collection
3.Net Liquidity position to Cash Burn rate

Def. Cash Burn rate means operating costs plus debt service plus capital expenditure (net of financing) Def. Cash Burn rate adjusted means operating costs plus debt service plus capital expenditure (net of financing) plus net deposits collection.

To be reported as long as the company achieves a positive (adj.) EBITDA after interest costs in two consecutive months

2

5.	monthly
Booking Curve - Average ticket price and occupancy for the following 4 quarters starting from the respective quarter including a comparison of both parameters at the same point in time for bookings in 2019 for the season 2020.

Format tbd with the ECA Agent / Figures to be provided in table / split by quarter mandatory

6.	monthly	Status of the fleet on a per vessel basis: Active vessels (+ occupancy level) / Vessels in layup / Vessels classified for sale Fleet wide average of occupancy (incl. active and idle vessels)
7.	monthly	Confirmation that no dividends have been declared / paid within the current month.
8.	monthly
Development of the customer deposits:
1.For cancelled cruises with starting dates in the past: Percentage of customers which requested a refund and percentage of those who re-booked or accepted a voucher.
2.Overview of the amount of deposits which have been collected in connection with cruises in the next 4 quarters (split by quarter).
3.Customer Deposits for cruises starting within the next 3 months
4.Amount of collected deposits which are at risk to be refunded, based on the company’s own assumption of how many passengers of future cancelled cruises might chose a refund instead of a re-booking or a voucher.

9.	monthly
Other Creditors and Debtors:
1.Please state clearly whenever terms and conditions (amount, interest, tenor, maturity schedule and securities) of existing credit facilities (incl. other debt holiday agreements) have been amended which fall into the same class as the ECAs or other classes.
2.How are generally unsecured and secured financings treated?
3.How do the debtors (like credit card companies) currently act? Do creditors withhold payments?
4.Other Creditors and Debtors: What is the company asking from the other creditors (e.g. Bondholder, LeaseCos, FactorCos etc.) and what is their response? Do the respective documentation include cross default clauses?

10	bi- monthly
Update about the changes of signed building contracts

The ECA shall be updated about the company`s current plans to amendment any building contract or about any upcoming negotiations with the national yard.

11	quarterly	Unaudited financial statements or management accounts (incl. P&L (incl. EBITDA), balance sheet and cash flow statement)
12	quarterly	Company shall provide the calculation of the financial covenants.

3

Part B

	Description	Frequency
1
Reporting of the:
1.Total Free Liquidity Position - def.: free cash * free undrawn credit lines;
2.Free Net liquidity Position- Total Free Liquidity Position minus all planned debt repayments
(bank loan, commercial papers, bonds) which are due within the following 6 months.;
Quarterly
2
Cash Row Projection of the cruise line on a quarterly basis
The Projection means cash flow statements in excel format, complete with formulas, shall cover the following period:

1.Actual figures: The current financial year {whereby at least 1 quarte rwith actual historical figures have to be included);

2.Projection! At least the following24 months starting from the respective current month
{including shutdown period and recovery phase) Cash Row Projection showing:
1.operating cash flow including and separately listed Cruise-Revenues {including but not limited to occupancy rate, ticket prices, capacity of the overall fleet, capacity of fleet in operation), Cruise-OPE\ otherCOGS, net customer deposits collection (providing details of de pcs it refund separately), working capita la nd SG&A;
2.cash flow from investing activities {separately: detailing capex in vessels, general capex and disposals / In addition for information purposes the newbuilding capex which will be paid out of equity.),
3.cash flow from financing activities {detailing proceeds from equity, proceeds from debt separated by type of funding and ECA facilities, debt repayments separately), etc.
4.Interest expenses
Such Cash Flow Projection shall be accompanied by a descriptive Note of Assumptions which does include comments on:
1.Changes:
(i)The main changes to the underlying assumptions with respect to revenue / cash collections and disbursement of operational costs and SG&A,
(ii)The main changes to the underlying assumptions with respect to Debt Deferrals {with the ECA backed transactions or otherclass of creditors)
(iii)The main changes with respect to Major Capex {and such Equity payments in relation to Major Capex) And in each case whether those changes are due to timing issues or more fundamental changes compared to the initial Test Scheme Template for the Debt Deferral Extension {if not previously disclosed), or the previous Liquidity Forecast
2. Mitigants or additional liquidity measure that are incorporated in the Liquidity Forecast, or planned but not yet incorporated in the Liquidity Forecast
Quarterly
3	Testing of the applicable Minimum Liquidity Covenant according to the amended loan documentation	Quarterly (as long as applicable)
4
Booking Curve - Average ticket price and occupancy for the following 4 quarters starting from the respective quarter including a comparison of both parameters at the same point in time for bookings in 2019 for the season 2020 Formatted with the ECA Agent/ Figures to be provided in table / split by quarter mandatory
Quarterly
5	Confirmation that no dividends have been delcared / paid within the current month.	Quarterly (Will be deemed furnished with the filing of the 10-Q/10-K reports)

4

6

Development of the customer deposits:
1.For cancelled cruises with starting dates in the past: Percentage of customers which requested a refund and percentage of those who re-booked or accepted a voucher.
2.Overview of the amount of deposits which have been collected in connection with cruises in the next 4 quarters (split by quarter).
3.Customer Deposits for cruises starting within the next 3 months
4.Amount of collected deposits which are at risk to be refunded, based on the company's own assumption of how many passengers of future cancelled cruises might choose a refund instead of a re-booking or a voucher.
Quarterly
7
Other Creditors and Debtors:
1.Please state clearly whenever terms and conditions (amount, interest, tenor, maturity schedule and securities) of existing credit facilities (incl. other debt holiday agreements) have been amended which fall into the same class as the ECAs or other classes.
2.How are generally unsecured and secured financings treated?
3.How do the debtors (like credit card companies) currently act? Do creditors withhold payments?
4.Other Creditors and Debtors: What is the company asking from the other creditors (e.g. Bondholder, LeaseCos, FactorCos etc.) and what is their response? Do the respective documents include cross default clauses?

8	Unaudited financial statements or management accounts (ind. P&L (inch EBITDA), balance sheet and cash flow statement)	Quarterly
9	Company shall provide the calculation of the financial covenants.	Quarterly

5

IN WITNESS WHEREOF, the parties hereto have caused this Hull No. N34 Credit Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

ROYAL CARIBBEAN CRUISES LTD.

By
Name:
Title:

Address:    1050 Caribbean Way
Miami, Florida 33132
Email:    agibson@rccl.com clevine@rccl.com alake@rccl.com

Attention:    Vice President, Treasurer With a copy to: General Counsel

105

CITIBANK EUROPE PLC as Lender

Commitment

23.61%    of    the
Maximum    Loan Amount

By      Name:
Title:

1 North Wall Quay Dublin 1 D01T8Y1
Ireland

Attention:    Wei-Fong Chan
Kara Catt
Claire Crawford Rob
Attreed
Kelly Wess

Tel No:    +44 20 7986
3036 /
+44 20 7508 0344 /
+44 20 7508 8949 /
+44 20 7500 2107

E-mail: weifong.chan@citi.com kara.catt@citi.com claire.crawford@citi.com robert.attreed@citi.com kelly.wess@citi.com

106

BANCO SANTANDER, S.A. as Lender
Commitment
20.44% Maximum Amount	of	the Loan	By Name: Title:
Ciudad Grupo Santander. Avda. Cantabria s/n 28660 Boadilla del Monte SPAIN
For Operational / Servicing matters Attention: Ana Sanz Gómez / Maite Adamuz Tel No: +34 615 900 521 / +34 615 437 551
Email: anasanz@gruposantander.com matadamuz@gruposantander.com
exportfinancebo@gruposantander.com

For Credit matters Attention: Sanâ El Foukali / Rocio Toledano Tel No: +34 652 632 878 / +34 653 819 217 Email: sana.foukali@gruposantander.com rocio.toledano@gruposantander.com
Attention: Angela Rabanal / Tomas Sandoval Tel No: +1 929-810-5196 / +1 505-310-9137 Email: arabanal@santander.us tomas.sandoval@santander.us
Attention: Filip Juricev / Ecaterina Mucuta Tel No: +33 6 25 20 50 11 / +33 7 76 04 97 30 Email: filip.juricev@gruposantander.com ecaterina.mucuta@gruposantander.com

107

J.P. MORGAN SE as Lender

Commitment

108

16.34%    of    the
Maximum    Loan Amount

By      Name:
Title:

Taunustor 1, 60310 Frankfurt am Main Germany

For client relationship
Attention: François Turpault / Harrison Moskowitz / Amanda LaVersa / Gonçalo Cabral
Email: francois.turpault@jpmorgan.com Harrison.moskowitz@jpmorgan.com amanda.m.laversa@jpmorgan.com goncalo.cabral@jpmorgan.com

For Operational / Servicing matters Attention: Romina Coates / Lewis Giugliano Tel No: +44 203 493 4168 /
Email: romina.coates@jpmorgan.com; lewis.giugliano@jpmorgan.com;
TSD    Export    Finance    EMEA tsd.export.finance.emea@jpmchase.com

For Credit matters
Attention: Vignaesh Sivakumar /    Nadeige Dang / Jordan Santora / Lindy Gearon
Tel No: +44 203 493 7525 / +1 626 432 3958
Email: vignaesh.sivakumar@jpmorgan.com; nadeige.dang@jpmorgan.com jordan.santora@jpmchase.com lindy.gearon@jpmorgan.com

109

Commitment			CAIXABANK as Lender
11.32% Maximum Amount	of	the Loan	By Name: Title:
Calle Pintor Sorolla, 2-4 46002 VALENCIA,- SPAIN
Syndicated Loans Department Sabino Arana 54, 1 Floor 08028 Barcelona
JUAN CARLOS CALLE LLORENTE jccalle@caixabank.com
ROGER TORRELLA JOSA rtorrella@caixabank.com DAVID FERNANDEZ GALISTEO david.fernandez.galisteo@caixabank.com
FRANCISCO GIL MESINO fgil@caixabank.com Isabel MARQUEZ BUEY imarquez@caixabank.com
ANA MARIA DEL MAR GUTIERREZ CASADO ana.mariadelmar.gutierrez@caixabank.com
JAVIER URRUTIA DEL POZO jurrutia@caixabank.com
SOFIA BARALLAT BOURGEOIS sofia.barallat.bourgeois@caixabank.com
CREDITOS SINDICADOS SF creditos.sindicados@ffee.caixabank.com soporte.ffee@caixabank.com
SEGUIMIENTO CONTRATOS FFEE seguimiento.contratos.ffee@caixabank.com

110

SMBC BANK EU AG as Lender

Commitment

111

7.07% of the Maximum Loan Amount

By      Name:
Title:

Main Tower, Neue Mainzer Str. 52-58 60311 Frankfurt am Main, Germany

Credit Related Matters:

Jean-Edouard Ferrier /
Abdelmalek Boushaba / Victor Chavany

+33144904950
/ +33144904875 / +33144904878

jean-edouard_ferrier@fr.smbcgroup.com abdelmalek_boushaba@fr.smbcgroup.com victor_chavany@fr.smbcgroup.com

Operations (Inquiries Only)

100 Liverpool Street, London, EC2M 2AT, United Kingdom
Fax: +44 (0)20 7786 1569
Email:
GBLOOADLOANELO@gb.smbcgroup.com

112

HSBC CONTINENTAL EUROPE as Lender

Commitment

113

7.07% of the Maximum Loan Amount

By      Name:
Title:

HSBC Continental Europe
Wholesale Banking Agency & Operations (WBAO)
38 avenue Kléber
75116, Paris France

Attention:    Audrey Girbes
Humai Chmunirul

Tel No:    +33 1 40 70 28 49
+33 1 40 70 24 57

Email:    audrey.girbes@hsbc.fr humai.chmunirul@hsbc.fr

Copy to:

HSBC Continental Europe 38 avenue Kléber
75116, Paris France

Attention:    Julie Bellais
Guillaume Perrot Graham D Meek

Tel No:    +33 1 40 70 28 59
+33 1 40 70 24 08
+44 207 992 2344

Email:    julie.bellais@hsbc.fr guillaume.perrot@hsbc.fr graham.d.meek@hsbc.com

114

SOCIETE GENERALE as Lender

Commitment

115

14.15%    of    the
Maximum    Loan Amount

By      Name:
Title:

29 Boulevard Haussmann
75009 Paris France

For Credit Matters

Attention:    Patricia SACCO
Muriel BAUMANN Address:    189, rue d’Aubervilliers
75886 Paris
CEDEX 18 OPER/FIN/SMO/EXT
Tel No:    +33 1 42 14 58 15 /
+33 1 58 98 22 76
Email:    patricia.sacco@sgcib.com muriel.baumann@sgcib.com

For Operational Matters
Attention:    Paul Rousseau Address:    189, rue d’Aubervilliers
75886 Paris
CEDEX 18 OPER/FIN/STR/DMT6
Tel No:    +33 1 58 98 50 93
Email:    par-oper-caf-dmt6@sgcib.com

116

CITIBANK N.A., LONDON BRANCH as
Global Coordinator

By      Name:
Title:

Citigroup Centre Canada Square London E14 5LB United Kingdom

Attention:    Wei-Fong Chan
Kara Catt Kelly Wess

Tel No:    +44 20 7986 3036 /
+44 20 7508 0344 /
+44 20 7986 4824 /
+44 20 7500 2107

E-mail: weifong.chan@citi.com kara.catt@citi.com kelly.wess@citi.com

117

SMBC BANK INTERNATIONAL PLC, PARIS
BRANCH as ECA Agent

By      Name:
Title:

1/3/5 rue Paul Cézanne 75008 Paris
France

Contact details:

Fax:    + 33 (0)1 44 90 48 01
Telephone:    Claire Lucien: + 33 (0)1 4490 4849
Aude Fourcade: + 44 (0)20 4507
1514
Elie Bertolino: + 33 (0)1 4490 4887

E-mail:        claire_lucien@fr.smbcgroup.com aude_fourcade@gb.smbcgroup.com elie_bertolino@fr.smbcgroup.com
emeaisdeca@gb.smbcgroup.com

118

CITIBANK EUROPE PLC, UK BRANCH as
Facility Agent

By      Name:
Title:

Citibank Europe plc, UK Branch 16th Floor
Citigroup Centre
33 Canada Square, London E14 5LB U.K.

Attention:        EMEA Loans Agency Email:    karen.hall@citi.com    / amir.hussain@citi.com

119

EXECUTION PAGE – NOVATION AGREEMENT

Existing Borrower

SIGNED by    )
for and on behalf of    )
ADVANTEDGE LIMITED    )    …… Kristie Krypner ….
)    Name: Kristie Krypner
Title: Attorney-in-fact

New Borrower

SIGNED by    )
for and on behalf of    )
ROYAL CARIBBEAN CRUISES LTD.    )    …… Ella Vries ….
)    Name: Ella Vries
    Title: Attorney-in-Fact

Facility Agent

SIGNED by    )
for and on behalf of    )
CITIBANK EUROPE PLC, UK BRANCH    )    …… Alasdair Garnham ….
)    Name: Alasdair Garnham
Title: Vice President

Security Trustee

SIGNED by    )
for and on behalf of    )
CITICORP TRUSTEE COMPANY LIMITED    )    … Emma O'Brien ….
)    Name: Emma O'Brien
    Title: Vice President

Global Coordinator

SIGNED by    )
for and on behalf of    )
CITIBANK N.A., LONDON BRANCH    )    … Javier Espiago …
)    Name: Javier Espiago
    Title: Director
The ECA Agent

SIGNED by    )
for and on behalf of    )
SMBC BANK INTERNATIONAL PLC, PARIS BRANCH    )    …....Thierry Lemaigne....
        …….Hajime Kimura....
    )    Name: Thierry Lemaigne
                                        Title: Managing Director

French Authorities Coordinator

SIGNED by    )
for and on behalf of    )
HSBC CONTINENTAL EUROPE    )    … Julie Bellais …
        … Guy Woelfel….
)    Name: Julie Bellais / Guy Woelfel
Title: Signatory / Signatory

29

The Original Lenders

SIGNED by    )
for and on behalf of    )
CITIBANK EUROPE PLC    )    Javier Espiago
)    Name: Javier Espiago
Title: Director

SIGNED by    )
for and on behalf of    )
HSBC CONTINENTAL EUROPE    )    Julie Bellais
        Guy Woelfel
)    Name: Julie Bellais / Guy Woelfel
Title: Signatory / Signatory

SIGNED by    )
for and on behalf of    )
BANCO SANTANDER, S.A.    )    Salvador Labrador
        Rocio Toledano
)    Name: Salvador Labrador / Rocio Toledano
Title: Vice President / Vice President

SIGNED by    )
for and on behalf of    )
J.P. MORGAN SE    )    Francois Turpault
        Youngha Kim
)    Name: Francois Turpault / Youngha Kim
Title: Executive Director / Executive Director

SIGNED by    )
for and on behalf of    )
CAIXABANK    )    Isabel Marquez
        David Fernandez
)    Name: Isabel Marquez / David Fernandez
Title: Director / Assistant Director

SIGNED by    )
for and on behalf of    )
SOCIETE GENERALE    )    Isabelle Seneca
)    Name: Isabelle Seneca
Title: Director Export Finance

SIGNED by    )
for and on behalf of    )
SMBC BANK EU AG    )    Guillaume Dufour
        Emilie Mercier
)    Name: Guillaume Dufour / Emilie Mercier
Title:
Managing Director / Director

30

The Mandated Lead Arrangers

SIGNED by    )
for and on behalf of    )
CITIBANK EUROPE PLC    )    Javier Espiago
)    Name: Javier Espiago
Title: Director

SIGNED by    )
for and on behalf of    )
HSBC CONTINENTAL EUROPE    )    Julie Bellais
        Guy Woelfel
)    Name: Julie Bellais / Guy Woelfel
Title: Signatory / Signatory

SIGNED by    )
for and on behalf of    )
BANCO SANTANDER, S.A.    )    Salvador Labrador
        Rocio Toledano
)    Name: Salvador Labrador / Rocio Toledano
Title: Vice President / Vice President

SIGNED by    )
for and on behalf of    )
J.P. MORGAN SE    )    Francois Turpault
        Youngha Kim
)    Name: Francois Turpault / Youngha Kim
Title: Executive Director / Executive Director

SIGNED by    )
for and on behalf of    )
CAIXABANK    )    Isabel Marquez
        David Fernandez
)    Name: Isabel Marquez / David Fernandez
Title: Director / Assistant Director

SIGNED by    )
for and on behalf of    )
SOCIETE GENERALE    )    Isabelle Seneca
)    Name: Isabelle Seneca
Title: Director Export Finance

SIGNED by    )
for and on behalf of    )
SMBC BANK EU AG    )    Guillaume Dufour
        Emilie Mercier
)    Name: Guillaume Dufour / Emilie Mercier
Title:
Managing Director / Director

31